  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                --------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                               USWEB CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

             DELAWARE                              8742                              870551650
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NO.)             IDENTIFICATION NUMBER)

                        2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                (408) 987-3200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                CAROLYN V. AVER
                            CHIEF FINANCIAL OFFICER
                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                (408) 987-3200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:

             MARK BONHAM                      FRANK SLATTERY             BARBARA FISKE              ROD J. HOWARD
            PAUL R. TOBIAS                   GENERAL COUNSEL            GENERAL COUNSEL              JON C. PERRY
          KEVIN M. GALLIGAN                 USWEB CORPORATION           CKS GROUP, INC.            GRAY CARY WARE &
              STEVEN LIU                   2880 LAKESIDE DRIVE,       10441 BANDLEY DRIVE          FREIDENRICH LLP
   WILSON SONSINI GOODRICH & ROSATI             SUITE 300             CUPERTINO, CA 95014        400 HAMILTON AVENUE
       PROFESSIONAL CORPORATION           SANTA CLARA, CA 95054          (408) 366-5100          PALO ALTO, CA 94301
          650 PAGE MILL ROAD                  (408) 987-3200                                        (650) 328-6561
       PALO ALTO, CA 94304-1050
            (650) 493-9300

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of certain conditions under the Agreement and Plan of Reorganization described herein.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                             PROPOSED          PROPOSED
                                            AMOUNT            MAXIMUM           MAXIMUM          AMOUNT OF
        TITLE OF EACH CLASS OF               TO BE        OFFERING PRICE       AGGREGATE       REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2)        FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per
share................................     24,954,011           $7.25         $180,916,580         $53,371
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of the Common Stock of the Registrant which may be issued to stockholders of CKS Group, Inc. ("CKS Group") pursuant to the Merger described herein giving effect to the exercise of outstanding and exercisable options and shares expected to be issued pursuant to CKS Group's 1995 Employee Stock Purchase Plan and 1997 Employee Stock Purchase Plan.
(2) Each share of Common Stock of CKS Group will be converted into the right to receive 1.5 shares of Common Stock of the Registrant pursuant to the Merger described herein. Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the registration fee has been calculated as of September 11, 1998.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   Preliminary Joint Proxy Statement/Prospectus
                                                 filed as of September 14, 1998

                                                           USWEB CORPORATION
                                                 2880 Lakeside Drive, Suite 300
                                                              Santa Clara,
                                                            California 95054
[USWEB LOGO APPEARS HERE]


                                                              September  , 1998

Dear Stockholder:

  A Special Meeting of stockholders (the "USWeb Special Meeting") of USWeb Corporation ("USWeb") will be held on October ., 1998 at the offices of USWeb at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, at .:00 ..m. local time to consider, among other things, a strategic business combination with CKS Group, Inc., a Delaware corporation ("CKS Group") (the "Merger").

  At the USWeb Special Meeting, you will be asked to consider and vote upon
(i) the issuance of shares of the Common Stock, par value $0.001 per share, of USWeb (the "USWeb Common Stock"), to the stockholders of CKS Group pursuant to an Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), among USWeb, CKS Group and USWeb Acquisition Corporation 134, a wholly owned subsidiary of USWeb ("Merger Sub"); (ii) an amendment to the Amended and Restated Certificate of Incorporation of USWeb (the "Certificate") to change the corporate name of USWeb to "Reinvent Communications, Inc.," which, if approved, will be effective only if the Merger is consummated; and (iii) an amendment to the Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares. Each of the foregoing proposals is described more fully in the accompanying Joint Proxy Statement/Prospectus.

  Pursuant to the Reorganization Agreement, the Board of Directors of Reinvent Communications following the Merger will initially consist of nine members, seven of whom are designees of USWeb, and two of whom are designees of CKS Group. The designees of USWeb will be Joseph Firmage, Tobin Corey, James Daley, Robert Hoff, Joseph Marengi, Gary Rieschel and Klaus Schwab, and the designees of CKS Group will be Mark Kvamme and Thomas Suiter. Jeffrey Ballowe, James Heffernan and Barry Rubenstein will be resigning from the Board of Directors of USWeb (the "USWeb Board") effective upon the consummation of the Merger.

  In addition, following the Merger, the principal executive officers of Reinvent Communications will be as follows: Mark Kvamme, currently Chairman of the Board and Chief Executive Officer of CKS Group, will be Chairman of the Board of Reinvent Communications; Joseph Firmage, currently Chairman of the Board and Chief Executive Officer of USWeb, will be Chief Executive Officer of Reinvent Communications; Tobin Corey, currently President and Chief Operating Officer of USWeb, Thomas Suiter, currently Chief Creative Officer of CKS Group, Sheldon Laube, currently Chief Technical Officer of USWeb, and Carolyn Aver, currently Executive Vice President, Chief Financial Officer and Secretary of USWeb, will hold the same positions with Reinvent Communications.

  After careful consideration, the USWeb Board by unanimous vote of the directors at a special meeting of the USWeb Board on August 30, 1998 approved the Reorganization Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, USWeb and its stockholders. In addition, after careful consideration, the USWeb Board has approved the proposed amendments to the Certificate, and has concluded that such amendments are fair to, and in the best interests of, USWeb and its stockholders. THE USWEB BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ISSUANCE OF THE USWEB COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT AND THE PROPOSED AMENDMENTS TO THE CERTIFICATE.

  The Merger will become effective as soon as practicable after all necessary regulatory and stockholder approvals are obtained and certain other conditions are satisfied or waived (the time at which the Merger becomes effective being referred to herein as the "Effective Time"). At the Effective Time, each outstanding share of Common Stock of CKS Group, par value $0.001 per share ("CKS Group Common Stock"), will be converted into the right to receive 1.5 shares (the "Exchange Ratio") of USWeb Common Stock and each outstanding option to acquire CKS Group Common Stock will be assumed by USWeb and converted into an option to acquire USWeb Common Stock as adjusted to reflect the Exchange Ratio. The Merger is intended to be a tax-free reorganization and to be accounted for as a pooling of interests.

  Based on the number of shares of CKS Group Common Stock and USWeb Common Stock outstanding as of September 1, 1998, and the Exchange Ratio, the stock of CKS Group prior to the Merger will be converted into approximately 33.9% of the Common Stock of Reinvent Communications, and the stock of USWeb outstanding prior to the Merger will represent approximately 66.1% of the stock of Reinvent Communications.

  All stockholders are invited to attend the USWeb Special Meeting in person. The amendments to the Certificate require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of USWeb Common Stock, and the issuance of the shares of USWeb Common Stock in the Merger requires the affirmative vote of a majority of the total votes cast at the USWeb Special Meeting in person or by proxy regarding such proposal.

  In the materials accompanying this letter you will find a Notice of Special Meeting of Stockholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by the USWeb stockholders at the USWeb Special Meeting and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the proposed transactions. Stockholders are urged to review carefully the information contained in the accompanying Joint Proxy Statement/Prospectus, including in particular the information under the captions "Risk Factors," "USWeb Special Meeting--Recommendations of USWeb Board of Directors," "Approval of the Merger and Related Transactions--Joint Reasons For the Merger," "--USWeb's Reasons For the Merger," "--Material Contacts and Board Deliberations" and "Terms of the Merger--Interests of Certain Persons" prior to making any voting decision in connection with their USWeb Common Stock.

  Even if you do not expect to attend the USWeb Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to ensure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend the Special Meeting you may vote in person even if you have previously returned your proxy card.

  BECAUSE AN ABSOLUTE MAJORITY OF THE OUTSTANDING SHARES OF USWEB COMMON STOCK IS REQUIRED, THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE OR OF FAILING TO RETURN A PROXY IS THE SAME AS A VOTE AGAINST ISSUANCE OF USWEB COMMON STOCK IN CONNECTION WITH THE MERGER AND THE AMENDMENTS TO THE CERTIFICATE. IT IS THEREFORE IMPORTANT THAT YOU COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          Sincerely,


                                          Joseph Firmage
                                          Chairman of the Board and Chief
                                           Executive Officer

                 YOUR PROXY IS IMPORTANT--PLEASE VOTE PROMPTLY

                                   Preliminary Joint Proxy Statement/Prospectus
                                                 filed as of September 14, 1998

                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                         SANTA CLARA, CALIFORNIA 95054

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER   , 1998

                               ----------------

TO THE STOCKHOLDERS OF USWEB CORPORATION:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "USWeb Special Meeting") of USWeb Corporation, a Delaware corporation ("USWeb"), will be held on October ., 1998 at .:00 ..m., local time, at the offices of USWeb at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054.

  At the USWeb Special Meeting you will be asked to consider and vote upon the following matters:

    (1) the issuance of shares of the Common Stock, par value $0.001 per share, of USWeb ("USWeb Common Stock") to the stockholders of CKS Group, Inc., a Delaware corporation ("CKS Group"), pursuant to an Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), among USWeb, CKS Group and USWeb Acquisition Corporation 134, a wholly owned subsidiary of USWeb ("Merger Sub"), providing for the merger of Merger Sub with and into CKS Group (the "Merger");

    (2) an amendment to the Amended and Restated Certificate of Incorporation of USWeb (the "Certificate") to change the corporate name of USWeb to "Reinvent Communications, Inc." (which, if approved, will be effective only if the Merger is consummated);

    (3) an amendment to the Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares; and

    (4) Such other matters as may properly come before the USWeb Special Meeting, including any motion to adjourn the USWeb Special Meeting to a later date to permit further solicitation of proxies, or any postponements or adjournments thereof.

  Each of the foregoing proposals is described more fully in the accompanying Joint Proxy Statement/Prospectus.

  Stockholders of record at the close of business on September ., 1998 (the "Record Date") are entitled to notice of, and to vote at, the USWeb Special Meeting and any adjournments or postponements thereof, and are cordially invited to attend the USWeb Special Meeting in person. Approval of the issuance of USWeb Common Stock in connection with the Merger will require the affirmative vote of a majority of the total votes cast at the USWeb Special Meeting in person or by proxy regarding such proposal. Approval of the amendments to the Certificate will require the affirmative vote of the holders of a majority of the shares of USWeb Common Stock outstanding on the Record Date. The list of stockholders entitled to vote at the USWeb Special Meeting will be available for examination ten days prior to the USWeb Special Meeting at the principal executive offices of USWeb located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054.

                                          For the Board of Directors,
                                          Joseph Firmage
                                          Chairman of the Board and Chief
                                           Executive Officer

Santa Clara, California
September ., 1998


   WHETHER OR NOT YOU EXPECT TO ATTEND THE USWEB SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES IN CONNECTION WITH THE MERGER AND FOR THE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF USWEB.

                                   Preliminary Joint Proxy Statement/Prospectus
                                                 filed as of September 14, 1998

                                                                CKS GROUP, INC.
                                                            10441 Bandley Drive
                                                                     Cupertino,
LOGO                                                           California 95014
[LOGO OF CKS GROUP]

                                                             September   , 1998

Dear Stockholder:

  As most of you are aware, CKS Group, Inc. ("CKS Group") has entered into an Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), with USWeb Corporation ("USWeb"), providing for a strategic business combination of CKS Group and USWeb. A special meeting of stockholders of CKS Group (the "CKS Group Special Meeting") will be held at
Hotel ., .,        California      on October ., 1998 at .:00 ..m. local time
to consider and vote upon the approval and adoption of the Reorganization Agreement and the approval of the merger of CKS Group with a wholly owned subsidiary of USWeb (the "Merger") pursuant to the Reorganization Agreement. Upon consummation of the Merger, CKS Group will become a wholly owned subsidiary of USWeb, and USWeb plans to change its name to "Reinvent Communications, Inc." As a result of the Merger, each outstanding share of CKS Group Common Stock will be converted into the right to receive 1.5 shares (the "Exchange Ratio") of USWeb Common Stock and each outstanding option to acquire CKS Group Common Stock will be assumed by USWeb and converted into an option to acquire USWeb Common Stock as adjusted to reflect the Exchange Ratio. The Merger is described more fully in the accompanying Joint Proxy Statement/Prospectus.

  After careful consideration, your Board of Directors concluded that the Reorganization Agreement and Merger are fair to, and in the best interests of, CKS Group and its stockholders and unanimously approved and adopted the Reorganization Agreement and the other transactions contemplated thereby. Your Board of Directors believes that the Merger is strategically important to CKS Group and will create a stronger, more competitive company with a broader and more diverse range of products and services to offer to enterprises that need or desire to obtain integrated Internet systems and communications services from a single source. For these and other reasons discussed in the accompanying materials, your Board of Directors recommends a vote in favor of approval of the Merger and the approval and adoption of the Reorganization Agreement.

  Pursuant to the Reorganization Agreement, the Board of Directors of Reinvent Communications following the Merger will initially consist of nine members, seven of whom are designees of USWeb and two of whom are designees of CKS Group. The designees of USWeb will be Joseph Firmage, Tobin Corey, James Daley, Robert Hoff, Joseph Marengi, Gary Rieschel, and Klaus Schwab, and the designees of CKS Group will be Mark Kvamme and Thomas Suiter.

  The principal executive officers of Reinvent Communications after completion of the Merger will be as follows: Mark Kvamme, currently Chairman of the Board and Chief Executive Officer of CKS Group, will be Chairman of the Board of Reinvent Communications; Joseph Firmage, currently Chairman of the Board and Chief Executive Officer of USWeb, will be Chief Executive Officer of Reinvent Communications; Tobin Corey, currently President and Chief Operating Officer of USWeb, Thomas Suiter, currently Chief Creative Officer of CKS Group, Sheldon Laube, currently Chief Technical Officer of USWeb, and Carolyn Aver, currently Executive Vice President, Chief Financial Officer and Secretary of USWeb, will hold the same positions with Reinvent Communications. In addition, upon consummation of the Merger Carlton Baab, currently Executive Vice President and Chief Financial Officer of CKS Group, will become Vice President of International Operations and Marketing of Reinvent Communications, Robert Clarkson, currently Executive Vice President, CKS Technology Group East, CKS International and Business Development, will become Executive Vice President of Field Operations (East) of Reinvent Communications, Kimberly Johnson, currently Executive Vice President of Operations, CKS Group West, will become

Executive Vice President of Field Operations (West) of Reinvent
Communications, and Ian Small, currently Executive Vice President and Chief Technology Officer of CKS Group, will become Vice President of Systems Integration of Reinvent Communications.

  Based on the shares of CKS Group Common Stock and USWeb Common Stock outstanding as of September 1, 1998, and the Exchange Ratio, the stock of CKS Group outstanding prior to the Merger will be converted into approximately 33.9% of the Common Stock of Reinvent Communications, and the stock of USWeb outstanding prior to the Merger will represent approximately 66.1% of the Common Stock of Reinvent Communications.

  In the materials accompanying this letter you will find a Notice of Special Meeting of Stockholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by the CKS Group stockholders at the CKS Group Special Meeting and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the proposed transactions. Stockholders are urged to review carefully the information contained in the accompanying Joint Proxy Statement/Prospectus, in particular the information under the captions "Risk Factors," "CKS Group Special Meeting--Recommendations of CKS Group Board of Directors," "Approval of the Merger and Related Transactions--Joint Reasons For the Merger," "--CKS Group's Reasons For the Merger," "--Material Contacts and Board Deliberations" and "Terms of the Merger--Interests of Certain Persons" prior to voting on the proposal.

  All stockholders are cordially invited to attend the CKS Group Special Meeting in person. If you attend the CKS Group Special Meeting you may vote in person if you wish even though you have previously returned your proxy. Even if you do not plan to attend the CKS Group Special Meeting, it is important that your shares be represented and voted at the CKS Group Special Meeting, regardless of the number of shares you hold. Approval and adoption of the Reorganization Agreement and approval of the Merger require the affirmative vote of the holders of a majority of the outstanding shares of CKS Group Common Stock.

  BECAUSE THE AFFIRMATIVE VOTE OF AN ABSOLUTE MAJORITY OF THE OUTSTANDING SHARES OF CKS GROUP COMMON STOCK IS REQUIRED, THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE OR OF FAILING TO RETURN A PROXY IS THE SAME AS A VOTE AGAINST THE MERGER AND THE REORGANIZATION AGREEMENT. IT IS THEREFORE IMPORTANT THAT YOU COMPLETE, SIGN AND DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                          Sincerely,

                                          Mark Kvamme
                                          Chairman of the Board and Chief
                                           Executive Officer

                 YOUR PROXY IS IMPORTANT--PLEASE VOTE PROMPTLY

                                   Preliminary Joint Proxy Statement/Prospectus
                                                 filed as of September 14, 1998

                                CKS GROUP, INC.
                              10441 BANDLEY DRIVE
                          CUPERTINO, CALIFORNIA 95014

                                ---------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER  , 1998

                                ---------------

TO THE STOCKHOLDERS OF CKS GROUP, INC.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "CKS Group Special Meeting") of CKS Group, Inc., a Delaware corporation ("CKS Group"), will be held on October ., 1998 at .:00 ..m., local time, at Hotel .,
 .,       , California      to consider and vote upon the following:

  1. A proposal to: (a) approve and adopt the Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), among USWeb Corporation, a Delaware corporation ("USWeb"), USWeb Acquisition Corporation 134, a Delaware corporation and a wholly owned subsidiary of USWeb ("Merger Sub"), and CKS Group and (b) approve the merger of Merger Sub with and into CKS Group, with CKS Group continuing as the surviving corporation and becoming a wholly owned subsidiary of USWeb (the "Merger"), pursuant to the Reorganization Agreement. Upon consummation of the Merger, each outstanding share of Common Stock, par value $0.001 per share, of CKS Group (the "CKS Group Common Stock") will be converted into the right to receive 1.5 (the "Exchange Ratio") shares of Common Stock, par value $0.001 per share, of USWeb ("USWeb Common Stock"), and each outstanding option to acquire CKS Group Common Stock will be assumed by USWeb and converted into an option to acquire USWeb Common Stock as adjusted to reflect the Exchange Ratio; and

  2. Such other matters as may properly come before the CKS Group Special Meeting, including any motion to adjourn the CKS Group Special Meeting to a later date to permit further solicitation of proxies, or any postponements or adjournments thereof.

  Information relating to the above matters is set forth in the attached Joint Proxy Statement/Prospectus. Stockholders of record at the close of business on September ., 1998 (the "Record Date") are entitled to notice of, and to vote at, the CKS Group Special Meeting and any adjournments or postponements thereof. Approval and adoption of the Reorganization Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the shares of CKS Group Common Stock outstanding on the Record Date. The list of stockholders entitled to vote at the CKS Group Special Meeting will be available for examination ten days prior to the CKS Group Special Meeting at the principal executive offices of CKS Group located at 10441 Bandley Drive, Cupertino, California 95014. All stockholders are cordially invited to attend the CKS Group Special Meeting in person.

                                      For the Board of Directors,

                                      Mark Kvamme
                                      Chairman of the Board and Chief
                                       Executive Officer

Cupertino, California
September ., 1998


   WHETHER OR NOT YOU EXPECT TO ATTEND THE CKS GROUP SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. DO NOT SEND ANY STOCK CERTIFICATES WITH THE PROXY CARD. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE MERGER.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 1998

                                                             [LOGO OF CKS GROUP]
[LOGO OF USWEB(TM)]

                             JOINT PROXY STATEMENT

                                  -----------

                          USWEB CORPORATION PROSPECTUS

  USWeb Corporation, a Delaware corporation ("USWeb"), and CKS Group, Inc., a Delaware corporation ("CKS Group"), have entered into an Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), among USWeb, USWeb Acquisition Corporation 134, a wholly owned subsidiary of USWeb ("Merger Sub"), and CKS Group. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into CKS Group, CKS Group will continue as the surviving corporation and will become a wholly owned subsidiary of USWeb, and each outstanding share of Common Stock, par value $0.001 per share, of CKS Group ("CKS Group Common Stock"), will be converted into the right to receive
1.5 shares (the "Exchange Ratio") of Common Stock, par value $0.001 per share, of USWeb ("USWeb Common Stock") (the "Merger"). In addition, subject to the approval of USWeb stockholders and the consummation of the Merger, the corporate name of USWeb will be changed to "Reinvent Communications, Inc." (the "Combined Company" or "Reinvent Communications").

  This Joint Proxy Statement/Prospectus is being furnished to holders of USWeb Common Stock in connection with the solicitation of proxies by the Board of Directors of USWeb (the "USWeb Board") for use at a Special Meeting of USWeb
stockholders (the "USWeb Special Meeting") to be held on October   , 1998, at
the offices of USWeb at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, commencing at .:00 ..m., local time, and at any adjournments or postponements thereof.

  This Joint Proxy Statement/Prospectus also is being furnished to stockholders of CKS Group, in connection with the solicitation of proxies by the Board of Directors of CKS Group (the "CKS Group Board") for use at a Special Meeting of
CKS Group stockholders (the "CKS Group Special Meeting") to be held on       ,
October   , 1998, at       ,       , California         , commencing at .:00
 ..m., local time, and at any adjournments or postponements thereof. The CKS Group Special Meeting and the USWeb Special Meeting are referred to collectively herein as the "Special Meetings."

  This Joint Proxy Statement/Prospectus also constitutes the Prospectus of USWeb with respect to the USWeb Common Stock to be issued in the Merger in exchange for outstanding shares of CKS Group Common Stock.

                                  -----------

THE SECURITIES TO  BE ISSUED PURSUANT TO THIS  JOINT PROXY STATEMENT/PROSPECTUS
HAVE  NOT  BEEN  APPROVED  OR   DISAPPROVED  BY  THE  SECURITIES  AND  EXCHANGE
 COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF   THIS  JOINT  PROXY  STATEMENT/PROSPECTUS.   ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. THE STOCKHOLDERS OF
 USWEB AND CKS GROUP ARE URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY
 STATEMENT/PROSPECTUS  (INCLUDING   THE  ANNEXES  HERETO)  IN   ITS  ENTIRETY,
  INCLUDING THE MATTERS REFERRED TO BEGINNING ON PAGE 16 UNDER "RISK FACTORS."

                                  -----------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE ARE NOT PERMITTED TO ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED
 WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR
                            SALE IS NOT PERMITTED.

                                  -----------

  This Joint Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to stockholders of USWeb and CKS Group on or about September
 ., 1998.

    The date of this Joint Proxy Statement/Prospectus is September ., 1998.

  Upon consummation of the Merger, each issued and outstanding share of CKS Group Common Stock (other than shares owned by USWeb, Merger Sub, or any subsidiary of USWeb) will be converted into the right to receive 1.5 shares of USWeb Common Stock and each outstanding option to acquire CKS Group Common Stock (each a "CKS Group Option") will be assumed by USWeb (each an "Assumed Option") and will be converted to an option to purchase that number of shares of the USWeb Common Stock as is equal (subject to rounding) to the number of shares of CKS Group Common Stock that were subject to such option immediately prior to the Merger, multiplied by the Exchange Ratio. The exercise price of each Assumed Option will be equal to the quotient determined by dividing the exercise price per share of CKS Group Common Stock at which each such Assumed Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent. Upon consummation of the Merger, all shares of CKS Group Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate formerly representing shares of CKS Group Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive shares of USWeb Common Stock.

  USWeb Common Stock is listed on The Nasdaq National Market ("Nasdaq") under the symbol USWB. It is a condition to the obligations of USWeb and CKS Group to the consummation of the Merger that the shares to be issued in the Merger be approved for quotation on Nasdaq, upon notice of issuance. Following consummation of the Merger, CKS Group Common Stock will be removed from registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will no longer be listed for quotation on Nasdaq.

  On September 1, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing sale prices of the USWeb Common Stock and CKS Group Common Stock on Nasdaq were $14.44 per share and $14.13 per share, respectively. On September 10, 1998, the closing sale prices of the USWeb Common Stock and CKS Group Common Stock were $8.75 per share and $11.25 per share, respectively.

  Because the Exchange Ratio is fixed, changes in the market price of USWeb Common Stock will affect the dollar value of the USWeb Common Stock to be received by stockholders of CKS Group in the Merger. Stockholders of USWeb and CKS Group are encouraged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively. The trading prices of USWeb and CKS Group Common Stock are subject to volatility. See "Risk Factors--Risks Related to the Merger--Risks Associated with Fixed Exchange Ratio" and "Risk Factors-- Risks Related to the Combined Company, USWeb and CKS Group--Volatility of Stock Price." Neither CKS Group nor USWeb is entitled to terminate the Reorganization Agreement based on changes in the per share trading price of USWeb Common Stock or CKS Group Common Stock. See "Terms of the Merger-- Material Adverse Effect."

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USWEB, CKS GROUP OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USWEB OR CKS GROUP SINCE THE DATE HEREOF, OR THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  USWeb and CKS Group are subject to the information reporting requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. Copies of such materials may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including CKS Group and USWeb) that file electronically with the SEC at http://www.sec.gov. USWeb Common Stock and CKS Group Common Stock are quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington D.C. 20006. After the consummation of the Merger, CKS Group will no longer file reports, proxy statements or other information with the SEC or Nasdaq. Instead such information will be provided, to the extent required, in filings made by the Combined Company.

  Under the rules and regulations of the SEC, the solicitation of proxies from stockholders of CKS Group to approve and adopt the Reorganization Agreement and to approve the Merger constitutes an offering of USWeb Common Stock to be issued in connection with the Merger. Accordingly, USWeb has filed with the SEC a Registration Statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC or through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR") at http://www.sec.gov, or obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

  Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed with the SEC by CKS Group (File No. 0-27090) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

    1. CKS Group's Annual Report on Form 10-K for the fiscal year ended November 30, 1997;

    2. CKS Group's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1998;

    3. CKS Group's Proxy Statement on Schedule 14A filed on March 27, 1998;

    4. CKS Group's Current Report on Form 8-K filed on September 11, 1998;
  and

    5. CKS Group's Schedule 13D filed on September 11, 1998 with respect to USWeb Common Stock.

  All documents and reports subsequently filed by CKS Group pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus prior to the date of the USWeb and CKS Group Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the dates of filing of such documents and reports.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

  All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to CKS Group has been supplied by CKS Group and all such information relating to USWeb and Merger Sub has been supplied by USWeb.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) CONTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION RELATED TO USWEB AND CKS GROUP AND ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, FROM CKS GROUP, 10441 BANDLEY DRIVE, CUPERTINO, CALIFORNIA 95014, ATTENTION: INVESTOR RELATIONS; TELEPHONE NUMBER:
(408) 366-5100. IN ORDER TO ASSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY OCTOBER ., 1998 AND IN ANY EVENT AT LEAST 5 DAYS BEFORE MAKING AN INVESTMENT DECISION (DECIDING HOW TO VOTE REGARDING THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS).

                                  TRADEMARKS

  This Joint Proxy Statement/Prospectus contains trademarks of USWeb and CKS Group and may contain trademarks of others.

  USWeb, the USWeb logo, A Strategic Partner for the Information Age and the names of products and services offered by USWeb are trademarks, registered trademarks, service marks or registered service marks of USWeb Corporation. This Prospectus also includes product names, trade names and trademarks of other companies.

  CKS6Group is a registered trademark of CKS Group, Inc. CKS6Partners, CKS6Pictures and CKS6Interactive are registered trademarks of CKS Partners, Inc., a wholly owned subsidiary of CKS Group, and CKS6Onsite is a trademark of CKS Partners, Inc.

                          FORWARD-LOOKING STATEMENTS

  CERTAIN STATEMENTS MADE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE AND THE ANALYSES PERFORMED BY THE FINANCIAL ADVISORS TO USWEB AND CKS GROUP, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ANY STATEMENTS CONTAINED HEREIN (INCLUDING WITHOUT LIMITATION STATEMENTS TO THE EFFECT THAT USWEB, CKS GROUP OR THEIR RESPECTIVE MANAGEMENT "BELIEVES," "EXPECTS," "ANTICIPATES," "PLANS," "MAY," "WILL," "PROJECTS," "CONTINUES," "ESTIMATES," "POTENTIAL," OR "OPPORTUNITY" OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY OR THE NEGATIVE THEREOF) THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 16, WHICH STOCKHOLDERS SHOULD CAREFULLY REVIEW.

  Neither USWeb nor CKS Group makes any express or implied representation or warranty as to the attainability of the projected or estimated financial information referenced or set forth herein under "Approval of the Merger and Related Transactions--Opinion of USWeb's Financial Advisor," "--Opinion of CKS Group's Financial Advisor" or elsewhere herein or as to the accuracy or completeness of the assumptions from which such projected or estimated information is derived. Projections or estimations of USWeb and CKS Group's future performance are necessarily subject to a high degree of uncertainty and may vary materially and adversely from actual results. Reference is made to the particular discussions set forth under "Risk Factors" and "USWeb Management's Discussion and Analysis of Financial Conditions and Results of Operations."

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   1
SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA.........  13
RISK FACTORS...............................................................  16
COMPARATIVE PER SHARE DATA.................................................  29
COMPARATIVE MARKET PRICE DATA..............................................  30
USWEB SPECIAL MEETING......................................................  31
  Date, Time and Place of USWeb Special Meeting............................  31
  Purpose..................................................................  31
  Record Date and Outstanding Shares.......................................  31
  Vote Required............................................................  31
  Proxies..................................................................  32
  Solicitation of Proxies; Expenses........................................  32
  Recommendations of USWeb Board of Directors..............................  32
CKS GROUP SPECIAL MEETING..................................................  33
  Date, Time and Place of CKS Group Special Meeting........................  33
  Purpose..................................................................  33
  Record Date and Outstanding Shares.......................................  33
  Vote Required............................................................  33
  Proxies..................................................................  33
  Solicitation of Proxies; Expenses........................................  34
  No Appraisal Rights......................................................  34
  Recommendations of CKS Group Board of Directors..........................  34
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS............................  35
  Joint Reasons For the Merger.............................................  35
  USWeb's Reasons For the Merger...........................................  36
  CKS Group's Reasons For the Merger.......................................  37
  Material Contacts and Board Deliberations................................  39
  Opinion of USWeb's Financial Advisor.....................................  43
  Opinion of CKS Group's Financial Advisor.................................  48
  Financial Analysis.......................................................  49
  Certain Federal Income Tax Considerations................................  52
  Governmental and Regulatory Approvals....................................  53
  Accounting Treatment.....................................................  54
  No Appraisal Rights......................................................  54
TERMS OF THE MERGER........................................................  55
  Effective Time...........................................................  55
  Manner and Basis of Converting Securities................................  55
  Stock Ownership Following the Merger.....................................  56
  Conduct Following the Merger.............................................  56
  Conduct of CKS Group's and USWeb's Businesses Prior to the Merger........  57
  Representations and Warranties...........................................  59
  No Solicitation..........................................................  60
  Stock Options and Employee Benefits......................................  63
  Interests of Certain Persons.............................................  65
  Holder Agreements........................................................  66
  Stock Option Agreements..................................................  66

                                                                          PAGE
                                                                          ----
  Voting Agreements......................................................  69
  Material Adverse Effect................................................  70
  Conditions to the Merger...............................................  70
  Termination of the Reorganization Agreement; Termination Fees..........  72
COMPARISON OF CAPITAL STOCK..............................................  75
  Description of USWeb Capital Stock.....................................  75
  Description of CKS Group Capital Stock.................................  75
  Comparison of Rights of CKS Group and USWeb Stockholders...............  76
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY USWEB STOCKHOLDERS..  78
  Proposal Two --Amendment to Amended and Restated Certificate of Incor-
   poration--Name Change.................................................  78
  Proposal Three --Amendment to Amended and Restated Certificate of In-
   corporation--Increase to Authorized Common Stock......................  78
USWEB CORPORATION........................................................  80
  USWeb Business.........................................................  80
  USWeb Management's Discussion and Analysis of Financial Condition and
   Results of Operations.................................................  94
  USWeb Management....................................................... 104
  USWeb Executive Compensation and Other Matters......................... 108
CERTAIN TRANSACTIONS..................................................... 115
PRINCIPAL STOCKHOLDERS................................................... 117
CKS GROUP, INC........................................................... 119
  CKS Group Business..................................................... 119
LEGAL MATTERS............................................................ 124
EXPERTS.................................................................. 124
STOCKHOLDER PROPOSALS.................................................... 125
FINANCIAL STATEMENTS                                                      F-1
ANNEX A--Agreement and Plan of Reorganization, dated as of September 1,
         1998, among USWeb, USWeb Acquisition Corporation 134 and CKS
         Group
ANNEX B--Opinion of Morgan Stanley & Co. Incorporated
ANNEX C--Opinion of Goldman Sachs & Co.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary does not contain a complete statement of all material elements of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus and in the information and documents annexed hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Stockholders of USWeb and stockholders of CKS Group are urged to read carefully this Joint Proxy Statement/Prospectus and the Annexes and exhibits thereto in their entirety.

  Information contained in this Joint Proxy Statement/Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology, such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof. See "FORWARD-LOOKING STATEMENTS." The matters set forth under the caption "RISK FACTORS" in this Joint Proxy Statement/Prospectus constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially and adversely from those in such forward-looking statements.

INTRODUCTION

  This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by the CKS Group Board of proxies from holders of CKS Group Common Stock for use at the CKS Group Special Meeting and by the USWeb Board in connection with the solicitation of proxies from holders of USWeb Common Stock for use at the USWeb Special Meeting. At the CKS Group Special Meeting, the holders of CKS Group Common Stock will be asked to approve and adopt the Reorganization Agreement and to approve the Merger. At the USWeb Special Meeting, the holders of USWeb Common Stock will be asked to approve the issuance of USWeb Common Stock in the Merger and to approve certain amendments to USWeb's Amended and Restated Certificate of Incorporation (the "USWeb Certificate") to increase the number of authorized shares of USWeb Common Stock by 100 million shares to a total of 200 million shares and to change the name of the Combined Company to Reinvent Communications, Inc. As a result of the Merger, CKS Group will become a wholly owned subsidiary of Reinvent Communications.

THE COMPANIES

 USWeb Corporation

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to businesses. USWeb has built a network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. USWeb offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. USWeb's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. USWeb markets its services to medium-sized and large companies.

  USWeb was incorporated in Utah in December 1995 and changed its jurisdiction of incorporation to Delaware in December 1997. USWeb's principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054 and its telephone number at that address is (408) 987-3200. Its World Wide Web address is http://www.usweb.com.

 CKS Group, Inc.

  CKS Group is an international integrated marketing services and technology company headquartered in Cupertino, California. CKS Group specializes in offering a wide range of integrated marketing communication services and technology solutions that help companies market their products, services and messages. The integrated marketing communication services CKS Group provides include strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, electronic commerce, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement services.

  CKS Group was incorporated in California in 1994 and changed its jurisdiction of incorporation to Delaware in December 1995. CKS Group's principal executive offices are located at 10441 Bandley Drive, Cupertino, California 95014, and its telephone number at that address is (408) 366-5100. Its World Wide Web address is http://www.cks.com.

 USWeb Acquisition Corporation 134

  Merger Sub is a corporation recently organized by USWeb for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Merger Sub's executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, and its telephone number is (408) 987-3200.

THE MERGER

 Terms of the Merger; Exchange Ratio

  At the Effective Time (as defined below in "--Certain Provisions of Reorganization Agreement") of the Merger, upon the terms and subject to the conditions set forth in the Reorganization Agreement, Merger Sub will merge with and into CKS Group and CKS Group will continue as the surviving corporation and become a wholly owned subsidiary of USWeb. As a result of the Merger, each outstanding share of CKS Group Common Stock, other than shares owned by Merger Sub, USWeb or any wholly owned subsidiary of USWeb, if any, will be converted into the right to receive 1.5 shares of USWeb Common Stock, and each CKS Group Stock Option will be assumed by USWeb and will become an option to purchase that number of shares of USWeb Common Stock as is equal (subject to rounding) to the number of shares of CKS Group Common Stock that were subject to such option immediately prior to the Effective Time, multiplied by the Exchange Ratio. The exercise price of each Assumed Option will be equal to the quotient determined by dividing the exercise price per share of CKS Group Common Stock at which such CKS Group Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent. Each of CKS Group's outstanding employee stock purchase plan options (each a "CKS Group ESPP Option") will also be assumed by USWeb at the Effective Time, and will have the same terms and conditions set forth in CKS Group's employee stock purchase plans except that:
(i) the CKS Group ESPP Options will be exercisable for shares of USWeb Common Stock, (ii) the limit on the number of shares of USWeb Common Stock an employee may purchase pursuant to an assumed CKS Group ESPP Option is 3,750, determined by multiplying 2,500, the limit under the CKS Group employee stock purchase plans ("CKS Group ESPPs") by the Exchange Ratio, rounded down to the nearest whole share and (iii) the purchase price per share of USWeb Common Stock shall be equal to 85% of the lesser of (A) the quotient of the closing price of a share of CKS Common Stock on the first day of the applicable offering period divided by the Exchange Ratio, with the result rounded up to the nearest whole cent, or (B) the closing price of a share of USWeb Common Stock on the date on which the CKS Group ESPP Option is exercised, rounded up to the nearest whole cent.

  Based upon the capitalization of USWeb and CKS Group as of September 1, 1998, an aggregate of approximately 23,175,989 shares of USWeb Common Stock will be issued in connection with the Merger, representing approximately 33.9% of the outstanding shares of USWeb Common Stock outstanding after giving effect to such issuance.

  On September 1, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices per share of USWeb Common Stock and CKS Group Common Stock on Nasdaq were $14.44 and $14.13, respectively. On September 10, 1998, the closing prices per share of USWeb Common Stock and CKS Group Common Stock on Nasdaq were $8.75 and $11.25, respectively. See "Comparative Market Price Data." Because the Exchange Ratio is fixed, the number of shares of USWeb Common Stock issued for each share of CKS Group Common Stock will not change, and changes in the market price of USWeb Common Stock will affect the market value of the USWeb Common Stock to be received by stockholders of CKS Group in the Merger. USWeb stockholders and CKS Group stockholders are encouraged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively. See "Risk Factors--Risks Related to the Merger--Risks Associated with Fixed Exchange Ratio" and "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Volatility of Stock Price."

SPECIAL MEETING OF STOCKHOLDERS OF USWEB

 Date, Time, Place and Purpose

  The USWeb Special Meeting will be held at the offices of USWeb at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054 on October . 1998 at
 .:00 ..m., local time. The purpose of the USWeb Special Meeting is to consider and vote upon proposals to approve (i) the issuance of shares of USWeb Common Stock to the stockholders of CKS Group pursuant to the Reorganization Agreement; (ii) an amendment to the USWeb Certificate to change the corporate name of USWeb to "Reinvent Communications, Inc." (which, if approved, will be effective only if the Merger is consummated); and (iii) an amendment to the USWeb Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares. See "USWeb Special Meeting-- Date, Time and Place of USWeb Special Meeting," and "--Purpose."

 Record Date and Vote Required

  Only USWeb stockholders of record at the close of business on September ., 1998 (the "USWeb Record Date") are entitled to notice of and to vote at the USWeb Special Meeting. Under the Delaware General Corporate Law ("DGCL"), the charter documents of USWeb and the rules of Nasdaq, the amendments to the USWeb Certificate require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of USWeb Common Stock, and the issuance of the shares of USWeb Common Stock pursuant to the Reorganization Agreement requires the affirmative vote of a majority of the total votes cast in person or by proxy regarding such proposal. See "USWeb Special Meeting-- Record Date and Outstanding Shares" and "--Vote Required."

  As of the USWeb Record Date, there were approximately . stockholders of record of USWeb Common Stock and . shares of USWeb Common Stock outstanding, with each share entitled to one vote on each matter to be acted upon at the USWeb Special Meeting. As of the USWeb Record Date, there were no shares of USWeb Preferred Stock outstanding. See "USWeb Special Meeting--Vote Required."

  As of the USWeb Record Date, the executive officers and directors of USWeb owned approximately .% of the outstanding shares of USWeb Common Stock, representing approximately .% the votes entitled to be cast by holders of USWeb securities entitled to vote together with USWeb Common Stock issued and outstanding as of the USWeb Record Date. Each of these executive officers and directors, Softven No. 2 and Crosspoint Venture Partners 1996 have entered into a Voting Agreement with CKS Group obligating such executive officer, director, or stockholder, among other things, to vote their respective shares of USWeb Common Stock in favor of the issuance of USWeb Common Stock pursuant to the
Reorganization Agreement. These Voting Agreements cover approximately    % of
the votes entitled to be cast by holders of USWeb Common Stock at the USWeb Special Meeting. See "Terms of the Merger--Voting Agreements" and "--Conditions to the Merger."

 Recommendations of USWeb Board of Directors

  The USWeb Board, by unanimous vote of the directors at a special meeting of the USWeb Board on August 30, 1998, approved the Reorganization Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, USWeb and its stockholders. After careful consideration, the USWeb Board recommends a vote in favor of approval of (i) the issuance of shares of USWeb Common Stock pursuant to the Reorganization Agreement; (ii) the amendment of the USWeb Certificate to change the corporate name of USWeb to "Reinvent Communications, Inc," (which, if approved, will be effective only if the Merger is consummated); and (iii) the amendment of the USWeb Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares. Stockholders should read this Joint Proxy Statement/Prospectus and all annexes attached hereto carefully before voting and execution of proxies. See "Risk Factors," "USWeb Special Meeting--Recommendations of USWeb Board of Directors," "Approval of the Merger and Related Transactions--Joint Reasons For the Merger," "--USWeb's Reasons For the Merger," "--Material Contacts and Board Deliberations" and "Terms of the Merger--Interests of Certain Persons."

SPECIAL MEETING OF STOCKHOLDERS OF CKS GROUP

 Date, Time, Place and Purpose

  The CKS Group Special Meeting will be held at Hotel .,
                         ,                    , California         , on October
  , 1998 at .:00 ..m., local time. The purpose of the CKS Group Special Meeting is to consider and vote upon a proposal to approve and adopt the Reorganization Agreement and to approve the Merger. See "CKS Group Special Meeting--Date, Time and Place of CKS Group Special Meeting" and "--Purpose."

 Record Date and Vote Required

  Only CKS Group stockholders of record at the close of business on September ., 1998 (the "CKS Group Record Date") are entitled to notice of and to vote at the CKS Group Special Meeting. Under the DGCL, the Certificate of Incorporation of CKS Group (the "CKS Group Certificate") and the Bylaws of CKS Group (the "CKS Group Bylaws"), the affirmative vote of the majority of votes entitled to be cast by the holders of CKS Group Common Stock outstanding as of the CKS Group Record Date is required to approve and adopt the Reorganization Agreement and to approve the Merger.

  As of the CKS Group Record Date, there were approximately . stockholders of record of CKS Group Common Stock and . shares of CKS Group Common Stock outstanding, with each share entitled to one vote on the matters to be acted upon at the CKS Group Special Meeting. See "CKS Group Special Meeting--Vote Required."

  As of the CKS Group Record Date, the executive officers and directors of CKS Group owned approximately .% of the outstanding shares of CKS Group Common Stock, representing approximately .% of the votes entitled to be cast by holders of CKS Group Common Stock issued and outstanding as of the CKS Group Record Date. Each of these executive officers and directors and the Interpublic Group of Companies, Inc. have entered into Voting Agreements with USWeb obligating them, among other things, to vote their shares of CKS Group Common
Stock in favor of the Merger. These Voting Agreements cover approximately    %
of the votes entitled to be cast by the holders of CKS Group Common Stock at the CKS Group Special Meeting. See "Terms of the Merger--Voting Agreements" and "--Conditions to the Merger."

 Recommendations of CKS Group Board of Directors

  The CKS Group Board at a special meeting of the CKS Group Board on September 1, 1998 unanimously approved the Reorganization Agreement and the transactions contemplated thereby, and determined that the

Merger is fair to, and in the best interests of, CKS Group and its stockholders. After careful consideration, the CKS Group Board unanimously recommends a vote in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. CKS Group stockholders should read this Joint Proxy Statement/Prospectus and all annexes attached hereto and exhibits attached thereto carefully prior to voting or executing proxies. See "Risk Factors," "CKS Group Special Meeting--Recommendations of CKS Group Board of Directors," "Approval of the Merger and Related Transactions--Joint Reasons For the Merger," "--CKS Group's Reasons For the Merger," "--Material Contacts and Board Deliberations" and "Terms of the Merger--Interests of Certain Persons."

RISK FACTORS

  The completion of the Merger and the performance of the Combined Company are subject to a number of significant risks and uncertainties. See "Risk Factors" for a discussion of certain factors pertaining to the Merger and the combined businesses of USWeb and CKS Group.

REASONS FOR THE MERGER

  The directors of CKS Group and USWeb have approved the Reorganization Agreement with the expectation that the proposed Merger would provide Reinvent Communications with the potential to realize improved long-term operating and financial results and a stronger competitive position than their respective companies on a stand-alone basis. Reinvent Communications will be able to offer clients a spectrum of integrated Internet systems and marketing communications services from a single source. USWeb and CKS Group believe that this broad and deep range of expertise and experience, together with their combined and expanded management talent and business systems and processes, will establish Reinvent Communications as a leading partner for clients seeking to participate in and profit from the new business environment created by the emergence of the Internet. See "Risk Factors," "Approval of the Merger and Related Transactions--Joint Reasons For the Merger," "--USWeb's Reasons For the Merger," and "--CKS Group's Reasons For the Merger."

FAIRNESS OPINIONS

  Morgan Stanley & Co. Incorporated ("Morgan Stanley") delivered to the USWeb Board its oral opinion, subsequently confirmed in writing, to the effect that, as of August 30, 1998, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to the stockholders of USWeb. The full text of the opinion of Morgan Stanley, which sets forth certain assumptions made and matters considered, is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Holders of USWeb Common Stock are urged to, and should, read such opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of USWeb's Financial Advisor" and Annex B hereto.

  On September 1, 1998, Goldman Sachs & Co. ("Goldman Sachs") delivered to the CKS Group Board its oral opinion, subsequently confirmed in writing, to the effect that, as of September 1, 1998, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to the stockholders of CKS Group. The full text of the opinion of Goldman Sachs, which sets forth assumptions made and matters considered, is attached as Annex C to this Joint Proxy Statement/Prospectus, and is incorporated herein by reference. Holders of CKS Group Common Stock are urged to, and should, read such opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of CKS Group's Financial Advisor" and Annex C hereto.

INCOME TAX TREATMENT

  The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss generally should be recognized by the holders of shares of CKS Group Common Stock on the exchange of their shares of CKS Group Common Stock solely for shares of USWeb Common Stock. As a condition to the consummation of the Merger, each of USWeb and CKS Group will have received an opinion from its respective tax counsel to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. However, all CKS Group stockholders are urged to consult their own tax advisors. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Considerations."

REGULATORY MATTERS

  Consummation of the Merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On September ., 1998, USWeb and CKS Group filed the notifications required under the HSR Act, as well as certain information required to be furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"). In addition, all material filings, if any, required under foreign antitrust laws in connection with the consummation of the Merger will be made by USWeb and CKS Group. The Merger is also subject to satisfaction of the requirements of federal securities laws and applicable securities and "blue sky" laws of the various states. See "Approval of the Merger and Related Transactions--Governmental and Regulatory Approvals."

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with United States generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt by USWeb and CKS Group of letters at the closing of the Merger from PricewaterhouseCoopers LLP, USWeb's independent accountants, and KPMG Peat Marwick LLP, CKS Group's independent auditors, respectively, regarding each firms' concurrence with USWeb and CKS Group managements' conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 ("APB No. 16"), if consummated in accordance with the Reorganization Agreement. See "Approval of the Merger and Related Transactions--Accounting Treatment" and "Terms of the Merger--Conditions to the Merger."

CERTAIN PROVISIONS OF REORGANIZATION AGREEMENT

 Effective Time of the Merger

  The Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by USWeb and CKS Group and specified in the Certificate of Merger (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Closing Date of the Merger (the "Closing Date") and Effective Time will be on or prior to December 1, 1998. See "Terms of the Merger--Effective Time."

 Exchange of CKS Group Stock Certificates; Assumption of CKS Group Options

  Promptly after the Effective Time, USWeb, acting through ChaseMellon Shareholder Services, L.L.C. as its exchange agent (the "Exchange Agent"), will deliver to each CKS Group stockholder of record as of the CKS Record Date a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of CKS Group Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF CKS GROUP COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each outstanding CKS Group Stock Option and CKS Group ESPP Option will be assumed by USWeb as described above. OPTION AGREEMENTS NEED NOT BE

SURRENDERED. IT IS NOT NECESSARY FOR HOLDERS OF USWEB COMMON STOCK TO SURRENDER CERTIFICATES REPRESENTING USWEB COMMON STOCK. See "Terms of the Merger--Manner and Basis of Converting Securities."

 Form S-8 Registration Statement

  Within two business days after the Closing Date, USWeb will file a Registration Statement on Form S-8 under the Securities Act covering the shares of USWeb Common Stock issuable with respect to the Assumed Options. See "Terms of the Merger--Manner and Basis of Converting Securities."

 Stock Ownership Following the Merger

  Based upon the number of shares of CKS Group Common Stock outstanding as of September ., 1998, an aggregate of approximately . shares of USWeb Common Stock will be issued to CKS Group stockholders in the Merger, and USWeb will assume CKS Group Stock Options to purchase approximately . additional shares of USWeb Common Stock. Based upon the number of shares of USWeb Common Stock issued and outstanding as of September ., 1998, and after giving effect to the issuance of USWeb Common Stock as described in the previous sentence, the former holders of CKS Group Common Stock outstanding immediately prior to the Merger would be converted into, and have voting power with respect to, approximately .% of the Combined Company's total issued and outstanding shares as of the Effective Time, and holders of former CKS Group Stock Options would hold options to purchase approximately .% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such CKS Group Stock Options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either USWeb or CKS Group changes subsequent to September ., 1998 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of USWeb or CKS Group at the Effective Time or the Combined Company at any time following the Effective Time. See "Terms of the Merger--Stock Ownership Following the Merger."

 Board of Directors; Management Following the Merger

  Pursuant to the Reorganization Agreement, the Board of Directors of Reinvent Communications following the Merger (the "Combined Company Board") will initially consist of nine members, seven of whom are designees of USWeb, and two of whom are designees of CKS Group. The designees of USWeb will be Joseph Firmage, Tobin Corey, James Daley, Robert Hoff, Joseph Marengi, Gary Rieschel and Klaus Schwab, and the designees of CKS Group will be Mark Kvamme and Thomas Suiter. Jeffrey Ballowe, James Heffernan and Barry Rubenstein will be leaving the USWeb Board effective upon consummation of the Merger.

  In addition, following the Merger, the principal executive officers of the Combined Company will be as follows: Mark Kvamme, currently Chairman of the Board and Chief Executive Officer of CKS Group, will be Chairman of the Board of Reinvent Communications; Joseph Firmage, currently Chairman of the Board and Chief Executive Officer of USWeb, will be Chief Executive Officer of Reinvent Communications; Tobin Corey, currently President and Chief Operating Officer of USWeb, Thomas Suiter, currently Chief Creative Officer of CKS Group, Sheldon Laube, currently Chief Technical Officer of USWeb, and Carolyn Aver, currently Executive Vice President, Chief Financial Officer and Secretary of USWeb, will hold the same positions with Reinvent Communications. See "Terms of the Merger--Conduct Following the Merger."

 Conduct of Business Prior to the Merger

  Pursuant to the Reorganization Agreement, until the earlier of the termination of the Reorganization Agreement pursuant to its terms or the Effective Time, each of CKS Group and USWeb has agreed, except (i) in the case of CKS Group, as indicated in the disclosure schedule delivered by CKS Group to USWeb in connection with the Reorganization Agreement and in the case of USWeb, as indicated in the disclosure schedule delivered by USWeb to CKS Group in connection with the Reorganization Agreement, or (ii) to the extent that the other shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. USWeb may continue to execute its acquisition program in the usual, regular and ordinary course; provided, however, that USWeb is obligated to obtain CKS Group's written consent prior to acquiring, agreeing to acquire or completing an acquisition if (i) the business to be acquired, without taking any other acquisition into account, would constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein or (ii) the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after September 1, 1998 and prior to the Effective Time shall exceed 5,000,000. Each of USWeb and CKS Group have agreed to promptly notify the other of any material event involving its business or operations. Furthermore, USWeb and CKS Group have agreed that they will exchange monthly summary financial data and that their respective senior management groups will participate in informational meetings on a monthly basis. See "Terms of the Merger--Conduct of CKS Group's and USWeb's Businesses Prior to the Merger."

 No Solicitation

  Under the terms of the Reorganization Agreement, except under certain limited circumstances, each of USWeb and CKS Group has agreed that it will not solicit or engage in certain other activities relating to, or which could result in, an acquisition proposal from a third party. See "Terms of the Merger--No Solicitation."

 Termination and Termination Fees

  The Reorganization Agreement may be terminated under certain circumstances, including, without limitation, by mutual written consent of USWeb and CKS Group authorized by their respective Boards of Directors, and by either USWeb or CKS
Group: (i) if the other party commits and fails to cure within the specified time certain breaches of any representation, warranty or covenant contained in the Reorganization Agreement; (ii) if consummation of the Merger is prohibited by an order or other action of a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission; (iii) if the Merger is not consummated on or before February 28, 1999 (except that the Reorganization Agreement cannot be terminated pursuant to this provision by a party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date where such action or failure to act constitutes a breach of the Reorganization Agreement); however, such date may be extended by up to 90 days by either party by written notice to the other party if the Merger would have been consummated but for the absence of one or more required approvals, consents, orders or authorizations of any governmental entity or any required third-party consent, waiver or approval, under the HSR Act or like foreign competition or merger control laws and regulations; (iv) if the other party shall have accepted certain acquisition proposals or if any such proposal has been recommended by the board of directors of the other party to its stockholders or the other party failed to include in its Proxy Statement a recommendation from its respective board of directors in favor of the Merger;
(v) if the required approval of the stockholders of CKS Group shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or any adjournment thereof (except that such right of termination shall not be available to CKS Group if the failure to obtain stockholder approval shall have been caused by action or inaction in material breach of the Reorganization Agreement); (vi) if the required approval of the stockholders of USWeb shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of the USWeb stockholders duly convened therefor or any adjournment thereof (except that such right of termination shall not be available to USWeb if the failure to obtain stockholder approval shall have been caused by action or inaction of USWeb in material breach of the Reorganization Agreement). See "Terms of Merger--Termination of the Reorganization Agreement; Termination Fees" and "Terms of the Merger--Material Adverse Effect."

  Each of USWeb and CKS Group has agreed that if the Merger is not consummated as a result of certain specified events, it will pay to the other party a termination fee of $12 million. See "Terms of the Merger--Termination of the Reorganization Agreement."

 Conditions to the Merger

  The obligations of USWeb and CKS Group to consummate the Merger are subject to certain conditions, including: (i) certain approvals by the stockholders of CKS Group and USWeb in connection with the Merger; (ii) declaration by the SEC of the effectiveness of this Joint Proxy Statement/Prospectus; (iii) absence of any law or order prohibiting consummation of the Merger; (iv) receipt by USWeb and CKS Group of opinions of their respective tax counsel that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(v) receipt by USWeb and CKS Group of letters from their independent accountants regarding the firms' respective concurrence with USWeb and CKS Group managements' respective conclusions as to the appropriateness of pooling of interests accounting for the Merger under APB No. 16; (vi) approval for listing on Nasdaq, upon notice of issuance, of the shares of USWeb Common Stock to be issued to CKS Group stockholders pursuant to the Merger; (vii) the continued accuracy in all material respects of the representations and warranties given by the other party in the Reorganization Agreement;
(viii) performance by the other party in all material respects of all agreements and covenants required by the Reorganization Agreement; (ix) the absence of a material adverse change, event or effect with regard to the other party (with certain exceptions described elsewhere in this Joint Proxy Statement/Prospectus); and (x) the continued effectiveness of the "Holder Agreements" executed by certain directors, officers and stockholders of the other party. In addition, the obligations of USWeb to consummate the Merger are subject to the continued effectiveness of certain non-competition agreements with Mr. Kvamme and Mr. Suiter. See "Terms of the Merger--Conditions to the Merger" and "--Material Adverse Effect."

 Stock Option Agreements

  As an inducement to USWeb to enter into the Reorganization Agreement, CKS Group entered into a Stock Option Agreement with USWeb dated as of September 1, 1998 (the "CKS Group Stock Option Agreement") pursuant to which CKS Group granted USWeb an option to purchase, under certain circumstances, a number of newly issued shares of CKS Group Common Stock equal to 19.9% of the issued and outstanding shares of CKS Group Common Stock as of the date of exercise of such option. Subject to certain conditions, the option granted under the CKS Group Stock Option Agreement becomes exercisable following the announcement of an alternative business combination proposal involving CKS Group and the occurrence of certain further triggering events, none of which has occurred as of the date of this Prospectus. When exercisable, the option granted under the CKS Group Stock Option Agreement may be exercised by delivery of the per-share exercise price in cash which is equal to the lower of (i) the Exchange Ratio multiplied by the closing price of USWeb Common Stock on the last trading day prior to the date of the CKS Group Stock Option Agreement or (ii) the average closing price of CKS Group Common Stock during the five trading-day period immediately prior to the first public announcement of an alternative business combination proposal. In general, the maximum net proceeds that may be retained by USWeb from termination fees payable under the Reorganization Agreement and the exercise of such stock option and the sale of the underlying stock is $18 million.

  As an inducement to CKS Group to enter into the Reorganization Agreement, USWeb entered into a Stock Option Agreement with CKS Group (the "USWeb Stock Option Agreement") pursuant to which USWeb granted CKS Group an option to purchase, under certain circumstances, a number of newly issued shares of USWeb Common Stock equal to 19.9% of the issued and outstanding shares of USWeb Common Stock as of the date of exercise of such option. Subject to certain conditions, the option granted under the USWeb Stock Option Agreement becomes exercisable following the announcement of an alternative business combination proposal involving USWeb and the occurrence of certain further triggering events, none of which has occurred as of the date hereof. When exercisable, the option granted under the USWeb Stock Option Agreement may be exercised by delivery of the per-share exercise price in cash which is equal to the lower of
(i) the closing price of USWeb Common Stock on the last trading day before the date of the USWeb Stock Option Agreement or (ii) the average closing price of USWeb Common Stock during the five trading-day period immediately prior to the first public announcement of an alternative business combination proposal. In general, the maximum net proceeds that may be retained by CKS Group from termination fees payable under the Reorganization Agreement and the exercise of such stock option and the sale of the underlying stock is $18 million.

  Each Stock Option Agreement gives the option holder the right, under certain circumstances, to require the option grantor to repurchase all or any portion of the shares acquired thereunder. The full texts of the CKS Group Stock Option Agreement and the USWeb Stock Option Agreement (as defined herein) are attached as Exhibit A and B, respectively, to Annex A to this Joint Proxy Statement/Prospectus and are incorporated herein by reference. Holders of USWeb and CKS Group Common Stock are urged to, and should read such USWeb and CKS Group Stock Option Agreements in their entirety. See "Terms of the Merger-- Stock Option Agreements."

 Holder Agreements

  Each executive officer and director and certain significant stockholders of USWeb have entered into an agreement (each a "USWeb Holder Agreement") restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of USWeb Common Stock and CKS Group Common Stock held by them to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Each executive officer and director and one significant stockholder of CKS Group have entered into an agreement (each a "CKS Group Holder Agreement") restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of CKS Group Common Stock held by them prior to the Merger and the shares of USWeb Common Stock received by them in the Merger to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. See "Terms of the Merger--Conditions to the Merger" and "--Holder Agreements."

 Voting Agreements

  Each executive officer and director and certain significant stockholders of USWeb and CKS Group have entered into a voting agreement (each a "Voting Agreement"). Pursuant to these Voting Agreements, such persons have agreed to vote all shares of USWeb Common Stock or CKS Group Common Stock, as applicable, of which they have beneficial ownership or acquire beneficial ownership prior to the termination of the Voting Agreements, in the case of USWeb stockholders, in favor of (i) approval of the issuance of shares of USWeb Common Stock by virtue of the Merger and (ii) certain amendments to the USWeb Certificate and, in the case of CKS Group stockholders, the approval and adoption of the Reorganization Agreement and approval of the Merger. In addition, each such person has granted an irrevocable proxy to the Board of Directors of the other party to vote such persons' shares in accordance with the terms of the applicable Voting Agreement. USWeb has received Voting Agreements in respect of approximately .% of the outstanding CKS

Group Common Stock, and CKS Group has received Voting Agreements in respect of approximately .% of the outstanding USWeb Common Stock. See "Terms of the Merger--Conditions to the Merger" and "--Voting Agreements."

 Interests of Certain Persons in the Merger

  In considering the recommendation of the CKS Group Board with respect to the Reorganization Agreement and the Merger, holders of CKS Group Common Stock should be aware that certain directors and executive officers of CKS Group have certain interests in the Merger that are in addition to the interests of holders of CKS Group Common Stock generally. Each of the executive officers of CKS Group as of the date of this Joint Proxy Statement/Prospectus will hold a senior management position with Reinvent Communications following the Merger. In addition, certain CKS Group executive officers--in particular, Carlton Baab, Robert Clarkson, Ian Small and Kimberly Johnson--have existing contractual arrangements under which they will receive certain financial benefits as a result of the Merger. In addition, Pierre Lamond, a director of CKS Group, is the father-in-law of Mark Kvamme, the Chairman, President and Chief Executive Officer of CKS Group. See "Terms of the Merger--Interests of Certain Persons."

  Pursuant to the Reorganization Agreement, USWeb has agreed to indemnify each person who was an officer, director or employee of CKS Group against certain liabilities. In addition, USWeb has agreed to maintain, with certain limitations, the policies of directors' and officers' liability insurance maintained by CKS Group or to provide comparable coverage.

  The foregoing interests of the directors and certain members of management of CKS Group in the Merger may mean that such persons have personal interests in the Merger that may not be identical to the interests of other CKS Group stockholders. See "Terms of the Merger--Interests of Certain Persons."

  In addition to the foregoing interests, as of September ., 1998, the executive officers and directors of CKS Group beneficially owned an aggregate
of      shares of CKS Group Common Stock (including      shares of CKS Group
Common Stock subject to CKS Group Options exercisable within 60 days of September , 1998). Based upon the closing sale price of USWeb Common Stock on September ., 1998 of $ . , and assuming the exercise of outstanding CKS Group Options exercisable within 60 days of the CKS Group Record Date, the aggregate dollar value of USWeb Common Stock to be received in the Merger by the executive officers and directors of CKS Group is approximately $ . .

NO APPRAISAL RIGHTS

  CKS Group stockholders are not entitled to appraisal rights under the DGCL in connection with the Merger. See "Approval of the Merger and Related Transactions--No Appraisal Rights." Accordingly, CKS Group stockholders who do not wish to receive USWeb Common Stock in exchange for their shares of CKS Group Common Stock must liquidate their investment by selling their CKS Group Common Stock prior to the consummation of the Merger.

MARKET AND PRICE DATA

  USWeb Common Stock is traded on Nasdaq under the symbol USWB. On September 1, 1998, the last trading day before public announcement of the execution of the Reorganization Agreement, the closing price of USWeb Common Stock as reported on Nasdaq was $14.44 per share. On September 10, 1998, the closing price of USWeb Common Stock as reported on Nasdaq was $8.75 per share. There can be no assurance as to the actual price of USWeb Common Stock prior to, at or at any time following the Effective Time of the Merger, or in the event the Merger is not consummated. See "Comparative Market Price Data."

  CKS Group Common Stock is traded on Nasdaq under the symbol CKSG. On September 1, 1998, the last trading day before public announcement of the execution of the Reorganization Agreement, the closing price of CKS Group Common Stock as reported on Nasdaq was $14.13 per share. On September 10, 1998, the closing price of CKS Group Common Stock as reported on Nasdaq was $11.25 per share. There can be no assurance as to the actual price of CKS Group Common Stock prior to, or at the Effective Time of the Merger, or in the event the Merger is not consummated. See "Comparative Market Price Data." In the event the Merger is consummated, CKS Group Common Stock will no longer be traded on Nasdaq.

  The following table sets forth the closing price per share of USWeb Common Stock and CKS Group Common Stock on Nasdaq on September 1, 1998, the last full trading day prior to the public announcement of the signing of the Reorganization Agreement, and on September 10, 1998, the last practicable trading date for which information is available before the printing of this Joint Proxy Statement/Prospectus, and the equivalent per share prices for CKS Group Common Stock based on the USWeb Common Stock trading prices multiplied by the Exchange Ratio of 1.5:

                                                                CKS
                                                        USWEB  GROUP
                                                        COMMON COMMON CKS GROUP
                                                        STOCK  STOCK  EQUIVALENT
                                                        ------ ------ ----------
   September 1, 1998................................... $14.44 $14.13   $21.66
   September 10, 1998.................................. $ 8.75 $11.25   $13.13

  Because the Exchange Ratio is fixed, the number of shares of the Combined Company's Common Stock issued for each share of CKS Group Common Stock will not change, and changes in the market price of USWeb Common Stock will affect the market value of the USWeb Common Stock to be received by stockholders of CKS Group in the Merger. USWeb stockholders and CKS Group stockholders are encouraged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively. See "Risk Factors--Risks Related to the Merger--Risks Associated with Fixed Exchange Ratio" and "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Volatility of Stock Price."

RESTRICTIONS ON RESALE OF USWEB COMMON STOCK

  The shares of USWeb Common Stock issuable to stockholders of CKS Group upon consummation of the Merger will be registered under the Securities Act. Such shares may be freely traded without restriction by those stockholders who are not deemed to be "affiliates" of USWeb or CKS Group, as that term is defined in the rules under the Securities Act.

  Shares of USWeb Common Stock received by those stockholders of CKS Group who are deemed to be affiliates of CKS Group may be resold without registration under the Securities Act only as permitted by Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Each person who may be deemed to be an affiliate of CKS Group has agreed not to offer, sell, pledge, transfer or otherwise dispose of any shares of USWeb Common Stock distributed pursuant to the Merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act and provided that an opinion of counsel, satisfactory to USWeb, has been provided to USWeb to the effect that no such registration is required in connection with the proposed transaction, or in an offering that is registered under the Securities Act. In addition, each person who may be deemed to be an affiliate of USWeb and CKS Group has agreed not to sell, transfer or otherwise dispose of, or reduce such person's interest in or risk relating to (i) any shares of USWeb Common Stock and CKS Group Common Stock beneficially owned or subsequently acquired or (ii) any shares of USWeb Common Stock issued to such person in the Merger or otherwise beneficially owned by such person, except in each case for amounts of CKS Group Common Stock and USWeb Common Stock not more than the de minimis amount permitted by the rules and releases of the SEC relating to pooling of interests accounting treatment, until the Combined Company has publicly released combined financial results of the Combined Company covering a period of at least 30 days of combined operations. See "Terms of the Merger--Holder Agreements."

       SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA

  The following selected historical financial information of USWeb and CKS Group has been derived from their respective audited and unaudited historical financial statements and should be read in conjunction with such consolidated financial statements and notes thereto. The consolidated financial statements for USWeb for the two years ended December 31, 1996 and 1997 and for CKS Group for the three fiscal years ended November 30, 1995, 1996 and 1997 are included elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. The selected unaudited historical financial information as of June 30, 1998, and for the six month period ended June 30, 1998 for USWeb and as of May 31, 1998 and for the six month period ended May 31, 1998 for CKS Group has been derived from the unaudited consolidated financial statements of USWeb and CKS Group as of and for such periods which are included elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus, and which, in the opinion of USWeb's and CKS Group's respective management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of this unaudited interim financial information. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the entire year. The selected pro forma combined financial information is derived from the unaudited pro forma combined financial information included in this Joint Proxy Statement/Prospectus, and should be read in conjunction with such unaudited pro forma combined financial information and the notes thereto. For purposes of the pro forma operating data, CKS Group's consolidated financial statements for each of the three fiscal years in the period ended November 30, 1997, and for the six month period ended May 31, 1998, have been combined with USWeb's consolidated financial statements for each of the two years in the period ended December 31, 1997, and the six month period ended June 30, 1998, respectively. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

                USWEB SELECTED HISTORICAL FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    YEAR ENDED       SIX MONTHS
                                                   DECEMBER 31,        ENDED
                                                 ------------------   JUNE 30,
                                                   1996      1997       1998
                                                 --------  --------  ----------
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
 DATA:
Total revenues.................................  $  1,820  $ 19,278   $ 39,068
Loss from operations...........................   (13,965)  (54,493)   (78,459)
Net loss.......................................   (13,808)  (58,336)   (77,230)
Net loss per share--basic and diluted..........    (10.35)    (7.98)     (2.45)
Weighted average shares........................     1,334     7,312     31,580

                                                        DECEMBER 31,
                                                      ----------------- JUNE 30,
                                                        1996     1997     1998
                                                      --------  ------- --------
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments.... $  3,220  $44,145 $ 61,812
Working capital......................................       73   40,516   59,056
Total assets.........................................    7,482   79,250  259,866
Lease obligations, long-term portion.................      436      372    1,177
Total stockholders' equity (deficit).................  (12,492)  66,689  229,599

              CKS GROUP SELECTED HISTORICAL FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   YEAR ENDED NOVEMBER 30,          SIX MONTHS
                           ---------------------------------------- ENDED MAY
                            1993    1994    1995    1996     1997    31, 1998
                           ------- ------- ------- ------- -------- ----------
HISTORICAL CONSOLIDATED
 STATEMENT
 OF INCOME DATA:
Revenues.................. $27,383 $44,761 $58,383 $88,248 $133,602  $71,998
Operating income..........   2,414   4,987   6,578  11,361   11,434    6,149
Net income................   2,291   4,916   5,809  10,449    7,666    4,011
Pro forma net income(1)...   1,502   3,087   4,051   8,367    7,348      --
Net income per share:
  Basic...................     --      --      --      --       --     $0.26
  Diluted.................     --      --      --      --       --     $0.25
Weighted average shares:
  Basic...................     --      --      --      --       --    15,303
  Diluted.................     --      --      --      --       --    16,231
Pro forma net income per
 share(1):
  Basic................... $  0.30 $  0.43 $  0.44 $  0.61 $   0.50  $   --
  Diluted................. $  0.18 $  0.32 $  0.36 $  0.58 $   0.47  $   --
Weighted average shares:
  Basic...................   4,934   7,112   9,176  13,646   14,633      --
  Diluted.................   8,175   9,639  11,265  14,435   15,590      --

                                            NOVEMBER 30,
                              ---------------------------------------- MAY 31,
                               1993    1994    1995    1996     1997     1998
                              ------- ------- ------- ------- -------- --------
HISTORICAL CONSOLIDATED BAL-
 ANCE
 SHEET DATA:
Cash, cash equivalents and
 marketable
 securities.................. $ 3,699 $ 4,314 $ 4,817 $57,280 $ 42,264 $ 38,888
Working capital..............   1,677   3,056   3,626  50,775   49,114   52,255
Total assets.................  11,175  20,596  23,659  95,476  146,473  141,402
Notes and lease obligations,
 long-term portion...........     145     446     496     502      739      765
Total stockholders' equity...   3,282   5,244   6,350  60,858   94,592   99,719

--------------------
(1) Pro forma net income and pro forma net income per share gives effect to the pro forma tax provision recorded to present CKS Group's acquisition of a partnership in January 1997, accounted for as a pooling of interests, as if the partnership had been a C corporation fully subject to income taxes. See
    Note 3 of Notes to Unaudited Pro Forma Combined Financial Information.

               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                      SIX MONTHS
                                           YEAR ENDED DECEMBER 31,      ENDED
                                          --------------------------   JUNE 30,
                                          1995(2) 1996(2)   1997(2)    1998(3)
                                          ------- -------  ---------  ----------
PRO FORMA COMBINED STATEMENT OF OPERA-
 TIONS DATA:
Revenue(4)..............................  $37,931 $60,379  $ 166,317   $110,810
Income (loss) from operations...........    6,578  (2,604)  (199 187)   (73,116)
Net income (loss).......................    4,051  (5,441)  (204,822)   (74,077)
Net income (loss) per share(5):
 Basic..................................  $  0.29 $ (0.25) $   (5.12)  $  (1.10)
 Diluted................................     0.24   (0.25)     (5.12)     (1.10)
Weighted average shares(5):
 Basic..................................   13,764  21,803     39,994     67,581
 Diluted................................   16,898  21,803     39,994     67,581

                                                                       JUNE 30,
                                                                       1998(6)
                                                                       --------
PRO FORMA COMBINED BALANCE SHEET DATA(7):
Cash, cash equivalents and short-term investments..................... $101,754
Working capital.......................................................   95,845
Total assets..........................................................  423,058
Debt and leases obligations, long-term................................    1,942
Total stockholders' equity............................................  331,677

--------------------
(2) Includes CKS Group results for the years ended November 30, 1995, 1996 and 1997, respectively.
(3) Includes CKS Group results for the six-month period ended May 31 1998.
(4) Pro forma combined revenue reflects a reclassification of CKS Group's historical revenues which nets certain production revenues and related costs to conform to USWeb's accounting policies and basis of presentation. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $20.5 million, $29.7 million, $38.6 million and $17.7 million for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998. See Note 2 of Notes to Unaudited Pro Forma Combined Financial Information.
(5) See Note 4 of Notes to Unaudited Pro Forma Combined Financial Information for description of per share computation and weighted average shares outstanding computation.
(6) Includes CKS Group consolidated balance sheet data as of May 31, 1998.
(7) It is anticipated that USWeb will incur charges to operations related to the Merger currently estimated to be $18.0 million, principally in the quarter in which the Merger is consummated. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with combining operations of the two companies. The estimated charge is reflected in the unaudited pro forma combined balance sheet data, but is not reflected in the unaudited pro forma combined statement of operations data. This charge is a preliminary estimate only and is subject to change.

                                 RISK FACTORS

  The following factors should be considered carefully by holders of CKS Group Common Stock in evaluating whether to approve and adopt the Reorganization Agreement and to approve the Merger and by holders of USWeb Common Stock in evaluating whether to approve the issuance of USWeb Common Stock pursuant to the Reorganization Agreement and the other proposals in this Joint Proxy Statement/Prospectus. These factors should be considered in conjunction with the other information included or incorporated by reference in this Joint Proxy Statement/Prospectus. The following discussion contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "potential" or "opportunity" or the negative thereof or other variations thereon or comparable terminology. See "Forward-Looking Statements." The matters set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially and adversely from those in such forward-looking statements.

RISKS RELATED TO THE MERGER

  Difficulties of Integrating USWeb and CKS Group. Following the Merger, to maintain and increase profitability and to achieve the anticipated benefits of the Merger, the Combined Company will need to effectively and efficiently integrate the two companies' operations in a timely manner. In particular, the Combined Company will need to integrate (i) management, technical, creative and other personnel, (ii) technical and creative service offerings, (iii) sales and marketing efforts and (iv) financial, accounting and other operational controls, procedures, information systems and policies. The integration process will be further complicated by the need to integrate widely dispersed operations and distinct corporate cultures. There can be no assurance that such integration will be accomplished in an efficient or effective manner, if at all. The integration process will require the dedication of management and other personnel which may distract their attention from the conduct of day-to-day business activities, the formulation of strategy and the rapidly evolving industry in which the Combined Company will compete. In addition, the integration process will require the development of new service offerings and the pursuit of other business acquisition opportunities. These factors, in turn, could interrupt or cause a loss of momentum in the pre-Merger activities of either or both companies following the Merger, and could lead customers to defer, reduce and/or cancel purchase decisions or to select other vendors. The business of the Combined Company also may be disrupted by employee departures or reductions in employee productivity due to uncertainty during the integration process. The integration of USWeb and CKS Group will be made more difficult by the large number of other relatively small businesses recently acquired by the two companies, some of which the companies still are in the process of integrating into their respective businesses. Moreover, while USWeb and CKS Group each recently have acquired other businesses, neither USWeb nor CKS Group has attempted an acquisition with the scope or magnitude of the Merger. Difficulties encountered in the transition and integration process, disruption caused by the process of combining the companies, the diversion of management and employee attention from day-to-day and other activities, or an inability to effectively and efficiently integrate the operations of the companies in a timely manner could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company and on the anticipated benefits of the Merger. See "--Risks Related to the Combined Company, USWeb and CKS Group--Integration of Other Acquired Businesses."

  Risk of Failure to Achieve Synergies. USWeb and CKS Group have entered into the Reorganization Agreement with the expectation that the Merger will result in beneficial operating synergies. These expectations are based on certain assumptions, including that clients desire integrated Internet professional services and marketing communications from a single vendor, that the two companies will be able to sell their respective expertise to one another's current customers, that the increased scale of the business will make the Combined Company a more desirable partner for Fortune 500 accounts, and that certain cost savings can be realized. The inability to achieve the desired synergies for any reason could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company and on the benefits anticipated from the Merger. See "Approval of the Merger and Related Transactions--Joint Reasons for the Merger."

  Uncertain Market Acceptance of the Reinvent Communications Brand; Market Confusion Caused by Replacement of USWeb and CKS Group Brands. USWeb and CKS Group have each invested significant efforts in building brand recognition and customer acceptance of their respective brand names. The Combined Company believes that transferring market acceptance for the USWeb and CKS Group brands to the Reinvent Communications brand will be an important aspect of its efforts to retain and attract clients. The Combined Company expects that the importance of recognition and acceptance of the Reinvent brand will increase due to the increasing number of companies entering the market for Internet marketing and communications services. Promoting and positioning the Reinvent brand will depend largely on the success of the Combined Company's marketing efforts and the ability of the Combined Company to provide high quality, reliable and cost-effective services in the areas of Internet marketing, communications, strategy consulting, analysis and design, technology development, implementation and integration, audience development, and maintenance. If clients do not perceive the Combined Company's services as meeting their needs, or if the Combined Company fails to market those services effectively, the Combined Company will be unsuccessful in maintaining and strengthening its brand. In addition, although the Combined Company intends to centralize its marketing efforts, it intends to provide a significant part of its client services through individual consulting offices and client dissatisfaction with the performance of a single office could diminish the value of the Reinvent brand. Furthermore, in order to promote the Reinvent brand in response to competitive pressures, the Combined Company may find it necessary to increase its marketing expenditures or otherwise increase its financial commitment to creating and maintaining brand loyalty and awareness among existing and potential clients. If the Combined Company fails to promote and maintain its brand, or incurs excessive expenses in an attempt to promote and maintain its brand, the Combined Company's business, financial condition, results of operations and prospects will be materially adversely affected and the Combined Company will not achieve the benefits anticipated from the Merger. See "USWeb Corporation--USWeb Business--Services" and "--Marketing."

  Risks Associated with Fixed Exchange Ratio. At the Effective Time, each outstanding share of CKS Group Common Stock will be converted into the right to receive 1.5 shares of USWeb Common Stock. Because the Exchange Ratio is fixed, it will not increase or decrease with fluctuations in the market price of either USWeb Common Stock or CKS Group Common Stock. The specific market value of the shares of USWeb Common Stock to be received by CKS Group stockholders in the Merger will, therefore, depend on the market price of the USWeb Common Stock on and after the Effective Time. USWeb Common Stock and CKS Group Common Stock historically have been subject to substantial price volatility. In the event that the market price of USWeb Common Stock decreases or increases prior to the Effective Time, the market value of the USWeb Common Stock to be received by CKS Group stockholders in the Merger would correspondingly decrease or increase. USWeb and CKS Group stockholders are advised to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock immediately prior to the Special Meetings. See "--Risks Related to the Combined Company, USWeb and CKS--Volatility of Stock Price", "Summary--Market and Price Data," and "Comparative Market Price Data."

  Dependence upon Key Personnel and Integration of Management. The success of the Combined Company will depend upon the retention of senior executives and other key employees who are critical to the continued advancement, development and support of the companies' technologies as well as ongoing sales and marketing efforts. As commonly occurs with mergers of technology companies, during the pre-merger and integration phases competitors may intensify their efforts to recruit key employees. Employee uncertainty regarding the effects of the Merger could also cause increased turnover. USWeb and CKS Group employees are generally not bound by employment agreements or noncompetition covenants. The recent decline in stock market prices in general, and the stock prices of both USWeb and CKS Group in particular, may have the effect of decreasing the incentive value of stock options or other equity held by employees and thereby increase the risk of employee turnover. There can be no assurance that the Combined Company will be able to retain key creative, technical, sales or marketing personnel prior to or after the Merger. The loss of the services of any key personnel or of any significant group of employees could have a material adverse effect on the Combined Company's business, results of operations, financial condition and prospects and on the benefits anticipated from the Merger.

  The Combined Company's success depends to a significant extent on the ability of its executive officers and other members of senior management to operate effectively, both independently and as a group. In addition, some members of management will have new roles in the Combined Company. No assurance can be given that management will succeed in their roles or that the Combined Company can efficiently allocate management responsibilities and cause its officers and senior managers to operate effectively as a group.

  Client Uncertainty; Conflicts. Uncertainty regarding the Merger and the ability of USWeb and CKS Group to effectively integrate their operations without significant reduction in quality of service could lead certain customers to defer purchase decisions or select other vendors. In addition, some clients desire that their vendors avoid providing similar services to the competitors of such clients. The Merger and resulting combination of client bases may generate client conflicts and potentially cause the loss of current clients or an inability to perform services for certain competing businesses. The loss of significant clients or an inability to provide services to a significant group of potential clients could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Substantial Expenses Resulting from the Merger. The negotiation and implementation of the Merger will result in significant pre-tax expenses to USWeb and CKS Group. Excluding costs associated with combining the operations of the two companies and costs associated with the proposed name change of the Combined Company to Reinvent Communications, Inc. (which costs are difficult to estimate), pre-tax expenses are estimated at approximately $18 million, primarily consisting of fees for investment bankers, attorneys, accountants, regulatory compliance, financial printing and other related charges. The aggregate amount of such expenses may be greater and unanticipated contingencies could occur that would substantially increase the costs of combining the operations of the two companies. In any event, costs associated with the Merger are expected to negatively affect results of operations in the quarter ending December 31, 1998 and possibly the quarter ending March 31, 1999. The substantial majority of these costs will have been incurred whether or not the Merger is approved or consummated.

RISKS RELATED TO THE COMBINED COMPANY, USWEB AND CKS GROUP

  Fluctuations in Quarterly Operating Results and Margins; Seasonality of Business. Each of USWeb's and CKS Group's operating results have fluctuated in the past and the Combined Company's operating results are likely to fluctuate in the future as a result of a variety of factors, many of which will be outside of the Combined Company's control. Some of these factors include timing of the completion, material reduction or cancellation of major projects or the loss of a major client; the amount and timing of the receipt of new business; timing of hiring or loss of personnel; the amount and timing of the opening or closing of an office; the amount and the relative mix of high-margin creative or strategy consulting projects as compared to lower margin projects, capital expenditures and other costs relating to the expansion of operations; the level of demand for Intranet, Extranet and Web site development; the productivity of consultants; the ability to maintain adequate staffing to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by clients for professional services; the introduction of new products or services by competitors; pricing changes in the industry; the relative mix of lower cost full-time employees versus higher cost independent contractors; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; government regulation and legal developments regarding the use of the Internet; and general economic conditions. The Company Combined may also experience seasonality in its business, resulting in diminished revenues as a consequence of decreased demand for professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, the Combined Company's operating results in any given quarter may fall below the expectations of securities analysts and investors. In such event, the trading price of the Combined Company's Common Stock would likely be materially and adversely affected and litigation may ensue. See "USWeb Corporation--USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations."

  CKS Group has experienced some seasonality in its business which results from timing of product introductions and business cycles of CKS Group's clients. CKS Group's revenues for the first fiscal quarter tend to be somewhat lower than for the preceding fourth quarter because many clients have expended most of their marketing budgets prior to the end of the calendar year and do not release funds from the next calendar year's marketing budget until mid- to late January. For the foregoing reasons and other factors, historical revenues and operating results of USWeb and CKS Group are not necessarily meaningful and cannot be relied upon as indicators of future performance of the Combined Company.

  USWeb's and CKS Group's historical financial data is of limited value in planning future operating expenses. Accordingly, the Combined Company's expense levels will be based in part on its expectations concerning future revenues and will be fixed to a large extent. The Combined Company will be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for services could have an immediate and material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Limited Operating History; Accumulated Deficit; Evolving Business
Model. USWeb was founded in December 1995, has incurred net losses since inception and as of June 30, 1998 had an accumulated deficit of $149.4 million. The predecessor company to CKS Group was founded in 1987. Accordingly, the Combined Company will have only a limited operating history on which to base an evaluation of its business and prospects. The Combined Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Combined Company include, but are not limited to, an evolving business model. To address these risks, the Combined Company must, among other things, strengthen its business development and management activities while continuing to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients by the Combined Company Internet Strategy and Solutions Center (the "Strategy and Solutions Center"), develop and enhance the Combined Company brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Combined Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Dilution, Earnings and Growth. The Combined Company expects that future acquisition agreements, if any, could provide for consideration to be paid in cash, stock or a combination of cash and stock. The number of shares which may be issued in future acquisitions will depend on the market price of the Combined Company's Common Stock and a variety of other factors and, as a result, future acquisitions may have a significant dilutive impact on USWeb's and CKS Group's existing stockholders. The Merger will dilute the percentage ownership held by the stockholders of each of USWeb and CKS Group in the Combined Company when compared to their ownership in each of the respective companies. USWeb has outstanding a large number of warrants and both USWeb and CKS Group have outstanding a large number of stock options to purchase Common Stock of the respective companies, many of which have exercise prices significantly below the market price of each company's respective Common Stock as of the date of this Joint Proxy Statement/Prospectus. To the extent such options or warrants are exercised, there will be further dilution. The Combined Company expects to continue to make acquisitions to fill strategic needs and expand internationally. If such acquisitions are made using the Combined Company's securities, such acquisitions could result in significant dilution to the Combined Company's stockholders. USWeb currently has in effect a shelf Registration Statement, which registers 16,666,667 shares of its Common Stock (of which approximately 11,341,723 shares remain available for future issuance as of June 30, 1998,, which may be used for future acquisitions. Pursuant to its prior acquisition agreements, USWeb may be required to issue substantial additional stock to the sellers of the acquired companies as well as stock options and stock bonuses to the employees of the acquired companies. These obligations will continue following the Merger. Furthermore, the Combined Company expects to continue to enter into selected acquisition agreements that require it to issue stock, stock options and stock bonuses to the stockholders and employees of acquired companies. Although such additional issuances have not resulted in significant dilution to date, they could be material in the future. For these reasons, the Combined Company's acquisition program may result in further substantial ownership dilution.

  While the Combined Company is expected to generate higher earnings per share than those historically generated by USWeb, it is also expected to generate lower earnings per share than those historically generated by CKS Group and, therefore, CKS Group stockholders may experience dilution of earnings per share as a result of the Merger. CKS Group's business has historically grown at a lower rate than USWeb's historic growth rate. In addition, although USWeb has had significant growth in net revenue and net income in absolute terms, USWeb's growth rate has slowed in recent periods. The Combined Company is expected to have an overall lower growth rate than USWeb's historic growth rate both because of the Merger and the decrease in growth rate as the size and maturity of the Combined Company increases.

  Recruitment and Retention of Consulting Professionals. The Combined Company's business of delivering Internet professional services is labor intensive. Accordingly, the Combined Company's success depends in large part on its ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. The Combined Company will encounter intense competition for qualified personnel from other companies, and there can be no assurance that it will be able to identify, hire, train and or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Integration of Other Acquired Businesses. Over the 24-month period ended September 1, 1998, USWeb completed acquisitions of over 30 businesses and CKS Group completed acquisitions of six businesses. The difficulties of integrating USWeb's and CKS Group's businesses may be exacerbated by the size and number of prior business combinations. Further, the Combined Company's future performance will depend on its ability to integrate these acquired businesses, which, even if successful, may take a significant period of time, will place a significant strain on the Combined Company's resources, and could subject it to additional expenses during the integration process and to the risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of the Combined Company's ongoing business, the inability of management to maximize the financial and strategic position of the Combined Company through the successful incorporation of acquired personnel and clients, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. There can be no assurance that the services, technologies, key personnel and businesses of previously acquired companies will be effectively integrated into the Combined Company's business or service offerings, or that such integration will not adversely affect the Combined Company's business, financial condition, results of operations or prospects. There can also be no assurance that any acquired services, technologies or businesses will contribute at anticipated levels to the Combined Company's sales or earnings, or that the sales and earnings from combined businesses will not be adversely affected by the integration process. Because a majority of the Combined Company's acquisitions have been completed since March 1997, the Combined Company is currently facing all of these challenges and its ability to meet them over the long term has not been established. The failure to integrate such acquisitions successfully could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company. See "USWeb Corporation--USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations-- Acquisition of Internet Professional Services Firms," "USWeb Corporation-- USWeb Business--Strategy," "--Consulting Office Network Development" and "-- Employees."

  Risks Related to Future Acquisitions. A key component of the Combined Company's continued growth strategy is expected to be the acquisition of professional service firms that meet the Combined Company's goals for strategic growth and international expansion. The successful implementation of this acquisition strategy will depend on the Combined Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Combined Company. There can be no assurance that the Combined Company will be able to continue to identify additional suitable acquisition candidates or that the Combined Company will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities the Combined Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Combined Company. Competition for these acquisition targets may also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Combined Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Lack of client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Combined Company as a whole, and any acquired subsidiary could significantly underperform relative to the Combined Company's expectations. For all of these reasons, the Combined Company's pursuit of an overall acquisition strategy or any individual pending or future acquisition may have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. To the extent the Combined Company chooses to use cash consideration for acquisitions in the future, the Combined Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As the Combined Company issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution. See "--Dilution, Earnings and Growth" "--Future Capital Needs; Uncertainty of Additional Financing," "USWeb Corporation--USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations," and "USWeb Corporation--USWeb Business--Consulting Office Network Development" and Note 1 to Consolidated Financial Statements.

  Risks Associated with Failure to Manage Growth. The growth of each of USWeb and CKS Group has placed, and any further expansion of the Combined Company would continue to place, a significant strain on the company's limited personnel, management and other resources. In the future, the Combined Company will be required to attract, train, motivate and manage new employees successfully, to effectively integrate new employees into its operations and to continue to improve its operational, financial, management and information systems and controls. There can be no assurance that the Combined Company's systems, procedures or controls will be adequate to support the Combined Company's operations or that the Combined Company's management will be able to achieve the rapid execution necessary to exploit the market for the Combined Company's business model. The failure to effectively manage any further growth could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Risks Associated with International Operations. Upon completion of the Merger, the Combined Company will have ten offices outside of the United States; however, it has limited experience in either managing an international network of consulting offices or in marketing services to international clients. The Combined Company expects to incur significant costs to do both. If revenues from international consulting offices are not adequate to offset the expenses of establishing and maintaining international operations and of localizing the Combined Company's marketing programs, the Combined Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Combined Company will be able to establish and maintain international consulting offices or market its services to international clients. In addition to the uncertainty as to the Combined Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; potentially adverse differences in business customs, practices and norms; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; software piracy; seasonal reductions in business activity; and potentially adverse tax consequences, any of which could adversely affect the Combined Company's international operations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on the Combined Company's future international operations and, consequently, on the Combined Company's business, financial condition, results of operations and prospects. See "USWeb Corporation--USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Competition; Low Barriers to Entry. The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Combined Company expects competition to persist, intensify and increase in the future. The Combined Company's competitors can be divided into several groups: computer hardware and service vendors such as International Business Machines Corporation ("IBM"), Digital Equipment Corporation ("DEC") and Hewlett-Packard Company ("Hewlett-Packard"); advertising and media agencies such as Ogilvy & Mather, Young & Rubicam, and Foote, Cone & Belding; Internet integrators and Web presence providers such as Agency.com, iXL Holding, Inc. ("iXL"), Organic Online, Inc. ("Organic Online"), Proxicom, Inc. ("Proxicom"), Sapient (which recently announced a business combination with Studio Archetype, a design and branding firm); large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation ("EDS"); telecommunications companies such as AT&T Corporation ("AT&T") and MCI Communications Group ("MCI"); Internet and online service providers such as America Online Incorporated ("America Online"), NETCOM On-Line Communications Services Inc. ("ICG Netcom") and UUNet Technologies, Inc. ("UUNet"); and software vendors such as Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Netscape Communications Corp. ("Netscape"), Novell, Inc. ("Novell") and Oracle Corporation ("Oracle"). Many of the Combined Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Combined Company and could decide at any time to increase their resource commitments to the Combined Company's target markets. In addition, the market for Intranet, Extranet and Web site development is relatively new and subject to continuing definition, and, as a result, may better position the Combined Company's competitors to compete in this market as it matures. As a strategic response to changes in the competitive environment, the Combined Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. Competition of the type described above could materially adversely affect the Combined Company's business, results of operations, financial condition and prospects.

  In addition, the Combined Company's ability to maintain its existing client relationships and generate new clients will depend to a significant degree on the quality of its services and its reputation among its clients and potential clients, compared with the quality of services provided by, and the reputations of, the Combined Company's competitors. To the extent the Combined Company loses clients to its competitors because of dissatisfaction with the Combined Company's services or its reputation is adversely affected for any other reason, the Combined Company's business, financial condition, results of operations and prospects could be materially adversely affected.

  There are relatively low barriers to entry into the Combined Company's business. Because professional services firms such as USWeb and CKS Group rely on the skill of their personnel and the quality of their client service, they have no patented technology that would preclude or inhibit competitors from entering their markets. The Combined Company is likely to face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Combined Company, which could have a material adverse effect on its business, financial condition, results of operations and prospects. See "USWeb Corporation--USWeb Business-- Competition."

  Reliance Upon Key Strategic Relationships. USWeb and CKS Group have established a number of strategic relationships with leading hardware and software companies, including Intel Corporation ("Intel"), Microsoft, SAP America Inc. ("SAP"), Hewlett-Packard, Pandesic LLC ("Pandesic," the Internet company from Intel and SAP), Sun Microsystems, Inc. ("Sun Microsystems"), Reuters Ltd. ("Reuters") and NBC Multimedia, Inc., and with the Interpublic Group of Companies, a leading advertising consortium. The loss of any one of these strategic relationships would deprive the Combined Company of the opportunity to gain early access to leading-edge technology, cooperatively market products with the vendor, cross-sell additional services and gain enhanced access to vendor training and support. Maintenance of the Combined Company's strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship. The legal contracts associated with these relationships, certain of which are terminable at-will by the parties, would not be sufficient to force the strategic relationship to continue effectively if that were otherwise not in the strategic partner's best interests. In the event that any strategic relationship is terminated, the Combined Company's business, financial condition, results of operations and prospects may be materially adversely affected. See "USWeb Corporation--USWeb Business--Strategy" and "--Strategic Relationships."

  Developing Internet Economy, Market for e-Commerce Solutions; Unproven Acceptance of the Combined Company's Complete Media Solutions and Client Outsourcing. A substantial portion of the Combined Company's revenues is expected to be derived from services that depend upon the adoption of Internet solutions by companies to improve their business positioning and processes, and the continued development of the World Wide Web, the Internet and e-Commerce. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Moreover, critical issues concerning the use of Internet and e-Commerce solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to maintain, manage and operate a business, expand product marketing, improve corporate communications and increase business efficiencies. The adoption of Internet solutions for these purposes, particularly by those individuals and enterprises that have historically relied on traditional means, can be capital intensive and generally requires the acceptance of a new way of conducting business and exchanging information. If critical issues concerning the ability of Internet solutions to improve business positioning and processes are not resolved or if the necessary infrastructure is not developed, the Combined Company's business, financial condition, results of operations and prospects will be materially adversely affected.

  Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development and maintenance of their Web sites to Internet professional services firms. Companies may decide to assign the design, development and implementation of Internet solutions to their internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or Web sites in-house. If the market for such services does not continue to develop or develops more slowly than expected, or if the Combined Company's services do not achieve market acceptance, its business, results of operations, financial condition and prospects will be materially adversely affected. See "USWeb Corporation--USWeb Business--Industry Background" and "--Strategy."

  Volatility of Stock Price. The trading prices of USWeb Common Stock and CKS Group Common Stock have historically been subject to wide fluctuations, due to a variety of factors including announcements regarding financial results, acquisitions, and significant orders. Failure to achieve periodic revenue, earnings and other operating and financial results as forecasted or anticipated by brokerage firms or industry analysts could result in an immediate and adverse effect on the market price of the Combined Company's common stock. The Combined Company may not discover, or be able to confirm, revenue or earnings shortfalls until the end of a quarter, which could result in a greater immediate and adverse effect on the common stock of the Combined Company. In addition, the stock market, which has recently been at or near historic highs, has experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Conflicts of Interest. Conflicts of interest are inherent in certain segments of the marketing communications industry, particularly in advertising. CKS Group has in the past, and the Combined Company likely will in the future, be unable to pursue potential advertising and other opportunities because such opportunities will require the Combined Company to provide services to direct competitors of existing CKS Group or USWeb clients. In addition, CKS Group and USWeb risk alienating or straining relationships with existing clients each time CKS Group or USWeb agree to provide services to even indirect competitors of existing CKS Group or USWeb clients. Conflicts of interest may jeopardize the stability of revenues generated from existing clients and preclude access to business prospects, either of which developments could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Rapid Technological Change. The market for Internet professional services and marketing communications services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Combined Company's existing service practices and methodologies obsolete. The Combined Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. Failure to do so could result in the loss of existing customers or the inability to attract and retain new customers, either of which developments could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. There can be no assurance that the Combined Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Combined Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, financial condition, results of operations and prospects would be materially adversely affected. See "USWeb Corporation--USWeb Business--Strategy" and "--Clients."

  Risks of Fixed-Price Engagements. CKS Group generates a significant portion of its revenues through project fees on a fixed fee for service basis and USWeb intends to increase the percentage of its engagements that are billed on a fixed-price basis, as well as the percentage of revenues derived from fixed-price engagements, as distinguished from USWeb's current principal method of billing on a time and materials basis. Both USWeb and CKS Group assume greater financial risk from fixed-price type contracts than on either time-and-material or cost-reimbursable contracts. The failure to estimate accurately the resources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Combined Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Combined Company's business, results of operations and financial condition. See "USWeb Corporation--USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Intellectual Property Risks. Each of USWeb and CKS Group regard their copyrights, trademarks, trade secrets (including their methodologies, practices and tools) and other intellectual property rights as important to the success of the Combined Company. To protect their rights in these various intellectual properties, both USWeb and CKS Group have relied on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with their employees, Affiliates, clients, strategic partners, acquisition targets and others to protect its proprietary rights. USWeb and CKS Group have also registered several of their trademarks in the U.S. and internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which USWeb or CKS Group offer or intend to offer their services. There can be no assurance that the steps taken by USWeb or CKS Group to protect their proprietary rights will be adequate or that third parties will not infringe or misappropriate USWeb's or CKS Group's proprietary rights, or that USWeb or CKS Group will be able to detect unauthorized use and take appropriate steps to enforce their rights. In addition, although USWeb and CKS Group believe that their proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against the Combined Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. In addition, patents recently issued to third parties regarding business processes, and the potential for more such patents in the future, may limit the Combined Company's ability to use processes covered by such patents or expose the Combined Company to claims of patent infringement or otherwise require the Combined Company to seek to obtain related licenses. There can be no assurance that such licenses would be available on acceptable terms or at all. The failure to obtain such licenses on acceptable terms could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Potential Liability to Clients. Many of USWeb's and CKS Group's consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of their clients' businesses. The Combined Company's failure or inability to meet a client's expectations in the performance of its services could injure the Combined Company's business reputation or result in a claim for substantial damages against the Combined Company, regardless of its responsibility for such failure. In addition, USWeb and CKS Group possess technologies and content that may include confidential or proprietary client information. Although USWeb and CKS Group have implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. USWeb and CKS Group have attempted to limit contractually their damages arising from negligent acts, errors, mistakes or omissions in rendering professional services; however there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Combined Company from liability for damages. Although USWeb and CKS Group maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Combined Company that are uninsured, exceed available insurance coverage or result in changes to USWeb's or CKS Group's insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Combined Company's business, results of operations and financial condition.

  Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in the next 15 months, computer systems and software used by many companies, including customers and potential customers of USWeb, may need to be upgraded to comply with such "Year 2000" requirements. USWeb is in the process of conducting an internal review of all systems and contacting all software suppliers to determine major areas of exposure to Year 2000 issues. Although USWeb's core financial and reporting systems have been identified as being Year 2000 compliant due to their recent implementation, a number of applications are not yet Year 2000 compliant. USWeb is in the process of correcting areas of exposure. CKS Group's core financial and reporting systems have also been identified as being Year 2000 compliant, although a number of ancillary applications may not yet be Year 2000 compliant. CKS Group is also conducting an internal review of all systems and contacting software suppliers and is in the process of correcting areas of exposure to Year 2000 issues. CKS Group has not determined an estimate of the costs required to correct non-complying features, if any, and such costs could have a material adverse effect on the Combined Company's business, results of operations and financial condition.

  Although USWeb and CKS Group believe that their internal systems are Year 2000 compliant, failure to provide Year 2000 compliant business solutions to their customers could result in liability to the Combined Company or otherwise have a material adverse effect on the Combined Company's business, results of operations, financial condition and prospects. Furthermore, USWeb and CKS Group believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by USWeb or CKS Group, which could result in a material adverse effect on the Combined Company's business, results of operations and financial condition. In the third-party area, each of USWeb and CKS Group has begun contacting its major suppliers. Most of these parties have stated that they intend to be Year 2000 compliant by Year 2000. Any failure of these third parties systems to timely achieve Year 2000 compliance could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company.

  Future Capital Needs; Uncertainty of Additional Financing. USWeb and CKS Group currently anticipate that their available cash resources and credit facilities will be sufficient to meet the Combined Company's presently anticipated working capital and capital expenditure requirements for at least the next 12 months. However, the Combined Company may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Combined Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Combined Company's existing and new service offerings and competing technological and market developments. The Combined Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements, particularly as its acquisition strategy matures. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Combined Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit the Combined Company's operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require the Combined Company to relinquish its rights to certain of its intellectual property or selected business opportunities. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Combined Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Combined Company's Common Stock. If adequate funds are not available on acceptable terms, the Combined Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. See "USWeb Corporation--USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Government Regulation and Legal Uncertainties. USWeb and CKS Group are not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 (the "Telecommunications Act") imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for the Combined Company's services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Combined Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Combined Company's business, financial condition, results of operations or prospects. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the Combined Company's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Dependence on Key Accounts. CKS Group's five largest clients accounted for 39% and 37% of CKS Group's revenues for the fiscal years ended November 30, 1996 and November 30, 1997, respectively, with fluctuations in the amount of revenue contribution from each such client from quarter to quarter. Audi of America, Inc. and Computer Associates International, Inc., CKS Group's two largest clients during the fiscal year ended November 30, 1997, accounted for approximately 15% and 7% of CKS Group's revenues, respectively, during the period. Since many of CKS Group's clients generally retain CKS Group on a project by project basis, a client from whom CKS Group generates substantial revenue in one period may not be a substantial source of revenue in a subsequent period. For example, of the five largest clients (in terms of fees paid to CKS Group) during the fiscal year ended November 30, 1997, only two were in the top five for the fiscal year ended November 30, 1996. To the extent that any of CKS Group's major clients does not remain a significant source of revenues, there could be a direct and immediate material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. For instance, one of CKS Group's major clients, Barnett Bank, was acquired during the fourth quarter of 1997 and, as a result, substantially reduced its level of spending with CKS Group. This reduction in spending contributed to a significant decline in CKS Group's earnings during that quarter. Historically, CKS Group's typical project has lasted only four to six weeks, and once a project is completed there can be no assurance that a client will engage CKS Group for further services. In addition, CKS Group's clients may unilaterally reduce their use of CKS Group's services or terminate existing projects without penalty. The termination of CKS Group's business relationship with any of its significant clients or a material reduction in the use of CKS Group's services by a significant client may have a material adverse effect on the Combined Company's business, financial condition and operating results.

  Risks of Franchising. USWeb has entered into franchise agreements with certain franchisees (each an "Affiliate"), which manage a number of its consulting offices. While these agreements permit USWeb to terminate the franchise relationship if an Affiliate continues to underperform relative to other Affiliates, such an Affiliate must be given at least 12 months to improve its performance. Consequently, a significantly underperforming Affiliate could adversely affect USWeb's, and correspondingly the Combined Company's, reputation. In addition, a terminated Affiliate may refuse to comply with the terms of the franchise agreement relating to relinquishment of the USWeb brand and other USWeb intellectual property or initiate litigation against the Combined Company. The operational autonomy granted to each Affiliate through the franchise structure, together with the absence of certain territorial restrictions on its activities, may inhibit the

Combined Company's control over its market presence or enable the Affiliate to compete with company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, the Combined Company may be held by a court to be responsible for some action or liability of an Affiliate. Varying rights and protections under different state laws, lack of control of Affiliate actions, or findings of vicarious liability for Affiliate actions could have a material adverse effect on the Combined Company's business, operating results and financial condition. USWeb has been named as a defendant in a lawsuit filed in the Superior Court of California for the County of Los Angeles on June 10, 1998, by Larmark Inc. alleging, among other claims, breach of contract against USWeb's former affiliate "SystemLogic" in Santa Monica, California, and apparent agency of USWeb. USWeb believes the claims are without substantial merit and intends to defend itself vigorously against the claims made. In addition, if a significant portion of the Affiliates chose not to work cooperatively, or if any significant Affiliate or group of Affiliates were to leave the USWeb network, the network would be correspondingly weaker. Furthermore, although for a period of two years after the end of the Affiliate relationship, the Affiliate and key persons associated with the Affiliate are prohibited from certain activities in competition with the Combined Company and from soliciting the Combined Company employees for alternate employment, enforceability of these restrictions will vary depending on applicable state law. To the extent that the action or inaction of any Affiliate proves deleterious to the reputation associated with the USWeb or the Combined Company brand, the Combined Company's business, results of operations and financial condition could be materially adversely affected.

  Effect of Certain Provisions; Anti-Takeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The board of directors of the Combined Company (the "Combined Company Board") will have the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by its stockholders. The rights of the holders of the common stock of the Combined Company will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Further, certain provisions of Delaware law and the Combined Company's Certificate of Incorporation and Bylaws could delay or impede a merger, tender offer or proxy contest involving the Combined Company. While such provisions are intended to enable the Combined Company Board to maximize stockholder value, they may have the effect of discouraging takeovers which could be in the best interest of certain stockholders. There is no assurance that such provisions will not have an adverse effect on the market value of the common stock of the Combined Company. See "Comparison of Capital Stock."

  Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates beneficially own a substantial portion, although less than a majority, of the outstanding Common Stock of the Combined Company. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Combined Company. See "Principal Stockholders" and "Description of Capital Stock," "--Effect of Certain Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

  Susceptibility to General Economic Conditions. CKS Group's and USWeb's revenues and results of operations are subject to fluctuations based upon general economic conditions. If there were to be a general economic downturn or a recession in the United States, then the Combined Company expects that business enterprises, including its clients and potential clients, likely will substantially and immediately reduce their budgets. Because certain of CKS Group's and USWeb's largest clients have substantial overseas operations, their budgets may also be adversely affected by economic conditions in overseas markets, including the recent volatility in Asian and Russian economies and Asian and Russian currency and securities markets. In the event of such an economic downturn, the Combined Company's business, financial condition, results of operations and prospects would not be materially and adversely affected.

                          COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of USWeb and CKS Group and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis of accounting, assuming that 1.5 shares of USWeb Common Stock are issued in exchange for one share of CKS Group Common Stock in the Merger. This data should be read in conjunction with selected historical financial data, the unaudited pro forma combined financial information, and the separate historical financial statements of USWeb and CKS Group and notes thereto (which are included elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus). The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                      SIX MONTHS
                                                       YEAR ENDED     ENDED JUNE
                                                      DECEMBER 31,       30,
                                                     ---------------  ----------
                                                      1996     1997      1998
                                                     -------  ------  ----------
HISTORICAL--USWEB
Net loss per share--basic and diluted............... $(10.35) $(7.98)   $(2.45)
Book value per share................................ $ (1.96) $ 1.97    $ 5.38

                                                                      SIX MONTHS
                                                       YEAR ENDED     ENDED MAY
                                                      NOVEMBER 30,       31,
                                                    ----------------- ----------
                                                    1995  1996  1997     1998
                                                    ----- ----- ----- ----------
HISTORICAL--CKS GROUP
Pro forma net income per share--basic.............. $0.44 $0.61 $0.50   $0.26
Pro forma net income per share--diluted............ $0.36 $0.58 $0.47   $0.25
Book value per share(1)............................ $0.56 $4.28 $6.36   $6.51

                                                                    SIX MONTHS
                                                  YEAR ENDED          ENDED
                                                 DECEMBER 31,        JUNE 30,
                                              --------------------  ----------
                                              1995   1996    1997      1998
                                              ----- ------  ------  ----------
PRO FORMA COMBINED NET INCOME (LOSS) PER
 SHARE(2)
Per USWeb share -- basic..................... $0.29 $(0.25) $(5.11)   $(1.10)
  diluted.................................... $0.24 $(0.25) $(5.11)   $(1.10)
Per equivalent CKS Group share(3) -- basic... $0.44 $(0.38) $(7.67)   $(1.65)
  diluted.................................... $0.36 $(0.38) $(7.67)   $(1.65)

                                                                        JUNE 30,
                                                                          1998
                                                                        --------
PRO FORMA COMBINED BOOK VALUE PER SHARE(4)
Per USWeb share........................................................  $5.05
Per equivalent CKS Group share.........................................  $7.58

---------------------
(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma combined net income (loss) per share for the years ended December 31, 1995, 1996 and 1997 includes CKS Group's net income per share for the years ended November 30, 1995, 1996 and 1997, respectively. The pro forma combined net income per share for the six months ended June 30, 1998 includes CKS Group's net income per share for the six-months ended May 31, 1998.

(3) The CKS Group equivalent pro forma combined per share amounts are calculated by multiplying the combined pro forma per share amounts by the Exchange Ratio of 1.5 shares of USWeb Common Stock for each share of CKS Group Common Stock.

(4) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                         COMPARATIVE MARKET PRICE DATA

  The table below sets forth, for the calendar quarters indicated, the reported high and low closing prices of USWeb Common Stock and CKS Group Common Stock as reported on Nasdaq.

                                                                     CKS GROUP
                                                        USWEB          COMMON
                                                   COMMON STOCK(1)    STOCK(2)
                                                   --------------- -------------
                                                    HIGH     LOW    HIGH   LOW
                                                   --------------- ------ ------
   1996 CALENDAR YEAR
   First Quarter..................................     --      --  37.250 25.000
   Second Quarter.................................     --      --  43.750 24.500
   Third Quarter..................................     --      --  31.500 23.625
   Fourth Quarter.................................     --      --  29.625 18.000
   1997 CALENDAR YEAR
   First Quarter..................................     --      --  35.500 21.000
   Second Quarter.................................     --      --  34.250 21.250
   Third Quarter..................................     --      --  44.250 29.625
   Fourth Quarter.................................  13.125   8.500 43.500 11.375
   1998 CALENDAR YEAR
   First Quarter..................................  23.000  10.125 23.250 13.813
   Second Quarter.................................  36.750  17.188 26.250 17.625
   Third Quarter (through September 10, 1998).....  29.250  10.188 22.750 13.250

---------------------
(1) USWeb's Common Stock began trading on Nasdaq on December 5, 1998.

(2) CKS Group's fiscal year ends November 30 of each year. The information set forth above is presented based on calendar year quarters.

  On September 1, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices on Nasdaq were $14.44 per share of USWeb Common Stock and $14.13 per share of CKS Group Common Stock. On September 10, 1998, the closing prices on Nasdaq were $8.75 per share of USWeb Common Stock and $11.25 per share of CKS Group Common Stock.

  Because the Exchange Ratio is fixed, changes in the market price of USWeb Common Stock will affect the market value of the USWeb Common Stock to be received by stockholders of CKS Group in the Merger. USWeb stockholders and CKS Group stockholders are urged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively.

  Neither USWeb nor CKS Group has paid cash dividends. USWeb and CKS Group currently intend that the Combined Company will retain earnings for development of its business and not distribute earnings to stockholders as dividends for the foreseeable future. The declaration and payment by the Combined Company of any future dividends and the amount thereof will depend upon the Combined Company's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by the Combined Company Board.

                             USWEB SPECIAL MEETING

DATE, TIME AND PLACE OF USWEB SPECIAL MEETING

  The USWeb Special Meeting will be held at the offices of USWeb at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, on October ., 1998 at .:00 . p.m., local time.

PURPOSE

  The purpose of the USWeb Special Meeting is to consider and vote upon proposals to approve (i) the issuance of shares of USWeb Common Stock to the stockholders of CKS Group pursuant to the Reorganization Agreement ("Proposal One"); (ii) an amendment to the USWeb Certificate to change the corporate name of USWeb to "Reinvent Communications, Inc.," contingent upon consummation of the Merger ("Proposal Two"); (iii) an amendment to the USWeb Certificate to increase the authorized shares of USWeb Common Stock by 100 million shares to 200 million shares ("Proposal Three"); and (iv) such other matters as may properly come before the USWeb Special Meeting. See "Terms of the Merger" and "Additional Matters Being Submitted to a Vote of Only USWeb Stockholders-- Proposal Two--Amendment to Amended and Restated Certificate of Incorporation-- Name Change," and "Additional Matters Being Submitted to a Vote of Only USWeb Stockholders--Proposal Three--Amendment to Amended and Restated Certificate of Incorporation--Increase to Authorized Common Stock."

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of USWeb Common Stock on the USWeb Record Date are entitled to notice of and to vote at the USWeb Special Meeting. As of the
USWeb Record Date, there were approximately ^^.   stockholders of record of
USWeb Common Stock holding an aggregate of approximately ^^.   shares of USWeb
Common Stock.

  On or about September ., 1998, a notice meeting the requirements of the DGCL was mailed to stockholders of record as of the USWeb Record Date.

VOTE REQUIRED

  Under the DGCL, the charter documents of USWeb and Nasdaq rules, approval of
(i) Proposal One requires the affirmative vote of a majority of the total votes cast at the USWeb Special Meeting in person or by proxy regarding such proposal and (ii) Proposals Two and Three require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of USWeb Common Stock as of the USWeb Record Date. Each stockholder of record of USWeb Common Stock on the USWeb Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of USWeb at the USWeb Special Meeting.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of USWeb Common Stock entitled to vote at the USWeb Special Meeting shall constitute a quorum for the transaction of business at the USWeb Special Meeting. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the USWeb Special Meeting. For Proposals Two and Three, the effect of an abstention or broker non-vote is the same as a vote against such proposals. For purposes of Proposal One, abstentions are counted as votes cast and accordingly have the same effect as votes against the proposal, whereas broker non-votes are not counted as votes cast and therefore once a quorum is present, will have no effect on the proposal.

  As of the USWeb Record Date, the executive officers and directors and certain significant stockholders of USWeb owned .% of the outstanding shares of USWeb Common Stock, representing .% of the votes entitled to be cast by holders of USWeb Common Stock issued and outstanding as of the USWeb Record

Date. Each executive officer and director of USWeb and certain stockholders has entered into a Voting Agreement with CKS Group obligating such officer, director, and stockholder, among other things, to vote his, her or their shares of USWeb Common Stock in favor of approval of the issuance of USWeb Common Stock pursuant to the Reorganization Agreement. In addition each of these executive officers, directors and significant stockholders has granted the CKS Group Board an irrevocable proxy entitling them to vote all USWeb securities held by such executive officers, directors and significant stockholders in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. See "Terms of the Merger--Voting Agreements" and "--Conditions to the Merger."

PROXIES

  Each of the persons named in the proxy is an officer of USWeb. All shares of USWeb Common Stock that are entitled to vote and are represented at the USWeb Special Meeting either in person or by properly executed proxies received prior to or at the USWeb Special Meeting and not duly and timely revoked will be voted at the USWeb Special Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the issuance of shares of USWeb Common Stock pursuant to the Reorganization Agreement and the amendments to the USWeb Certificate.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of USWeb at or before the taking of the vote at the USWeb Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of USWeb before the taking of the vote at the USWeb Special Meeting; or (iii) attending the USWeb Special Meeting and voting in person (although attendance at the USWeb Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to USWeb at 2880 Lakeside Drive, Suite 300, Santa Clara, California, 95054, Attention:
Secretary, or hand delivered to the Secretary of USWeb, in each case at or before the taking of the vote at the USWeb Special Meeting.

SOLICITATION OF PROXIES; EXPENSES

  The cost of the solicitation of USWeb stockholders will be borne by USWeb. In addition, USWeb may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain USWeb directors, officers and regular employees personally or by telephone, telegram, letter or facsimile. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition,
USWeb has retained        to assist in the solicitation of proxies from
brokers, nominees, institutions and individuals at an estimated fee of $. plus reimbursement of reasonable expenses. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and USWeb will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

RECOMMENDATIONS OF USWEB BOARD OF DIRECTORS

  The USWeb Board by unanimous vote of the directors at the special meeting of the USWeb Board on September 1, 1998 approved the Reorganization Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, USWeb and its stockholders. After careful consideration, the USWeb Board unanimously recommends a vote in favor of Proposals One, Two and Three.

                           CKS GROUP SPECIAL MEETING

DATE, TIME AND PLACE OF CKS GROUP SPECIAL MEETING

  The CKS Group Special Meeting will be held at Hotel .,         ,         ,
California     , on October ., 1998 at .:00 ..m., local time.

PURPOSE

  The purpose of the CKS Group Special Meeting is to consider and vote upon
(i) a proposal to approve and adopt the Reorganization Agreement and to approve the Merger, and (ii) such other matters as may properly come before the CKS Group Special Meeting.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of CKS Group Common Stock on the CKS Group Record Date (September ., 1998) are entitled to notice of, and to vote at, the CKS Group Special Meeting. As of the CKS Group Record Date, there were approximately . stockholders of record holding an aggregate of approximately . shares of CKS Group Common Stock.

  On or about September ., 1998, a notice meeting the requirements of the DGCL was mailed to stockholders of record as of the CKS Group Record Date.

VOTE REQUIRED

  Under the DGCL, the CKS Group Certificate and CKS Group Bylaws and Nasdaq rules, the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of CKS Group Common Stock outstanding as of the CKS Group Record Date is required to approve and adopt the Reorganization Agreement and to approve the Merger. Because an absolute majority of the outstanding shares of CKS Group Common Stock is required, the effect of an abstention or a broker non-vote is the same as that of a vote against the proposal. Each stockholder of record of CKS Group Common Stock on the CKS Group Record Date will be entitled to cast one vote per share on each matter to be acted upon at the CKS Group Special Meeting.

  The representation, in person or by proxy, of at least a majority of the outstanding shares of CKS Group Common Stock entitled to vote at the CKS Group Special Meeting shall constitute a quorum for the transaction of business at the CKS Group Special Meeting.

  As of the CKS Group Record Date, the executive officers and directors and a significant stockholder of CKS Group owned approximately .% of the issued and outstanding shares of CKS Group Common Stock. Each of these executive officers, directors and significant stockholder have entered into a Voting Agreement with USWeb obligating such officer and director, among other things, to vote his, her or its shares of CKS Group Common Stock in favor of approval of the Reorganization Agreement and the Merger. See "Terms of the Merger-- Voting Agreements" and "--Conditions to the Merger." In addition each of these executive officers, directors and significant stockholder has granted the USWeb Board an irrevocable proxy entitling them to rate all CKS Group Common Stock held by such executive officers, directors and significant stockholder in favor of approval and adoption of the Reorganization Agreement and approval of the Merger.

PROXIES

  Each of the persons named in the proxy is an officer of CKS Group. All shares of CKS Group Common Stock that are entitled to vote and are represented at the CKS Group Special Meeting either in person or by properly executed proxies received prior to or at the CKS Group Special Meeting and not duly and timely revoked will be voted at the CKS Group Special Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted to approve and adopt the Reorganization Agreement and to approve the Merger.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of CKS Group at or before the taking of the vote at the CKS Group Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of CKS Group before the taking of the vote at the CKS Group Special Meeting; or (iii) attending the CKS Group Special Meeting and voting in person (although attendance at the CKS Group Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to CKS Group at 10441 Bandley Drive, Cupertino, California 95014,
Attention: Secretary, or hand-delivered to the Secretary of CKS Group, in each case at or before the taking of the vote at the CKS Group Special Meeting.

SOLICITATION OF PROXIES; EXPENSES

  The cost of solicitation of CKS Group Stockholders will be borne by CKS Group. In addition, CKS Group may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials such beneficial owners. In addition, proxies also may be solicited by certain directors, officers and employees of CKS Group personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation. CKS Group has retained MacKenzie Partners, an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $. plus reimbursement of reasonable expenses. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and USWeb will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

NO APPRAISAL RIGHTS

  In connection with the Merger, CKS Group stockholders are not entitled to appraisal rights under the DGCL. See "Approval of the Merger and Related Transactions--No Appraisal Rights." Accordingly, CKS Group stockholders who do not wish to receive shares of USWeb Common Stock in exchange for their shares of CKS Group Common Stock must liquidate their investment by selling their CKS Group Common Stock prior to the consummation of the Merger.

RECOMMENDATIONS OF CKS GROUP BOARD OF DIRECTORS

  The CKS Group Board, by unanimous vote of the directors at the special meeting of the CKS Group Board on September 1, 1998 approved the Reorganization Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, CKS Group and its stockholders. After careful consideration, the CKS Group Board unanimously recommends a vote in favor of approval and adoption of the Reorganization Agreement and in favor of approval of the Merger.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

  The following discussion summarizes the proposed Merger and related transactions. The following is not, however, a complete statement of all provisions of the Reorganization Agreement and related agreements. Detailed terms of and conditions to the Merger and certain related transactions are contained in the Reorganization Agreement, a conformed copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A. Reference is also made to the other Annexes hereto. Statements made in this Joint Proxy Statement/Prospectus with respect to the terms of the Merger and such related transactions are qualified in their respective entireties by reference to the more detailed information set forth in the Reorganization Agreement and the other Annexes hereto. Other than statements of historical facts, statements made in this section including statements as to the benefits expected to result from the Merger and as to the future financial performance and the analyses performed by the financial advisors of USWeb and CKS Group are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

JOINT REASONS FOR THE MERGER

  The Boards of Directors of USWeb and CKS Group have each determined that, compared to their respective companies on a stand-alone basis, Reinvent Communications would have the potential to realize improved long-term operating and financial results and a stronger competitive position. With the Internet emerging as a platform for new modes of business communication and interaction and new forms of business, each of USWeb and CKS Group were shaping their companies to become integrated providers of the full spectrum of service offerings needed by clients preparing to compete in this new business environment. USWeb is a leading provider of Internet consulting services, with strong technology offerings, while CKS Group is a leading provider of integrated marketing communications services, with a strong creative practice. Reinvent Communications will be able to offer clients a broad spectrum of integrated Internet systems and marketing communications services from a single source. USWeb and CKS Group believe that this broad and deep range of expertise and experience, together with their combined and expanded management talent and business systems and processes, will establish Reinvent Communications as a leading partner for clients seeking to participate in and profit from the new business environment created by the emergence of the Internet.

  Each company's Board of Directors has identified a number of additional potential mutual benefits of the Merger that they believe will contribute to the success of Reinvent Communications. These potential benefits include principally the following:

    With its comprehensive service offerings, Reinvent Communications will have the opportunity to increase its market penetration with existing Fortune 500 enterprise accounts, particularly those who need or desire to obtain integrated Internet systems and communications services from a single source;

    The Combined Company should be able to use its leadership position and brand recognition (with USWeb's widely recognized strength in Internet technology and CKS Group's widely recognized strength in creative services) to support Reinvent Communication's efforts to broaden the market, increase the demand for its services and win new enterprise accounts;

    The combination should accelerate the two companies' efforts to offer a full spectrum of integrated technology and communications services, giving Reinvent Communications a strong position for selling its services to clients who the companies believe are increasingly making purchasing decisions regarding Internet systems and communications services with input and influence from both information systems executives and marketing executives;

    The two companies' complementary service offerings and limited overlap of existing customers provide the opportunity to cross-sell services in the areas of their respective strengths, thereby creating the potential for increased revenue per customer;

    The diversification of service offerings and customer base, and the increased scale of the business should give Reinvent Communications improved stability, with reduced risk of volatility of financial performance;

    The creation of a larger organization, a higher market profile and greater financial strength, with correspondingly increased marketing capability, is expected to increase Reinvent Communications' sales opportunities both in the United States and internationally; and

    The combined experience, financial resources, size and breadth of service offerings of Reinvent Communications are expected to allow Reinvent Communications to respond more quickly and effectively to increased competition and market demands in an industry experiencing rapid innovation and change.

    The strength of the combined management team and the immediate addition of talented senior executives upon consummation of the Merger will help Reinvent Communications as it seeks to establish and maintain a leadership position in integrated Internet systems and marketing communications services.

    The potential for cost savings on a percentage-of-revenue basis, through integration of facilities and other economies of scale, could yield improved operating results for Reinvent Communications.

  USWeb and CKS Group have each identified additional separate reasons for the Merger, which are discussed below. However, each Board of Directors recognizes that the potential benefits of the Merger may not be realized. See "Risk Factors."

USWEB'S REASONS FOR THE MERGER

  The USWeb Board considered the proposed Merger at board meetings on August 24, 27 and 30, and by unanimous vote of the directors at the special meeting of August 30, 1998 approved the Reorganization Agreement and the transactions contemplated thereby (including the issuance of USWeb Common Stock in the Merger and the proposed amendments to the USWeb Certificate) and determined that the Merger and other transactions contemplated by the Reorganization Agreement are fair to, and in the best interests of, USWeb and its stockholders.

  In addition to the anticipated joint benefits described above, the USWeb Board believes that the following are additional reasons the Merger will be beneficial to USWeb and for stockholders of USWeb to vote FOR the issuance of the shares of USWeb Common Stock pursuant to the Reorganization Agreement and the proposed amendments to the USWeb Certificate:

    Given the complementary nature of the service offerings of USWeb and CKS Group, the Merger will enhance the opportunity for the realization of USWeb's strategic objective of being the leading provider of services to clients seeking to participate in and profit from the new business environment created by the emergence of the Internet; and

    The Merger is expected to provide an opportunity for expanded sales of USWeb's technology services to current CKS Group customers. In many instances, the same groups of executives are the decision makers regarding purchases of USWeb and CKS Group services; and

    As a result of the Merger, USWeb stockholders should benefit from owning part of a larger and financially stronger enterprise.

  The USWeb Board considered a number of factors relating to the Merger, including, but not limited to, the following: (i) the strategic benefits of the Merger; (ii) historical information concerning USWeb's and CKS Group's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the SEC; (iii) USWeb management's view of the financial condition, results of operations and businesses of USWeb and CKS Group before and after giving effect to the Merger and the USWeb Board's assessment of their effect on short- and long-term stockholder value; (iv) current financial market conditions and historical market prices, volatility and trading information with respect to USWeb Common Stock and CKS Group Common Stock; (v) the consideration to be paid to CKS Group stockholders in the Merger relative to comparable merger transactions; (vi) the belief that the terms of the Reorganization Agreement and the other agreements contemplated thereby, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vii) the potential for other third parties to enter into strategic relationships with or to acquire CKS Group;
(viii) USWeb management's view of the prospects of USWeb as a stand-alone entity; (ix) the impact of the Merger on USWeb's customers and employees; and
(x) advice from management, legal, financial and accounting advisors as to the results of the due diligence investigation of CKS Group concerning the business, technology, products, operations, properties, assets, financial condition, operating results and prospects of CKS Group as well as trends in CKS Group's business and financial results. The USWeb Board also considered the terms of the Reorganization Agreement regarding USWeb's and CKS Group's respective rights to consider and negotiate other acquisition proposals in certain circumstances, the possible effects of the provisions regarding termination fees, cross-options and voting agreements and CKS Group's representation on the Board of Directors of Reinvent Communications. In addition, the USWeb Board noted that the Merger is expected to be accounted for as a pooling of interests and that no goodwill is expected to be recognized by Reinvent Communications as a result thereof. The USWeb Board also considered financial presentations by Morgan Stanley, including the opinion of Morgan Stanley that as of August 30, 1998, and subject to the assumptions set forth therein, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to USWeb stockholders.

  The USWeb Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the risk that the issuance of USWeb Common Stock in the Merger could be dilutive to USWeb stockholders if anticipated synergies are not realized; (iii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) USWeb's sales and operating results, (b) USWeb's ability to attract and retain key management, marketing and technical personnel and (c) the progress of certain initiatives to increase USWeb's creative service offerings; (iv) the significant risks related to integrating the two companies, including risks related to duplicate facilities and personnel; (v) the substantial charges to be incurred in connection with the Merger, including the costs of integrating the businesses and transaction expenses arising from the Merger; (vi) the risk that despite the efforts of Reinvent Communications, key technical, sales, support and management personnel might not remain employed by Reinvent Communications; and (vii) the risks identified under "Risk Factors."

  The USWeb Board believed that certain of these risks were unlikely to occur or unlikely to have a material impact on Reinvent Communications, while others could be avoided or mitigated by USWeb or by Reinvent Communications, and that, overall, the risks associated with the Merger were outweighed by the potential benefits of the Merger.

  The foregoing discussion of the information and factors considered by the USWeb Board is not intended to be exhaustive but is believed to include all material factors considered by the USWeb Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the USWeb Board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the USWeb Board may have given different weight to different factors.

CKS GROUP'S REASONS FOR THE MERGER

  The CKS Group Board considered the proposed Merger at special board meetings held on August 26, 30 and 31 and, at the special meeting held on September 1, 1998, unanimously approved the Reorganization Agreement and the Merger. The CKS Group Board determined that the Merger, the Reorganization

Agreement and the transactions contemplated thereby are fair to, and in the best interests of, CKS Group and its stockholders. In arriving at its decision to approve the Reorganization Agreement and the Merger, the CKS Group Board considered a number of factors, including the reasons set forth under "--Joint Reasons for the Merger." In particular, the CKS Group Board considered: (i) the strategic benefits expected from the Merger, and the anticipated effect of the Merger on long-term stockholder value, in light of the business, financial condition, results of operations and prospects of CKS Group and USWeb, the current economic and industry environment, the risks and uncertainties of proceeding as a separate stand-alone company, and the relative advantages and disadvantages of a number of other strategic alternatives, taking into account the risks and uncertainties associated with such alternatives; (ii) the fact that the Exchange Ratio represented a premium of 53% to CKS Group stockholders based on the closing prices of USWeb Common Stock and CKS Group Common Stock on September 1, 1998 and a premium based on the average closing prices of USWeb and CKS Group Common Stock in recent historical periods; (iii) the immediate access to specific technical skills and depth of technical talent that USWeb possesses; (iv) the opportunity for CKS Group stockholders to participate in a combined company with the potential for a higher blended growth rate than CKS Group as a stand-alone company; (v) the complementary characteristics of the respective business and management philosophies and corporate cultures of CKS Group and USWeb; (vi) the potential benefits of the Merger to CKS Group's customers and employees; (vii) the potential for reduced stockholder risk after the Merger as a result of the diversification of service offerings and revenue bases; (viii) USWeb's experience in integration of other entities which is necessary to support a growth model driven by acquisitions; (ix) the fairness to CKS Group of the terms and conditions of the Reorganization Agreement, which were the product of extensive arm's length negotiations; (x) the opinion of Goldman Sachs that the Exchange Ratio was fair to the holders of CKS Group Common Stock, as of the date of such opinion, from a financial point of view; (xi) the fact that the Merger is expected to qualify as a tax-free reorganization (generally enabling CKS Group stockholders to exchange their stock in CKS Group for stock of the Combined Company without having current taxes due); and (xii) the expectation that the Merger will be accounted for as a pooling of interests (and is conditioned on the receipt of letters from the two companies' independent public accountants stating that the independent accountants concur with the conclusions of the two companies' managements that the Merger will qualify for such treatment) and that no goodwill charges will be recognized by Reinvent Communications as a result of the Merger.

  In addition to the anticipated benefits described above, the CKS Group Board believes that the following are additional reasons the Merger will be beneficial to CKS Group and for stockholders of CKS Group to vote FOR the approval of the Merger and the approval and adoption of the Reorganization Agreement.

    Given the complementary nature of the service offering of USWeb and CKS Group, the Merger is expected to enhance the opportunity to realize CKS Group's strategic objective of diversifying and building upon its core strengths in marketing communication services;

    The Merger is expected to provide an opportunity for expanded sales of CKS Group's marketing communications services to current USWeb customers. In many instances, the decision makers for purchasing USWeb and CKS Group products are the same groups of executives at the companies' clients; and

    As a result of the Merger, CKS Group stockholders will own part of a larger enterprise with a broader range of products and services and a larger and more diverse client base.

  In assessing the Merger, the CKS Group Board considered a number of sources of information, including (i) historical information concerning the respective businesses, financial performance, condition, operations and results of operations, technology, management style, competitive position, trends and prospects of USWeb and CKS Group and the CKS Group Board's assessment of that information; (ii) SEC filings by USWeb; (iii) current and historical market prices, volatility and trading data for the two companies; (iv) information and advice based on the results of due diligence investigations by members of the CKS Group Board and management and CKS Group's legal, financial and accounting advisors concerning the business, technology, products, operations, properties, assets, financial condition, operating results and prospects of USWeb, trends in USWeb's business and financial results and the capabilities of USWeb's management team; (v) reports from Goldman Sachs on companies comparable to USWeb and other financial analyses performed by Goldman Sachs; (vi) reports from management relating to the prospects for successful integration of the two companies; and (vii) reports by Gray Cary Ware & Freidenrich LLP ("GCW&F"), CKS Group's special legal counsel, on the terms of the Reorganization Agreement and related agreements, and an evaluation of those terms in comparison to the terms of other recent mergers and acquisitions.

  The CKS Group Board also identified and considered a number of uncertainties and risks in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized, if at all; (ii) the potential effects of the public announcement of the Merger on CKS Group's stock price, sales, customer relations and operating results and CKS Group's ability to attract and retain key management, creative, account and technical personnel; (iii) the risk that despite the efforts of Reinvent Communications, key management, creative, account and technical personnel might not choose to remain employed by Reinvent Communications; (iv) the risk of market confusion and potential delay or reduction in or cancellation of project engagements; (v) the risk of loss of current product brand awareness before the Combined Company's new brand name gains market acceptance; (vi) the risk that Reinvent Communications would be unable to sustain profitability after the Merger; (vii) the risk that the Combined Company would experience slow growth relative to USWeb's prior growth rate and (viii) the other risks associated with the businesses of CKS Group, USWeb and the Combined Company and the Merger described under "Risk Factors" herein.

  The CKS Group Board believed that certain of these risks were unlikely to occur or unlikely to have a material impact on Reinvent Communications, while others could be avoided or mitigated by CKS Group or by Reinvent
Communications, and that, overall, the risks associated with the Merger were outweighed by the potential benefits of the Merger.

  The foregoing discussion of the information and factors considered by the CKS Group Board is not intended to be exhaustive but is believed to include all material factors considered by the CKS Group Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the CKS Group Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the CKS Group Board may have given different weight to different factors.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

  It has been a regular practice of senior management of CKS Group to meet periodically to review CKS Group's corporate strategies, technology vision, internal product development and acquisition plans, as well as to assess the impact on CKS Group of trends in the marketplace. This review has included an assessment of various alternatives to expand CKS Group's geographic reach and to strengthen CKS Group's position relative to both its traditional peers and new entrants into the market for integrated marketing communications services. Beginning in April 1998, CKS Group consulted with Goldman Sachs regarding potential business combinations. Goldman Sachs was consulted on the basis of its reputation, experience and expertise, and its historical relationship with CKS Group, having acted as the managing underwriter of CKS Group's initial public offering in December 1995 and its follow-on offering of shares in June 1996. Preliminary discussions with several companies were pursued during the period from May 1998 through July 1998, but none of these developed into meaningful proposals. On June 16, 1998 a transaction review committee consisting of certain members of the CKS Group Board was formed to review strategic opportunities and alternatives, including possible business combinations, for possible further consideration by the full CKS Board.

  USWeb and CKS Group have been generally familiar with each others' services since USWeb's inception because both companies are leaders in their related fields and both sell services to a number of the same clients. In addition, CKS Group and USWeb have a common, significant stockholder who suggested to executives of both companies that the companies consider a combination. Thereafter, on July 28, 1998,

Mr. Kvamme, Chief Executive Officer of CKS Group, telephoned Mr. Corey, President of USWeb, to discuss USWeb's and CKS Group's respective business strategies. Following the meeting, Mr. Corey consulted with members of USWeb management and Mr. Kvamme consulted with certain members of CKS Group's management and with representatives of Goldman Sachs.

  On July 31, 1998, Mr. Firmage, Chief Executive Officer of USWeb, accompanied by Mr. Corey, met with Mr. Kvamme, who was accompanied by Mr. Clarkson, Executive Vice President, Operations, CKS Technology Group, CKS International and Business Development and Secretary for CKS Group, and Mr. Thomas Suiter, Executive Vice President and Chief Creative Officer of CKS Group. At this meeting, those present discussed on a preliminary basis a possible business combination between USWeb and CKS Group. Following the meeting Mr. Kvamme consulted with a member of the transaction committee of the CKS Group Board.

  On August 3, 1998, USWeb and CKS Group executed a confidentiality agreement. On the evening of August 3, 1998, and the morning of August 4, 1998, Mr. Corey and Mr. Firmage, accompanied by Ms. Aver, Chief Financial Officer of USWeb, and Mr. Laube, Chief Technical Officer of USWeb, met with Mr. Kvamme and Mr. Clarkson, who were accompanied by Mr. Carlton Baab, Chief Financial Officer of CKS Group, Mr. Suiter, Chief Creative Officer of CKS Group, and Ian Small, Chief Technical Officer of CKS Group. At these meetings, the management of the two companies discussed the strategic and cultural fit of the organizations. After the meetings, Mr. Firmage and Mr. Kvamme discussed in broad terms the financial structure of a possible business combination transaction. They spoke again on August 5, 1998, to confirm that the ranges of financial terms each would consider for a business combination were such as to merit pursuing further discussions.

  On August 6, 1998, Ms. Aver spoke with Mr. Baab regarding the procedures they might use for review of each other's financial and other business information in connection with considering a possible business combination.

  On August 7, 1998, USWeb retained Morgan Stanley as its financial advisor in connection with a possible business combination with CKS Group. On the afternoon of August 7, 1998, Ms. Aver and Mr. Firmage met with representatives of Morgan Stanley to discuss the possible business combination. On the evening of August 7, 1998, Mr. Firmage and Mr. Kvamme met to continue outlining the possible terms of such a transaction, and to consider the percentage of the Combined Company that would be allocated to each company's existing equity holders.

  On August 10, 1998, Messrs. Baab and Small met with representatives of Goldman Sachs to review their preliminary financial and transaction analysis.

  On August 11, 1998, Ms. Aver, Messrs. Baab and Small, other executives of CKS Group and USWeb, and representatives of Goldman Sachs and Morgan Stanley met to begin reviewing each company's financial information and to conduct due diligence.

  On August 16 and 17, 1998, Mr. Kvamme spoke with Mr. Firmage to further discuss the merits of proceeding with the proposed transaction.

  On August 19, 1998, Messrs. Kvamme, Baab, Suiter, and Clarkson, along with other members of the management of CKS Group and representatives of Goldman Sachs, met with Messrs. Firmage and Corey, along with Ms. Aver, other members of USWeb management, and representatives of Morgan Stanley. During this meeting, Mr. Firmage and Mr. Kvamme continued to discuss the possible terms of a transaction including the percentage of the Combined Company that would be allocated to each companies' existing equity holders.

  On August 22 and 23, 1998, the management teams of the two companies, accompanied by financial representatives and legal counsel, met to conduct financial and legal due diligence. At these meetings the parties discussed, among other things, the companies' accounting and other policies, operational issues associated with a potential business combination and opportunities for the combined companies. During these meetings, extensive discussion occurred regarding the proper basis on which to measure the fully weighted number of shares of USWeb Common Stock outstanding as well as what fixed exchange ratio would be appropriate for the transaction.

  On August 24, 1997, the USWeb Board held a special meeting at which representatives of Morgan Stanley and Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), USWeb's legal counsel, were present. During this meeting, Mr. Firmage updated the USWeb Board on the conversations to date with CKS Group and its representatives. Mr. Firmage also discussed the commercial and strategic rationales for the proposed business combination, many of which are discussed above in "--Joint Reasons for the Merger" and "-- USWeb's Reasons for the Merger." The USWeb Board authorized USWeb's management to continue discussions with CKS Group. Representatives of WSGR briefed the USWeb Board on its fiduciary duties in connection with the Merger.

  During the period from August 24, 1998 through August 28, 1998, USWeb and CKS Group exchanged information and the two companies' management teams and legal, financial and accounting advisors continued business, financial, legal and accounting due diligence.

  On August 25 and 26, 1998, WSGR delivered to GCW&F a draft of a proposed Reorganization Agreement and related documents.

  On August 26, 1997, the CKS Group Board held a special telephonic meeting at which representatives of Goldman Sachs were also present. During this meeting, CKS Group management updated the CKS Group Board on the discussions to date and the potential benefits of the proposed combination with USWeb. The CKS Group Board heard reports from Mr. Kvamme on the status of discussions relating to the proposed Merger, the results of meetings between members of CKS Group management and USWeb management, and the results of management's initial "due diligence" investigation of USWeb. The CKS Group Board also heard a report on the preliminary results of Goldman Sachs' financial "due diligence"on USWeb, including USWeb's history of corporate acquisitions, the accounting methods used by USWeb in connection with its corporate acquisitions, and the acceptance by Wall Street equity analysts of a "cash EPS" model for evaluating USWeb. The CKS Group Board discussed USWeb's business and history, the strategic rationale for the Merger, CKS Group's long-term strategy and alternatives, the evolving competitive environment facing CKS Group, and the potential strategic advantages of a combination with USWeb, including (i) the ability to offer broader solutions to clients and the increased competitive strength of the Combined Company, (ii) the complementary nature of the two companies' customer bases, (iii) the complementary nature of the two companies' workforces, and (iv) the resulting possibility of increased stockholder value. In addition, the CKS Group Board discussed a number of other alternatives available to CKS Group, including the possibility of other strategic relationships and the possibility of continued operation as a stand-alone company. The CKS Group Board also discussed possible financial terms for a combination, the compatibility of the two companies' corporate cultures and strategic visions, and the capabilities of USWeb's management team. In addition, the CKS Group Board discussed at length a number of potential risks relating to the proposed Merger, including (i) the limited operating history of USWeb and its lack of positive earnings, (ii) risks associated with past acquisitions by USWeb (including goodwill amortization and related accounting issues), (iii) potential future dilution from earn-out provisions, and revenue trends following the end of earn-out periods, (iv) differences between the two companies' growth rates and stockholder bases, and (v) the possibility of trading pressure on the two companies' stocks following a Merger announcement. At the conclusion of the meeting, the CKS Group Board directed management to continue discussions with USWeb and to report further to the Board.

  On August 27, 1998, CKS Group directors Lamond, Balkanski, Kvamme and Suiter visited USWebs' headquarters and met with Messrs. Firmage and Corey. Messrs. Corey and Firmage gave a presentation on USWeb's business, long-term strategies, capacities and clients.

  On August 27, 1998, the USWeb Board held a special meeting at which representatives of Morgan Stanley and WSGR were present. The USWeb Board reviewed the potential benefits of the Merger to USWeb and its stockholders and the potential effect of the Merger on stockholder value, in light of the financial condition and prospects of USWeb and CKS Group and the current economic and industry environments, and other possible strategic alternatives reasonably available to USWeb. In addition, at the request of the USWeb Board, Morgan Stanley made a presentation with respect to a potential business combination with CKS Group. During this presentation, Morgan Stanley, among other things, reviewed certain comparative financial information concerning CKS Group and USWeb based on historical financial results and publicly available industry analyst estimates, CKS Group's products and business, CKS Group's historic stock performance, certain financial analyses and strategic considerations concerning a possible business combination with CKS Group. In addition, representatives of WSGR reviewed with the USWeb Board the terms of the draft Reorganization Agreement and related documentation. In addition to discussions concerning the exchange ratio, matters discussed included CKS Group's requests that following the closing of the Merger the USWeb Board include at least two CKS Group representatives (Mr. Kvamme and Mr. Suiter), proposed restrictions on USWeb acquisition activities pending consummation of the Merger, proposed no-shop restrictions on USWeb, and the provisions for reciprocal break-up fees.

  On August 28 and 29, 1998, representatives of WSGR and GCW&F continued negotiations concerning the proposed terms and conditions contained in the draft documents. In addition, members of management of both companies met to further discuss potential transition and integration arrangements and organizational and management structures and arrangements for the Combined Company. On August 29, 1998, representatives of CKS Group requested that the exchange ratio in the transaction be adjusted if the stock price of USWeb Common Stock at the closing of the Merger was outside a certain range.

  On August 30, 1998, representatives of USWeb responded that such a condition was unacceptable. After substantial negotiation, the parties tentatively agreed to set the exchange ratio at 1.5 and to proceed without any conditions or adjustment provisions related to stock price performance. USWeb's and CKS Group's legal counsel, financial advisors and certain executive officers continued to negotiate additional material unresolved terms of the Reorganization Agreement and related documents throughout the day, including the termination rights relating to the Reorganization Agreement, the conditions upon which any breakup fees would be payable and the amount of such fees, and the representations, warranties and covenants to be made.

  On the afternoon of August 30, 1998, the USWeb Board held a special meeting at which representatives of Morgan Stanley and WSGR were present. Representatives of WSGR explained the determinations to be made regarding the Reorganization Agreement previously distributed. USWeb management also reported on the results of their due diligence investigation over the previous weeks and responded to questions regarding various aspects of the Merger. Representatives of Morgan Stanley made formal presentations to the USWeb Board regarding the proposed transaction, including the delivery of an oral opinion (which opinion was later confirmed in writing) regarding the fairness of the proposed exchange ratio from a financial point of view to USWeb, and reviewed detailed financial analyses and pro forma and similar information with respect to the companies. See "--Opinion of USWeb's Financial Advisor." The USWeb Board then by unanimous vote of the directors approved the Reorganization Agreement and the transactions contemplated thereby and determined that the Merger was fair to, and in the best interests of, USWeb and its stockholders.

  On the evening of August 30, 1998, the CKS Group Board held a special meeting at which representatives of Goldman Sachs, KPMG Peat Marwick and GCW&F were also present. GCW&F briefed the CKS Group Board on its fiduciary duties in connection with the Merger, the proposed Reorganization Agreement and the agreements contemplated thereby, and presented the results of GCW&F's legal due diligence. In addition, GCW&F delivered a summary and analysis of the principal terms of the proposed Reorganization Agreement, Stock Option Agreements, Voting Agreements, Holder Agreements and non-competition agreements, together with the remaining unresolved issues. Representatives of Goldman Sachs reviewed its financial analyses with respect to the companies and the proposed Merger and advised the CKS Group Board that it was prepared to deliver a fairness opinion in connection with the Merger. Representatives of KPMG Peat Marwick discussed the results of their due diligence investigation of USWeb. The CKS Group Board considered the rationale for the Merger, including the reasons summarized above under the heading "CKS Group's Reasons for the Merger." In particular the CKS Group Board considered the likely benefits of the Merger, including the synergies to be derived from combining the complementary service offerings of the two companies, the opportunities for increased sales and the potential benefits to CKS Group stockholders of owning part of a larger corporation with a broader range of products and services and a larger more diverse client base. In addition, the CKS Group Board discussed the risks entailed in combining the two businesses, including the possible market response to the announcement of the Merger, the potential future impact of past acquisitions by USWeb on USWeb's business, financial results and outstanding shares; USWeb's limited operating history; and the other risk factors described above under "Risk Factors" and "CKS Group Reasons for the Merger." After lengthy deliberations regarding the proposed Merger (including deliberations by the full board and by the non-executive directors separately in executive session), the meeting was adjourned with an agreement to reconvene the following evening. On August 31, 1998, the CKS Group Board held a special meeting during which the CKS Group Board continued its deliberations regarding the proposed Merger. At the conclusion of the meeting, the CKS Group Board directed Mr. Kvamme to communicate certain issues and concerns to USWeb, and to request that Messrs. Firmage and Corey meet with Michael Slade, a director of CKS Group, the next day.

  On August 31 and September 1, 1998, USWeb's and CKS Group's management and legal counsel completed a number of open details of the Reorganization Agreement and the other agreements contemplated thereby and continued to negotiate a number of remaining unresolved differences regarding termination rights, break-up fees, employee benefits and other issues.

  On the morning of September 1, 1998, Messrs. Firmage and Corey met with Mr. Slade to discuss USWeb's business strategy and its ability to manage growth. On the afternoon of the same day, the CKS Group Board held a special meeting at which representatives of Goldman Sachs and GCW&F were also present. Mr. Kvamme reviewed the results of his further discussions with Mr. Firmage regarding the proposed exchange ratio. Representatives of GCW&F reported on the completion of the details of the Reorganization Agreement. Goldman Sachs delivered its opinion that the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to holders of CKS Group Common Stock as of such date. The CKS Group Board concluded, by a unanimous vote, that the Merger was fair to, and in the best interests of, CKS Group and its stockholders and approved the Reorganization Agreement.

  Following the approval of the Boards of CKS Group, USWeb and Merger Sub, the Reorganization Agreement was executed by all parties, and a press release announcing the execution of the Reorganization Agreement was issued.

OPINION OF USWEB'S FINANCIAL ADVISOR

  Pursuant to a letter agreement dated as of August 7, 1998 (the "Engagement Letter"), Morgan Stanley provided to USWeb financial advisory services and a financial fairness opinion in connection with the Merger. Morgan Stanley was selected by the USWeb Board to act as USWeb's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of USWeb. At the meeting of the USWeb Board on August 30, 1998, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of August 30, 1998, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to USWeb.

  THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED AUGUST 30, 1998, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. USWEB STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE USWEB

BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE REORGANIZATION AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION; IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF USWEB COMMON STOCK AS TO HOW TO VOTE AT THE USWEB SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In connection with rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of USWeb and CKS Group, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning USWeb and CKS Group prepared by the management of USWeb and CKS Group, respectively; (iii) discussed the past and current operations and financial condition and the prospects of USWeb, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of USWeb; (iv) discussed the past and current operations and financial condition and the prospects of CKS Group, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of CKS Group; (v) reviewed the pro forma impact of the Merger on the earnings per share of USWeb; (vi) reviewed the reported prices and trading activity for the USWeb Common Stock and CKS Group Common Stock; (vii) compared the financial performance of USWeb and CKS Group and the prices and trading activity of the USWeb Common Stock and CKS Group Common Stock with that of certain other publicly-traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
(ix) reviewed and discussed with the senior managements of USWeb and CKS Group their strategic rationales for the Merger; (x) participated in discussions and negotiations among representatives of USWeb and CKS Group and their financial and legal advisors; (xi) reviewed the draft Merger Agreement and certain related agreements; and (xii) performed such other analyses as Morgan Stanley deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to strategic, financial and operational benefits anticipated from the Merger provided by USWeb and CKS Group, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of USWeb and CKS Group, respectively. Morgan Stanley relied upon the assessment by the managements of USWeb and CKS Group of their ability to retain key employees of USWeb and CKS Group. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of USWeb and CKS Group of the strategic and other benefits expected to result from the Merger. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of USWeb and CKS Group of USWeb's and CKS Group's technologies, products, and services, the timing and risks associated with the integration of CKS Group with USWeb, the timing and risks associated with USWeb's ongoing acquisition program, and the validity of, and risks associated with, USWeb's and CKS Group's existing and future technologies, products, and services. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities or technologies of USWeb or CKS Group, nor have we been furnished with any such appraisals. In addition, Morgan Stanley assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Code and will be consummated in accordance with the terms set forth in the Reorganization Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

  The following is a brief summary of certain of the analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated August 30, 1998.

  Comparative Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of USWeb and CKS Group and compared such performance with that of three groups of companies. The first group included International Network Services, Exodus Communications and Doubleclick (collectively, the "Internet Services Index"). The second group included Omnicom Group, Interpublic Group, WPP Group, Snyder Communications, Young & Rubicam, Cordiant Communications Group, True North Communications, TMP Worldwide and Think New Ideas (collectively, the "Marketing Index"). The third group included Electronic Data Systems, Computer Sciences, Keane, Cambridge Technology Partners, Sapient, Computer Horizons, Renaissance Worldwide, Answerthink Consulting Group, Technology Solutions, Whittman Hart and Diamond Technology Partners (collectively, the "Systems Index"). Morgan Stanley observed that over the period from August 28, 1997 to August 28, 1998, the market price of USWeb Common Stock increased 81%, compared with a decrease of 49% for CKS Group Common Stock, an increase of 47% for the Internet Services Index, an increase of 44% for the Marketing Index and an increase of 20% for the Systems Index.

  Peer Group Comparison. Morgan Stanley compared certain financial information of USWeb and CKS Group with publicly available information for the companies comprising the Internet Services Index, the Marketing Index and the Systems Index, respectively. Such analysis showed that as of August 28, 1998, the CKS Group Common Stock price to calendar year 1998 earnings, based on estimates from securities research analysts, was 23.9 times, compared to a median of
60.6 times for the Internet Services Index, 27.7 times for the Marketing Index and 34.3 times for the Systems Index. Morgan Stanley noted that securities research analysts report earnings estimates for USWeb based upon cash earnings, defined as earnings excluding non-cash depreciation, amortization and compensation charges ("Cash Earnings"). The USWeb Common Stock price to calendar year 1998 Cash Earnings, based on estimates from securities research analysts, was negative and did not allow for a meaningful comparison. The CKS Group Common Stock price to calendar year 1998 Cash Earnings based on estimates from securities research analysts was 19.5 times. The CKS Group Common Stock price to calendar year 1999 earnings and the USWeb and CKS Group Common Stock prices to calendar year 1999 Cash Earnings, based on estimates from securities research analysts, were 17.3, 41.6 and 14.8 times, respectively, compared to a median of 41.8 times for the Internet Services Index, 23.2 times for the Marketing Index and 25.4 times for the Systems Index. In addition, USWeb's and CKS Group's aggregate values were 17.4 and 1.6 times, respectively, last twelve months of revenue, compared to a median of
8.6 times for the Internet Services Index, 2.1 times for the Marketing Index and 3.7 times for the Systems Index. The analysis also showed that as of August 28, 1998, the CKS Group Common Stock price to calendar year 1999 earnings ratio and the USWeb and CKS Group Common Stock prices to calendar year 1999 Cash Earnings ratios, based on estimates of securities research analysts, divided by the estimated long term growth rates, based on median estimates of securities research analysts, were 0.45, 0.51 and 0.39, respectively, compared to 0.84 for the Internet Services Index, 1.14 times for the Marketing Index and 0.79 times for the Systems Index.

  No company utilized in the peer group comparison analysis as a comparison is identical to USWeb or CKS Group. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond control of USWeb or CKS Group, such as the impact of competition on the business of USWeb or CKS Group and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of USWeb or CKS Group or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

  Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed a number of technology services and Internet-related transactions (collectively, the "Technology Services and Internet-Related Transactions") and compared certain statistics for the Technology Services and Internet-Related Transactions to the relevant financial statistics for CKS Group based on the value of CKS Group implied by the Exchange Ratio and the closing price for USWeb Common Stock as of August 28, 1998.

The analysis of the Technology Services and Internet-Related Transactions showed a high, median and low multiple of latest twelve months' earnings of 158.8, 32.0 and 5.0 times, respectively a high, median and low multiple of next twelve months' earnings of 210.4, 28.5 and 4.8 times, respectively, a high, median and low multiple of latest twelve months' revenue of 17.7, 3.4 and 0.1 times, respectively and a high, median and low multiple of latest twelve months' EBITDA (as defined herein under "Financial Analysis--Analysis of Selected Publicly Traded Companies") of 129.6, 31.1 and 8.3 times, respectively. These statistics compared to a multiple of 49.9 times latest twelve months' earnings, 30.9. times next twelve months' earnings, 3.6 times latest twelve months' revenue and 25.9 times latest twelve months' EBITDA based on the value of CKS Group implied by the merger. In addition, the analysis showed in Technology Services and Internet-Related Transactions implied offer price median premia of 26% to one day prior to transaction announcement, 30% to one month prior to transaction announcement, exchange ratio median premia of 30% to the 30 day average exchange ratio prior to transaction announcement and 37% to the 60 day average exchange ratio prior to transaction announcement. These compared in the case of the consideration to be received by holders of the shares of CKS Group Common Stock to an implied offer price premia of 47%, 30%, 58% and 62%, respectively.

  No company utilized in the precedent transactions analysis as a comparison is identical to USWeb or CKS Group. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond control of USWeb and CKS Group, such as the impact of competition on the business of USWeb and CKS Group and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of USWeb and CKS Group or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using precedent transactions data.

  Relative Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of USWeb and CKS Group to the combined company assuming consummation of the Merger and based on estimates from securities research analysts for both companies. The analysis showed, among other things, that in terms of calendar year 1998 projected revenue and gross profit, USWeb would contribute 50.2% and 44.5%, respectively, to the combined company. In terms of calendar year 1999 projected revenue, gross profit, EBITDA and earnings, USWeb would contribute 62.6%, 61.3%, 55.3%, and 57.2%, respectively, to the combined company. These figures, adjusted to reflect each company's respective capital structure, were compared to the pro forma fully-diluted ownership of the combined company by USWeb shareholders of 66.1% implied by the Merger.

  Exchange Ratio Analysis. Morgan Stanley reviewed the ratios of the closing prices of CKS Group Common Stock divided by the corresponding prices of USWeb over various periods during the twelve month period ending August 28, 1998 and computed the premia represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these ratios of the closing prices of USWeb and CKS Group were 0.941 for the previous 10 calendar days, 0.965 for the previous 20 calendar days, 0.947 for the previous 30 calendar days, 0.928 for the previous 60 calendar days, 0.937 for the previous 90 calendar days and 1.019 for the 185 calendar days since the IPO of USWeb. The Exchange Ratio represented premia of 59%, 55%, 58%, 62%, 60% and 47%, respectively, over the aforementioned average exchange ratios of the USWeb and CKS Group stock prices. The Exchange Ratio represented a 47% premium to the exchange ratio based on closing prices of USWeb and CKS Group on August 28, 1998.

  Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of the implied value of CKS Group on a stand-alone basis based on CKS Group's future trading price. Morgan Stanley observed that, based on a range of earnings per share estimates for the calendar years 2000 and 2001, illustrative multiples of earnings per share ranging from 14.0 times to 20.0 times and illustrative discount rates ranging from 15.0% to 17.5%, the present value per share of CKS Group Common Stock on a stand-alone basis ranged from $15.29 to $38.81. Morgan Stanley also performed an analysis of the present value per share of the implied value of USWeb on a stand-alone basis based on USWeb's future trading price. Morgan Stanley observed that, based on a range of earnings per share estimates for the calendar years 2000 and 2001, illustrative multiples of earnings per share ranging from 35.0 times to 47.5 times and illustrative discount rates ranging from 15.0% to 17.5%, the present value per share of USWeb Common Stock on a standalone basis ranged from $14.49 to $47.16. Morgan Stanley compared the results of the stand-alone analysis to an analysis of the present value per share of the implied value of USWeb based on USWeb's future trading price assuming consummation of the Merger and based on a range of earnings per share estimates for both companies for calendar years 2000 and 2001 prior to any synergies resulting from the merger, multiples of earnings per share ranging from 30.0 times to 42.5 times and discount rates of 12.4% and 15.0%. Based on this analysis, Morgan Stanley estimated a present value per equivalent share of USWeb Common Stock ranging from $20.50 to $42.15.

  Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the Merger on USWeb's projected earnings per share for the calendar years 1999 and 2000. Such analysis was based on earnings projections by securities research analysts for both companies. Morgan Stanley observed that, assuming that the Merger was treated as a pooling transaction, the Merger would result in earnings per share accretion for USWeb stockholders of 25.7% and 20.7% for calendar years 1999 and 2000, respectively, before taking into account one-time charges or synergies.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of USWeb or CKS Group. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of USWeb or CKS Group. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio pursuant to the Reorganization Agreement from a financial point of view to USWeb and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which USWeb or CKS Group might actually be sold. The Exchange Ratio pursuant to the Reorganization Agreement was determined through arm's-length negotiations between USWeb and CKS Group and was approved by the USWeb Board of Directors. Morgan Stanley provided advice to USWeb during such negotiations; however, Morgan Stanley did not recommend any specific exchange ratio to USWeb or that any specific exchange ratio constituted the only appropriate exchange ratio for the Merger. In addition, as described above, Morgan Stanley's opinion and presentation to the USWeb Board of Directors was one of many factors taken into consideration by the USWeb Board in making its decision to approve the Merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the USWeb Board of Directors with respect to the Exchange Ratio or of whether the USWeb Board of Directors would have been willing to agree to a different exchange ratio.

  The USWeb Board of Directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of USWeb or CKS Group.

  Pursuant to the Engagement Letter, Morgan Stanley provided financial advisory services in connection with the Merger, and USWeb agreed to pay Morgan Stanley a transaction fee of approximately $5.0 million in connection therewith. USWeb has also agreed to reimburse Morgan Stanley for reasonable expenses as incurred. In addition, USWeb has also agreed to indemnify Morgan Stanley and its affiliates, their respective directions, officers, agents and employees and each person, if any controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement.

OPINION OF CKS GROUP'S FINANCIAL ADVISOR

  Goldman Sachs has acted as financial advisor to CKS Group in connection with the Merger. Goldman Sachs is a nationally recognized investment banking firm and was selected by CKS Group based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of businesses, and its historical relationship with CKS Group. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition to acting as CKS Group's financial advisor in connection with the Merger, Goldman Sachs has provided certain investment banking services to CKS Group from time to time, including having acted as managing underwriter of CKS Group's initial public offering in December 1995 and its follow-on offering in June 1996.

  At the special meeting of the CKS Group Board held on August 30, 1998, Goldman Sachs presented a summary of financial analyses relating to the Merger. At the CKS Group Board special meeting held on September 1, 1998, Goldman Sachs delivered to the CKS Group Board its oral opinion (which was subsequently confirmed in a written opinion dated September 1, 1998) to the effect that, as of such date and based upon and subject to the matter set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of CKS Group Common Stock.

  THE FULL TEXT OF GOLDMAN SACHS' WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS HEREBY INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF CKS GROUP ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

  In connection with rendering its opinion, Goldman Sachs, among other things,
(i) reviewed the Reorganization Agreement; (ii) reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of CKS Group for the two fiscal years ended November 30, 1997 and of USWeb for the year ended December 31, 1997, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of CKS Group and USWeb and certain other communications from CKS Group and USWeb to their respective stockholders; (iii) reviewed certain internal financial analyses and forecasts (the "Forecasts") for CKS Group and USWeb prepared by the management of CKS Group and certain analyses and forecasts of cost savings and operating synergies anticipated to result from the Merger prepared by the managements of CKS Group and USWeb (the "Synergies"); (iv) held discussions with members of the senior management of CKS Group and USWeb regarding the strategic rationale for, and potential benefits of, the Merger, and the past and current business operations, financial condition and future prospects of CKS Group and USWeb; (v) reviewed the reported price and trading activity for the common stock of CKS Group and of USWeb; (vi) compared certain financial and stock market information for CKS Group with similar information for certain other companies the securities of which are publicly traded; and
(vi) performed such other studies and analyses as it considered appropriate.

  As set forth more fully in its opinion, Goldman Sachs relied upon the accuracy and completeness of all the financial and other information discussed with and reviewed by it, and, for purposes of rendering its opinion, assumed such accuracy and completeness. Goldman Sachs has assumed, with the consent of CKS Group, that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of CKS Group and USWeb, and that such Synergies will be realized in the amounts and at the times contemplated thereby. Goldman Sachs has been advised by CKS Group, and has, for the purpose of rendering its opinion, assumed that CKS Group faces uncertainties in achieving its Forecasts. Goldman Sachs did not receive projections of USWeb's expected future performance prepared by USWeb's management; consequently, Goldman Sachs' review of such information was limited to discussions with management of CKS Group of projections by CKS Group and publicly available research analyst estimates of USWeb's future financial performance. Goldman Sachs did not make, nor was it furnished with, an independent evaluation or appraisal of the assets and liabilities of CKS Group or USWeb or any of their subsidiaries.

  The opinion of Goldman Sachs was provided for the information and assistance of the CKS Group Board in connection with its consideration of the Merger and does not constitute a recommendation as to how any holder of CKS Group Common Stock should vote with respect to the transaction.

 FINANCIAL ANALYSIS

  The following is a summary of the material financial analyses prepared by Goldman Sachs and presented to the CKS Group Board at a special meeting of the CKS Group Board on August 30, 1998.

  Indexed Stock Price Histories. Goldman Sachs reviewed the daily indexed common stock price history for both companies from December 8, 1997 to August 24, 1998. The analysis indicated that the shares of the two companies had tended to trade roughly in parallel during this period, and that, at the time the CKS Group Board approved the Reorganization Agreement, the shares of USWeb Common Stock were not trading at an historic high.

  Analysis of Selected Publicly Traded Companies. Goldman Sachs compared certain financial market and operating information and commonly used valuation measurements for CKS Group and USWeb with corresponding data for two groups of publicly held companies: a group of traditional advertising companies, consisting of Interpublic Group, Omnicom Group, True North Communications, WPP Group and Young & Rubicam, and a group of high end consulting companies, consisting of Cambridge Technology, Diamond Technology, Keane, International Network Services, Sapient, Technology Solutions and Whittman-Hart. Such financial information and valuation measurements consisted of (i) per share market price as a percentage of the 52-week high for the stock; (ii) leveraged market capitalization as a multiple of revenue, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"); (iii) per share price as a multiple of earnings ("P/E") based on earnings estimates reported by the Institutional Brokers' Estimates System ("IBES"); (iv) compound annual growth rate ("CAGR") for the next five years based on IBES; and (v) the estimated 1999 P/E divided by the CAGR. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

  The August 28, 1998 closing prices of CKS Group and USWeb common stock were 37.3% and 43.5% of their 52-week highs; the stock prices of traditional advertising companies ranged from 68.8% to 92.0% of their 52-week highs, with a mean of 82.8% and a median of 88.2%; the stock prices of high end consulting companies ranged from 52.5% to 78.3% of their 52-week highs, with a mean of 69.0% and a median of 71.8%. Leveraged market capitalization as a multiple of annualized last quarter revenues, 1998 estimated revenues and 1999 estimated revenues (excluding pass-through revenues) were 2.0x, 1.9x and 1.6x, respectively, for CKS Group and 6.7x, 6.1x and 2.8x, respectively, for USWeb. The corresponding multiples for the traditional advertising companies ranged from 1.0x to 2.3x, 0.4x to 2.6x and 0.8x to 2.3x, with means of 1.6x, 1.6x and

1.5x and medians of 1.4x, 1.4x and 1.2x. For the high end consulting companies, the multiples ranged from 1.7x to 6.9x, 1.3x to 6.9x and 1.0x to 4.5x, with means of 4.0x, 3.8x and 2.7x and medians of 3.3x, 3.4x and 2.6x.

  Leveraged market capitalization as a multiple of last quarter annualized EBIT, 1998 estimated EBIT and 1999 estimated EBIT were 11.8x, 12.2x and 8.2x, respectively, for CKS Group and not meaningful for USWeb after giving effect to acquisition-related amortization and other non-cash charges. For the traditional advertising companies, the corresponding multiples ranged from 9.3x to 13.6x, 9.1x to 19.6x, and 7.5x to 16.8x, with means of 11.1x, 13.1x and 11.0x and medians of 11.3x, 13.3x and 11.0x. For the high-end consulting companies, the multiples ranged from 13.0x to 42.4x, 10.4x to 36.6x and 7.5x to 24.4x, with means of 26.6x, 25.2x and 17.6x and medians of 22.0x, 22.0x and 18.5x. Leveraged market capitalization as a multiple of last quarter annualized EBITDA, 1998 estimated EBITDA and 1999 estimated EBITDA were 9.8x, 10.1x and 7.0x, respectively, for CKS Group. This measure was meaningful for USWeb only with respect to 1999 estimated EBITDA, and was 21.1x. For the traditional advertising companies, the corresponding multiples ranged from 6.8x to 11.3x, 6.7x to 16.2x and 5.8x to 14.1x, with means of 9.0x, 10.6x and 9.3x, and medians of 8.9x, 9.9x and 8.3x. For the high end consulting companies, leveraged market capitalization as a multiple of last quarter annualized EBITDA ranged from 10.9x to 35.2x, with a mean of 23.2x and a median of 19.9x; figures were not available in publicly available research reports for estimated 1998 and 1999 EBITDA.

  Goldman Sachs calculated the P/E multiple of CKS Group, based on 1998 estimated earnings, at 24.6x; the P/E for USWeb for 1998 is not meaningful. The P/E for the traditional advertising companies for 1998 ranged from 16.4x to 32.0x, with a mean of 24.6x and a median of 27.3x, and, for the high-end consulting companies, ranged from 32.3x to 58.6x, with a mean of 44.6x, and a median of 37.7x. Goldman Sachs did the same calculation based on 1999 estimated earnings, calculating P/E multiples of 17.3x and 42.2x for CKS Group and USWeb (using USWeb's EPS before the after-tax effect of non-cash charges), respectively. The P/E for the traditional advertising companies for 1999 ranged from 14.1x to 27.8x, with a mean of 21.1x and a median of 23.8x, and, for the high-end consulting companies, ranged from 24.2x to 43.1x, with a mean of 32.0x and a median of 28.3x. The IBES five year CAGR for CKS Group was 37.5%; for USWeb, 50.0%; for the traditional advertising companies, it ranged from 14.0% to 21.3% with a mean of 16.1% and a median of 15.0%; and, for the high-end consulting companies, it ranged from 35.0% to 50.0% (based on August 28, 1998 First Call estimates), with a mean of 41.4% and a median of 40.0%. Goldman Sachs calculated 1999 P/E divided by the growth rate to be 0.5x for CKS Group and 0.8x for USWeb; for the traditional advertising companies, to range from 1.0x to 1.8x, with a mean of 1.3x and a median of 1.1x; and, for the high-end consulting companies, to range from 0.5x to 1.0x, with a mean of 0.8x and a median of 0.8x.

  Implied Market Exchange Ratio History. Goldman Sachs reviewed the implied market exchange ratio for shares of USWeb and CKS Group Common Stock for the period from December 8, 1997 to August 28, 1998, determined by dividing the per share trading price for CKS Group common stock by the per share trading price for USWeb Common Stock. The daily implied market exchange ratio ranged from approximately 1.9 to 0.6 during this period. The average exchange ratio during this period was 0.91, 0.96, 0.93 and 0.92 for the most recent 10 days, one month, three months and six months, respectively, and 1.03 for the period since USWeb's initial public offering.

  Contribution Analysis. Goldman Sachs analyzed the percentage contribution of CKS Group to pro forma combined results following the Merger, using projected financial information furnished by CKS Group management. Goldman Sachs calculated that CKS Group's percentage contribution to combined revenues would be 51.2% for 1998, 34.1% for 1999 and 29.9% for 2000; CKS Group's contribution to combined EBITDA would be 100% for 1998, 47.2% for 1999 and 41.3% for 2000; and that CKS Group's contribution to net income before the after-tax effect of non-cash charges would be 100% for 1998, 46.7% for 1999 and 41.8% for 2000. Goldman Sachs also analyzed the percentage contributions of CKS Group on the assumption that CKS Group's operating margin will be 15% in 1999 and 2000. Under this assumption, CKS Group's percentage contribution to combined revenue remains unchanged; its percentage contribution to combined EBITDA would be 42.3% in 1999 and 34.2% in 2000; and its percentage contribution to net income before the after-tax effect of non-cash charges would be 42.5% in 1999 and 35.6% in 2000.

  In addition, Goldman Sachs calculated CKS Group's percentage contribution to combined estimated net income before the after-tax effect of non-cash charges for the years 2001 through 2004, based on a range of assumed growth rates of each of the two companies for these years, from 10% to 35% for CKS Group and from 30% to 70% for USWeb. Under this analysis, CKS Group's percentage contribution to estimated combined net income before the after-tax effect of non-cash charges would range, based on the assumptions with respect to USWeb's and CKS Group's growth rates, from 32.7% to 43.3% in 2001, from 24.5% to 44.7% in 2002, from 17.6% to 46.1% in 2003, and from 12.2% to 47.3% in 2004.

  Performing the same analysis on the assumption that CKS Group's operating margin will be 15% in 1999 and 2000, Goldman Sachs calculated that CKS Group's pro-forma contribution to net income before the after-tax effect of non-cash charges would range, based on the assumptions with respect to USWeb's and CKS Group's growth rates, from 27.3% to 37.1% in 2001, from 20.0% to 38.4% in 2002, from 14.1% to 39.7% in 2003, and from 9.7% to 40.9% in 2004.

  Under the Exchange Ratio of 1.5, CKS Group stockholders would receive 31.3%, on a diluted basis, of the stock of the Combined Company.

  Pro Forma Transaction Analysis. Goldman Sachs also analyzed certain pro forma effects of the Merger on earnings per share of USWeb Common Stock based on financial information furnished by CKS Group management. Goldman Sachs calculated that, without taking into account any synergies from the Merger, the Merger would be 33.6% accretive to estimated 1999 earnings before the after-tax effect of non-cash charges and 24.8% accretive to estimated 2000 earnings before the after-tax effect of non-cash charges. After giving effect to projected synergies provided to Goldman Sachs by CKS Group and USWeb management, which amounted to $37.7 million ($2.4 million in after-tax earnings) in 1999 and $70.0 million ($4.5 million in after-tax earnings) in 2000, Goldman Sachs calculated that the Merger would be 41.0% accretive in 1999 and 33.5% accretive in 2000.

  Revenue Trading Analysis. For illustrative purposes only, Goldman Sachs calculated the revenue multiple (estimated 1999 market capitalization divided by estimated 1999 revenues, based on publicly available equity research analyst estimates) for four companies: Cambridge Technology, International Network Services, Sapient, and Whittman-Hart. The revenue multiples ranged from 2.5x to 5.6x. Goldman Sachs then calculated the implied market capitalization and the implied 1999 share price of the combined company, using a range of revenue multiples from 2.0x to 3.2x. Based on this revenue multiple range and on estimated 1999 revenues without synergies of $388 million, the implied market capitalization of the combined company ranged from $776 million to $1,242 million ($9.56 to $15.30 per share), and, based on estimates furnished by management of CKS Group of 1999 revenue plus combined synergies (as estimated by the managements of CKS Group and USWeb) of $426 million, the implied market capitalization of the combined company ranged from $851 million to $1,362 million ($10.49 to $16.79 per share).

  The summaries set forth above describe the material analyses that Goldman Sachs presented to the CKS Group board on August 30, 1998, but is not a comprehensive description of all analyses performed and factors considered by Goldman Sachs in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and is not readily susceptible to summary description. No company used in the above analyses as a comparison is directly comparable with CKS Group or with USWeb. The analyses summarized above do not purport to be appraisals or to reflect the prices at which shares of CKS Group or of USWeb will actually trade. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to a letter agreement dated as of June 18, 1998, CKS Group has agreed to pay Goldman Sachs for its financial advisory services in connection with the Merger an aggregate fee equal to one percent of the total consideration paid in the Merger. CKS Group has also agreed to reimburse Goldman Sachs for reasonable out-of-pocket expenses incurred by Goldman Sachs in performing its services, including the fees and expenses of legal counsel, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

  Goldman Sachs is a full service securities firm and in the normal course of its trading activities may from time to time effect transactions and hold positions in the securities or options on securities of CKS Group and/or USWeb for its own account and for the account of its customers.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of CKS Group Common Stock. This discussion does not deal with all income tax considerations that may be relevant to particular CKS Group stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, foreign persons, stockholders who acquired their shares in connection with previous mergers involving CKS Group or an affiliate, or stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of CKS Group Common Stock were or are acquired or shares of USWeb Common Stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, CKS GROUP STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

  The following discussion is based upon the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the "IRS") is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to USWeb, Merger Sub, CKS Group and/or CKS Group stockholders.

  The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code, with each of USWeb, Merger Sub and CKS Group intended to qualify as a "party to the reorganization" under Section 368(b) of the Code, in which case the following tax consequences will result (subject to the limitations and qualifications referred to herein):

  (a) No gain or loss will be recognized by holders of CKS Group Common Stock solely upon their receipt of USWeb Common Stock in the Merger in exchange therefor;

  (b) The aggregate tax basis of the USWeb Common Stock received in the Merger by a CKS Group stockholder will be the same as the aggregate tax basis of CKS Group Common Stock surrendered in exchange therefor;

  (c) The holding period of the USWeb Common Stock received in the Merger by a CKS Group stockholder will include the period during which the stockholder held the CKS Group Common Stock surrendered in exchange therefor, provided that the CKS Group Common Stock is held as a capital asset at the time of the Merger;

  (d) Cash payments received by holders of CKS Group Common Stock in lieu of a fractional share will be treated as if a fractional share of USWeb Common Stock has been issued in the Merger and then redeemed by USWeb. A stockholder of CKS Group receiving such cash will generally recognize gain or loss upon such payment, equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received; and

  (e) None of USWeb, Merger Sub or CKS Group will recognize gain or loss solely as a result of the Merger.

  The parties are not requesting a ruling from the IRS in connection with the Merger. As a condition to the consummation of the Merger, USWeb and CKS Group will each have received an opinion from their respective legal counsel, WSGR, and GCW&F, respectively, to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions, which are collectively referred to herein as the "Tax Opinions," neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations made by USWeb, Merger Sub and CKS Group, including representations in certificates delivered to counsel by the respective managements of USWeb, Merger Sub and CKS Group.

  A successful IRS challenge to the reorganization status of the Merger would result in a CKS Group stockholder recognizing gain or loss with respect to each share of CKS Group Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the USWeb Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the USWeb Common Stock so received would equal such fair market value and his holding period for such stock would begin the day after the Merger.

  Even if the Merger qualifies as a reorganization, a CKS Group stockholder would recognize gain to the extent the stockholder received (directly or indirectly) consideration other than USWeb Common Stock in exchange for the stockholder's CKS Group Common Stock or to the extent that the USWeb Common Stock was considered to be received in exchange for services or property other than solely for CKS Group Common Stock. All or a portion of such gain may be taxable as ordinary income.

  CKS Group stockholders will be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's CKS Group Common Stock and a description of the USWeb Common Stock received.

GOVERNMENTAL AND REGULATORY APPROVALS

  Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC or the Antitrust Division and the specified waiting period has been satisfied. Consummation of the Merger is subject to compliance with the HSR Act. On September ., 1998, USWeb and CKS Group filed the notifications required under the HSR Act, as well as certain information required to be furnished to the FTC and the Antitrust Division. In addition, all material filings, if any, required under foreign anti-trust laws in connection with the consummation of the Merger will be made by USWeb and CKS Group. At any time before or after consummation of the Merger, and notwithstanding that the HSR Act waiting period has expired, the Antitrust Division, the FTC or any state or foreign governmental authority could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of CKS Group or businesses of USWeb or CKS Group by USWeb. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, USWeb and CKS Group believe that the Merger will be effected in compliance with all material federal, state and foreign antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, USWeb and CKS Group would prevail.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt at the closing of the Merger by USWeb and CKS Group of letters from PricewaterhouseCoopers LLP, USWeb's independent accountants, and KPMG Peat Marwick LLP, CKS Group's independent auditors, respectively, regarding the respective accounting firms' concurrence with USWeb's management's and CKS Group's management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under APB No. 16, if consummated in accordance with the Reorganization Agreement.

NO APPRAISAL RIGHTS

  Section 262 of the DGCL provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of Delaware corporations in certain situations. However, Section 262 appraisal rights are not available to stockholders of a corporation, such as CKS Group, (a) whose securities are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") and (b) whose stockholders are not required to accept in exchange for their stock anything other than stock of another corporation listed on a national securities exchange or on an interdealer quotation system by the NASD and cash in lieu of fractional shares. Because CKS Group's Common Stock is traded on such a system, Nasdaq, and because the CKS Group stockholders are being offered stock of USWeb, which is also traded on Nasdaq, and cash in lieu of fraction shares, stockholders of CKS Group will not have appraisal rights with respect to the Merger. The DGCL does not provide appraisal rights to stockholders of a corporation, such as USWeb, which issues shares in connection with a merger but is not itself a constituent corporation in the Merger.

                              TERMS OF THE MERGER

  The following is a brief summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Reorganization Agreement.

EFFECTIVE TIME

  Subject to the provisions of the Reorganization Agreement, USWeb, CKS Group and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL on the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in the Reorganization Agreement, or at such other time, date and location as the parties agree in writing. The Closing is anticipated to occur on or about October ., 1998.

MANNER AND BASIS OF CONVERTING SECURITIES

  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, CKS Group or the holders of any of the following securities:

  (a) each share of CKS Group Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of CKS Group Common Stock to be canceled pursuant to the Reorganization Agreement, will be canceled and extinguished and automatically converted into the right to receive 1.5 validly issued, fully paid and nonassessable shares of USWeb Common Stock upon surrender of the certificate representing such share of CKS Group Common Stock;

  (b) each share of CKS Group Common Stock held by CKS Group or owned by Merger Sub, USWeb or any direct or indirect wholly owned subsidiary of CKS Group or of USWeb immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof;

  (c) all options to purchase CKS Group Common Stock then outstanding under CKS Group's 1995 Series B Common Stock Plan, 1995 Stock Plan, 1995 Director Option Plan and 1996 Supplemental Stock Plan and the SiteSpecific, Inc. 1996 Stock Option Plan, in each case as amended (collectively, the "CKS Group Stock Plans") shall be assumed by USWeb in accordance with the Reorganization Agreement;

  (d) each share of Common Stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the surviving corporation; and

  (e) in accordance with the terms of CKS Group's 1995 Employee Stock Purchase Plan and 1997 Employee Stock Purchase Plan, as the case may be (collectively, the "CKS Group ESPPs") except that: (i) the CKS Group ESPP Options will be exercisable for shares of USWeb Common Stock, (ii) the limit on the number of shares of USWeb Common Stock an employee may purchase pursuant to an assumed CKS Group ESPP Option is two thousand five hundred (2500) multiplied by the Exchange Ratio, rounded down to the nearest whole share and (iii) the purchase price per share of USWeb Common Stock shall be equal to 85% of the lesser of
(A) the quotient of the closing price of a share of CKS Common Stock on the first day of the offering period divided by the Exchange Ratio, with the result rounded up to the nearest whole cent, or (B) the closing price of a share of USWeb Common Stock on the date on which the CKS Group ESPP Option is exercised, rounded up to the nearest whole cent, USWeb shall assume the CKS Group ESPPs.

  The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into USWeb Common Stock or CKS Group Common Stock), reorganization, recapitalization, or other like change with respect to USWeb Common Stock or CKS Group Common Stock occurring on or after September 1, 1998 and prior to the Effective Time.

  No fraction of a share of USWeb Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of CKS Group Common Stock who would otherwise be entitled to a fraction of a share of USWeb Common Stock (after aggregating all fractional shares of USWeb Common Stock to be received by such holder) shall receive from USWeb an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of one share of USWeb Common Stock for the ten most recent days that USWeb Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported by Nasdaq.

  Promptly (and in no event later than the fifth business day) after the Effective Time, USWeb shall make available to the Exchange Agent for exchange the shares of USWeb Common Stock issuable pursuant to the Reorganization Agreement in exchange for outstanding shares of CKS Group Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to the Reorganization Agreement and any dividends or distributions to which holders of shares of CKS Group Common Stock may be entitled pursuant to the Reorganization Agreement.

  Promptly (and in no event later than the fifth business day) after the Effective Time, USWeb shall cause the Exchange Agent to mail to each CKS Group stockholder of record as of the Effective Time a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of CKS Group Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF CKS GROUP COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. OPTION AGREEMENTS SHOULD NOT BE SURRENDERED.

STOCK OWNERSHIP FOLLOWING THE MERGER

  Based upon the number of shares of CKS Group Common Stock outstanding as of September 1, 1998, an aggregate of approximately 23,175,989 shares of USWeb Common Stock will be issued to CKS Group stockholders in the Merger, and USWeb will assume CKS Group options in exchange for options to purchase up to approximately . additional shares of USWeb Common Stock. Based upon the number of shares of USWeb Common Stock issued and outstanding as of September 1, 1998, and after giving effect to the issuance of USWeb Common Stock as described in the previous sentence, the CKS Group Common Stock outstanding immediately prior to the Merger would be converted into, and have voting power with respect to, approximately .% of the Combined Company's total issue and outstanding shares, the holders of former CKS Group Options would hold options exercisable for approximately .% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such former CKS Group options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either USWeb or CKS Group changes subsequent to September 1, 1998 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of USWeb or CKS Group at the Effective Time or of the Combined Company at any time following the Effective Time.

CONDUCT FOLLOWING THE MERGER

  At the Effective Time, Merger Sub will cease to exist as a corporation and will be merged with and into CKS Group, with CKS Group remaining as the surviving corporation.

  Pursuant to the Reorganization Agreement, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the surviving corporation, provided, however, that at the Effective Time the Certificate of Incorporation of the surviving corporation shall be amended so that the name of the surviving corporation shall be CKS Group Corporation. The Bylaws of Merger Sub in effect immediately prior to the Effective Time will become the Bylaws of the surviving corporation. The Board of Directors of the surviving corporation will initially consist of the directors who are serving as directors of Merger Sub immediately prior to the Effective Time together with Pierre Lamond, Alexandre Balkianski, Barry Linsky and Michael Slade. The officers of Merger Sub immediately prior to the Effective Time will remain as officers of the surviving corporation, until their successors are duly appointed.

  Pursuant to the Reorganization Agreement, the USWeb Board will take all actions within its power to cause the USWeb Board, effective no later than one day following the Effective Time, to consist of nine persons, seven of whom shall have served on the Board of Directors of USWeb immediately prior to the Effective Time, and two of whom shall have served on the Board of Directors of CKS Group immediately prior to the Effective Time (Mark Kvamme and Thomas Suiter, the Chief Executive Officer and the Chief Creative Officer, respectively, of CKS Group as of September 1, 1998). If, prior to the Effective Time, any of the CKS Group or USWeb designees shall decline or be unable to serve as a CKS Group or USWeb director, CKS Group (if such person was designated by CKS Group) or USWeb (if such person was designated by USWeb) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

  Pursuant to the Reorganization Agreement at the Effective Time, Mark Kvamme and Thomas Suiter will be offered the positions of Chairman of the Board of USWeb and the Chief Creative Officer of USWeb, respectively. It is contemplated that the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of USWeb shall remain in such positions after the Effective Time and that following the Effective Time an executive committee comprised of senior management from both CKS Group and USWeb would be formed to jointly determine the management of USWeb following the Effective Time; the executive committee would meet regularly to review the overall strategy, product direction and operations of the new Combined Company.

CONDUCT OF CKS GROUP'S AND USWEB'S BUSINESSES PRIOR TO THE MERGER

  Pursuant to the Reorganization Agreement, until the earlier of the termination of the Reorganization Agreement pursuant to its terms or the Effective Time, CKS Group and USWeb (and each of their subsidiaries) shall, except to the extent that the other shall otherwise consent in writing, carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, each of CKS Group and USWeb will promptly notify the other of any material event involving its business or operations. CKS Group and USWeb agree that USWeb may continue to execute its acquisition program in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted without CKS Group's consent; provided, however, that USWeb must obtain CKS Group's written consent prior to acquiring, agreeing to acquire or completing an acquisition if (i) the business to be acquired, without taking any other acquisition into account, would constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein or (ii) the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after September 1, 1998 and prior to the Effective Time shall exceed 5,000,000. Furthermore, CKS Group and USWeb agree that during the period prior to the Effective Time they will exchange monthly summary financial data and that their respective senior management groups will participate in informational meetings on a monthly basis, at such time and place as shall be mutually agreeable. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

  In addition, except as permitted by the terms of the Reorganization Agreement, and except in the case of CKS Group as provided in CKS Group's disclosure schedule, and except in the case of USWeb as provided in USWeb's disclosure schedules, without the prior written consent of the other, during the period from the date of the Reorganization Agreement and continuing until the earlier of the termination of the Reorganization Agreement pursuant to its terms or the Effective Time, neither CKS Group nor USWeb shall do any of the following and neither CKS Group nor USWeb shall permit their subsidiaries to do any of the following:

  (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

  (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

  (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the CKS Group intellectual property or USWeb intellectual property, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

  (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

  (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof;

  (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than
(x) shares of CKS Group Common Stock or USWeb Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of September 1, 1998, (ii) options to purchase shares of CKS Group Common Stock or USWeb Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with stock option plans existing on September 1, 1998, (iii) shares of CKS Group Common Stock or USWeb Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), (iv) shares of CKS Group Common Stock or USWeb Common Stock, as the case may be, issuable to participants in the USWeb Employee Stock Purchase Plan or the CKS Group ESPPs consistent with past practice and the terms thereof, and (v) shares of USWeb Common Stock and options to purchase USWeb Common Stock in connection with (x) one or more acquisitions by USWeb, provided that the business acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein and provided further that, (y) the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after the date of the Reorganization Agreement and prior to the Effective Time shall not exceed 5,000,000;

  (g) Except as contemplated in the Reorganization Agreement, cause, permit or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

  (h) Except for one or more acquisitions by USWeb of a business where (i) the business acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X (substituting 20 percent for 10 percent each place it appears therein) or (ii) the aggregate number of shares issued by USWeb in connection with all acquisitions from the date of the Reorganization Agreement and prior to the Effective Time would not exceed 5,000,000, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of CKS Group or USWeb, as the case may be, or enter into any material joint ventures, strategic partnerships or alliances;

  (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of CKS Group or USWeb, as the case may be, except in the ordinary course of business consistent with past practice;

  (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of CKS Group or USWeb, as the case may be, or guarantee any debt securities of others;

  (k) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

  (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

  (m) Make any grant of exclusive rights to any third party, other than in the ordinary course of business consistent with past practice;

  (n) Take any action that would be reasonably likely to interfere with USWeb's ability to account for the Merger as a pooling of interests; or

  (o) Agree in writing or otherwise to take any of the actions described in paragraphs (a) through (n) above.

REPRESENTATIONS AND WARRANTIES

  The Reorganization Agreement contains representations and warranties by USWeb, Merger Sub and CKS Group relating to a number of matters, including:
(i) the due organization of USWeb, CKS Group and their respective subsidiaries; (ii) the capital structure of USWeb and CKS Group; (iii) the obligations with respect to capital stock of USWeb and CKS Group; (iv) the authorization, execution, delivery and enforceability of the Reorganization Agreement and related matters; (v) the inapplicability of Section 203 of the DGCL to the Reorganization Agreement and the transactions contemplated thereby; (vi) the filing of documents and financial statements by USWeb and CKS Group with the SEC and the accuracy of information contained therein;
(vii) the absence of undisclosed liabilities which in the aggregate would be material and the absence of certain material adverse changes or events; (viii) taxes, tax returns and tax deficiencies; (ix) intellectual property rights;
(x) compliance with laws; (xi) material litigation; (xii) brokers' and finders' fees; (xiii) employee matters and benefits plans; (xiv) absence of liens and encumbrances on leased properties and assets; (xv) certain environmental matters including hazardous materials, hazardous material activities and environmental permits; (xvi) labor matters; (xvii) agreements, contracts and commitments; (xviii) the ability to account for the Merger as a pooling of interests; (xix) change of control payments; (xx) the accuracy of information provided for this Joint Proxy Statement/Prospectus; (xxi) board approval of the Reorganization Agreement and related matters; and (xxii) receipt of written fairness opinions from the investment bankers.

NO SOLICITATION

  Obligations of CKS Group. From and after September 1, 1998, until the earlier of the Effective Time or termination of the Reorganization Agreement pursuant to its terms, CKS Group and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (x) solicit, initiate or encourage the submission of any CKS Group Alternative Proposal (as hereinafter defined) or (y) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any CKS Group Alternative Proposal; provided, however, that if, at any time prior to obtaining the approval of the stockholders of CKS Group of the Reorganization Agreement and the Merger by the requisite vote under applicable law (the "CKS Group Stockholder Approval"), the CKS Group Board determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to CKS Group's stockholders under applicable law, CKS Group may, in response to a CKS Group Alternative Proposal that was unsolicited or that did not otherwise result from a breach of the Reorganization Agreement, and subject to compliance with the Reorganization Agreement, furnish information with respect to CKS Group and participate in negotiations regarding such CKS Group Alternative Proposal. The Reorganization Agreement provides that CKS Group and its subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted theretofore with respect to any CKS Group Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of CKS Group or any of its subsidiaries or any investment banker, attorney or other advisor or representative of CKS Group or any of its subsidiaries shall be deemed to be a breach of the Reorganization Agreement by CKS Group. A "CKS Group Alternative Proposal" means any inquiry, proposal or offer from any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of CKS Group or any of its subsidiaries (other than the purchase of CKS Group's products or services in the ordinary course of business) or more than a 15% interest in the total outstanding voting securities of CKS Group or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of CKS Group or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving CKS Group or any of its subsidiaries, other than the transactions contemplated by the Reorganization Agreement.

  Pursuant to the Reorganization Agreement, neither the CKS Group Board nor any committee thereof shall (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USWeb or Merger Sub, the approval or recommendation by the CKS Group Board or any such committee of the Reorganization Agreement or the Merger or (y) cause CKS Group to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any CKS Group Alternative Proposal. In addition, subject to the other provisions of the Reorganization Agreement, from and after September 1, 1998, until the earlier of the Effective Time and termination of the Reorganization Agreement pursuant to its terms, CKS Group and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any CKS Group Alternative Proposal. Notwithstanding the foregoing or anything else contained in the Reorganization Agreement, prior to obtaining the CKS Group Stockholder Approval, the CKS Group Board, to the extent it determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to CKS Group stockholders under applicable law, may withdraw or modify its approval or recommendation of the Reorganization Agreement or the Merger (and, to the extent it does so, CKS Group may refrain from soliciting proxies to secure the vote of its stockholders) or approve or recommend any CKS Group Superior

Proposal (as hereinafter defined), in each case at any time after the third business day following USWeb's receipt of bona fide written notice (a "Notice of CKS Group Superior Proposal") advising USWeb that the CKS Group Board has received a CKS Group Superior Proposal, specifying the material terms and conditions of the CKS Group Superior Proposal and identifying the person making such CKS Group Superior Proposal (it being understood that any amendment to the price or material terms of a CKS Group Superior Proposal shall require an additional Notice of CKS Group Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law); provided, that unless the Reorganization Agreement is terminated pursuant to its terms, nothing contained in the section of the Reorganization Agreement summarized here shall limit CKS Group's obligation to hold and convene the CKS Group Special Meeting (regardless of whether the recommendation of the CKS Group Board shall have been withdrawn, modified or not yet made) or to provide CKS Group stockholders with material information relating to such meeting. For purposes of the Reorganization Agreement, a "CKS Group Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of CKS Group Common Stock or all or substantially all the assets of CKS Group and otherwise on terms which the CKS Group Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to CKS Group stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the CKS Group Board, is capable of being obtained by such third party.

  In addition, pursuant to the Reorganization Agreement, CKS Group is required to advise USWeb as promptly as practicable, orally and in writing of any request for non-public information which CKS Group reasonably believes would lead to a CKS Group Alternative Proposal or of any CKS Group Alternative Proposal, the material terms and conditions of such request or CKS Group Alternative Proposal, and the identity of the person making any such request, CKS Group Alternative Proposal or inquiry. CKS Group will keep USWeb informed of all material changes regarding the terms of the CKS Group Alternative Proposal and all material changes in the status of the CKS Alternative Proposal.

  Nothing contained in the Reorganization Agreement shall prohibit CKS Group from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to CKS Group stockholders if, in the good faith judgment of the majority of the members of the CKS Group Board, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable laws; provided that none of CKS Group nor CKS Group Board nor any committee thereof shall, except in accordance with the Reorganization Agreement, withdraw or modify, or publicly propose to withdraw or modify, its position with respect to the Reorganization Agreement or the Merger or approve or recommend, or propose to approve or recommend, a CKS Group Alternative Proposal.

  Notwithstanding anything to the contrary in the Reorganization Agreement, CKS Group will not provide any non-public information to a third party unless:
(x) CKS Group provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the confidentiality agreement between USWeb and CKS Group; and (y) such non-public information has been previously or is contemporaneously delivered to USWeb.

  Obligations of USWeb. From and after September 1, 1998 until the earlier of the Effective Time or termination of the Reorganization Agreement pursuant to its terms, USWeb and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (x) solicit, initiate or encourage the submission of any USWeb Alternative Proposal (as hereinafter defined) or (y) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any USWeb Alternative Proposal; provided, however, that if, at any time prior to obtaining the approval of the stockholders of USWeb of the issuance of USWeb Common Stock by virtue of the Merger (the "USWeb Stockholder Approval") the USWeb Board determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to USWeb's stockholders under applicable law, USWeb may, in response to a USWeb Alternative Proposal that was unsolicited or that did not otherwise result from a breach of the Reorganization Agreement, and subject to compliance with the Reorganization Agreement, furnish information with respect to USWeb and participate in negotiations regarding such USWeb Alternative Proposal. USWeb and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any USWeb Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of USWeb or any of its subsidiaries or any investment banker, attorney or other advisor or representative of USWeb or any of its subsidiaries shall be deemed to be a breach of the Reorganization Agreement by USWeb. For purposes of the Reorganization Agreement, "USWeb Alternative Proposal" means any inquiry, proposal or offer from any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of USWeb or any of its subsidiaries (other than the purchase of USWeb's products in the ordinary course of business) or more than a 15% interest in the total outstanding voting securities of USWeb or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of USWeb or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving USWeb or any of its subsidiaries, other than (i) the transactions contemplated by the Reorganization Agreement and (ii) any acquisition by USWeb, provided that the business to be acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein.

  Pursuant to the Reorganization Agreement, neither the USWeb Board nor any committee thereof shall (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CKS Group, the approval or recommendation by the USWeb Board or any such committee of the Reorganization Agreement or the Merger or (y) cause USWeb to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (a "USWeb Acquisition Agreement") with respect to any USWeb Alternative Proposal. In addition, subject to the other provisions of the Reorganization Agreement, from and after the date of the Reorganization Agreement until the earlier of the Effective Time and termination of the Reorganization Agreement pursuant to its terms, USWeb and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any USWeb Alternative Proposal. Notwithstanding the foregoing or anything else contained in the Reorganization Agreement, prior to obtaining the USWeb Stockholder Approval, the USWeb Board, to the extent it determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to USWeb's stockholders under applicable law, may withdraw or modify its approval or recommendation of the Reorganization Agreement or the Merger (and, to the extent it does so, USWeb may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by the Reorganization Agreement) or approve or recommend any USWeb Superior Proposal (as hereinafter defined), in each case at any time after the third business day following CKS Group's receipt of bona fide written notice (a "Notice of USWeb Superior Proposal") advising CKS Group that the Board of Directors of USWeb has received a USWeb Superior Proposal, specifying the material terms and conditions of the USWeb Superior Proposal and identifying the person making such USWeb Superior Proposal (it being understood that any amendment to the price or material terms of a USWeb Superior Proposal shall require an additional Notice of USWeb Superior Proposal and an additional three business day period thereafter to the extent permitted under

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

applicable law); provided, that unless the Reorganization Agreement is terminated pursuant to its terms, nothing contained in the Reorganization Agreement shall limit USWeb's obligation to hold and convene the USWeb Special Meeting (regardless of whether the recommendation of the USWeb Board shall have been withdrawn, modified or not yet made) or to provide USWeb stockholders with material information relating to such meeting. For purposes of the Reorganization Agreement, a "USWeb Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of USWeb Common Stock or all or substantially all the assets of USWeb and otherwise on terms which the USWeb Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to USWeb's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the USWeb Board, is capable of being obtained by such third party.

  In addition to the obligations of USWeb set forth in the Reorganization Agreement, USWeb as promptly as practicable shall advise CKS Group orally and in writing of any request for non-public information which USWeb reasonably believes would lead to a USWeb Alternative Proposal or of any USWeb Alternative Proposal, the material terms and conditions of such request or USWeb Alternative Proposal, and the identity of the person making any such request, USWeb Alternative Proposal or inquiry. USWeb will keep CKS Group informed of all material changes regarding the terms of the USWeb Alternative Proposal and all material changes in the status of the USWeb Alternative Proposal.

  Nothing contained in the Reorganization Agreement prohibits USWeb from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to USWeb's stockholders if, in the good faith judgment of the majority of the members of the USWeb Board, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable securities laws; provided that none of USWeb nor the USWeb Board nor any committee thereof shall, except in accordance with the provisions of the Reorganization Agreement, withdraw or modify, or publicly propose to withdraw or modify, its position with respect to the Reorganization Agreement or the Merger or approve or recommend, or propose to approve or recommend, a USWeb Alternative Proposal.

  Notwithstanding anything to the contrary in the Reorganization Agreement, USWeb will not provide any non-public information to a third party unless: (x) USWeb provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the confidentiality agreement between USWeb and CKS Group; and (y) such non-public information has been previously or is contemporaneously delivered to CKS Group.

STOCK OPTIONS AND EMPLOYEE BENEFITS

  At the Effective Time, each CKS Group Option under the CKS Group Stock Plans, whether or not exercisable, will be assumed by USWeb. Each CKS Group Stock Option so assumed by USWeb under the Reorganization Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable CKS Group Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each CKS Group Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of USWeb Common Stock equal to the product of the number of shares of CKS Group Common Stock that were issuable upon exercise of such CKS Group Option immediately prior to the Effective Time multiplied by the Exchange Ratio, with the result rounded down to the nearest whole number of shares of USWeb Common Stock, and (ii) the per share exercise price for the shares of USWeb Common Stock issuable upon exercise of such assumed CKS Group Option will be equal to the quotient determined by dividing the exercise price per share of CKS Group Common Stock at which such CKS Group Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent.

  At the Effective Time, each outstanding ESPP Options will be assumed by USWeb. Each CKS Group ESPP Option assumed by USWeb will continue to have, and be subject to, the same terms and conditions set forth in the CKS Group ESPPs, as the case may be, immediately prior to the Effective Time, except that
(i) each CKS Group ESPP Option will become exercisable for shares of USWeb Common Stock, (ii) the limit on number of shares of USWeb Common Stock that an employee may purchase pursuant to an assumed CKS Group ESPP Option shall be equal to two thousand five hundred (2,500) multiplied by the Exchange Ratio, with the result rounded down to the nearest whole share, and (iii) the purchase price per share of USWeb Common Stock shall be equal to eighty-five percent (85%) of the lesser of (A) the quotient of the closing price of a share of CKS Common Stock on the first day of the offering period divided by the Exchange Ratio, with the result rounded up to the nearest whole cent, or
(B) the closing price of a share of USWeb Common Stock on the date on which the CKS Group ESPP Option is exercised rounded up to the nearest whole cent.

  It is intended that CKS Group Options assumed by USWeb shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent CKS Group Options qualified as incentive stock options immediately prior to the Effective Time. It also is intended that the ESPP Options assumed by USWeb shall qualify, following the Effective Time as options granted under an employee stock purchase plan as defined in Section 423 of the Code to the extent the CKS Group ESPP Options qualified as such immediately prior to the Effective Time.

  USWeb will file a registration statement on Form S-8 registering the shares of USWeb Common Stock issuable with respect to assumed CKS Group Options and CKS Group ESPP Options within two business days after the Closing Date.

  USWeb will, or will cause CKS Group or the appropriate subsidiary of CKS Group to give individuals who are employed by CKS Group or any of its subsidiaries as of the Effective Time and who remain employees of CKS Group or such subsidiary following the Effective Time (each such employee, an "Affected Employee") full credit to the extent each such Affected Employee has been credited with service under each comparable employee benefit plan or arrangement maintained by CKS Group immediately prior to the Effective Time for purposes of eligibility, vesting, benefit, accrual and determination of the level of benefits under each employee benefit plan or arrangement maintained by USWeb, CKS Group or any such subsidiary for such Affected Employees' service with CKS Group or any affiliate thereof.

  USWeb will make commercially reasonable best efforts to, or will cause CKS Group or the appropriate subsidiary of CKS Group to (i) waive all limitations as to pre-existing conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such Affected Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for the remaining short plan year for any co-payments and deductibles paid under each comparable welfare plan maintained by CKS Group prior to the Effective Time in satisfying any applicable deductible or co-payment requirements under any welfare plans that such Affected Employees are eligible to participate in after the Effective Time.

  As of the Effective Time, USWeb shall expressly assume and agree to perform in accordance with their terms, all employment, stay-put and other compensation agreements then existing between CKS Group or any subsidiary with any director, officer or employee thereof, provided such agreements are described in CKS Group's disclosure schedule.

  USWeb shall make its commercially reasonable best efforts to adopt, maintain and sponsor for the Affected Employees each employee welfare benefit plan (excluding any reimbursement policies, arrangements or programs and any severance plans) that are maintained and sponsored by CKS Group as of the Effective Time, that are set forth on the CKS Group's disclosure schedule (the "CKS Group Benefits Plans"), for one

(1) year following September 1, 1998 (the "Benefit Period"); provided, however, that (i) such plans have been established and maintained in substantial compliance with all applicable laws, rules and regulations, up to and including the Effective Time, (ii) that the costs of such plans are not substantially in excess of their historical costs (as adjusted for price increases reasonably in line with price increases affecting such products generally), and (iii) the insurance carriers of the CKS Group Benefits Plans permit USWeb to adopt, maintain and sponsor such plans. In the event that the insurance carriers of the CKS Group Benefits Plans do not permit USWeb to adopt such plans, or to extend such plans (and related contracts) for the Affected Employees for the outstanding portion of the Benefit Period which extends beyond the current plan (contract) year on substantially similar terms as currently in effect, then USWeb shall not be obligated to maintain such plans beyond the current plan (contract) year, but shall use commercially reasonable best efforts to offer a comparable plan (or as reasonably close to comparable as possible while remaining in line with historical costs).

  Subject to the foregoing, from and after the Effective Time, the Affected Employees shall be eligible to participate in USWeb's employee benefit plans and arrangements in which similarly situated employees of USWeb or affiliates of USWeb participate, to the same extent as such similarly situated employees of USWeb or affiliates of USWeb.

INTERESTS OF CERTAIN PERSONS

 CKS Group Outside Director Options

  Under the CKS Group 1995 Director Option Plan, in the event a director of CKS Group or a director of any successor corporation of CKS Group is terminated as a director of such entity following the Merger, other than upon a voluntary resignation, then such director's options under the 1995 Director Option Plan will become exercisable in full.

 Change of Control Agreements

  CKS Group has employment agreements with change of control provisions with the following executive officers: Messrs. Clarkson, Baab and Small and Ms. Johnson. The employment agreements provide that upon the effectiveness of the Merger, one-half of the shares subject to options held by such employee which were not otherwise vested at the Effective Time shall accelerate and become exercisable in full. Furthermore, if following the Merger the employee's employment is involuntarily terminated or if there is a "constructive termination" of the employee's employment, such employee will receive (i) a lump sum payment equal to 12 months salary, plus the amount paid to or earned by the employee as incentive compensation or bonus payments during the preceding 12 months, whichever is greater; (ii) 12 months of COBRA coverage;
(iii) 12 months of continued car allowance, professional association dues; and
(iv) accelerated vesting and immediate exercisability of all stock options granted by CKS Group to such employee to the extent such options remain outstanding and unexercised and, in the case of Mr. Clarkson, with two years following the date of termination to exercise any options held by the employee. The positions to be held by each of Messrs. Clarkson, Baab and Small and Ms. Johnson with the Combined Company constitute a "constructive termination" under each of their respective employment agreements and therefore trigger the items referenced in (i) through (iv) above. Each of the officers has indicated his or her current willingness to become employed by the Combined Company at least long enough to effectively manage the transition, subject to execution of employment agreements mutually satisfactory to the Combined Company and each of such individuals. However, there can be no assurances that such agreements will be reached or that such officers will stay in the employ of the Combined Company through the completion of the transition.

 Indemnification

  From and after the Effective Time, USWeb will fulfill and honor and will cause the surviving corporation to fulfill and honor in all respects the obligations of CKS Group pursuant to any indemnification agreements between CKS Group and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under the CKS Group Certificate or the CKS Group Bylaws as in effect on the date of the Reorganization Agreement. The Certificate of Incorporation and Bylaws of the surviving corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the CKS Group Certificate and the CKS Group Bylaws as in effect on the date of the Reorganization Agreement, which provisions will not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of CKS Group, unless such modification is required by law.

  For a period of six years after the Effective Time, USWeb will maintain or cause the surviving corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by CKS Group's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of CKS Group; provided, however, that in no event will USWeb or the surviving corporation be required to expend in excess of 200% of the annual premium currently paid by CKS Group for such coverage (or such coverage as is available for such 200% of such annual premium).

  Other Interests

  Mr. Pierre Lamond, a director of CKS Group, is the father-in-law of Mr. Kvamme, CKS Group's Chairman, President and Chief Executive Officer.

HOLDER AGREEMENTS

  This summary is qualified in its entirety by reference to the forms of USWeb Holder Agreement and CKS Group, Inc. Holder Agreement, incorporated herein by reference. Stockholders of USWeb and CKS Group are urged to read the Holder Agreements in their entireties for a more complete description of the rights and obligations thereunder.

  Each executive officer and director and certain significant stockholders of USWeb (collectively, the "USWeb Holders") has entered into a USWeb Holder Agreement restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of USWeb Common Stock held by them to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Each executive officer and director and one significant stockholder of CKS Group (collectively, the "CKS Group Holders") has entered into a CKS Holder Agreement restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of CKS Group Common Stock held by them prior to the Merger and the shares of USWeb Common Stock received by them in the Merger so as to comply with the requirements of applicable federal securities and tax laws and to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

STOCK OPTION AGREEMENTS

  The following is a brief summary of certain provisions of the Stock Option Agreements, copies of which are attached as Exhibits A and B, respectively, to Annex A to this Joint Proxy Statement/Prospectus and incorporated herein by this reference. This summary is qualified in its entirety by reference to the Stock Option Agreements. Stockholders of USWeb and CKS Group are urged to read the Stock Option Agreements in their entirety for a more complete description of the rights and obligations of the parties thereunder.

  Pursuant to the CKS Group Stock Option Agreement, CKS Group granted USWeb an option to acquire, under certain circumstances, a number of newly-issued shares of CKS Common Stock equal to 19.9% of the issued an outstanding shares of CKS Group Common Stock as of the date of exercise of such option. Pursuant to the USWeb Stock Option Agreement, USWeb granted CKS Group an option to acquire, under certain circumstances, a number of newly-issued shares of USWeb Common Stock equal to 19.9% of the issued and

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

outstanding shares of USWeb Common Stock as of the date of exercise of such option. With the exception of certain terms relating to the applicable exercise price, the terms of the CKS Stock Option Agreement and the USWeb Stock Option Agreement are substantially parallel.

  The per-share exercise price under the CKS Group Stock Option Agreement is payable in cash and is equal to the lower of (i) the Exchange Ratio times the closing price of USWeb Common Stock on the last trading day prior to the date of the CKS Group Stock Option Agreement or (ii) the average closing price of CKS Group Common Stock on the five trading days immediately prior to the first public announcement of an alternative business combination proposal involving CKS Group. The per-share exercise price under the USWeb Stock Option Agreement is payable in cash and is equal to the lower of (i) the closing price of USWeb Common Stock on the last trading day prior to the date of the USWeb Stock Option Agreement or (ii) the average closing price of USWeb Common Stock on the five trading days immediately prior to the first public announcement of an alternative business combination proposal involving USWeb.

  Subject to certain limitations, the USWeb Stock Option Agreement is exercisable, in whole or in part, at any time or from time to time after the occurrence of certain events (a "USWeb Stock Option Exercise Event"). A USWeb Stock Option Exercise Event will be deemed to have occurred and the USWeb Stock Option Agreement will become exercisable only under the following circumstances:

  (1) from and after the commencement of a tender or exchange offer for twenty-five percent (25%) or more of any class of USWeb outstanding capital stock;

  (2) from and after the failure to obtain the required vote of USWeb stockholders contemplated by the Reorganization Agreement upon a vote taken at a meeting of USWeb stockholders duly convened therefor (or any adjournment thereof) if at the time of such failure a USWeb Alternative Proposal shall have been publicly announced or otherwise publicly disclosed;

  (3) upon termination of the Reorganization Agreement by CKS Group if (i) the USWeb Board or any committee thereof shall have withdrawn or modified in a manner adverse to CKS Group its recommendation of approval of the issuance of shares of USWeb Common Stock pursuant to the Merger, (ii) USWeb shall have failed to include in the Proxy Statement (as defined in the Reorganization Agreement) the recommendation of the USWeb Board in favor of approval of the issuance of shares of USWeb Common Stock pursuant to the Merger, (iii) in connection with a Rule 14d-9 disclosure, the USWeb Board has taken an action other than a rejection of the Rule 14d-9 proposal, (iv) the USWeb Board or any committee thereof has recommended any USWeb Alternative Proposal, or (v) the USWeb Board or any committee thereof resolved to do any of the foregoing;

  (4) upon termination of the Reorganization Agreement by USWeb prior to approval of the Merger by the USWeb stockholders, if the USWeb Board recommends a USWeb Superior Proposal to the stockholders of USWeb.

  A "USWeb Alternative Proposal" means any inquiry, proposal or offer from any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of USWeb or any of its subsidiaries (other than the purchase of USWeb's products or services in the ordinary course of business) or more than a 15% interest in the total outstanding voting securities of USWeb or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of USWeb or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving USWeb or any of its subsidiaries, other than (i) the transactions contemplated by the Reorganization Agreement and (ii) any acquisition by USWeb, provided that the business to be acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein, and provided further the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after September 1, 1998 and prior to the Effective Time does not exceed 5,000,000. A "USWeb Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of USWeb Common Stock or all or substantially all of the assets of USWeb and otherwise on terms which the Board of Directors of USWeb determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to USWeb's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of USWeb, is capable of being obtained by such third party.

  Subject to certain limitations, the CKS Group Stock Option Agreement is exercisable, in whole or in part, at any time or from time to time after the occurrence of certain events (a "CKS Group Stock Option Exercise Event"). A CKS Group Stock Option Exercise Event will be deemed to have occurred and the CKS Group Stock Option Agreement will become exercisable only under the following circumstances:

  (1) from and after the commencement of a tender or exchange offer for twenty-five percent (25%) or more of any class of CKS Group outstanding capital stock;

  (2) from and after the failure to obtain the required vote of CKS Group stockholders contemplated by the Reorganization Agreement upon a vote taken at a meeting of CKS Group stockholders duly convened therefor (or any adjournment thereof) if at the time of such failure a CKS Group Alternative Proposal shall have been publicly announced or otherwise publicly disclosed;

  (3) upon termination of the Reorganization Agreement by USWeb if (i) the CKS Group Board or any committee thereof shall have withdrawn or modified in a manner adverse to USWeb its recommendation of approval of the Merger, (ii) CKS Group shall have failed to include in the Proxy Statement (as defined in the Reorganization Agreement) the recommendation of the CKS Group Board in favor of approval of the Merger, (iii) in connection with a Rule 14d-9 disclosure, the CKS Group Board take an action other than a rejection of the Rule 14d-9 proposal, (iv) the CKS Group Board or any committee thereof has recommended any CKS Group Alternative Proposal, or (v) the CKS Group Board or any committee thereof resolved to do any of the foregoing; and

  (4) upon termination of the Reorganization Agreement by CKS Group prior to approval of the Merger by the CKS Group stockholders, if the CKS Group Board recommends a CKS Group Superior Proposal to the stockholders of CKS Group.

  A "CKS Group Alternative Proposal" means any inquiry, proposal or offer from any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of CKS Group or any of its subsidiaries (other than the purchase of CKS Group's products or services in the ordinary course of business) or more than a 15% interest in the total outstanding voting securities of CKS Group or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of CKS Group or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving CKS Group or any of its subsidiaries, other than the transactions contemplated by the Reorganization Agreement. A "CKS Group Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of Common Stock or all or substantially all of the assets of CKS Group and otherwise on terms which the CKS Group Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to CKS Group's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the CKS Group Board, is capable of being obtained by such third party.

  With certain exceptions, the options granted under the Stock Option Agreements terminate upon the occurrence of the earlier of the following: (i) the Effective Time, (ii) sixty (60) days following the termination of the Reorganization Agreement if an Exercise Event (as defined in the Reorganization Agreement) shall have occurred on or prior to the date of such termination, (iii) the termination of the Reorganization Agreement under circumstances which do not constitute an Exercise Event, (iv) termination of the Reorganization Agreement by mutual consent duly authorized by the Boards of Directors of USWeb and CKS Group, and (v) termination of the Reorganization Agreement if a Governmental Entity (as defined in the Reorganization Agreement) shall have issued an Order (as defined in the Reorganization Agreement) having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and nonappealable; provided, however, that with respect to the preceding clause (ii) to this sentence, the Stock Option Agreement's exercise periods are automatically extended for up to ten (10) business days if exercise of the options is prohibited or restrained for certain legal reasons. The options may not be exercised by the optionholder if the optionholder is in material breach of covenants or agreements in the Reorganization Agreement.

  Under certain circumstances when an option is exercisable, the option holder has the right to "put" any or all shares purchased under the Stock Option Agreement back to the option grantor. Under these stock "put" provisions, the option holder has the right to require the option grantor to repurchase any or all shares purchased by the option holder under the option, at a price per share equal to the greater of the exercise price and the fair market value of a single share of the option grantor's common stock.

  At any time following the first occurrence of an exercise event and prior to the expiration of the option, each of the Stock Option Agreements gives the option grantor certain "first refusal" rights with respect to the shares of the option grantor's common stock acquired by the option holder under the applicable Stock Option Agreement. Under these "first refusal" rights if the option holder proposes to sell any of the option grantor's shares issued to the option holder under the Stock Option Agreement, then the option grantor has the right to repurchase all, but not less than all, of the shares proposed to be transferred, at a per-share price equal to that price which the option holder would have received from the third party purchaser whose offer gave rise to the right of first refusal.

  The aggregate amount payable by either party under both the Reorganization Agreement and the Stock Option Agreements is capped, as are the aggregate net proceeds receivable by either party from sales of shares received upon exercise of such options. In general, the aggregate proceeds that may be retained by each of CKS Group and USWeb under the termination fees provisions of the Reorganization Agreement and as a result of sales of shares acquired upon exercise of the options granted under the Stock Option Agreements may not exceed a total of $18 million. The aggregate proceeds that may be retained by each of CKS Group and USWeb under the termination fees provision of the Reorganization Agreement (see "--Termination of the Reorganization Agreement; Termination Fees") pursuant to the exercise of the "put" provisions under the Stock Option Agreements is capped at the aggregate of $12 million.

VOTING AGREEMENTS

  Each executive officer and director and certain significant stockholders of USWeb (all of whom in the aggregate own . shares of USWeb Common Stock as of the USWeb Record Date and options exercisable within 60 days of the USWeb Record Date to purchase . shares of USWeb Common Stock, representing .% of the votes entitled to be cast by holders of shares of USWeb Common Stock issued and outstanding as of the USWeb Record Date and .% of such votes assuming exercise of all vested options held by all such persons) has entered into a USWeb Voting Agreement with CKS Group. Pursuant to the USWeb Voting Agreements, the foregoing persons have agreed to vote all shares of USWeb Common Stock they have

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

beneficial ownership of and any USWeb Common Stock they acquire beneficial ownership of prior to the termination of the USWeb Voting Agreements in favor of approval of the issuance of shares of USWeb Common Stock by virtue of the Merger. In addition, such persons have granted irrevocable proxies to the CKS Group Board to vote such persons' USWeb Common Stock in favor of approval of the issuance of shares of USWeb Common Stock pursuant to the Reorganization Agreement and the Merger.

  Each executive officer and director and one significant stockholder of CKS Group (all of whom in the aggregate own . shares of CKS Group Common Stock as of the CKS Group Record Date and options exercisable within 60 days of the CKS Group Record Date to purchase . shares of CKS Group Common Stock, representing approximately .% of the votes entitled to be cast by holders of CKS Group Common Stock issued and outstanding as of the CKS Group Record Date, and .% of such votes assuming exercise of all vested options held by all such persons) has entered into a CKS Group Voting Agreement with USWeb. Pursuant to the CKS Group Voting Agreements, the foregoing persons have agreed to vote all shares of CKS Group Common Stock they have beneficial ownership of and any CKS Group Common Stock they acquire beneficial ownership of prior to the termination of the CKS Group Voting Agreements in favor of approval and adoption of the Reorganization Agreement and the Merger. In addition, such persons have granted irrevocable proxies to the USWeb Board to vote such persons' CKS Group Common Stock in favor of approval of the Reorganization Agreement and the Merger.

MATERIAL ADVERSE EFFECT

  When used in connection with USWeb, the term "Material Adverse Effect" means, for purposes of the Reorganization Agreement, any change, event, or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of USWeb and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting national, regional or world economies, (ii) conditions affecting the Internet-related professional services industry as a whole, (iii) the pendency or announcement of the Reorganization Agreement or the transactions contemplated thereby, including changes, events or effects resulting from employee attrition or a delay of, reduction in or cancellation or change in the terms of customer engagements, to the extent attributable to the pendency or announcement of the Reorganization Agreement or the transactions contemplated thereby,
(iv) failure of USWeb's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations, or (v) changes in the market price or trading volume of USWeb capital stock, which conditions (in the case of clauses (i) and (ii)) do not affect USWeb in a disproportionate manner).

  When used in connection with CKS Group, the term "Material Adverse Effect" means, for purposes of the Reorganization Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of CKS Group and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting national, regional or world economies, (ii) conditions affecting the integrated marketing communications services and internet services industries as a whole,
(iii) the pendency or announcement of the Reorganization Agreement, or the transactions contemplated thereby, including changes, events or effects resulting from employee attrition or a delay of, reduction in or cancellation or change in the terms of customer engagements, to the extent attributable to the pendency or announcement of the Reorganization Agreement or the transactions contemplated thereby, (iv) failure of CKS Group's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations, or (v) changes in the market price or trading volume of CKS Group capital stock, which conditions (in the case of clause (i) and (ii)) do not affect CKS Group in a disproportionate manner).

CONDITIONS TO THE MERGER

  The obligations of USWeb and CKS Group to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (i) certain approvals by the stockholders of USWeb

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

and CKS Group shall have been obtained; (ii) the SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened in writing by the SEC; (iii) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, and all waiting periods, if any, under the HSR Act relating to the transactions contemplated in the Reorganization Agreement will have expired or terminated early; (iv) USWeb and CKS Group shall each have received written opinions from their respective tax counsel (WSGR and GCW&F, respectively) to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if counsel to either USWeb or CKS Group does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party, and USWeb and CKS Group agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions; (v) each of USWeb and CKS Group shall have received letters from each of PricewaterhouseCoopers LLP and KPMG Peat Marwick LLP, respectively, dated within two business days prior to the Effective Time, regarding each firm's respective concurrence with USWeb's management's and CKS Group's management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under APB Opinion No. 16, if the Merger is consummated in accordance with the Reorganization Agreement; and (vi) the shares of USWeb Common Stock to be issued to CKS Group stockholders pursuant to the Merger shall have been authorized for listing on Nasdaq upon notice of issuance.

  In addition, the obligation of CKS Group to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by CKS Group: (i) the representations and warranties of USWeb and Merger Sub contained in the Reorganization Agreement shall have been true and correct in all material respects as of the date of the Reorganization Agreement and shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by the Reorganization Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in certain cases for breaches, inaccuracies and omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on USWeb, and CKS Group shall have received a certificate with respect to the foregoing signed on behalf of USWeb by the Chief Executive Officer and the Chief Financial Officer of USWeb; (ii) USWeb and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by them on or prior to the Effective Time, and CKS Group shall have received a certificate to such effect signed on behalf of USWeb by the Chief Executive Officer and Chief Financial Officer of USWeb; (iii) Goldman Sachs shall have delivered an opinion to the CKS Group Board dated September 1, 1998 to the effect that, as of such date, the Exchange Ratio is fair to CKS Group's stockholders from a financial point of view; (iv) no Material Adverse Effect with respect to USWeb shall have occurred since the date of the Reorganization Agreement; (v) each of the USWeb Holders shall have entered into the USWeb Holder Agreement and each of such agreements will be in full force and effect as of the Effective Time.

  Further, the obligations of USWeb and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by USWeb: (i) the representations and warranties of CKS Group contained in the Reorganization Agreement shall have been true and correct in all material respects as of the date of the Reorganization Agreement and shall be true and correct in all material respects at and as of the Effective Time except for changes contemplated by the Reorganization Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such particular date), with the same force and effect as if made at and as of the Effective Time, except in certain cases for breaches, inaccuracies and omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on CKS Group, and USWeb shall have received a certificate with respect to the foregoing signed on behalf of CKS Group by the Chief Executive Officer and Chief Financial Officer of CKS Group; (ii) CKS Group shall have performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by it at or prior to the Effective Time, and USWeb shall have received a certificate to such effect signed on behalf of CKS Group by the Chief Executive Officer and the Chief Financial Officer of CKS Group; (iii) Morgan Stanley shall have delivered an opinion to the USWeb Board as of September 1, 1998, to the effect that, as of such date, the Exchange Ratio is fair to USWeb's stockholders from a financial point of view; (iv) Mr. Kvamme and Mr. Suiter shall have entered into a non-competition agreement with USWeb or Merger Sub, and such agreements shall be in full force and effect; (v) certain individuals listed in CKS Group's schedules to the Reorganization Agreement shall have entered into a voting agreement with USWeb, and such agreements shall be in full force and effect; (vi) no Material Adverse Effect with respect to CKS Group shall have occurred since September 1, 1998; (vii) each of the CKS Group Holders shall have entered into the CKS Group Holder Agreement and each of such agreements will be in full force and effect as of the Effective Time.

TERMINATION OF THE REORGANIZATION AGREEMENT; TERMINATION FEES

  The Reorganization Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approvals of the stockholders of CKS Group or USWeb: (i) by mutual written consent duly authorized by the Boards of Directors of USWeb and CKS Group; (ii) by either CKS Group or USWeb if the Merger shall not have been consummated by February 28, 1999; provided, however, that the right to terminate the Reorganization Agreement shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Reorganization Agreement; provided further that such date may be extended by up to 90 days by either party by written notice to the other party if the Merger would have been consummated but for the absence of one or more required approvals, consents, orders or authorizations of any governmental entity or any required third-party consent, waiver or approval, under the HSR Act or like foreign competition or merger control laws and regulations; (iii) by either CKS Group or USWeb if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable; (iv) by either CKS Group or USWeb if the required approvals of the stockholders of CKS Group contemplated by the Reorganization Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of CKS Group stockholders duly convened therefor or at any adjournment thereof (except that this right to terminate the Reorganization Agreement shall not be available to CKS Group where the failure to obtain stockholder approval of CKS Group shall have been caused by the action or failure to act of CKS Group and such action or failure to act constitutes a material breach by CKS Group of the Reorganization Agreement); (v) by either CKS Group or USWeb if the required approval of the stockholders of USWeb contemplated by the Reorganization Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of USWeb stockholders duly convened therefor or at any adjournment thereof (except that the right to terminate the Reorganization Agreement shall not be available to USWeb where the failure to obtain USWeb stockholder approval shall have been caused by the action or failure to act of USWeb and such action or failure to act constitutes a material breach by USWeb of the Reorganization Agreement); (vi) by USWeb if
(a) the CKS Group Board or any committee thereof shall have withdrawn or modified in a manner adverse to USWeb its approval or recommendation of the Merger or the Reorganization Agreement, (b) CKS Group shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the CKS Group Board in favor of approval of the Merger and the Reorganization Agreement, (c) in connection with a Rule 14d-9 disclosure, the CKS Group Board shall have taken any action other than a rejection of a Rule 14d-9 proposal,
(d) the CKS Group Board or any committee thereof shall have recommended any CKS Group Alternative Proposal, or (e) the

CKS Group Board or any committee thereof shall have resolved to do any of the foregoing; (vii) by CKS Group if (a) the USWeb Board or any committee thereof shall have withdrawn or modified in a manner adverse to CKS Group its recommendation of approval of the issuance of shares of USWeb Common Stock pursuant to the Merger, (b) USWeb shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the USWeb Board in favor of approval of the issuance of shares of USWeb Common Stock pursuant to the Merger, (c) in connection with a Rule 14d-9 disclosure, the USWeb Board shall have taken any action other than a rejection of the Rule 14d-9 proposal, (d) the USWeb Board or any committee thereof shall have recommended any USWeb Alternative Proposal or (e) the USWeb Board or any committee thereof shall have resolved to do any of the foregoing; (viii) by CKS Group at any time prior to the approval of the Merger by CKS Group's stockholders and, in the case of any CKS Group Superior Proposal other than a CKS Group Superior Proposal involving the filing of a Registration Statement on Form S-4, following the earlier of (a) three days following the date the Registration Statement is declared effective pursuant to the Securities Act by the SEC or
(b) sixty days following the date of the Reorganization Agreement, if the CKS Group Board recommends a CKS Group Superior Proposal to the stockholders of CKS Group; (ix) by CKS Group, upon a breach of any representation, warranty, covenant or agreement on the part of USWeb set forth in the Reorganization Agreement, or if any representation or warranty of USWeb shall have become untrue, in either case such that the conditions set forth in the Reorganization Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that CKS Group may not terminate the Reorganization Agreement pursuant to this provision if such inaccuracy in USWeb's representations and warranties or breach by USWeb is curable by USWeb through the exercise of its commercially reasonable best efforts prior to February 28, 1999, provided USWeb continues to exercise commercially reasonable best efforts to cure such breach (it being understood that CKS Group may so not terminate the Reorganization Agreement if it shall have materially breached the Reorganization Agreement or if such breach by USWeb is cured prior to February 28, 1999); or (x) by USWeb, upon a breach of any representation, warranty, covenant or agreement on the part of CKS Group set forth in the Reorganization Agreement, or if any representation or warranty of CKS Group shall have become untrue, in either case such that the conditions set forth in the Reorganization Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that USWeb may not terminate the Reorganization Agreement pursuant to this provision if such inaccuracy in CKS Group's representations and warranties or breach by CKS Group is curable by CKS Group through the exercise of its commercially reasonable best efforts prior to February 28, 1999, provided CKS Group continues to exercise commercially reasonable best efforts to cure such breach (it being understood that USWeb may not so terminate the Reorganization Agreement if it shall have materially breached the Reorganization Agreement or if such breach by CKS Group is cured prior to February 28, 1999); or (xi) by USWeb at any time prior to the approval of the Merger by USWeb stockholders and, in the case of any USWeb Superior Proposal other than a USWeb Superior Proposal involving the filing of a Registration Statement on Form S-4, following the earlier of (a) three days following the date the Registration Statement is declared effective pursuant to the Securities Act by the SEC or (b) sixty days following the date of the Reorganization Agreement, if the Board of Directors of USWeb recommends a USWeb Superior Proposal to the stockholders of USWeb.

  USWeb and CKS Group have agreed that all fees and expenses incurred in connection with the Reorganization Agreement shall be paid by the party incurring such expenses whether or not the Merger is consummated.

  In the event that the Reorganization Agreement is terminated by USWeb pursuant to (vi) above or CKS Group pursuant to (viii) above, CKS Group shall promptly, but in no event later than two (2) days after the date of such termination, pay USWeb a fee equal to $12 million in immediately available funds (the "CKS Group Termination Fee"). If the Reorganization Agreement shall be terminated by any party hereto pursuant to (iv) above and prior to such termination an Alternative Proposal shall have been publicly announced or otherwise publicly disclosed, and prior to the date twelve (12) months following the date of the termination of the Reorganization Agreement either
(a) a CKS Group Acquisition (as hereinafter defined) shall be

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

consummated or (b) CKS Group shall enter into an acquisition agreement providing for a CKS Group Acquisition, then CKS Group shall pay to USWeb the CKS Group Termination Fee in immediately available funds in the case of clause
(a) concurrently with the consummation of such CKS Group Acquisition or in the case of clause (b) one half of the CKS Group Termination Fee concurrently with the execution of such acquisition agreement and the remaining half of the CKS Group Termination Fee upon the consummation of any CKS Group Acquisition occurring with twelve (12) months following such execution. "CKS Group Acquisition" shall mean any of the following transactions or series of related transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CKS Group pursuant to which the stockholders of CKS Group immediately preceding such transaction or series of related transactions hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or transactions (without respect to any overlap in the companies' stockholder bases) (other than the transactions contemplated by the Reorganization Agreement); (ii) a sale or other disposition by CKS Group of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of CKS Group's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by CKS Group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 50% or more of the then outstanding shares of capital stock of CKS Group.

  In the event that the Reorganization Agreement is terminated by CKS Group pursuant to (vii) above or by USWeb pursuant to (xi) above, USWeb shall promptly, but in no event later than two (2) days after the date of such termination, pay CKS Group a fee equal to $12 million in immediately available funds (the "USWeb Termination Fee"). If the Reorganization Agreement shall be terminated by any party hereto pursuant to (v) above and prior to the time of the occurrence of the event entitling such party to terminate the Reorganization Agreement pursuant to such provision a USWeb Contingent Proposal shall have been publicly announced or otherwise publicly disclosed, and prior to the date twelve (12) months following the date of the termination of the Reorganization Agreement either (a) the transaction contemplated by such USWeb Contingent Proposal shall be consummated or (b) USWeb shall enter into a written agreement providing for the consummation of the transaction contemplated by such USWeb Contingent Proposal, then USWeb shall pay to CKS Group the USWeb Termination Fee in immediately available funds, in the case of clause (a) concurrently with the consummation of the transaction contemplated by such USWeb Contingent Proposal and in the case of clause (b) one half of the USWeb Termination Fee concurrently with the execution of such agreement and the remaining half of the USWeb Termination Fee upon the consummation of the transaction contemplated by such agreement. "USWeb Contingent Proposal" shall mean a USWeb proposal, which is and is publicly disclosed to be contingent upon the issuance of shares of USWeb Common Stock pursuant to the Merger not being approved by the stockholders of USWeb or the Merger otherwise not being consummated.

  Payment of fees described above shall not be in lieu of damages incurred in the event of material and willful breach of the Reorganization Agreement.

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

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF USWEB CAPITAL STOCK

  The authorized Common Stock of USWeb consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. At the USWeb Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve an amendment to the Certificate to increase the authorized Common Stock of USWeb by 100,000,000 to 200,000,000. See "Additional Matters Being Submitted to a Vote of Only USWeb Stockholders--Proposal Three--Amendment to Amended and Restated Certificate of Incorporation-- Increase to Authorized Common Stock."

 USWeb Common Stock

  As of the USWeb Record Date, there were . shares of USWeb Common Stock outstanding. USWeb Common Stock is listed on Nasdaq under the symbol USWB. As of the USWeb Record Date, the outstanding USWeb Common Stock was held of record by approximately . stockholders. The holders of USWeb Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The stockholders do not have a right to take action by written consent nor may they cumulate votes in connection with the election of directors. The holders of USWeb Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the USWeb Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of USWeb, the holders of USWeb Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the rights of holders of Preferred Stock that may be then outstanding. The USWeb Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the USWeb Common Stock. All outstanding shares of USWeb Common Stock are fully paid and non-assessable, and the shares of USWeb Common Stock to be issued and outstanding upon completion of the Merger will be fully paid and non-assessable.

 USWeb Preferred Stock

  USWeb has 1,000,000 shares of undesignated Preferred Stock authorized, none of which were issued or outstanding as of the USWeb Record Date. The USWeb Board has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the USWeb Board, without stockholder approval, can issue Preferred Stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of USWeb Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of USWeb.

 Transfer Agent and Registrar

  The Transfer Agent and Registrar of the USWeb Common Stock is ChaseMellon Shareholder Services, L.L.C. and its telephone number is (415) 743-1423.

DESCRIPTION OF CKS GROUP CAPITAL STOCK

  The authorized capital stock of CKS Group consists of 30,000,000 shares of Common Stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value $0.001 per share.

 CKS Group Common Stock

  As of the CKS Group Record Date, there were . shares of CKS Group Common Stock outstanding held of record by approximately . stockholders. CKS Group Common Stock is listed on Nasdaq under the symbol

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

CKSG. Holders of CKS Group Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that stockholders may cumulate votes in connection with the election of directors. Pursuant to the CKS Group Certificate, the stockholders may not take action by written consent in lieu of a meeting. The holders of CKS Group Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the CKS Group Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of CKS Group, the holders of CKS Group Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the rights of holders of Preferred Stock that may be then outstanding. The CKS Group Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the CKS Group Common Stock. All outstanding shares of CKS Group Common Stock are fully paid and nonassessable.

 CKS Group Preferred Stock

  CKS Group has 2,000,000 shares of undesignated Preferred Stock authorized, none of which were issued or outstanding as of the CKS Group Record Date. The CKS Group Board has the authority to issue the undesignated shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the CKS Group Board, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of CKS Group Common Stock and the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of CKS Group.

 Transfer Agent and Registrar

  The Transfer Agent and Registrar of the CKS Group Common Stock is ChaseMellon Shareholder Services L.L.C. and its telephone number is (415) 743-1423.

COMPARISON OF RIGHTS OF CKS GROUP AND USWEB STOCKHOLDERS

  After consummation of the Merger, the holders of CKS Group Common Stock who receive USWeb Common Stock under the terms of the Reorganization Agreement will become stockholders of the Combined Company. As stockholders of CKS Group, their rights are presently governed by Delaware law and by the CKS Group Certificate and the CKS Group Bylaws. As stockholders of the Combined Company, their rights will be governed by Delaware law and by the Certificate and USWeb's Bylaws, as amended (the "USWeb Bylaws"). The following discussion summarizes the material differences between the rights of holders of CKS Group Common Stock and holders of USWeb Common Stock and differences between the charters and bylaws of CKS Group and USWeb. This summary does not purport to be complete and is qualified in its entirety by reference to the CKS Group Certificate and CKS Group Bylaws, the USWeb Certificate and the USWeb Bylaws and the relevant provisions of Delaware law.

 Special Meeting of the Stockholders

   Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The CKS Group Bylaws provide that special meetings of the stockholders may be called by the CKS Group Board, by a committee of the CKS Group Board authorized to call such meetings or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes cast at that meeting. The USWeb Bylaws provide that special meetings of the stockholders may be called by the USWeb Board, by the chairman of the USWeb Board, by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

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

 Action by Consent of Stockholders

  Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. Neither the USWeb Certificate nor the CKS Group Certificate allows for action by written consent of the stockholders.

 Cumulative Voting

  Delaware law does not provide for cumulative voting by stockholders unless provided for in the certificate of incorporation. Neither the USWeb certificate nor the CKS Group Certificate provides for cumulative voting.

 Classification of the Board of Directors

  The CKS Group Bylaws provide that the authorized number of directors shall be initially seven, and thereafter may be changed by a duly adopted amendment to the CKS Group Bylaws adopted by resolution of the CKS Group Board. Pursuant to applicable board resolutions, the CKS Group Board currently consists of six directors. The CKS Group Certificate provides for division of the CKS Group Board into three classes, as nearly equal in size as possible, with staggered terms. The USWeb Certificate and USWeb Bylaws provide that the authorized number of directors shall be initially six and, thereafter, maybe changed by a duly adopted amendment to the USWeb Certificate or by an amendment to the USWeb Bylaws adopted by a majority of the stockholders or by a resolution adopted by a majority of the USWeb Board. Pursuant to applicable resolutions, the USWeb Board currently consists of ten directors.

  Pursuant to the Reorganization Agreement, the Combined Company Board following the Merger will initially consist of nine members.

 Removal of Directors

  The USWeb Bylaws provide that any director or the entire USWeb Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Under the DGCL, the stockholders of a corporation that has a classified board of directors, such as CKS Group, may only remove directors for cause unless the corporation's certificate of incorporation provides otherwise. The CKS Group Certificate does not provide for removal of directors by stockholders for other than cause.

 Exculpation of Directors

  Each of USWeb and CKS Group has included in its Certificate of Incorporation a provision which eliminates the personal liability of its directors from monetary damages resulting from a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

 Indemnification of Directors, Officers and Others

  The USWeb Bylaws and the CKS Group Bylaws require indemnification of their respective directors and officers, and give each of the companies the power to indemnify each of its employees and agents to the maximum extent and in the manner permitted by the DGCL.

                    ADDITIONAL MATTERS BEING SUBMITTED TO A
                        VOTE OF ONLY USWEB STOCKHOLDERS

PROPOSAL TWO--AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION-- NAME CHANGE

  The USWeb Certificate provides that the name of USWeb is "USWeb Corporation." On August 30, 1998, the USWeb Board approved an amendment of the USWeb Certificate to, at the Effective Time, change USWeb's name to "Reinvent Communications, Inc.," subject to stockholder approval of this proposal and contingent upon consummation, of the Merger. Under the proposed amendment, upon consummation of the Merger, Article FIRST of the USWeb Certificate would be amended and restated to read as follows:

  "The name of the corporation is Reinvent Communications, Inc. (the "Corporation")."

  The USWeb stockholders are being asked to approve such amendment. The affirmative vote of the majority of the votes entitled to be cast by holders of outstanding shares of USWeb securities (including USWeb Common Stock and other securities entitled to vote together with the USWeb Common Stock) will be required to approve this amendment of the USWeb Certificate. The effect of a broker non-vote or an abstention is the same as that of a vote against the proposal.

  THE USWEB BOARD UNANIMOUSLY RECOMMENDS THAT USWEB STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE USWEB CERTIFICATE TO CHANGE THE CORPORATE NAME OF USWEB TO "REINVENT COMMUNICATIONS, INC.," WHICH, IF APPROVED, WILL BE EFFECTIVE ONLY IF THE MERGER IS CONSUMMATED. APPROVAL OF THE MERGER IS NOT DEPENDENT ON USWEB STOCKHOLDER APPROVAL OF THE NAME CHANGE.

PROPOSAL THREE--AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION--INCREASE TO AUTHORIZED COMMON STOCK

  On August 30, 1998, the USWeb Board approved an amendment to the USWeb Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares. Under such amendment, subject to stockholder approval, the first paragraph of Article FOURTH of the USWeb Certificate would be amended and restated to read as follows:

  "FOURTH. The Corporation is authorized to issue two classes of capital stock to be designated respectively "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred One Million (201,000,000) shares. The total number of shares of Common Stock that the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, $0.001 par value per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is One Million (1,000,000) shares, $0.001 par value per share."

  As of September 1, 1998, there were 100,000,000 shares of USWeb Common Stock
authorized, of which approximately   .   shares were issued and outstanding
and approximately   .   of which were reserved for issuance under USWeb's
stock benefit plans, leaving only approximately   .   authorized shares
available for future issuance. The issuance of USWeb Common Stock to the stockholders and option holders of CKS Group pursuant to Proposal One herein
would require up to approximately   .   shares of USWeb Common Stock.

  In addition, although USWeb has no specific plans to use the additional authorized shares of USWeb Common Stock other than as described above, the USWeb Board believes that it is prudent to increase the number of authorized shares of USWeb Common Stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. Such actions may include, but are not limited to, stock splits or stock dividends if the USWeb Board were to determine that such would be desirable to facilitate a broader base of stockholders. The USWeb Board also believes that the increased number of shares will provide the flexibility to effect other possible actions such as financings, corporate

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

mergers, acquisitions of property, employee benefit plans and other general corporate purposes. Having such additional authorized shares available for issuance in the future would allow the USWeb Board to issue shares of USWeb Common Stock without the delay and expense associated with seeking stockholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable USWeb (or, after the Merger, the Combined Company), among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the USWeb Board (or, after the Merger, the Combined Company Board).

  The increase in authorized USWeb Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

  The increase in the authorized number of shares of USWeb Common Stock could have an anti-takeover effect. Shares of authorized and unissued USWeb Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a takeover of USWeb more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of USWeb Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of USWeb.

  The USWeb stockholders are being asked to approve such amendment. The affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of USWeb securities (including USWeb Common Stock and other securities entitled to vote together with the USWeb Common Stock) will be required to approve this amendment to the USWeb Certificate. The effect of a broker non-vote or an abstention is the same as that of a vote against the proposal.

  THE USWEB BOARD UNANIMOUSLY RECOMMENDS THAT USWEB STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE USWEB CERTIFICATE TO INCREASE THE AUTHORIZED USWEB COMMON STOCK FROM 100 MILLION TO 200 MILLION SHARES. APPROVAL OF THIS AMENDMENT IS NOT CONTINGENT UPON CONSUMMATION OF THE MERGER.

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

                               USWEB CORPORATION

                                USWEB BUSINESS

  The following Information Concerning USWeb sections provide information on the business of USWeb on a stand-alone basis and does not describe the business of USWeb if the Merger is consummated. The following Business section also contains forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding, without limitation, development and application of new media marketing communication services and products, and industry trends, USWeb's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/ Prospectus. See "Forward-Looking Statements."

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to medium-sized and large companies. USWeb has built a national network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. USWeb offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. USWeb's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development and maintenance. USWeb markets its services to medium-sized and large companies.

INDUSTRY BACKGROUND

  Intranets, Extranets and Web sites (collectively, "Internet solutions") provide companies with a new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. An Intranet enables a company's employees to receive corporate information and training efficiently, communicate through e-mail, use the internal network's business applications, and access proprietary information and legacy databases. An Extranet can extend part or all of the functionality of a secure Intranet to selected business partners outside of the company, such as customers, suppliers or distributors. Forrester Research, Inc. ("Forrester") estimates that the worldwide market for Intranet development services will grow from approximately $100 million in 1996 to approximately $6.9 billion in 2000. Web sites, which are accessible by the general public, can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. Forrester estimates that the worldwide market for Web site content and electronic commerce solution development will grow from approximately $1.2 billion in 1996 to approximately $9.4 billion in 2000.

  Although businesses are adopting Internet solutions rapidly and at increasing rates, the basic technical differences of such solutions from earlier technologies and the broad scope of business process improvements that such solutions can provide require companies to take fundamentally new approaches toward implementing them. Businesses seeking to realize the benefits provided by Internet solutions face a formidable series of challenges presented by the need to link business strategy, new and rapidly changing technologies and continuously updated content. Before creating an Intranet, Extranet or Web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must architect the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

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

  To perform this multitude of functions in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and trim workforces in the information technology management area. Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their Intranets, Extranets and Web sites to independent professionals who can leverage accumulated strategic, technical and creative talent and stay current with ongoing developments in a field characterized by extremely short technology, process and content lifecycles.

  Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. Most advertising and marketing communications agencies lack the extensive technical skills, such as application development and legacy system and database integration, required to produce the increasingly complex and functional solutions demanded by clients. Most national information technology consulting service providers have sizable corporate infrastructures and have therefore chosen to focus on multi-million dollar engagements such as Year 2000 projects and client/server enterprise resource planning software deployments, not Internet solution consulting engagements. Most large computer technology product and service vendors lack the creative and marketing skills required to build audiences and deliver unique and compelling content, and are further constrained by their need to recommend their proprietary brands. Internet access service providers, whose core strength is in providing Internet access and site hosting rather than solution development, typically lack both the necessary creative and application development skills.

  A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions. However, the small size and capital constraints of most of these firms restrict their ability to supply clients with the necessary depth and integration of strategic, technical and creative skills. Furthermore, many of these providers tend to develop expertise in a limited number of vertical markets because of the need to leverage the information and experiences gained from the relatively small number of Internet solution engagements they have completed.

  USWeb believes that the rapidly increasing demand for Internet solutions, combined with the inability of most current providers to supply the full range and integration of strategic, technical and creative skills required by clients, has created a significant market opportunity for a scaled Internet professional services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, and the national reputation, economies of scale, multiple points of local presence and information sharing capabilities of a large organization could capitalize on this opportunity to help companies significantly improve their business processes.

THE USWEB SOLUTION

  USWeb's mission is to provide clients with the vision, expertise and resources required to develop new strategies and improve business processes using Internet solutions. To capitalize on the opportunity presented by the rapid growth in demand for such solutions combined with a fragmented group of organizations serving this demand, USWeb has built and is continuing to expand through acquisitions and internal growth an Internet professional services firm with 43 Company-owned and Affiliate offices as of June 30, 1998. USWeb's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance.

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  USWeb delivers value to its clients through the application of its Internet strategy and solutions methodology. Through its focus on Internet technologies, USWeb believes that it is well positioned to provide wide-ranging and leading edge expertise with regard to:

  .Internet browsers, servers and plug-ins

  .Electronic commerce and transaction systems

  .Security authentication and privacy technologies

  .E-mail and advanced collaboration systems

  .Digital asset management systems

  .Client/server and database application systems

  .Mainframe and legacy integration technologies

  .Advanced user interface and multimedia production

  .Internet-based video conferencing

  .Custom programming and tool applications

  .Site administration and reporting tools

  .Internet marketing systems and services

  .Client, server and routing hardware

  .Internet access and hosting services

  USWeb delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. Each consulting office also benefits from the resources of the overall USWeb organization. For example, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. Each consulting office also draws upon the USWeb Internet Strategy and Solutions Center, which aggregates the expertise of the entire USWeb network of offices to provide resources such as USWeb Business Solutions that target selected client market segments or business functions, a centralized index of best demonstrated practice methodologies, a technology library of proprietary reusable software and content objects, a central project registry, executive briefing programs for client decision makers, SiteCast Internet solution education broadcasts and professional Internet technology certification programs. The consulting offices can leverage these central resources to provide clients efficiently with effective Internet business solutions. USWeb believes that its methodology has a proven track record of delivering value to clients and is an important factor in retaining existing clients and marketing to new ones.

  USWeb believes that its operational model enables it to scale rapidly by leveraging its central resources as its operations expand. First, USWeb believes that its aggregation and deployment of the accumulated experience and expertise of its network of offices provides clients with enhanced business solutions. Second, USWeb's ability to leverage central technology and operational resources enables USWeb to scale efficiently, both through the growth of existing consulting offices and the acquisition of new offices, which also provides significant numbers of additional skilled personnel. Finally, USWeb's aggressive brand development campaign, which reinforces the message that USWeb is a secure, reliable, high quality choice for the provision of Internet professional services, increases USWeb's ability to access and influence key client decision makers.

STRATEGY

  USWeb's objective is to become and remain the leading global Internet professional services firm. USWeb's strategy to achieve this objective includes the following elements:

  Continue to Expand Network of Company-Owned Offices. USWeb is continuing to build its network of Company-owned offices through acquisitions and internal growth. USWeb believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisitions will provide USWeb with a substantial competitive advantage. As of June 30, 1998, USWeb had company-owned offices in 35 locations across the United States, including Atlanta, Austin, Boston, Chicago, Detroit, Irvine, Los Angeles, Memphis, Milwaukee, New York, Phoenix, Pittsburgh, Santa Clara, San Francisco, San Jose, Seattle and Washington, D.C., as well as an office in Dusseldorf, Germany and an office outside of London, United Kingdom. USWeb intends to acquire additional entities in both the U.S. and abroad by continuing to implement its acquisition methodology for identifying, acquiring and integrating Internet professional services firms that meet USWeb's criteria for revenues, profitability, growth potential and operating strategy.

  Strengthen Position as a Leading Internet Professional Services Firm. USWeb is continuing to strengthen its position as a leading Internet professional services firm in order to provide clients with superior Internet solutions. USWeb intends to continue investing significantly in identifying, reviewing and integrating the latest Internet technologies and accumulating and deploying the best demonstrated practices for developing and implementing Internet solutions. USWeb is continuing to develop USWeb Business Solutions, partially pre-built Internet solutions that combine USWeb methodologies, services and reusable software and content objects with third-party software. USWeb's consulting offices intend to continue leveraging USWeb's nationwide presence, operational scale and professional marketing tools, which provide each consulting office with resources and credibility to convince client decision makers that USWeb can provide successful Internet solutions to meet the most demanding business needs. USWeb also intends to remain focused on delivering the Internet solution best suited to a client's needs.

  Develop Additional Strategic Relationships. USWeb intends to continue developing strategic relationships because they enable USWeb to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. USWeb has developed a number of strategic relationships with leading Internet hardware, software and content companies, including Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and SAP), Sun Microsystems and Reuters. Collectively these relationships provide for co-marketing programs, joint research and development on leading implementations of Internet solutions, technical education, client feedback channels and hardware and software distribution rights.

  Leverage Operational Economies of Scale. USWeb provides certain operational and administrative services centrally, allowing the network of offices to benefit from the economies of scale created by a large operation while enabling the consulting offices to focus on their core competency of providing superior client services. These centrally provided services include business development programs, operations management guides, client support assistance, carrier-grade site hosting, human resources programs, financial reporting and forecasting, performance appraisals and standardized methodologies.

  Increase Outsourcing Service Offerings. USWeb intends to expand the range of its service offerings related to managing its clients' information technology operations. USWeb believes that growing adoption of the Internet and its related technologies, often by companies whose core expertise does not include information technology, and growing complexity of electronic infrastructures, will result in an increase in the outsourcing of such services. USWeb intends to leverage its relationships with leading technology companies to offer clients a variety of Internet application modules, which USWeb will customize to the needs of each client. USWeb further intends to maintain a data center where the client systems can be operated with high reliability and efficiency.

SERVICES

  USWeb offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. USWeb bills most of its engagements on a time and materials basis, although it has delivered several solutions on a fixed-price basis and intends to increase the percentage of engagements provided on such a basis.

  INTERNET SOLUTION DEVELOPMENT AND DEPLOYMENT. USWeb's Internet solution development and deployment methodology consists of six phases:

  Strategy Consulting. USWeb works closely with the client to conduct a thorough study of the client's strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve the client's business processes. USWeb then delivers its recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

  Analysis and Design. Once the strategic groundwork has been established, USWeb translates the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing USWeb, USWeb's clients receive vendor-neutral solutions prepared by Internet-focused consultants. USWeb researches, tests and evaluates virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. USWeb's objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

  Technology Development. In the development phase, USWeb builds a testable version of the client's solution based on the blueprint produced in the analysis and design phase. USWeb designs, codes, integrates and tests all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. USWeb's experienced and professional graphic designers also work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. In performing these functions, USWeb professionals benefit from access to an extensive library of re-usable software and content objects.

  Implementation and Integration. In the implementation phase, USWeb tests the solution created in the development phase and readies it to be deployed into a full production system. USWeb delivers the system to the client, installs it, converts and initializes all necessary data, performs acceptance testing and puts the system into operation. USWeb also integrates Intranet solutions with back-office legacy systems to ensure that each client's critical applications are secure and seamless. USWeb maintains third-party vendor relationships that offer its clients secure, state-of-the-art, high-availability Intranet, Extranet and Web site hosting and integrated services for relational databases, workgroup collaboration, streaming audio and video, management and monitoring, e-mail and secure electronic commerce.

  Audience Development. USWeb can work with the client to develop a strategy for achieving its online marketing objectives by increasing Web site traffic, strengthening brand awareness and generating sales leads. USWeb provides online media planning and purchasing services and advice regarding online public relations. USWeb has also developed a proprietary audience creation methodology designed to optimize a Web site's search engine presence, increase site access through hyperlink recruitment and disseminate the client's key messages to Internet newsgroups, mailing lists and forums.

  Maintenance. USWeb can provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. USWeb's technical staff can also assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

  EXAMPLES OF USWEB INTERNET SOLUTIONS. The following examples illustrate USWeb's Internet solution development capabilities.

  Ingram Micro E-Commerce Extranet. Ingram Micro Inc. ("Ingram Micro"), a leading wholesale distributor of technology products and services, teamed with USWeb to build and deploy an e-Commerce Extranet for on-line distribution. The business-to-business commerce solution, called Auction Block, is a real-time, on-line bidding service that allows resellers to purchase new, unopened products that are not returnable to the manufacturer. USWeb developed a customized Java-based inventory auction system that automates inventory negotiation processes in real-time and integrated it with Ingram Micro's back-end database to facilitate user authentication and inventory tracking. This new Internet distribution channel has become a new source of revenues for Ingram Micro.

  Harley-Davidson Dealer Extranet. Harley-Davidson, a motorcycle manufacturer, was seeking ways to streamline two specific business processes: technical documentation distribution and warranty claims processing. To obtain instruction sheets, service bulletins or other technical documentation, dealers previously had to request the appropriate documents by telephone and then wait for Harley-Davidson to process the request manually and fax the documents back to the dealership. To process warranty claims, dealers previously had to mail such claims to Harley-Davidson and wait for them to be manually entered into a database and checked for errors through overnight batch processing. Both of these procedures were slow, inefficient and prone to errors. To improve these basic business processes, USWeb created an Extranet accessible via a Web browser that allows dealers to securely search, view and print technical documents at their convenience and submit warranty claims directly online. Using the Extranet has reduced turnaround time for documentation distribution and warranty claims processing, reduced the error rate and reduced overhead costs associated with providing information through paper forms or telephone support.

  Warner/Chappell SuperSite. Warner/Chappell, the largest music publishing company in the world, partnered with USWeb to develop a "supersite", or single site architecture, that integrates Internet, intranet and extranet capabilities. The site is the central gateway that provides multiple tiers of interaction and site functionality based on user identification and authentication among multiple user groups such as customers, partners, suppliers, and employees. Complementing Warner/Chappell's existing music licensing business, the supersite enables hundreds of thousands of songs in its catalog to be referenced, cross-indexed, and immediately accessed using intricate site interactivity and dynamic page creation. USWeb wove extensive archival search capabilities into the site, allowing clients various options to drill down and view information and therefore to make better, more informed purchasing decisions. The site's dynamic front end integrates with back-end legacy systems and a site maintenance interface to enable automatic publishing of up-to-the-minute information by site administrators. All information is entered via a browser-based, password-protected intranet application on the back end and is dynamically published in various sections throughout the site. Although primarily a business-to-business venue, the supersite also delivers a wealth of information to music aficionados, including new releases, music facts, updated singles, album chart ratings, articles by music-industry notables, and artist trivia. All visitors to the site may also access an online music store, which offers CDs, songbooks, instructional videos, online sheet music, and music publications. All of the sites information is entered through a centralized Intranet that utilized WebObjects, Oracle Database, and a sophisticated search engine, integrated seamlessly with Warner/Chappell's existing legacy backend.

  The foregoing examples of USWeb's Internet solutions show the breadth of USWeb's Internet solution capabilities. Because each USWeb client and its needs is different from others, the Internet solutions in these examples may be more extensive and successful than others that do not achieve all the goals of a particular client. There can be no assurance that any particular client project will meet the client's objectives, stay within budgeted expense levels, be completed at the desired or scheduled date or otherwise allow USWeb's clients to realize the intended benefits of a project. Promoting and positioning the USWeb brand will depend largely on the success of USWeb's marketing efforts and the ability of USWeb to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive USWeb's solutions or services as meeting their needs, or if USWeb fails to market those solutions or services effectively, USWeb will be unsuccessful in maintaining and strengthening its brand, which could have a material adverse effect on USWeb's business, results of operations and financial condition. See "Risk Factors--Risks Related to the Merger--Uncertain Market Acceptance of the Reinvent Communications Brand; Market Confusion Caused by Replacement of USWeb and CKS Group Brands," "--Potential Liability to Clients" and "USWeb's Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONSULTING OFFICE NETWORK DEVELOPMENT

  USWeb has established and is continuing to expand a network of consulting offices. As of June 30, 1998, USWeb had 43 consulting offices, 35 of which were company-owned and 8 of which were owned by Affiliates. The number of Affiliate offices has decreased over time because of acquisitions of Affiliates by USWeb consolidation of offices and discontinuance of franchise relationships. USWeb believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisition will provide USWeb with a substantial competitive advantage. USWeb promotes internal growth through expansion and improvement of the Strategy and Solutions Center, new and existing strategic partnerships, and rigorous management of business fundamentals.

  USWeb is aggressively pursuing its selective acquisition program. USWeb typically uses a standardized transaction structure that includes a purchase price adjustment feature to provide target company management with an incentive to improve and expand their organizations. USWeb also generally grants stock options to all employees of a target company to provide them with an incentive to contribute to the success of the overall USWeb organization. USWeb believes that use of a consistent acquisition structure can speed the negotiation and closing of acquisitions.

  USWeb has a team of professionals dedicated to identifying potential acquisition candidates and implementing USWeb's acquisition methodology. This team identifies those Internet professional services firms that meet its acquisition criteria, engages in a series of meetings and due diligence activities with each candidate to explore whether it meets USWeb's criteria for growth potential and operating strategy, and completes the acquisition of a significant percentage of those candidates. USWeb stresses to each desired candidate the advantages of merging with USWeb, including additional funding required to pursue profitably large, long-term client opportunities and strategic partnerships with leading hardware, software and content vendors. Following the closing of each acquisition, USWeb moves rapidly to integrate the new subsidiary into USWeb operations by deploying a conversion team to integrate financial, marketing and operating procedures, providing access to USWeb Central, USWeb's secure Intranet, and delivering a thorough orientation to all employees.

  USWeb regularly evaluates potential acquisition candidates, is currently holding preliminary discussions with a number of such candidates and is in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to USWeb and its stockholders, USWeb may proceed with such acquisitions. USWeb is also evaluating or negotiating acquisitions outside the United States. USWeb expects most of its future acquisitions to include the issuance of additional shares of USWeb's Common Stock. USWeb filed a "shelf" Registration Statement on Form S-4 to register 16,666,667 shares of its Common Stock for use in future acquisitions. See "Risk Factors--Risks Related to Acquisitions," "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Risks Associated with Failure to Manage Growth; Integration of Other Acquired Businesses," "--Dilution, Earnings and Growth" and "USWeb Corporation--USWeb's Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms."

  As of September 1, 1998, USWeb had acquired the following companies:

                                                        MONTH OF
                                     OFFICE          CONSOLIDATION    NUMBER OF
   NAME                             LOCATIONS             (1)       EMPLOYEES (4)
   ----                             ---------        -------------- ------------
   XCom Corporation........  San Francisco, CA           March 1997      37
                             San Diego, CA
   Cosmix Corporation......  Seattle, WA                 April 1997      30
   Fetch Interactive,
    Inc. ..................  Milwaukee, WI               April 1997      37
   NewLink Corporation.....  Los Angeles, CA             April 1997      22
   NetWORKERS Corporation..  Santa Clara, CA               May 1997      33
   InterNetOffice, LLC.....  Atlanta, GA                   May 1997      33
                             Austin, TX
   Infopreneurs Inc. ......  Washington, D.C.             June 1997      39
   Netphaz, LLC............  Phoenix, AZ                  June 1997      15
   Electronic Images,
    Inc. ..................  Pittsburgh, PA               July 1997      64
   Multimedia Marketing &
    Design Inc. ...........  Chicago, IL                  July 1997      15
   DreamMedia, Inc. (2)....  Hollywood, CA              August 1997      26
   KandH, Inc. (2).........  Hollywood, CA              August 1997     --
   Internet Cybernautics,
    Inc....................  Sausalito, CA           September 1997      44
   Synergetix Systems Inte-
    gration, Inc. .........  Long Island, NY         September 1997      14
   Online Marketing Compa-
    ny.....................  Detroit, MI             September 1997      13
   Zendatta, Inc. .........  San Mateo, CA           September 1997      15
   USWeb--Apex, Inc. ......  Houston, TX              November 1997      12
   W3-design...............  Culver City, CA          November 1997      30
   Reach Networks, Inc. ...  New York, NY             November 1997      22
   InnoMate Online Market-
    ing GmbH...............  Dusseldorf, Germany      February 1998      25
   Utopia, Inc. ...........  Boston, MA                  March 1998      21
   Inter.logic.studios,
    inc. (3)...............  Atlanta, GA                 March 1998      46
   Quest Interactive Media,
    Inc. (3)...............  Memphis, TN                 March 1998     --
   Ensemble Corporation....  Dallas, TX                  March 1998      58
   Ikonic Interactive,
    Inc. ..................  San Francisco, CA           March 1998      78
                             New York, N.Y.
   Xplora Limited..........  Windsor, United Kingdom     April 1998      33
   Kallista, Inc. .........  Chicago, IL                   May 1998      16
   Nutley Systems, Inc.
    (nSET).................  Seattle, WA                   May 1998      27
   Advanced Video Communi-
    cations (AVC)..........  Boston, MA                    May 1998       5
   USWeb San Jose..........  San Jose, CA                  May 1998       9
   Gray Peak Technologies,
    Inc. ..................  New York, NY                 June 1998     127
                             Boston, MA
                             Reston, VA
                             Iselin, NJ
                             Wanchoi, Hong Kong
   Tucker Network Technolo-
    gies...................  So. Norwalk, CT              July 1998      19
   Metrix Communications,
    Inc. ..................  St. Paul, MN               August 1998      52
                             Irvine, CA

---------------------
(1) USWeb consolidates the target entity's financial statements as of the date USWeb establishes effective control of the target entity, which date is generally in advance of the legal completion of the underlying merger.

(2) DreamMedia, Inc. and KandH, Inc. combined their operations into a single wholly owned subsidiary of USWeb upon the consummation of the acquisitions. The combined entity had an aggregate of 26 employees. W3-design has also combined its operations with these entities.
(3) Inter.logic.studios, inc. and Quest Interactive Media, Inc. combined their operations into a single wholly owned subsidiary of USWeb upon the consummation of the acquisitions. The combined entity had an aggregate of 46 employees.
(4) Represents the number of full-time employees as of April 30, 1998 or the date of acquisition if later.

  USWeb believes that there are many other potential acquisition candidates in the U.S. and abroad that satisfy its acquisition criteria. USWeb is currently discussing on a non-binding basis the acquisitions of several companies in the U.S. and abroad. To penetrate foreign markets, USWeb may use joint ventures as well as acquisitions, so as to capitalize on a foreign partner's local knowledge and reputation as well as USWeb's brand name and central technical, marketing and administrative resources. USWeb's acquisition strategy involves a number of risks and uncertainties, and there can be no assurance that USWeb will be able to identify suitable acquisition candidates, acquire such companies on acceptable terms or integrate their operations successfully with those of USWeb. As USWeb issues stock to complete future acquisitions, there will be ownership dilution to existing stockholders. In addition, to the extent USWeb chooses to pay cash consideration for such acquisitions, USWeb may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group," "-- Dilution, Earnings and Growth" "--Risks Associated with Failure to Manage Growth," "--Integration of Other Acquired Businesses" and "--Future Capital Needs; Uncertainty of Additional Financing."

  In addition to its Company-owned offices, as of June 30, 1998 USWeb had 5 Affiliates which collectively managed an aggregate of 8 consulting offices. Each Affiliate agreement typically grants a nonexclusive right to the Affiliate to maintain an office and advertise in a designated metropolitan area or territory. The Affiliate agreements, which have terms ranging from five to ten years, also include a nonexclusive license to use USWeb's intellectual property and proprietary information, including the USWeb brand, USWeb's Internet solution development methodology and the Strategy and Solutions Center. In exchange for these rights, most Affiliates paid USWeb an initial fee and all Affiliates make monthly royalty payments to USWeb. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion payment, each based on the Affiliate's adjusted gross revenues. For the year ended December 31, 1997 and the six months ended June 30, 1998, initial fees and monthly royalty payments together represented 4% and less than 1%, respectively, of USWeb's total revenues. See "--USWeb's Management's Discussion and Analysis of Financial Condition and Results of Operations."

  USWeb selected a franchise business model as the first phase of its corporate development strategy because it enabled USWeb to rapidly scale its operations and build its brand with relatively low risk and capital commitment while leveraging the existing infrastructure, expertise and client relationships of the Affiliates. USWeb launched the second phase of its market entry strategy, the acquisition of those Affiliates and other Internet professional services firms that meet its acquisition criteria, in the first quarter of 1997. USWeb last enrolled an Affiliate in March 1997 and does not intend to enter into any additional Affiliate agreements. USWeb may also decide to terminate the Affiliate agreements of those Affiliates that do not meet the performance criteria required by such agreements to ensure their continuation. A significant number of Affiliates remain and the operation of franchises does entail certain risks to USWeb's business. See "Risk Factors-- Risks Related to the Combined Company, USWeb and CKS Group--Risks of Franchising."

CLIENTS

  USWeb markets its services to medium-sized and large companies, which it defines as those with over 100 employees or $10 million in annual revenues. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic Web sites to complex and highly functional Intranets, substantial budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. USWeb tailors its professional services to meet the specific needs of these clients. No individual customer accounted for more than 10% of USWeb's total revenues for the year ended December 31, 1997 and the six months ended June 30, 1998. USWeb's top 10 clients accounted for 31% and 23% of USWeb's total revenues during such respective periods.

  USWeb provides Internet professional services to clients in a variety of industries, as indicated by the selected clients set forth below, each of which was responsible for at least $50,000 in services revenues for the year ended December 31, 1997.

Amgen                        Harley-Davidson                Real Estate Tax Services
Bantam Doubleday Dell        Ingram Micro                   Silicon Graphics
Barnes & Noble               Marcus & Millichap             Thomasville Furniture
Catalina Marketing           Microsoft                      Time
Charles Schwab               New York Magazine              Toshiba
Chevron                      Polk Audio                     World Economic Forum

  Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implement increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. USWeb's strategy is to provide clients with services at all stages of their adoption of Internet solutions. USWeb targets clients whose Internet technology consulting needs will result in contracts ranging from $150,000 to $3,000,000 per engagement. USWeb's 30 largest clients spent approximately $150,000 to $3,000,000 each for USWeb services, on a pro forma basis, for the year ended December 31, 1997.

USWEB INTERNET STRATEGY AND SOLUTIONS CENTER

  The Strategy and Solutions Center, located at USWeb's headquarters in Santa Clara, California, is designed to provide clients with more effective Internet solutions by aggregating and redeploying the best methodologies, technologies and creative work delivered by USWeb consulting offices. USWeb believes that the Strategy and Solutions Center provides USWeb consulting offices with a competitive advantage by giving them efficient, real time access to these assets, thereby allowing them to leverage the capabilities of the entire USWeb operation in their efforts on behalf of each client. The Strategy and Solutions Center is a centrally managed resource that can be made available to a large number of consulting offices through USWeb Central, USWeb's secure Intranet.

  The Strategy and Solutions Center provides the following resources and programs for the USWeb Network and its clients:

  USWeb Technology Library. The Strategy and Solutions Center maintains and continually expands a technology library of proprietary reusable software and content objects developed during the course of client engagements. USWeb believes that access to these assets helps reduce the costs of designing and implementing individual Internet solutions, improves the quality of client service and facilitates USWeb's development of USWeb Business Solutions.

  USWeb Project Registry. The Strategy and Solutions Center has constructed a database in which each client engagement is summarized and registered, enabling each consulting office to find rapidly which offices have performed certain types of work. This project registry is used to facilitate the real-time distribution of engagement activity to those consulting offices best equipped to serve the client.

  USWeb Executive Briefing Program. The Strategy and Solutions Center has established a program that enables USWeb consulting offices to provide their key clients with executive seminars, solution demonstrations and discussions with senior USWeb executives on-site at the Strategy and Solutions Center. These sessions provide key client decision makers with first-hand experience on the ways Internet solutions can significantly improve business processes.

  In each area where methodologies, technologies and content are aggregated, USWeb has implemented policies to ensure that confidential or proprietary client information and assets are accessible only by properly authorized personnel and not disclosed to unauthorized parties.

MARKETING

  USWeb's marketing efforts are dedicated to demonstrating the benefits of Internet solutions, and the proven effectiveness of the USWeb organization in providing such solutions, to key decision makers in client organizations. USWeb believes that a strong USWeb brand provides USWeb consulting offices with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results. USWeb's marketing programs are also highly scalable because most advertising campaigns and marketing tools are developed by USWeb's corporate marketing group and can be delivered to all of the consulting offices without requiring significant additional expenses.

  USWeb's marketing program includes the following initiatives:

  Enhance USWeb's Brands. The continued strengthening of USWeb's brands is crucial to the achievement of USWeb's objective of becoming the most recognized provider of Internet professional services to medium-sized and large business clients. USWeb's brand development programs are designed to reinforce the message that USWeb is a national company with a local presence that can provide a complete range of services to build and deploy business solutions and has a proven track record of doing so. USWeb is continuing to build and differentiate its brands through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with strategic partners.

  Generate Client Leads. USWeb's marketing campaigns are intended to generate client leads for its consulting offices in several ways. In addition, USWeb has established a national account program to help manage the accounts of clients with multiple locations and direct service fulfillment to the consulting office best situated by geography and specialty to meet the client's needs.

  Develop Marketing and Sales Tools for Consulting Offices. USWeb has developed a toolkit of marketing and sales materials to be used by consulting offices in their business generation efforts. These materials include brochures, reprints of articles, fact sheets, white papers, summary "success stories," PR handbooks, business development guides and client presentation templates and technologies. These materials are designed to increase the effectiveness of the sales and marketing efforts of USWeb's consulting offices by providing them with centralized expert advice and consistent, professional marketing tools.

STRATEGIC RELATIONSHIPS

  USWeb has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content companies. USWeb believes that these relationships, which typically are non-exclusive, enable it to deliver clients more effective solutions with greater efficiency because the strategic relationships provide USWeb with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. USWeb also believes that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

  USWeb has strategic relationships with the following companies:

              Intel. In November 1997, USWeb entered into a Relationship Agreement with Intel pursuant to which USWeb and Intel will jointly define and develop a program designed to establish and promote end-to-end e-business solutions running on high-end Intel Architecture-based platforms. Activities under the program will range from creation of specific business solutions to joint advertising. These programs will be administered by representatives of each party. Intel purchased
$10.0 million of USWeb's Common Stock in a private placement transaction which closed contemporaneously with USWeb's initial public offering.
LOGO

              Microsoft. USWeb and Microsoft have entered into a joint marketing and technical information sharing agreement. The companies are engaging in a jointly branded marketing campaign designed to increase demand for Microsoft's Internet software products and USWeb's professional services. Microsoft is also providing USWeb consulting offices with education and support in the use of Microsoft's Internet products, and the USWeb consulting offices are providing Microsoft with product feedback and customer reactions.
LOGO

              Hewlett-Packard. USWeb and Hewlett-Packard have entered into an agreement to launch collaborative marketing and technical support programs to offer business clients a complete set of Internet solutions. The companies are engaging in a joint branded marketing campaign designed to increase demand for Hewlett-Packard's Internet systems and USWeb's professional services. Hewlett-Packard is also providing USWeb consulting offices with education and support in the use of Hewlett-Packard's Internet systems and USWeb consulting offices are providing Hewlett-Packard with product feedback and client reactions.
LOGO

              Pandesic. Intel and SAP have formed Pandesic LLC to deliver a comprehensive hardware, software and service solution for managing Internet-based electronic commerce. USWeb and Pandesic have entered into a letter agreement regarding plans to implement a joint systems integration program, develop joint marketing and sales programs, build field development programs and conduct ongoing technical exchanges to ensure the proper deployment and efficient utilization of the Pandesic electronic commerce platform.
LOGO

              Sun Microsystems. USWeb and Sun Microsystems have entered into an agreement enabling USWeb consulting offices to become authorized resellers of Sun NETRA network servers after having filed the appropriate documentation and attended required training classes. This marketing program enables USWeb affiliates to deliver a complete UNIX Intranet solution to a customers.
LOGO

              Reuters. USWeb and Reuters have entered into a letter agreement regarding plans to develop USWeb Business Solutions that will integrate Reuters data feeds into corporate Intranet environments. The two parties also intend to develop joint sales and marketing programs.
LOGO

  The contractual agreements regarding these strategic relationships do not cover the entire scope of the strategic relationship and are typically terminable at will by either party. In the event that any strategic relationship is discontinued, either in connection with termination of an agreement or otherwise, USWeb's business, results of operations and financial condition may be materially adversely affected. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Reliance Upon Key Strategic Relationships."

  In early 1998, USWeb assisted in the formation of USWeb Learning, Inc., a separate company with the mission to become the leading provider of education and certification services relating to Internet technologies to address the shortage of technology professionals. USWeb Learning will license the USWeb name from USWeb and USWeb will contribute certain training materials it has created. In April 1998, USWeb made a minority equity investment in USWeb Learning and intends to add management experience through board representation.

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OPERATIONS

  USWeb's organization includes its headquarters in Santa Clara, California and as of June 30, 1998, 41 Company-owned and Affiliate consulting offices in the U.S. and two international offices. Each consulting office is responsible for providing Internet professional services to its clients, either alone or in conjunction with one or more other offices. The managers of each office also make all client sales, engagement pricing, and staffing decisions for that office. However, USWeb's executive officers take an active role in directing the activities of all consulting offices.

  USWeb headquarters manages the Strategy and Solutions Center, USWeb's marketing campaigns, the strategic relationships with partner companies and the acquisition program. USWeb's headquarters also provides consulting offices with operational support in financial management and reporting, human resources, office administration, and management performance improvement tools. USWeb also negotiates with product, office equipment and financing vendors to deliver quality products to its consulting offices at favorable prices. Finally, USWeb has established relationships with leading Internet communications companies to provide clients with carrier-grade, highly reliable central hosting and value-added services such as shared databases, electronic commerce, and audio and video streaming.

  USWeb headquarters also manages USWeb Central, USWeb's Intranet and USWeb's primary channel for enterprise-wide interaction and communication. USWeb developed and maintains USWeb Central in-house. USWeb Central provides Company-owned and Affiliate consulting offices with rapid, secure and efficient online access to each other and to all of USWeb's centrally managed resources, such as the Strategy and Solutions Center libraries, sales and marketing tools, vendor information and operational assistance. USWeb believes that USWeb Central is both scalable and critical to its strategy of strengthening its position as a leading Internet professional services firm, because USWeb Central is the primary mechanism by which USWeb is able to aggregate and redeploy the best strategic, technical and creative work developed by the consulting offices.

COMPETITION

  The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. USWeb expects competition to persist, intensify and increase in the future. USWeb's competitors can be divided into several groups: computer hardware and service vendors such as IBM, DEC and Hewlett-Packard; advertising and media agencies such as CKS Group, Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL, Organic Online, Poppe Tyson and Proxicom; large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and EDS; telecommunications companies such as AT&T and MCI; Internet and online service providers such as America Online, ICG Netcom and UUNet; and software vendors such as Lotus, Microsoft, Netscape, Novell and Oracle. Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions.

  USWeb believes that the principal competitive factors in its market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of USWeb's current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than USWeb and could decide at any time to increase their resource commitments to USWeb's market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of USWeb's competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect USWeb's business, results of operations and financial condition.

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  There are relatively low barriers to entry into USWeb's business. For example, USWeb has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. USWeb expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by USWeb, which could have a material adverse effect on USWeb's business, results of operations and financial condition. Moreover, in pursuing acquisition opportunities USWeb may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than USWeb. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group-- Competition; Low Barriers to Entry."

EMPLOYEES

  As of June 30, 1998 USWeb had 1,080 employees, of which 76 were located at USWeb's headquarters in Santa Clara, California and 1,004 were located in consulting offices. The headquarters employees included 30 in sales and marketing, 5 in Internet hosting services and 41 in finance and administration. None of USWeb's employees is represented by a labor union. USWeb has experienced no work stoppages and believes its relationship with its employees is good. Competition for qualified personnel in the industry in which USWeb competes is intense. USWeb believes that its future success will depend in part on its continued ability to attract, hire or acquire and retain qualified employees. See "Risk Factors--Risks Related to the Merger-- Dependence on Key Personnel and Integration of Management" and "Risks Related to the Combined Company, USWeb and CKS Group--Recruitment and Retention of Consulting Professionals."

FACILITIES

  USWeb's principal administrative, sales, marketing, training, and research and development facilities occupy approximately 27,100 square feet in a single building in Santa Clara, California, pursuant to a lease that expires in January 2007. All Company-owned offices also lease their facilities. USWeb believes its current facilities are adequate to meet its needs for the foreseeable future. No facilities have been identified for acquisition in connection with potential acquisition candidates and USWeb does not anticipate acquiring property or buildings in the foreseeable future.

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            USWEB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data," "Pro Forma Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Information" and USWeb's Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. The discussion in USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties, such as statements of USWeb's plans, objectives, expectations and intentions, as well as financial trends. The cautionary statements made in USWeb Management's Discussion and Analysis of Financial Condition and Results of Operations should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. USWeb's actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein. See "Forward-Looking Statements."

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to businesses. USWeb has built a network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. USWeb offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. USWeb's services include: strategy consulting; analysis and design; project management; Intranet, Extranet and Web site design; Commerce business systems; application development; technology integration; graphic design and user interface; online marketing and brand development; deployment and hosting; and maintenance and support. USWeb markets its services to medium-sized and large companies.

  From December 6, 1995 (inception) to March 31, 1997, USWeb's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular and conducting business as a franchisor of Internet professional services firms. Each such firm that entered into a franchise agreement with USWeb was designated an "Affiliate." In March 1997, USWeb entered into its last Affiliate agreement and does not expect to enter into any additional Affiliate agreements. In the first quarter of 1997, USWeb initiated the second phase of its corporate development strategy and began to acquire Internet professional services firms, starting with certain qualified Affiliates. To date, USWeb has derived its revenues from a combination of service revenues generated by its Company-owned offices and fees paid by its Affiliates. Revenues from Company-owned offices represented approximately 99% of total company revenues for the six months ended June 30, 1998. This transition in business strategy from a franchising model to one based on Company-owned operations accounts for the primary differences in the results of operations between the three and six months ended June 30, 1998 and 1997. In addition, because of this transition in business strategy, the Company believes that its historical financial statements for periods ending on or before March 31, 1997 are not indicative of future operating results.

  USWeb has only a limited operating history upon which to base an evaluation of its business and prospects. USWeb and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for USWeb include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, USWeb must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients, enhance the USWeb brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that USWeb will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on USWeb's business, results of operations and financial condition. USWeb has incurred net losses since inception, and as of June 30, 1998 had an accumulated deficit of $149.4 million. Although USWeb has experienced revenue growth in

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recent months, such growth rates may not be sustainable or indicative of future operating results. USWeb expects to continue to incur substantial operating losses through at least 1998, and there can be no assurance that USWeb will achieve or sustain profitability. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Limited Operating History; Accumulated Deficit."

RECENT EVENTS

  USWeb filed a Registration Statement on Form S-1 (Registration No. 333-36827) and registered 5,000,000 shares of USWeb's Common Stock plus an additional 750,500 shares of USWeb's Common Stock solely to cover over-allotments that were issued on December 5, 1997 in connection with USWeb's initial public offering. USWeb also filed another Registration Statement on Form S-1 (Registration No. 333-46821), and on April 7, 1998, completed the follow-on offering whereby 1,581,216 and 5,261,284 shares of Common Stock were sold by USWeb and existing stockholders, respectively. Net proceeds to USWeb from the follow-on offering aggregated approximately $32.3 million, after underwriting discounts and commissions and related expenses. In addition, various option and warrant holders who participated as selling stockholders in the offering exercised 387,118 Common Stock options and 56,547 Common Stock warrants. Net proceeds to USWeb from the exercise of stock options and common stock warrants aggregated approximately $2.7 million. At USWeb's 1998 Annual Meeting of Stockholders, its stockholders approved amendments to the 1996 Equity Compensation Plan, the 1997 Acquisition Stock Option Plan and the 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the respective plans by 5,000,000 shares, 10,000,000 shares and 2,000,000 shares, respectively.

ACQUISITION OF INTERNET PROFESSIONAL SERVICES FIRMS

  USWeb began to acquire selected Internet professional services firms in the first quarter of 1997. USWeb transitioned from a franchise-based business model to one based on Company-owned operations to provide greater economies of scale, enable the consulting offices to focus on providing Internet professional services and facilitate their growth by furnishing needed working capital. See Note 1 to Consolidated Financial Statements.

  USWeb generally uses a consistent valuation and process methodology for its acquisitions. USWeb determines the initial purchase price of each candidate company based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and USWeb's qualitative evaluation of the candidate's management team, operational scalability and customer base. USWeb typically acquires suitable candidates through mergers in exchange for shares of USWeb Common Stock. Generally, on the closing date of the acquisition, at least fifty percent of the shares to be issued are deposited into a one-year escrow and the remaining shares are delivered to the acquired company's shareholders. The acquired company is valued again, typically at each of six and twelve months after acquisition, and additional shares are issued or escrowed shares are returned depending on whether the valuation has increased or decreased. After all such purchase price adjustments have been made, all shares remaining in escrow are issued to the acquired company's shareholders. USWeb expects to continue using this valuation methodology for future acquisitions; however, in certain situations USWeb may use other methodologies as appropriate. USWeb's acquisition program will result in further substantial ownership dilution to investors participating in this offering. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Dilution, Earnings and Growth" and Note 1 to Consolidated Financial Statements.

  The acquisitions have been accounted for using the purchase method of accounting. For each acquisition, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. Identifiable intangible assets include both (i) amounts allocated to in-process technology and immediately charged to operations, (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months, and (iii) amounts allocated to workforce in place and amortized on a straight-line basis over the estimated useful life of forty-two months. The portion of the purchase price in

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excess of tangible and identifiable intangible assets and liabilities assumed is allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit, which ranges from one to three years. The results of operations of the acquired entity are consolidated with those of USWeb as of the date USWeb acquires effective control of the entity, which generally occurs prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration.

  All target company employees and non-employee shareholders that enter into consulting agreements are granted options to purchase shares of USWeb's Common Stock. Generally, each option becomes exercisable over a 36-month period. All options have an exercise price per share equal to at least the fair market value of a share of USWeb Common Stock on the date of grant. Additional options generally are granted at the revaluation dates if the target company's formula-based valuation increases. In most cases, each optionee is also given the right to receive a stock bonus at the time an option is granted. The stock bonus vests at the same rate as the corresponding option and is equal in value to the aggregate exercise price of this option. The stock bonus is payable at the earlier of three years from the date of grant or, to the extent vested, upon termination of employment. The stock bonus amount is amortized ratably over a 36-month period and recorded as compensation expense. This charge is identified as "Stock Compensation" and allocated to cost of revenues or operating expenses depending on whether the optionee is acting in a service delivery or administrative capacity.

  As a result of both the purchase accounting adjustments and the stock compensation charges described above, USWeb has incurred significant non-cash expenses related to its acquisitions. For example, for the six-month period ended June 30, 1998, stock compensation expense included in cost of revenues totaled $5.3 million, stock compensation expense included in operating expenses totaled $9.8 million (net of the $12.6 million associated with warrants issued to NBC Multimedia, Inc. ("NBC"); see Results of Operation-- Stock Compensation) and amortization of intangible assets totaled $21.4 million, all of which were related to the acquisition of the thirty-one Company-owned offices completed since USWeb's inception. In addition, USWeb has recognized an aggregate cost of $22.6 million for acquired in-process technology related to the six acquisitions during the six-month period ended June 30, 1998. USWeb expects these acquisition-related non-cash expenses to increase as it continues its acquisition program.

  To capitalize on the growth opportunities for a newly acquired consulting office, USWeb generally hires a number of additional Internet professionals during the three-month period following the office's integration into the USWeb network. The capacity utilization rates of these new employees are initially not as high as those of seasoned employees because of the time spent on training and professional development. Consequently, USWeb expects that the cost of service revenues as a percentage of service revenues of an integrated office will generally increase during the first three months following such integration. USWeb believes that this investment in training and professional development will contribute to its ability to meet its growth targets.

  As of June 30, 1998, USWeb had issued an aggregate of 5,324,943 shares of Common Stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-38351) of which this Prospectus is a part. The 5,324,943 shares of Common Stock were issued in connection with the acquisitions of Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., USWeb San Jose, Nutley Systems, Inc. ("nSET") and Gray Peak Technologies, Inc. See "Pro Forma Consolidated Financial Information--Overview." The total number of shares USWeb has issued and expects to issue in connection with the above-mentioned acquisitions and pending acquisitions is not necessarily indicative of the total number of shares that will be issued in connection with such acquisitions because each of the acquired companies is usually valued again, typically at each of six and twelve months after each acquisition, and additional shares are issued or escrowed shares are returned, depending on whether the valuation has increased or decreased.

  The successful implementation of USWeb's acquisition strategy depends on USWeb's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations

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successfully with those of USWeb. There can be no assurance that USWeb will be able to do so. Moreover, in pursuing acquisitions USWeb may compete with companies with similar acquisition strategies, certain of which competitors may be larger and have greater financial and other resources than USWeb. Competition for these acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on USWeb's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of USWeb as a whole, and any acquired subsidiary could significantly under-perform relative to USWeb's expectations. For all of these reasons, USWeb's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on USWeb's business, results of operations and financial condition. To the extent USWeb chooses to use cash consideration in the future to pay for all or part of any acquisitions, USWeb may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Risks Related to Future Acquisitions," "--Future Capital Needs; Uncertainty of Additional Financing" and Note 1 to Consolidated Financial Statements.

SOURCES OF REVENUES

  USWeb consolidates the financial statements of acquired entities beginning on the date USWeb assumes effective control of those entities. Revenues primarily consist of fees from consulting services engagements (including both time-and-materials and fixed-price engagements). The services offered by USWeb include strategy consulting; analysis and design; project management; Intranet, Extranet and Web site design; e- Commerce business systems; application development; technology integration; graphic design and user interface; online marketing and brand development; deployment and hosting; and maintenance and support. Revenues from time-and-material engagements are recognized as incurred and revenues from fixed-price engagements are recognized on a percentage-of-completion basis. Billable rates vary by the service provided and geographical region. Although a majority of engagements are currently performed on a time and materials basis, USWeb intends to increase the percentage of its engagements that are based on a fixed-price. The pricing, management and execution of individual engagements are the responsibility of the consulting office that performs or coordinates the services.

  USWeb operated under its Affiliate model from December 1995 (inception) through the first quarter of 1997. During that period, revenues were derived almost exclusively from initial fees and monthly royalties from Affiliates. Initial fees were typically recognized when received because all obligations required of USWeb by the Affiliate agreement were substantially performed concurrently with the execution of the agreement. Monthly royalty revenue is recognized as reported by the Affiliate to USWeb. In the first quarter of 1997, USWeb ended its program for attracting new Affiliates and initiated the acquisition phase of its corporate development strategy. During the three and six months ended June 30, 1998, revenues from Affiliates were insignificant.

COST STRUCTURE

  Consulting offices owned by USWeb recognize revenues primarily using the percentage-of-completion method. Direct costs, such as personnel salaries and benefits and the cost of any third-party hardware or software included in an Internet solution, and related overhead expenses, such as depreciation and occupancy charges, associated with the generation of the revenues are classified as cost of revenues. The technology, sales, marketing and administrative costs of each Company-owned office are classified as operating expenses. Corporate expenses are primarily classified as operating expenses. Marketing, sales and support expenses include product and service research, advertising, brand name promotions and lead-generation activities, as well as the salary and benefits costs of the personnel in these functions. General and administrative expenses include accounting, legal and human resources costs.

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RESULTS OF OPERATIONS

  YEARS ENDED DECEMBER 31, 1997 AND 1996

  Revenues. Total revenues increased to $19.3 million for the year ended December 31, 1997 from $1.8 million for the year ended December 31, 1996. This increase was primarily attributable to USWeb beginning its acquisition program in the first quarter of 1997. No service revenues were recorded for the year ended December 31, 1996 because during this period USWeb did not have any Company-owned offices and instead derived its revenues from initial fees and monthly royalties from Affiliates. USWeb anticipates that revenues will be impacted in future periods as a result of internal growth and as a result of acquisitions of additional Internet professional service firms.

  Cost of Revenues. Cost of revenues increased to $17.2 million for the year ended December 31, 1997 from $208,000 for the year ended December 31, 1996. The increase in cost of revenues was primarily attributable to the cost of revenues associated with Company-owned offices subsequent to their respective acquisition dates. USWeb anticipates that cost of revenues will increase in absolute dollars as service fees generated by USWeb-owned offices and the level of services increases, and as a result of acquisitions of additional Internet professional service firms.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $20.7 million for the year ended December 31, 1997 from $12.8 million for the year ended December 31, 1996. This increase was primarily attributable to USWeb branding campaigns, increases in personnel to support the growth in USWeb's operations and the consolidation of the results of operations of Internet professional services firms with those of USWeb throughout 1997. In addition, during December 1997, USWeb recognized a non-cash charge of $1.3 million associated with the discounted sale of Common Stock to Intel Corporation. USWeb anticipates that marketing, sales and support expenses will increase in future periods in absolute dollars as it continues to pursue an aggressive brand building strategy and continues to acquire and consolidate the results of Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $10.3 million for the year ended December 31, 1997, from $2.8 million for the year ended December 31, 1996. This increase was primarily attributable to a non-cash compensation charge of $1.1 million during the quarter ended September 30, 1997, related to USWeb's decision to end its program for attracting new Affiliates and increases in personnel to support the internal growth in USWeb's operations and the consolidation of the results of operations of acquired Internet professional services firms with those of USWeb throughout 1997. USWeb believes that the absolute dollar level of general and administrative expenses will increase in future periods, as a result of increased staffing, fees for professional services, and costs associated with acquiring and consolidating the results of Internet professional service firms with those of USWeb.

  Acquired In-Process Technology. USWeb recognized the cost of acquired in-process technology totaling $9.5 million during the year ended December 31, 1997. USWeb did not record any such expenses for the year ended December 31, 1996, because USWeb did not acquire any entities during such period. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. USWeb anticipates that acquired in-process technology expenses will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms with in-process technology.

  Stock Compensation. Stock compensation expense relating to stock bonus awards to employees of acquired entities totaled $6.7 million for the year ended December 31, 1997. USWeb did not record any such expenses for the year ended December 31, 1996 because USWeb did not acquire any entities during such period. USWeb anticipates that stock compensation expense will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology and goodwill, was $9.5 million for the year ended December 31, 1997. USWeb did not record any

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such expenses for the year ended December 31, 1996 because USWeb did not acquire any entities during such period. USWeb anticipates that costs related to the amortization of intangible assets will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms.

  Impairment of Investee. During June 1997, USWeb recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in Utopia Inc., an independent Internet consulting firm. In assessing the level of impairment, USWeb considered the entity's current financial position, recent operating performance and the likelihood of recovery of some or all of its investment in the event of liquidation, sale or merger.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the years ended December 31, 1997 and 1996 because USWeb incurred net operating losses in each of those periods.

  Net Loss. Net losses for the years ended December 31, 1997 and 1996 were $58.3 million and $13.8 million, respectively. The increase in the net loss was primarily attributable to increases in marketing, sales and support expenditures, approximately $28.1 million of non-cash charges associated with USWeb's acquisition program and a $4.0 million impairment charge relating to an investee carried at cost.

  SIX MONTHS ENDED JUNE 30, 1998 AND 1997

  Revenues. Total revenues increased to $39.1 million for the six months ended June 30, 1998, from $2.9 million for the six months ended June 30, 1997. This increase was attributable to the increased number and relative size of client engagements combined with USWeb's acquisition program, which began in the first quarter of 1997. USWeb had completed thirty-one acquisitions as of June 30, 1998 compared to eight as of June 30, 1997.

  Cost of Revenues. Cost of revenues increased to $30.8 million for the six months ended June 30, 1998, from $2.7 million for the six months ended June 30, 1997. The increase in cost of revenues was primarily attributable to the increased staffing for engagements combined with the cost of revenues associated with acquired companies subsequent to their respective acquisition dates. As a percentage of revenues, cost of revenues decreased to 79% for the six months ended June 30, 1998, from 93% for the corresponding period in 1997. This decrease resulted from the further integration of USWeb's acquisitions, many of which were fully integrated as of June 30, 1998. Included in cost of revenues for the six months ended June 30, 1998 are non-cash charges aggregating $6.8 million, which include stock compensation resulting from USWeb's acquisition program and depreciation and amortization of fixed assets and leasehold improvements. USWeb anticipates that cost of revenues will increase in absolute dollars as a result of acquisitions of additional Internet professional service firms and as Company-owned offices accept additional engagements.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $11.0 million for the six months ended June 30, 1998, from $8.3 million for the six months ended June 30, 1997. This increase was primarily attributable to USWeb branding campaigns, increases in personnel to support the growth in USWeb's operations and the consolidation of the results of operations of additional Internet professional services firms with those of USWeb during each period. As a percentage of revenues, marketing sales and support expenses decreased to 28% of revenues for the six months ended June 30, 1998, compared to 284% for the corresponding period in 1997. This decrease resulted primarily from economies of scale. Included in marketing, sales and support expenses for the six months ended June 30, 1998 are non-cash charges aggregating $154,000 related to depreciation and amortization of fixed assets and leasehold improvements. USWeb anticipates that marketing, sales and support expenses will increase in future periods in absolute dollars as it continues to pursue an aggressive brand building strategy and continues to acquire and consolidate the results of additional Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $9.3 million for the six months ended June 30, 1998, from $3.8 million for the six months ended June 30, 1997. This increase was primarily attributable to increases in personnel to support the internal growth in USWeb's operations and the consolidation of the operations of acquired Internet professional services firms with those of USWeb during each period. As a percentage of revenues, general and administrative expenses decreased to 24% of revenues for the six months ended June 30, 1998, compared to 128% for the corresponding period in 1997. This decrease resulted primarily from economies of scale. Included in general and administrative expenses for the six months ended June 30, 1998 are non-cash charges aggregating $219,000 related to depreciation and amortization of fixed assets and leasehold improvements. USWeb believes that the absolute dollar level of general and administrative expenses will increase in future periods as a result of increased staffing and costs associated with acquiring and consolidating the results of additional Internet professional service firms.

  Acquired In-Process Technology. Acquired in-process technology increased to $22.6 million for the six months ended June 30, 1998, from $2.8 million for the six months ended June 30, 1997. This increase resulted from the number and relative size of acquisitions completed in the six months ended June 30, 1998, compared to the corresponding period in 1997. The value of the acquired in-process technology was determined using a combination of risk-adjusted income approaches and independent valuations. The acquired in-process technology related to each company had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. USWeb anticipates that acquired in-process technology expenses in future periods will vary in absolute dollars and as a percentage of revenues.

  Stock Compensation. Stock compensation expense increased to $22.4 million for the six months ended June 30, 1998, from $948,000 for the six months ended June 30, 1997. Included in stock compensation are the value of warrants granted to NBC in connection with a strategic relationship (see Note 3 of Notes to Consolidated Financial Statements) as well as costs relating to stock bonus awards to employees of acquired entities. The increase in stock compensation expense for the six months ended June 30, 1998, as compared to the corresponding period in 1997, resulted from the value of the warrants associated with the NBC agreement, as well as the increased number and relative size of USWeb's various acquisitions. USWeb anticipates that stock compensation expense will vary in future periods.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology, workforce in place, and goodwill, increased to $21.4 million for the six months ended June 30, 1998, from $1.6 million for the six months ended June 30, 1997. This increase resulted from the increased number and relative size of USWeb's acquisitions completed prior to June 30, 1998. USWeb anticipates that expenses related to the amortization of intangible assets will increase in future periods in absolute dollars as it continues to acquire additional Internet professional service firms.

  Interest Income and Expense. Net interest income increased to $1.2 million for the six months ended June 30, 1998, from $17,000 for the six months ended June 30, 1997. This increase resulted from interest earned on the investment of the net proceeds of USWeb's public equity offerings, completed in December 1997 and April 1998, offset by interest expense incurred on USWeb's debt and lease obligations.

  Income Taxes. No provision for federal and state income taxes was recorded for the six months ended June 30, 1998 and 1997 because USWeb incurred net operating losses in each of those periods.

  Impairment of Investee. During June 1997, USWeb recognized an impairment provision totaling $4.0 million, representing the total amount of it cost basis investment in Utopia, Inc., an independent Internet consulting firm.

  Net Loss. Net losses for the six months ended June 30, 1998 and 1997 were $77.2 million and $21.2 million, respectively. The increase in the net loss was primarily attributable to non-cash charges of $73.5 million for the six months ended June 30, 1998, the majority of which resulted from USWeb's acquisition program, compared to non-cash charges of $6.1 million for the six months ended June 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES

  USWeb invests predominantly in instruments that are highly liquid, are of high-quality investment grade, and have maturities of less than one year, with the intent to make such funds readily available for operating purposes. At June 30, 1998, USWeb had approximately $61.8 million in cash, cash equivalents and short-term investments compared to $44.1 million at December 31, 1997.

  Cash used in operating activities was $17.3 million for the six months ended June 30, 1998, and was primarily due to the net loss from operations of $77.2 million, offset by non-cash charges of $73.5 million (which includes stock compensation, acquired in-process technology, amortization of intangible assets, and depreciation and amortization of fixed assets and leasehold improvements), and an increase in accounts receivable of $10.0 million resulting from an increase in the number and size of engagements being entered into. Cash used in operating activities was $8.8 million for the six months ended June 30, 1997, and was primarily due to the net loss from operations of $21.2 million, offset by non-cash charges of $6.1 million, an impairment provision of $4.0 million, representing the cost basis in Utopia, Inc., and an increase in accrued liabilities of $2.0 million primarily for financing costs related to the issuance of Mandatorily Redeemable Convertible Preferred Stock.

  Cash used in investing activities was $47.5 million for the six months June 30, 1998. Purchases (net of sales and maturities) of investments in marketable securities during the period were $46.3 million and capital expenditures totaled $3.1 million. Capital expenditures have generally been comprised of purchases of computer hardware and software as well as leasehold improvements related to leased facilities, and are expected to increase in future periods. Cash used in investing activities was $2.3 million for the six months ended June 30, 1997, and was primarily due to an investment in Utopia, Inc. of $1.2 million and capital expenditures of $1.0 million.

  Cash provided by financing activities was $36.2 million for the six months ended June 30, 1998. In April 1998, USWeb completed a follow-on public offering of its Common Stock, resulting in net proceeds of $31.2 million. Additionally, various stock option and common stock warrant holders exercised their stock options and common stock warrants, resulting in net proceeds of $4.8 million. Cash provided by financing activities was $17.1 million for the six months ended June 30, 1997, and was primarily due to the issuance of Mandatorily Redeemable Preferred Stock (which converted to shares of Common Stock upon the close of USWeb's initial public offering in December 1997), resulting in net proceeds of $16.3 million.

  USWeb currently has no material commitments other than those under operating lease agreements. USWeb has experienced a substantial increase in its capital expenditures and operating lease arrangements since its inception, which is consistent with increased staffing, and anticipates that this will continue in the future. Additionally, USWeb will continue to evaluate possible acquisitions of or investments in businesses, products, and technologies that are complementary to those of USWeb, which may require the use of cash. USWeb believes that existing cash, investments, and borrowings available under its credit facilities will be sufficient to fund its requirements for working capital and capital expenditures for at least the next 12 months; however, USWeb may sell additional equity or debt securities or seek additional credit facilities if it believes such actions would be a better way to fund acquisition-related or other costs. Sales of additional equity or convertible debt securities would result in additional dilution to USWeb's stockholders. USWeb may need to raise additional funds sooner in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. USWeb's future liquidity and capital requirements will depend upon numerous factors, including the success of USWeb's existing and new service offerings and competing technological and market developments. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Future Capital Needs; Uncertainty of Additional Financing."

  Pursuant to Section 7.3 of the Reorganization Agreement, the Reorganization Agreement may be terminated by either party under certain circumstances. Each of CKS Group and USWeb has agreed that if the Merger is not consummated as a result of certain specified events, it will pay to the other party a termination fee of $12 million. Payment of the fees described in this paragraph shall not be in lieu of damages incurred in the event of material and willful breach of the Reorganization Agreement.

  If the Merger is not consummated, expenses incurred in connection with the proposed combination (including the possible "break-up" fees described above) could have a material adverse effect on USWeb's results of operations.

  USWeb believes that its available cash and anticipated cash flow from operations will be sufficient to fund USWeb's working capital and capital expenditure requirements for at least the next twelve months.

FACTORS AFFECTING OPERATING RESULTS

  USWeb's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside USWeb's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of USWeb's consulting offices; USWeb's success in finding and acquiring suitable acquisition candidates; USWeb's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of USWeb's operations; the introduction of new products or services by USWeb or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; and general economic conditions. As a strategic response to changes in the competitive environment, USWeb may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on USWeb's business, results of operations and financial condition. USWeb may also experience seasonality in its business in the future, resulting in diminished revenues to USWeb as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in future periods USWeb's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of USWeb's Common Stock would likely be materially and adversely affected. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Fluctuations in Quarterly Operating Results and Margins; Seasonality of Business."

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of SFAS No. 131 is required for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that companies report separately in their financial statements certain financial and descriptive information about operating segments, if applicable. USWeb does not expect the adoption of SFAS No. 131 to have any impact on USWeb's consolidated financial results and is currently assessing the disclosure requirements of the new pronouncement.

  USWeb complies with the provisions of Emerging Issues Task Force Issue No. 96-18 ("EITF 96-18") with respect to stock options granted to non-employees who are consultants to USWeb. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the current fair market value of USWeb's Common Stock into the option valuation model. Compensation expenses associated with such non-employee stock options granted to date have not been significant.

  USWeb adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" in the six months ended June 30, 1998. SFAS No. 130 requires USWeb to report in their financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. During the six months June 30, 1998, such items were not significant, and USWeb's comprehensive loss approximated its net loss.

  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. USWeb has not yet determined the impact, if any, of adopting SOP 98-1, which will be effective for USWeb's year ending December 31, 1999.

                               USWEB MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of USWeb, and their ages as of September 1, 1998, are as follows:

   NAME                     AGE                    POSITION
   ----                     ---                    --------
   Joseph Firmage..........  27 Chairman of the Board and Chief Executive
                                 Officer
   Tobin Corey.............  37 President
   Carolyn Aver............  39 Executive Vice President, Chief Financial
                                 Officer and Secretary
   Sheldon Laube...........  48 Executive Vice President and Chief Technology
                                 Officer
   Jeffrey Ballowe(1)......  41 Director
   James Daley.............  62 Director
   James Heffernan.........  57 Director
   Robert Hoff(1)(2).......  46 Director
   Joseph Marengi..........  44 Director
   Gary Rieschel(2)........  41 Director
   Barry Rubenstein........  55 Director
   Klaus Schwab............  59 Director

---------------------
(1) Member of the Audit Committee.
(2)Member of the Compensation Committee.

  Mr. Joseph Firmage co-founded USWeb in December 1995 and has served as its Chairman and Chief Executive Officer since that time. From August 1994 to December 1995, Mr. Firmage served as Vice President of Strategic Planning of the Systems Group of Novell. Prior to joining Novell, Mr. Firmage founded Serius Corporation ("Serius"), where he served as Chief Executive Officer from 1989 through 1993, when Serius was sold to Novell.

  Mr. Tobin Corey co-founded USWeb in December 1995 and has served as its President since June 1996. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. From 1994 to December 1995, Mr. Corey served as Vice President of Marketing for the NetWare Products Division of Novell. From 1991 through 1994, Mr. Corey served as Director of Marketing for the Desktop Division of Novell.

  Ms. Carolyn Aver joined USWeb in May 1998 as USWeb's Executive Vice President, Chief Financial Officer and Secretary. From May 1997 to May 1998, Ms. Aver was Vice President and Chief Financial Officer of BackWeb Technologies, an Internet technology company. Prior to joining BackWeb Technologies, Ms. Aver acted as Vice President and Chief Financial Officer of ParcPlace-Digitalk from March 1993 to May 1997. Ms. Aver was also employed by AutoDesk, Inc. from October 1984 to March 1993 where she served in various capacities including Controller, Chief Financial Officer and Vice President, Finance.

  Mr. Sheldon Laube co-founded USWeb and has served as its Executive Vice President and Chief Technology Officer since January 1996. From July 1995 through January 1996, Mr. Laube served as Chief Technology Officer for Novell. Prior to joining Novell, Mr. Laube was employed by Price Waterhouse LLP as a partner and served as Director of Information and Technology from 1986 to May 1995.

  Mr. Jeffrey Ballowe has served as a Director of USWeb since February 1996. From March 1996 to December 1997, Mr. Ballowe served as President of the Ziff-Davis Interactive Media and Development Group. Prior to March 1996, Mr. Ballowe served as President of the Ziff-Davis Interactive Media Group in 1995 and as President of the Ziff-Davis Marketing and Development Group in 1994. He became Group Vice President of the Ziff-Davis Business Media Group in 1993 and Vice President of the Ziff-Davis Worldwide Network of Direct Publications in 1991.

  Mr. James Daley has served as a Director of USWeb since July 1998. Mr. Daley held a variety of management and senior leadership roles during more than 35 years of service at Price Waterhouse ("PW"), one of the world's largest professional services firms. Most notably, Mr. Daley served as the firm's co-chairman and its chief operating officer from 1988 to 1995, during which time PW's Management Consulting Practice as well as the technology infrastructure responsible for the implementation of Lotus Notes at PW. He graduated with honors from Ohio University with a Bachelor's degree in Business Administration.

  Mr. James Heffernan co-founded USWeb in December 1995 and has served as a Director since that time. Since May 1998 Mr. Heffernan has also served as a consultant to USWeb. From December 1995 to May 1998, Mr. Heffernan served as USWeb's Executive Vice President, Chief Financial Officer and Secretary. From May 1993 to July 1994, he worked as an independent consultant and then joined Interlink Computer Sciences, Inc. in July 1994 as Chief Financial Officer, where he served until January 1996. From March 1992 to May 1993, Mr. Heffernan served as Chief Financial Officer and Chief Operating Officer of Serius.
Mr. Heffernan has also served as an officer of several other technology companies, including Software Publishing Corp., Zital Inc. and Measurex Corp. Mr. Heffernan is a director of Savoir Technology Group, Inc.

  Mr. Robert Hoff has served as a Director of USWeb since February 1996. He has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of PairGain Technologies, Inc. and Onyx Acceptance Corporation.

  Mr. Joseph Marengi has served as a Director of USWeb since August 1998. Mr. Marengi currently serves as senior vice president and group general manager for Dell Computer Corporation, a personal computer manufacturer. Prior to joining Dell, Mr. Marengi served as president and chief operating officer for Novell, Inc., a network software company. He joined Novell in 1989 through the acquisition of Excelan and quickly moved through successive promotions including executive vice president of worldwide sales and field operations. As executive vice president, he was directly responsible for setting up the major account, licensing and consulting programs, and for overseeing the company's international expansion. Mr. Marengi earned a bachelor's degree in public administration from the University of Massachusetts, Boston, and a master's degree in management from the University of Southern California, Los Angeles.

  Mr. Gary Rieschel has served as a Director of USWeb since March 1996. Mr. Rieschel has been a Senior Vice President of SOFTBANK Holdings since January 1996. Prior to January 1996, Mr. Rieschel served as Vice President of Marketing for nCube from September 1994 to December 1995; as Director of Channel Sales for Cisco Systems from July 1993 to October 1994; and as General Manager, Asia for Sequent Computer from January 1989 to July 1993. Mr. Rieschel is a director of Concentric Networks and several privately held companies.

  Mr. Barry Rubenstein has served as a Director of USWeb since May 1997. Mr. Rubenstein is President, a director and a shareholder of InfoMedia Associates, Ltd. which is a General Partner of the 21st Century Partnerships. Mr. Rubenstein is also Chief Executive Officer of Wheatley Partners, L.L.C., the General Partner of Wheatley Foreign Partners, L.P. Seneca Ventures and Woodland Venture Fund, each of which is an investment partnership. Prior to his experience as an investor, Mr. Rubenstein served as the founder of several technology companies, including Applied Digital Data Systems, Inc. and Cheyenne Software, Inc. Mr. Rubenstein also serves as a director of Infonautics, Inc., The Milbrook Press, Inc. and Source Media Inc.

  Mr. Klaus Schwab has served as Director of USWeb since June 1998. Mr. Schwab is president of the World Economic Forum, an international membership organization integrating leaders from business, government and academia into a partnership committed to improving the state of the world. He also serves as vice-chairman of the UN Committee for Development Planning and is a board member of the Earth Council, the Foundation Board of the UNESCO's World Foundation for AIDS Research and Prevention, as well as a member of the Board of Trustees of the Peres Center for Peace. Mr. Schwab has been a professor of Business Policy at the University of Geneva since 1972. He studied at the Swiss Federal Institute of Technology in Zurich; the University of Fribourg; and at Harvard University. Degrees include doctorates in Mechanical Engineering and Economics (summa cum laude).

  Executive officers of USWeb are appointed by the USWeb Board and serve at the discretion of the Board. There are no family relationships among any of the directors or executive officers of USWeb.

BOARD COMMITTEES

  The USWeb Board of Directors has established an audit committee and a compensation committee. The audit committee, consisting of Mr. Ballowe and Mr. Hoff, recommends the selection of independent auditors to the USWeb Board of Directors, reviews the scope and results of the audit and other services provided by USWeb's independent accountants, and reviews USWeb's accounting practices and its systems of internal accounting controls (the "USWeb Audit Committee").

  The compensation committee, consisting of Mr. Hoff and Mr. Rieschel, reviews and approves the salaries, bonuses and other compensation payable to USWeb's executive officers and administers and makes recommendations concerning USWeb employee benefit plans (the "USWeb Compensation Committee").

DIRECTOR COMPENSATION

  USWeb reimburses its directors for all out-of-pocket expenses incurred in the performance of their duties as directors of USWeb. USWeb currently does not pay fees to its directors for attendance at meetings. USWeb also grants stock options to directors. See "--Employee Benefit Plans."

USWEB COMPENSATION COMMITTEE INTERLOCKS GROUP AND INSIDER PARTICIPATION

  No member of the USWeb Compensation Committee of USWeb serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the USWeb's Board of Directors or USWeb Compensation Committee. See "Certain Transactions" for a description of transactions between USWeb and entities affiliated with members of the USWeb Compensation Committee.

MANAGEMENT CONTINUITY AGREEMENTS

  USWeb has entered into Management Continuity Agreements with each of Messrs. Firmage, Corey, Heffernan and Laube. Pursuant to the agreements with each of Messrs. Firmage, Corey and Heffernan, if USWeb (a) terminates his employment without cause at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), USWeb shall provide severance pay to him equal to his 12 months' base compensation or (b) if USWeb terminates his employment or he voluntarily terminates his employment at any time 60 days or less before or within 18 months after a change in control, USWeb shall provide him severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, USWeb shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, USWeb shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of USWeb with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. The term of each of the agreements is for the period of each of Mr. Corey's, Mr. Heffernan's and Mr. Laube's at will employment.

  Pursuant to the agreement with Mr. Laube, if USWeb terminates his employment without cause (a) at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), USWeb shall provide severance pay equal to his 12 months' base compensation or (b) at any time 60 days or less before or within 18 months after a change in control, USWeb shall provide severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, USWeb shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, USWeb shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of USWeb with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. In the event that he is terminated for good business reasons during the initial two-year period, he is entitled to receive severance pay equal to 24 months' base compensation together with a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options (as defined in the agreement). In addition to his base compensation of $260,000, he is entitled to receive a quarterly bonus of $25,000 so long as he is employed by USWeb.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  USWeb's Certificate of Incorporation, USWeb's Bylaws, Section 145 of the DGCL and the form of indemnification agreement entered into between USWeb and certain of its directors and officers, subject to certain conditions, authorize USWeb to indemnify, or indemnify by their terms, as the case may be, the directors and officers of USWeb against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  USWeb has obtained directors' and officers' insurance providing indemnification for certain of USWeb's directors, officers, affiliates, partners or employees for certain liabilities.

  USWeb has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in USWeb's Bylaws. These agreements, among other things, indemnify USWeb's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of USWeb, arising out of such person's services as a director or executive officer of USWeb, any subsidiary of USWeb or any other company or enterprise to which the person provides services at the request of USWeb. USWeb believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of USWeb where indemnification is expected to be required or permitted. USWeb is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

USWEB EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid by USWeb during the fiscal year ended December 31, 1997 to USWeb's Chief Executive Officer and each of USWeb's four other executive officers (collectively, the "USWeb Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                         COMPENSATION
                                  ANNUAL COMPENSATION       AWARDS
                                  ---------------------- ------------
                                                          SECURITIES
                                                          UNDERLYING  OTHER ANNUAL   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)   BONUS ($) OPTIONS (#)  COMPENSATION  COMPENSATION
---------------------------  ---- ----------   --------- ------------ ------------  ------------
Joseph Firmage...........    1997  $200,000    $    --     105,000      $    --       $    168(3)
 Chairman and Chief          1996   200,000(1)      --         --        115,216(2)        140(3)
 Executive Officer and
 Director
Tobin Corey..............    1997   200,000         --     105,000           --        139,230(5)
 President                   1996   197,307(4)    5,582        --         48,787(2)        193(3)
James Heffernan..........    1997   200,000         --      60,000           --          1,571(3)
 Executive Vice              1996   191,667(4)      --         --            --          1,313(3)
 President,
 Chief Financial Officer,
 Secretary and Director
Sheldon Laube............    1997   259,992     100,000     30,000           --            816(3)
 Executive Vice President    1996   241,886(4)  100,000        --            --            508(3)
 and Chief Technology
 Officer
Kenneth Campbell (6).....    1997   126,641         --         --            --            668(3)
 Executive Vice              1996   220,000         --         --            --            840(3)
 President, Affiliate
 Operations

---------------------
(1) Does not include $16,666 earned in 1995 but not paid until 1996.
(2) Consists of payments made in reimbursement for relocation expenses for Mr. Firmage and Mr. Corey.
(3) Consists of life insurance premiums paid on behalf of Mr. Firmage, Mr. Corey, Mr. Heffernan, Mr. Laube and Mr. Campbell.
(4) The annual base salaries for Mr. Corey, Mr. Heffernan and Mr. Laube are $200,000, $200,000 and $260,000, respectively. The figures listed represent payment for actual employment during 1996, which was slightly less than 12 months.
(5) Consists of $230 of life insurance premiums paid on behalf of Mr. Corey and $139,000 of loan forgiveness. See "Certain Transactions."
(6) Mr. Campbell resigned from USWeb effective July 29, 1997. See "Certain Transactions" for a description of the terms of USWeb's agreement with Mr. Campbell. The annual base salary for Mr. Campbell was $220,000. The figure listed represents payment for actual employment during 1997, which was slightly less than seven months.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the fiscal year ended December 31, 1997 to each of the USWeb Named Executive Officers:

                                    INDIVIDUAL GRANTS (1)
                         -------------------------------------------
                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                         ANNUAL RATES OF
                         SECURITIES   OPTIONS                             STOCK PRICE
                         UNDERLYING  GRANTED TO                        APPRECIATION FOR
                          OPTIONS   EMPLOYEES IN EXERCISE               OPTION TERM (3)
                          GRANTED      FISCAL     PRICE   EXPIRATION ---------------------
NAME                       (#)(1)     YEAR (2)   ($/SH.)     DATE     5% ($)     10% ($)
----                     ---------- ------------ -------- ---------- --------- -----------
Joseph Firmage..........  105,000       6.4%      $9.75    11/13/07  $ 643,831 $ 1,631,594
Tobin Corey.............  105,000       6.4%      $9.75    11/13/07  $ 643,831 $ 1,631,594
James Heffernan.........   60,000       3.7%      $9.75    11/13/07  $ 367,903 $   932,339
Sheldon Laube...........   30,000       1.8%      $9.75    11/13/07  $ 183,952 $   466,170
Kenneth Campbell(4).....      --        --          --          --         --          --

---------------------
(1) These options were granted under the USWeb 1996 Equity Compensation Plan. Options granted under the USWeb 1996 Equity Plan generally have a ten-year term and become exercisable in annual 25% increments commencing on the first anniversary of the original grant date, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the estimated fair market value of USWeb's Common Stock on the date of grant. The USWeb 1996 Equity Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control," as defined in the USWeb 1996 Equity Plan.
(2) Based on options to purchase an aggregate of 1,635,653 shares granted to employees during 1997 under the USWeb 1996 Equity Plan.
(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on requirements promulgated by the SEC and do not reflect USWeb's estimate of its future stock price.
(4) Mr. Campbell resigned from USWeb effective July 29, 1997. See "Certain Transactions" for a description of the terms of USWeb's agreement with Mr. Campbell.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table sets forth, for each of the USWeb Named Executive Officers, information with respect to stock options exercised during the fiscal year ended December 31, 1997 and stock options held at fiscal year end:

                                                            NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                            SHARES                     OPTIONS AT FISCAL YEAR END (#)         AT FISCAL YEAR END ($) (2)
                         ACQUIRED ON       VALUE       -----------------------------------    --------------------------------
          NAME           EXERCISE (#) REALIZED ($) (1)  EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
          ----           ------------ ---------------- --------------    -----------------    -------------     --------------
Joseph Firmage..........     --             --                       --               105,000               --                 --
Tobin Corey.............     --             --                       --               105,000               --                 --
James Heffernan.........     --             --                       --                60,000               --                 --
Sheldon Laube...........     --             --                       --                30,000               --                 --
Kenneth Campbell........     --             --                       --                   --                --                 --

---------------------
(1) Market value of underlying securities on the exercise date minus the exercise price.
(2) Market value of underlying securities at December 31, 1997 minus the exercise price.

EMPLOYEE BENEFIT PLANS

 USWeb 1996 Stock Option Plan

  USWeb's 1996 Stock Option Plan (the "USWeb 1996 Plan") was adopted by the USWeb Board of Directors in December 1995 and approved by the stockholders in December 1996. The USWeb 1996 Plan will terminate in December 2005 unless terminated earlier by the USWeb Board of Directors. The USWeb 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of USWeb and its subsidiaries. A total of 600,000 shares of USWeb Common Stock were reserved for issuance pursuant to the USWeb 1996 Plan. The USWeb 1996 Plan may be administered by the USWeb Board of Directors or by a committee appointed by the USWeb Board of Directors, in a manner that satisfies the legal requirements relating to the administration of stock plans under all applicable laws (the "USWeb 1996 Plan Administrator"). The USWeb 1996 Plan is currently administered by the USWeb Board of Directors. USWeb does not intend to issue any additional options under the USWeb 1996 Plan.

  The exercise price of options granted under the USWeb 1996 Plan is determined by the USWeb 1996 Plan Administrator. With respect to incentive stock options granted under the USWeb 1996 Plan, the exercise price must be at least equal to the fair market value per share of the USWeb Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of USWeb's outstanding capital stock must be equal to at least 110% of fair market value of the USWeb Common Stock on the date of grant. The maximum term of an option granted under the USWeb 1996 Plan may not exceed ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of USWeb's outstanding capital stock). In the event of termination of an optionee's employment or consulting arrangement, an option may only be exercised, to the extent vested as of the date of termination, for a period not to exceed 90 days (12 months, in the case of termination as a result of death or disability) following the date of termination. Options granted under the USWeb 1996 Plan are not generally transferable by the optionee, and may be exercised during the life of the optionee only by the optionee.

  The USWeb 1996 Plan provides that in the event of a merger of USWeb with or into another corporation, or a sale of substantially all of USWeb's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, the USWeb 1996 Plan Administrator shall notify the optionee that the option shall be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

  The USWeb 1996 Plan provides that in the event of a proposed dissolution or liquidation, the USWeb 1996 Plan Administrator may provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the USWeb 1996 Plan Administrator makes an option exercisable in full in the event of a proposed dissolution or liquidation, the USWeb 1996 Plan Administrator shall notify the optionee that the option shall be fully exercisable until 10 days prior to such transaction. To the extent the option has not been exercised, such option will terminate immediately prior to the consummation of such proposed action.

  As of August 30, 1998, USWeb had outstanding options to purchase 43,367 shares of USWeb Common Stock under the USWeb 1996 Plan having a weighted average exercise price of $0.77 per share. As of August 30, 1998, options to purchase an aggregate of 370,199 shares of USWeb Common Stock under the USWeb 1996 Plan had been exercised.

 USWeb 1996 Equity Compensation Plan

  USWeb's 1996 Equity Compensation Plan (the "USWeb 1996 Equity Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Code, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The USWeb 1996 Equity Plan was approved by the USWeb Board of Directors in October 1996 and by the stockholders in December 1996 and amended in September and November 1997. Unless terminated sooner by the USWeb Board of Directors, the USWeb 1996 Equity Plan will terminate automatically in December 2006. A total of 2,000,000 shares of USWeb Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the USWeb Board of Directors are currently reserved for issuance pursuant to the USWeb 1996 Equity Plan and the stockholders of USWeb are currently being requested to approve an amendment to the USWeb 1996 Equity Plan to increase the number of shares reserved for issuance thereunder by an additional 5,000,000 shares (without giving effect to the annual increases).

  The USWeb 1996 Equity Plan may be administered by the USWeb Board of Directors or a committee thereof (the "USWeb 1996 Equity Plan Administrator"), which USWeb 1996 Equity Plan Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The USWeb 1996 Equity Plan Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the USWeb 1996 Equity Plan Administrator has the authority to amend, suspend or terminate the USWeb 1996 Equity Plan, provided that no such action may impair the rights of any optionee under the USWeb 1996 Equity Plan unless mutually agreed. Notwithstanding the foregoing, no existing employee, director or consultant may be granted options to purchase more than an aggregate of 150,000 shares of USWeb Common Stock in any fiscal year and no newly hired employee, director or consultant may be granted options to purchase more than an aggregate of 300,000 shares of USWeb Common Stock in any fiscal year. The USWeb 1996 Equity Plan also provides for certain non-employee directors to receive a one-time initial option grant of 25,000 shares that becomes exercisable over 48 months so long as the individual remains a director and for all non-employee directors to receive option grants for 7,000 shares that become exercisable over 12 months upon their reelection each year.

  Unless otherwise determined by the USWeb 1996 Equity Plan Administrator, options and SPRs granted under the USWeb 1996 Equity Plan are not generally transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the USWeb 1996 Equity Plan must generally be exercised within three months of the end of the optionee's status as an employee or consultant of USWeb, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPRs, unless the USWeb 1996 Equity Plan Administrator determines otherwise, the restricted stock purchase agreement pursuant to which the SPR is exercised shall grant USWeb a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with USWeb for any reason (including death or disability). The purchase price for shares repurchased pursuant to such restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to USWeb. The repurchase option shall lapse at a rate determined by the USWeb 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the USWeb 1996 Equity Plan must be at least equal to the fair market value of the USWeb Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the USWeb 1996 Equity Plan is determined by the USWeb 1996 Equity Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the USWeb Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of USWeb's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the USWeb 1996 Equity Plan may not exceed ten years.

  The USWeb 1996 Equity Plan provides that in the event of a merger of USWeb with or into another corporation, a sale of substantially all of USWeb's assets or a like transaction involving USWeb, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The USWeb 1996 Equity Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 10 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of August 30, 1998, USWeb had outstanding options to purchase 3,340,968 shares of USWeb Common Stock under the USWeb 1996 Equity Plan having a weighted average exercise price of $14.96 per share. As of August 30, 1998, 65,588 options to purchase shares of USWeb Common Stock under the USWeb 1996 Equity Plan had been exercised.

 USWeb 1997 Acquisition Stock Option Plan

  USWeb's 1997 Acquisition Stock Option Plan (the "USWeb 1997 Plan") was approved by the USWeb Board of Directors in February 1997 and amended in July and November 1997. The USWeb 1997 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. Unless terminated sooner by the USWeb Board of Directors, the USWeb 1997 Plan will terminate automatically in February 2007. A total of 10,000,000 shares of USWeb Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the USWeb Board of Directors, are currently reserved for issuance pursuant to the USWeb 1997 Plan and the stockholders of USWeb are currently being requested to approve an amendment to the USWeb 1997 Plan to increase the number of shares reserved for issuance thereunder by an additional 10,000,000 shares (without giving effect to the annual increases).

  The USWeb 1997 Plan may be administered by the USWeb Board of Directors or a committee of the USWeb Board of Directors (the "USWeb 1997 Plan Administrator"). The USWeb 1997 Plan Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the USWeb 1997 Plan Administrator has the authority to amend, suspend or terminate the USWeb 1997 Plan, provided that such action may not impair the rights of any optionee under the USWeb 1997 Plan unless mutually agreed.

  Options and SPRs granted under the USWeb 1997 Plan are generally not transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the USWeb 1997 Plan must generally be exercised within three months after the end of optionee's status as an employee, director or consultant of USWeb, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

  In the case of SPRs, unless the USWeb 1997 Plan Administrator determines otherwise, the restricted stock purchase agreement shall grant USWeb a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with USWeb for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to USWeb. The repurchase option shall lapse at a rate determined by the USWeb 1997 Plan Administrator.

  The exercise price of all incentive stock options granted under the USWeb 1997 Plan must be at least equal to the fair market value of the USWeb Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the USWeb 1997 Plan is determined by the USWeb 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the USWeb Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of USWeb, its parent or any subsidiary, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the USWeb 1997 Plan may not exceed ten years.

  The USWeb 1997 Plan provides that in the event of a merger of USWeb with or into another corporation, or a sale of substantially all of USWeb's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options or SPRs are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the USWeb 1997 Plan Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The USWeb 1997 Plan provides that in the event of a proposed dissolution or liquidation, the USWeb 1997 Plan Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the USWeb 1997 Plan Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the USWeb 1997 Plan Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 15 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of August 30, 1998, USWeb had outstanding options to purchase 10,929,819 shares of USWeb Common Stock under the USWeb 1997 Plan having a weighted average exercise price of $12.98 per share. As of August 30, 1998, 1,381,821 options to purchase shares of USWeb Common Stock under the USWeb 1997 Plan had been exercised.

 USWeb 1997 Employee Stock Purchase Plan

  USWeb's 1997 Employee Stock Purchase Plan (the "USWeb ESPP") was adopted by the USWeb Board of Directors in September 1997. A total of 1,000,000 shares of USWeb Common Stock has been reserved for issuance under the USWeb ESPP, plus annual increases equal to the lesser of (i) 50,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the USWeb Board of Directors and the stockholders of USWeb are being requested to approve an amendment to the USWeb ESPP to increase the number of shares reserved for issuance thereunder by an additional 2,000,000 shares (without giving effect to the annual increases).

  The USWeb ESPP, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commences on the first trading day on or after the effective date of this Offering and ends on the last trading day on or before October 31, 1999.

  Employees are eligible to participate if they are customarily employed by USWeb or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, no employee may be granted an option to purchase under the USWeb ESPP who (i) immediately after grant owns stock possessing 5% or holds equivalent outstanding options or more of the total combined voting power or value of all classes of the capital stock of USWeb, or (ii) whose rights to purchase stock under all employee stock purchase plans of USWeb accrues at a rate which exceeds $25,000 worth of stock for each calendar year. The USWeb ESPP permits participants to purchase USWeb Common Stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings, overtime and commissions but excludes payments for shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 2,500 shares.

  Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with USWeb.

  Rights granted under the ESPP are generally not transferable by a participant unless otherwise provided under the ESPP. The ESPP provides that, in the event of a merger of USWeb with or into another corporation or a sale of substantially all of USWeb's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The ESPP will terminate by its own terms in September 2007. The Board of Directors has the authority to amend or terminate the ESPP, except that no such action may adversely affect any outstanding rights to purchase stock under the ESPP.

 Affiliate Warrant Program

  In June 1996, USWeb established the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates and to create performance incentives for such Affiliates. Under the Program, each Affiliate that signed an Affiliate agreement on or before March 31, 1997 was granted a warrant to purchase shares of USWeb's Common Stock upon execution of the Affiliate agreement and earns additional warrants to purchase shares of Common Stock at the rate of one share of Common Stock per $50 of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the Affiliate agreement. Warrants vest 25% after one year and then ratably each month over the following 36 month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of this offering or any acquisition of USWeb. A total of 333,333 shares of Common Stock has been reserved for issuance under the Program, and USWeb does not intend to increase this amount. As of April 7, 1998, USWeb had issued warrants under the program to purchase an aggregate of 271,121 shares of Common Stock at a weighted average exercise price of $2.51 per share. See Note 10 to Consolidated Financial Statements.

                             CERTAIN TRANSACTIONS

  Since its inception, USWeb has issued, in private placement transactions, shares of USWeb Preferred Stock as follows: 6,172,833 shares of Series A Preferred Stock at $1.62 per share, 3,103,333 shares of Series B Preferred Stock at $2.01 per share and 2,818,193 shares of Series C Preferred Stock at $6.21 per share. In connection with the issuance of Series C Preferred Stock, USWeb issued warrants (the "Series C Warrants") to purchase an aggregate of 704,549 shares of Series C Preferred Stock at an exercise price of $7.50 per share. Each such share of USWeb Preferred Stock converted into one share of USWeb Common Stock upon the closing of USWeb's initial public offering in December 1997. The holders of such shares of converted USWeb Preferred Stock are entitled to certain registration rights with respect to the USWeb Common Stock issued upon conversion thereof. See "Comparison of Capital Stock-- Description of USWeb Capital Stock." The following table sets forth the number of shares of USWeb Preferred Stock, Series C Warrants and USWeb Common Stock purchased by USWeb's directors, five percent stockholders and their respective affiliates:

                                                                                    USWEB
                             SERIES A        SERIES B        SERIES C     SERIES C COMMON
        INVESTOR          PREFERRED STOCK PREFERRED STOCK PREFERRED STOCK WARRANTS  STOCK
        --------          --------------- --------------- --------------- -------- -------
Crosspoint Venture Part-
 ners(1)................     1,233,333             --          48,309      12,077  500,000
SOFTVEN No. 2 Investment
 Enterprise
  Partnership(2)........     4,625,000       3,103,333            --          --       --
21st Century
 Communications
 Partners, L.P.(3)......           --              --         805,153     201,288      --
The Cutler Group(4).....       308,333             --          24,892       6,223  958,982

---------------------
(1) Robert Hoff, a general partner of Crosspoint Venture Partners, serves on the USWeb Board.
(2) Jeffrey Ballowe and Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serve on the USWeb Board.
(3) Includes 545,893 shares of Series C Preferred Stock and warrants to purchase 136,473 shares of Series C Preferred Stock held by 21st Century Communications Partners, L.P., 185,668 shares of Series C Preferred Stock and warrants to purchase 46,417 shares of Series C Preferred Stock held by 21st Century Communications T-E Partners, L.P., and 73,591 shares of Series C Preferred Stock and warrants to purchase 18,398 shares of Series C Preferred Stock held by 21st Century Communications Foreign Partners, L.P., each of which is an affiliate of 21st Century Communications Partners, L.P., a general partnership of which Barry Rubenstein, who serves on the USWeb Board, is a general partner. Mr. Rubenstein disclaims beneficial ownership of such shares.
(4) Includes 24,892 shares of Series C Preferred Stock, 533,333 shares of Common Stock and warrants to purchase 6,223 shares of Series C Preferred Stock held by Storie Partners, an affiliate of The Cutler Group. Frank Cutler, principal of The Cutler Group, has a shared ownership interest in these shares and warrants. Also includes 8,982 shares of Common Stock held by Frank Cutler, principal of the Cutler Group.

  In December 1995, USWeb entered into Restricted Stock Purchase Agreements with each of Joseph Firmage, Tobin Corey, James Heffernan and Kenneth Campbell. In January 1996, USWeb entered a Restricted Stock Purchase Agreement with Sheldon Laube. Pursuant to these Restricted Stock Purchase Agreements, Messrs. Firmage, Corey, Heffernan, Laube and Campbell acquired the number of shares of USWeb Common Stock set forth opposite their names in the table below:

                                                                    SHARES OF
                                                                   USWEB COMMON
       EXECUTIVE OFFICER                                          STOCK ACQUIRED
       -----------------                                          --------------
       Joseph Firmage............................................   1,779,993
       Tobin Corey...............................................     932,360
       James Heffernan...........................................     762,549
       Sheldon Laube.............................................     762,549
       Kenneth Campbell..........................................     762,549

  The shares of USWeb Common Stock subject to the Restricted Stock Purchase Agreements were issued in exchange for cash. The Restricted Stock Purchase Agreements provide USWeb the right to repurchase at the original purchase price all shares of USWeb Common Stock not released from such right of repurchase, and 1/48th of the shares issued under the Restricted Stock Purchase Agreements are released from USWeb's right of repurchase each month after the date of purchase. Further, USWeb retains a right of first refusal to purchase any shares issued pursuant to a Restricted Stock Purchase Agreement until 90 days after the effective date of this offering.

  USWeb has entered into indemnification agreements with each of its directors and executive officers. These agreements require USWeb to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with USWeb, to the fullest extent allowed by Delaware law. See USWeb "Management--Limitation on Liability and Indemnification Matters."

  USWeb has entered into Management Continuity Agreements with Messrs. Firmage, Corey, Heffernan and Laube. See "USWeb Management--Management Continuity Agreements."

  In January 1996, USWeb extended a loan of $70,000 (with interest accruing at 5% per annum) to Tobin Corey, to cover the expenses of Mr. Corey's relocation to California from Utah (the "Corey Loan"). In July 1997, USWeb forgave the Corey Loan, together with accrued interest and a tax gross-up, for a total amount forgiven of $139,000.

  In August 1997, USWeb entered into a General Release Agreement with Kenneth Campbell (the "Campbell Release Agreement"). Pursuant to the terms of the Campbell Release Agreement, Mr. Campbell shall receive an amount equal to his base salary of $220,000, payable semimonthly over the 12 month period beginning August 1, 1997. In addition, on Mr. Campbell's termination date, USWeb paid Mr. Campbell $15,229, an amount equal to the value of his accrued and unused vacation. Further, pursuant to the terms of the Campbell Release Agreement, USWeb accelerated vesting of certain shares of Common Stock held by Mr. Campbell so that, as of the date of the Campbell Release Agreement, Mr. Campbell held 413,047 shares. USWeb repurchased the remaining 349,502 shares of Common Stock held by Mr. Campbell at a price of $0.0003 per share.

  In November 1997, USWeb granted the following options to USWeb executive officers pursuant to the 1996 Equity Plan: 105,000 shares to Joseph Firmage, 105,000 shares to Tobin Corey, 60,000 shares to James Heffernan and 30,000 shares to Sheldon Laube. Each option has an exercise price of $9.75 per share and becomes exercisable over 36 to 60 months.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of USWeb Common Stock as of September 1, 1998 for (i) each person or entity who is known by USWeb to beneficially own more than 5% of the outstanding USWeb Common Stock, (ii) each of USWeb's directors, (iii) each USWeb Named Executive Officer and (iv) all directors and executive officers of USWeb as a group:

DIRECTORS, USWEB NAMED
EXECUTIVE OFFICERS, 5%
STOCKHOLDERS
 AND ALL USWEB EXECUTIVE
OFFICERS AND DIRECTORS AS A      NUMBER OF SHARES        PERCENT OF SHARES
GROUP                         BENEFICIALLY OWNED (1) BENEFICIALLY OWNED (1)(2)
---------------------------   ---------------------- -------------------------
SOFTVEN No. 2 Investment En-
 terprise Partnership........        5,458,324                 12.08%
 24-1 Nihonbashi-Hakozakicho
 Chuo-Ku
 Tokyo, 103 Japan
Gary Rieschel (2) ...........        5,458,324                 12.08
Barry Rubenstein (3).........        2,723,802                  6.03
Robert Hoff (4) .............        1,543,719                  3.41
Crosspoint Venture Partners
 (4).........................        1,543,719                  3.41
Joseph Firmage (5)...........          816,866                  1.80
Tobin Corey (6) .............          610,772                  1.35
Sheldon Laube (7) ...........          562,449                  1.24
Jeffrey Ballowe (8)..........           44,167                     *
James Heffernan .............          396,609                     *
James Daley (9) .............           35,000                     *
Joseph Marengi (10) .........           30,000                     *
Klaus Schwab (11) ...........           25,000                     *
Carolyn Aver (12) ...........          330,000                     *
All executive officers and
 directors as a group
 (11 persons) (14)...........       12,576,708                 27.40%

---------------------
  * less than 1%.
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of USWeb Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 1, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage beneficial ownership is based on 45,194,264 shares of USWeb Common Stock outstanding as of September 1, 1998.
 (2) Consists of 5,458,324 shares of USWeb Common Stock held by SOFTVEN No. 2 Investment Enterprise Partnership. Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serves on the USWeb Board. Mr. Rieschel disclaims beneficial ownership of such shares.
 (3) Includes 359,436 shares and warrants to purchase 136,473 shares held by 21st Century Communications Partners, L.P., 122,229 shares and warrants to purchase 46,417 shares held by 21st Century Communications T-E Partners, L.P., 48,489 shares and warrants to purchase 18,398 shares held by 21st Century Communications Foreign Partners, L.P., 1,533,489 shares and warrants to purchase 110,710 shares held by Wheatley Partners, L.P., 140,321 shares and warrants to purchase 10,062 shares held by Wheatley Foreign Partners, L.P. and 163,155 shares held by Woodland Partners. Mr. Rubenstein is President of InfoMedia Associates, Ltd., a general partner of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. Mr. Rubenstein is also a member and CEO of Wheatley Partners, LLC, a general partner of Wheatley Partners, L.P., Wheatley Foreign Partners, L.P. and Woodland Partners. Mr. Rubenstein disclaims beneficial ownership of such shares.
 (4) Includes warrants to purchase 12,077 shares held by Crosspoint Venture Partners. Mr. Hoff is a general partner of Crosspoint Venture Partners. Mr. Hoff disclaims beneficial ownership of all such shares.
 (5) Includes 105,000 shares representing options exercisable for USWeb Common Stock within 60 days.
 (6) Includes 105,000 shares representing options exercisable for USWeb Common Stock within 60 days.
 (7) Includes 30,000 shares representing options exercisable for USWeb Common Stock within 60 days.
 (8) Includes options exercisable within 60 days for 40,000 shares of USWeb Common Stock within 60 days.
 (9) Represents options exercisable within 60 days for 35,000 shares of USWeb Common Stock within 60 days.
(10) Represents options exercisable within 60 days for 30,000 shares of USWeb Common Stock within 60 days.
(11) Represents options exercisable within 60 days for 25,000 shares of USWeb Common Stock within 60 days.
(12) Represents options exercisable within 60 days for 330,000 shares of USWeb Common Stock.
(13) See notes (2)-(12) above.

                                CKS GROUP, INC.

                              CKS GROUP BUSINESS

  The following sections provide information on the business of CKS Group on a stand-alone basis and does not describe the business of CKS Group if the Merger is consummated. The following Business section also contains forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding, without limitation, development and application of new media marketing communication services and products, and industry trends, CKS Group's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/ Prospectus. See "Forward-Looking Statements."

BUSINESS

  CKS Group is an international integrated marketing services and technology company headquartered in Cupertino, California. CKS Group specializes in offering a wide range of integrated marketing communication services and technology solutions that help companies market their products, services and messages. The integrated marketing communication services CKS Group provides include strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, electronic commerce, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement services. CKS Group is a provider of integrated marketing communication programs that utilize advanced technology solutions and new media. New media is defined by CKS Group as media that delivers content to the end user in digital form, including the World Wide Web, the Internet, proprietary online services, CDROMs, laptop PC presentations and interactive kiosks. New media services represented approximately 25.8%, 25.2% and 15.5% of CKS Group's revenues for fiscal years 1997, 1996 and 1995, respectively. The balance of CKS Group's revenue for such periods was derived from CKS Group's other integrated marketing communication services, including strategic corporate and product positioning, corporate identity and product branding, systems integration, environmental design, packaging, electronic commerce, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement.

  CKS Group was incorporated in California in 1994 and is the successor to three predecessor corporations, CKS Group Partners, Inc., CKS Group Pictures, Inc., and CKS Group Interactive, Inc., which are now wholly owned subsidiaries of CKS Group. CKS Group Partners, Inc. originally began business in 1987 with two employees as Cleary Communications. CKS Group Pictures, Inc. and CKS Group Interactive, Inc. were incorporated in 1994 and merged into CKS Group Partners, Inc. in January 1998. CKS Group was reincorporated in Delaware in December 1995. CKS Group acquired Schell/Mullaney, Inc. ("Schell/Mullaney") in August 1996; Donovan & Green, Inc. ("Donovan & Green") and McKinney & Silver ("M&S") in January 1997; CKS Group Holding (Deutschland) GmbH ("CKS Group GmbH"), formerly Electronische Publikationen GmbH and Gormley & Partners, Inc. ("Gormley") in March 1997; and SiteSpecific, Inc. ("SiteSpecific") in June 1997.

INDUSTRY BACKGROUND

  Several recent trends within the U.S. and international business communities are changing the marketing communications needs of businesses throughout the world. These trends include the following:

  . Shortening product life cycles and preparation times for marketing campaigns, which increase the need for rapid development and execution of marketing strategies.

  . Rapid growth of new media, such as the World Wide Web, proprietary online services, CDROMs, laptop PC presentations and interactive kiosks, as an integral component of marketing communication strategy.

  . Increasing complexity of sophisticated digital delivery, storage and multimedia enhancement tools and technologies designed to improve the effectiveness of new media communications.

  . Advancements in electronic commerce technology and the technological sophistication required by large corporate web presences.

  . The development of narrowly focused media delivery vehicles, such as proprietary online services, the World Wide Web, satellite television and special interest magazines, which allow greater market segmentation, but demand coordination of multiple variations of marketing messages aimed at particular market subsegments.

  . Corporate downsizing, which has led many corporations to reduce the size of their in-house marketing departments, which in turn has led to an increased need to outsource the creation, coordination and implementation of such corporations' marketing strategies.

CKS GROUP STRATEGY

  CKS Group's overall strategy is to consistently deliver integrated marketing communication services and products to its clients through the creative use of advanced technology, breakthrough design and superior account management. CKS Group's goals are to expand its client base and continue to diversify upon its core strengths in order to further enhance its ability to provide high quality marketing solutions that must be developed quickly and efficiently. CKS Group's strategy also includes the following:

  CREATIVE EXCELLENCE. CKS Group attempts to provide creative solutions in all areas of marketing communications to meet or exceed the highest standards of service within each individual discipline. CKS Group has received numerous honors and awards, including Addy Awards, Margaret Larsen Awards for Design, Murphy Awards, Telly Awards and a Communication Arts Design Annual Award. In order to maintain high levels of creativity and quality, CKS Group places great importance on recruiting and retaining talented employees. CKS Group's investment in tools and technologies has been an important factor in recruiting and retaining talented employees who are attracted to CKS Group's technology-driven culture. In addition, CKS Group's integrated approach to marketing communications services attracts many highly qualified employees who are interested in applying their skills to more than one marketing discipline.

  UTILIZATION OF TECHNOLOGY AS A COMPETITIVE FACTOR. CKS Group seeks to capitalize on the fundamental changes in the marketing communication services marketplace by becoming the premier supplier of integrated marketing communications through the continued use of its advanced technology expertise. CKS Group employs its extensive information technology expertise and experience to provide clients with end-to-end new media content delivery solutions. The engineering staff includes individuals with extensive experience in computer systems, networking and relational database technology and provides a broad range of information technology services, such as systems database design, systems architectural design and performance tuning. These services enable clients to extend new media marketing content to include live audio and video event broadcasts over the World Wide Web, Internet commerce infrastructure and access to corporate intranets and commercial databases. CKS Group's programming staff is skilled in Java, PL/SQL, HTML, C/C++, Perl, Visual Basic and other programming languages, and Oracle, Microsoft SQL Server, Sybase and Informix database environments, as well as multimedia tools such as Director, JavaScript, QuickTime VR and various content distribution, or "push" technologies. Finally, CKS Group's engineering staff is experienced in integrating a wide variety of Internet-oriented software solutions.

  USE INTEGRATION AS A TOOL FOR BUILDING CLIENT RELATIONSHIPS. CKS Group has been able to utilize its integrated approach to marketing communication services as an effective tool in forming its present client relationships, and CKS Group believes that such integration will continue to serve this function in the future. CKS Group's client relationships have typically begun with a single assignment that might encompass corporate identity or packaging, a brochure or a World Wide Web site. Such single project relationships have allowed clients to experience CKS Group's services with minimal long-term risk. In many instances, with clients such as Fujitsu PC Corporation, Apple Computer, and Audi of America, Inc., CKS Group has been successful in expanding relationships beyond the single-project assignment to include additional projects in other marketing disciplines.

  CAPITALIZE ON LEADERSHIP POSITION AND MARKET OPPORTUNITIES IN NEW MEDIA. CKS Group has been and continues to be a leader in the development and application of new media marketing communication services and products. CKS Group believes that the proliferation of the Internet and other new media will continue to provide substantial opportunities to CKS Group. These opportunities have enabled companies to better focus their marketing messages and may ultimately result in one-on-one marketing to specific individuals. Towards this end, CKS Group seeks to provide clients with integrated new media design and development services as well as support in implementing and maintaining key content delivery technologies.

  GROW THROUGH ACQUISITIONS OF COMPLEMENTARY BUSINESSES. CKS Group seeks to acquire businesses that offer complementary marketing communication services, products and technologies. CKS Group evaluates potential acquisitions for their ability to add to CKS Group's new media capabilities, technological proficiency, creative excellence, management expertise and integrated marketing services skills. Other factors that CKS Group evaluates in considering potential acquisitions include a reputation for superb creative work both in specialties where CKS Group is particularly strong and in specialties that have not been CKS Group's historic strengths. Additional factors include the accessibility of proprietary technology and new media expertise, potential for geographic expansion, relationships with certain companies and clients and the degree to which the potential acquisition candidate shares CKS Group's vision of combining integrated marketing communications services with an understanding of technology. To date, CKS Group has completed the following acquisitions:

                        ACQUIRED ENTITY                      ACQUISITION DATE
                        ---------------                      ----------------
   Schell/Mullaney--a New York advertising and marketing
    firm specializing in marketing communication services
    for high technology clients.............................    August 1996
   Donovan & Green--a New York integrated marketing
    communications firm with a strong emphasis in
    environmental design, brand identity and imaging and the
    evolving discipline of information architecture.........   January 1997
   Mckinney & Silver--a Raleigh, North Carolina advertising
    and marketing services firm.............................   January 1997
   CKS Group Holding (Deutschland)--an integrated marketing
    communications firm that provides direct marketing, ad-
    vertising, event marketing, public relations and channel
    marketing services in Germany, Switzerland and Austria..     March 1997
   Gormley & Partners--a Greenwich, Connecticut strategic
    corporate and product positioning strategy firm.........     March 1997
   SiteSpecific--a New York marketing communications firm
    specializing in new media and on-line network marketing
    services................................................      June 1997

  See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Integration of Other Acquired Businesses" and "--Risks Related to Future Acquisitions."

CKS GROUP CLIENTS AND SERVICES

  CKS GROUP PROVIDES A BROAD RANGE OF MARKETING COMMUNICATION
SERVICES. Depending on the scope of the assignment, CKS Group's services to its clients range from execution of a discrete marketing project, such as designing product packaging, to taking responsibility for the overall marketing message through multiple methods. When CKS Group assumes responsibility for the overall marketing message, CKS Group works with the client to analyze the client's products or services and the market for those services and to evaluate the appropriate media to reach the desired market efficiently. CKS Group then creates and distributes various versions of the message through the chosen media. CKS Group's services include the following:

  . STRATEGIC CORPORATE AND PRODUCT POSITIONING Development of a unique selling proposition for either a company or product that differentiates it from the competition.

  . CORPORATE IDENTITY AND PRODUCT BRANDING Development of a creative look and feel that establishes a corporate or brand personality to differentiate it from the competition.

  . NEW MEDIA Development of media to be delivered to end users in digital form, including the World Wide Web, the Internet, proprietary online services, CDROMs, laptop PC presentations and interactive kiosks.

  . SYSTEMS INTEGRATION Development and execution of information technology services such as systems database design, systems architectural design and performance tuning, that enable clients to extend new media marketing content to include live audio and video broadcasts over the World Wide Web, Internet commerce infrastructure and access to corporate intranets and commercial databases.

  . ENVIRONMENTAL DESIGN Creative design, development and management of virtual and physical images as well as information and entertainment environments, including the development of public exhibition spaces and retail store formats.

  . PACKAGING Creative development, design and production of individual retail packages or integrated retail packaging systems.

  . ELECTRONIC COMMERCE Architecture, development, integration and implementation of complex and secure systems that enable clients to conduct business electronically.

  . COLLATERAL SYSTEMS Development and implementation of literature systems including, for example, individual brochures, flyers and data sheets.

  . ADVERTISING Broadcast and/or print advertising designed to generate awareness of a company, product, or service over an extended period of time.

  . DIRECT MARKETING Development of marketing programs designed to generate demand among a specific target audience within a limited time frame.

  . CONSUMER PROMOTIONS Marketing communications campaigns and merchandising materials designed to increase sales among consumers.

  . TRADE PROMOTIONS Marketing communications campaigns designed to provide information and incentives to specific industry trade groups in a limited time frame.

  . MEDIA PLACEMENT SERVICES Strategic planning, negotiation and purchase of both traditional and new media.

DEVELOPMENT OF NEW CLIENT RELATIONSHIPS

  CKS Group attracts new clients through a number of different methods. In December 1997, CKS Group established a new business development organization composed of senior executives from several of CKS Group's operating units. The charter of this organization is to pursue larger client relationships through a more centralized and focused sales effort. Additionally, CKS Group has relied heavily on referrals from existing clients to attract new clients. CKS Group's executive officers have historically engaged in numerous speaking tours and other presentations aimed at attracting new clients. These speaking tours have led directly to the formation of new client relationships by CKS Group as well as substantial press and other media coverage of CKS Group, which has indirectly assisted CKS Group in forming new client relationships. CKS Group also advertises its integrated marketing communication services in certain business magazines.

USE OF TECHNOLOGY

  CKS Group's founders' and many of its employees' prior experience in technology companies, along with the location of CKS Group's headquarters in Silicon Valley, have helped CKS Group to utilize technology as a major competitive advantage. CKS Group employs its extensive information technology expertise and experience in providing clients with end-to-end new media content creation and delivery solutions. CKS Group also acquires licenses to certain third-party software products and tools prior to the time such products and tools are generally available by acting as a beta site for pre-release versions of these products and tools. In addition, CKS Group employs technology to maximize its ability to provide high quality, integrated marketing communication services to its clients in a timely and cost-effective manner.

  ACCESS TO NEW TECHNOLOGIES. CKS Group's reputation as a technological innovator frequently allows it access to advanced media and communications technologies before such technologies are available to the general public or to CKS Group's competitors. In addition, CKS Group is frequently involved in alpha and beta test programs for pre-release versions of new information technologies. Early access to emerging technologies often allows CKS Group to provide innovative media and marketing solutions to its customers before CKS Group's competitors, and to more rapidly explore and exploit the benefits of such new technologies. As a result of these relationships, CKS Group's engineers and creative staff regularly interact with the persons who design and develop the new media tools CKS Group uses. CKS Group believes it enjoys an advantage over its competition in effectively utilizing advanced multimedia and communications technologies to deliver its clients' marketing messages.

  DIGITAL CONTENT. CKS Group has made a substantial investment in technology that allows all of its employees to share and utilize digital content as well as other Company and client information in an easy and efficient manner. A substantial portion of the work performed by most of CKS Group's offices are maintained in digital form on CDROMs. CKS Group has created an electronic network among its offices, which facilitates the sharing of information and allows each office to benefit from the experience and knowledge of other offices. CKS Group believes that its use of digital technology for the production and shipping of audio and video content, packaging and design assignments, frequent updating of content for whatever distribution medium being used, virtual sets, internal communication, and cost control enable CKS Group to provide superior solutions to its clients at lower costs than traditional marketing communication services companies.

  ELECTRONIC JOB JACKET SOFTWARE. The Electronic Job Jacket is a proprietary software system that CKS Group uses for internal purposes to track financial and other information relating to completed and open projects being worked on by CKS Group. CKS Group uses the Electronic Job Jacket in project bids to help estimate, based upon historical information from prior projects, the various resources that will be needed to complete the project. When a project commences, each person working on the project records, on a daily or weekly basis, the time spent on the project. This allows the account manager, individuals working on the account, CKS Group's executive officers and finance personnel to compare, at any time, CKS Group's performance against the estimates that formed the basis for CKS Group's project quote. The system allows CKS Group to evaluate, throughout a project, if its costs of performing the services are likely to exceed the revenue received, or result in lower margins than anticipated. By closely monitoring the information contained in the Electronic Job Jacket, CKS Group is better able to manage its projects. CKS Group can also obtain data on the cost of performing certain services, thereby improving its ability to prepare appropriate bids on future projects. Additionally, the Electronic Job Jacket is linked with CKS Group's accounting system, allowing CKS Group to obtain accurate information as to the extent of project completion for the purpose of recognizing revenues.

COMPETITION

  The markets for CKS Group's services are highly competitive and are characterized by pressures to reduce prices, incorporate new capabilities and accelerate job completion schedules.

  CKS Group faces competition from a number of sources. These sources include national and regional advertising agencies as well as specialized and integrated marketing communication firms. In addition, with respect to new media, many national advertising agencies have internally developed or acquired new media capabilities. New competitors that either provide integrated or specialized services (e.g., corporate identity and packaging, advertising services or World Wide Web site design) or are technologically proficient, especially in the new media arena, have emerged and are competing with CKS Group. Many of CKS Group's competitors or potential competitors have longer operating histories, longer client relationships and significantly greater financial, management, technology, development, sales, marketing and other resources than CKS Group. In addition, CKS Group's ability to maintain its existing client relationships and generate new clients depends, to a significant degree, on the quality of its services and its reputation among its clients and potential clients, compared with the quality of services provided by, and the reputations of, CKS Group's competitors. To the extent CKS Group loses clients to CKS Group's competitors because of dissatisfaction with CKS Group's services or CKS Group's reputation is adversely impacted for any other reason, CKS Group's business, financial condition and operating results could be materially adversely affected.

  There are relatively low barriers to entry into CKS Group's business. CKS Group has no significant proprietary technology that would preclude or inhibit competitors from entering the integrated marketing communication solutions market. CKS Group expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer marketing communication services and products that provide significant performance, price, creative or other advantages over those offered by CKS Group, which could have a material adverse effect on CKS Group business, financial condition and operating results.

  The principal factors on which CKS Group competes are creative quality, client service, technological and new media sophistication, price and intangible factors such as the interpersonal skills of the individuals managing the client account. CKS Group believes that it competes favorably with respect to each of these factors.

                                 LEGAL MATTERS

  The validity of the shares of USWeb Common Stock to be issued pursuant to the Reorganization Agreement and the federal income tax consequences of the Merger will be passed upon for USWeb by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Attorneys employed by Wilson Sonsini Goodrich & Rosati, or investment partnerships of which they are beneficial owners, hold approximately 500 shares of USWeb Common Stock. Certain legal matters in connection with the Reorganization Agreement and the federal income tax consequences of the Merger will be passed upon for CKS Group by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.

                                    EXPERTS

  The consolidated financial statements of USWeb Corporation at December 31, 1996 and 1997, and for the years then ended, have been included in this Joint Proxy Statement/Prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the USWeb Special Meeting and will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

  The consolidated financial statements of CKS Group, Inc. as of November 30, 1997 and 1996, and for each of the years in the three year period ended November 30, 1997, have been included in this Joint Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, and upon the authority of said firm as experts auditing and accounting. Representatives of KPMG Peat Marwick LLP are expected to be present at the CKS Group Special Meeting and said representatives will have the opportunity to make a statement if they should desire to do so and they are expected to be available to respond to appropriate questions.

  The financial statements of McKinney & Silver as of December 31, 1995 and 1996 and for the years ended December 31, 1995 and 1996 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, USWeb stockholders may present proper proposals for inclusion in USWeb's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to USWeb in a timely manner. As noted in USWeb's proxy statement relating to its 1998 Annual Meeting of Stockholders, in order to be so included for the 1999 annual meeting, stockholder proposals must be received by USWeb no later than December 19, 1997, and must otherwise comply with the requirements of Rule 14a-8.

  Pursuant to Rule 14a-8 under the Exchange Act, CKS Group stockholders may present proper proposals for inclusion in CKS Group's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to CKS Group in a timely manner. As noted in CKS Group's proxy statement relating to its 1997 Annual Meeting of Stockholders, in order to be so included for the 1998 annual meeting, in the event that the Merger has not been consummated prior thereto, stockholder proposals must have been received by CKS Group no later than March 9, 1998, and must otherwise have complied with the requirements of Rule 14a-8.

                               USWEB CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Overview..................................................................   F-5
Unaudited pro forma combined balance sheet as of June 30, 1998............   F-7
Unaudited pro forma combined statement of operations......................   F-8
Unaudited pro forma combined statement of operations - years ended
 December 31, 1995 and 1996...............................................   F-9
Unaudited pro forma combined statement of operations - year ended December
 31, 1997.................................................................  F-10
Unaudited pro forma combined statement of operations - six months ended
 June 30, 1998............................................................  F-11
Notes to unaudited pro forma combined financial information...............  F-12
USWEB CORPORATION
Report of Independent Accountants.........................................  F-14
Consolidated Balance Sheet................................................  F-15
Consolidated Statement of Operations......................................  F-16
Consolidated Statement of Stockholders' Equity (Deficit)..................  F-17
Consolidated Statement of Cash Flows......................................  F-18
Notes to Consolidated Financial Statements................................  F-19
USWEB SAN FRANCISCO (FORMERLY XCOM CORPORATION)
Report of Independent Accountants.........................................  F-37
Balance Sheet.............................................................  F-38
Statement of Operations...................................................  F-39
Statement of Shareholders' Equity.........................................  F-40
Statement of Cash Flows...................................................  F-41
Notes to Financial Statements.............................................  F-42
USWEB MILWAUKEE (FORMERLY FETCH INTERACTIVE, INC.)
Report of Independent Accountants.........................................  F-45
Balance Sheet.............................................................  F-46
Statement of Operations...................................................  F-47
Statement of Stockholders' Deficit........................................  F-48
Statement of Cash Flows...................................................  F-49
Notes to Financial Statements.............................................  F-50
USWEB LA METRO (FORMERLY NEWLINK CORPORATION)
Report of Independent Accountants.........................................  F-54
Balance Sheet.............................................................  F-55
Statement of Operations...................................................  F-56
Statement of Shareholders' Equity.........................................  F-57
Statement of Cash Flows...................................................  F-58
Notes to Financial Statements.............................................  F-59
USWEB ATLANTA (FORMERLY INTERNETOFFICE, LLC)
Report of Independent Accountants.........................................  F-62
Balance Sheet.............................................................  F-63
Statement of Operations...................................................  F-64
Statement of Stockholders' Equity.........................................  F-65
Statement of Cash Flows...................................................  F-66
Notes to Financial Statements.............................................  F-67

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB DC (FORMERLY INFOPRENEURS INC.)
Report of Independent Accountants.........................................  F-70
Consolidated Balance Sheet................................................  F-71
Consolidated Statement of Operations......................................  F-72
Consolidated Statement of Stockholders' Deficit...........................  F-73
Consolidated Statement of Cash Flows......................................  F-74
Notes to Consolidated Financial Statements................................  F-75
USWEB PITTSBURGH (FORMERLY ELECTRONIC IMAGES, INC.)
Report of Independent Accountants.........................................  F-78
Balance Sheet.............................................................  F-79
Statement of Operations...................................................  F-80
Statement of Shareholders' Equity.........................................  F-81
Statement of Cash Flows...................................................  F-82
Notes to Financial Statements.............................................  F-83
USWEB CHICAGO METRO (FORMERLY MULTIMEDIA MARKETING & DESIGN INC.)
Report of Independent Accountants.........................................  F-88
Balance Sheet.............................................................  F-89
Statement of Operations...................................................  F-90
Statement of Shareholders' Equity.........................................  F-91
Statement of Cash Flows...................................................  F-92
Notes to Financial Statements.............................................  F-93
USWEB HOLLYWOOD (FORMERLY KANDH, INC.)
Report of Independent Accountants.........................................  F-95
Balance Sheet.............................................................  F-96
Statement of Operations...................................................  F-97
Statement of Shareholders' Equity.........................................  F-98
Statement of Cash Flows...................................................  F-99
Notes to Financial Statements............................................. F-100
USWEB HOLLYWOOD (FORMERLY DREAMMEDIA, INC.)
Report of Independent Accountants......................................... F-101
Balance Sheet............................................................. F-102
Statement of Operations................................................... F-103
Statement of Shareholders' Equity......................................... F-104
Statement of Cash Flows................................................... F-105
Notes to Financial Statements............................................. F-106
USWEB MARIN (FORMERLY INTERNET CYBERNAUTICS, INC.)
Report of Independent Accountants......................................... F-108
Balance Sheet............................................................. F-109
Statement of Operations................................................... F-110
Statement of Shareholders' Equity (Deficit) .............................. F-111
Statement of Cash Flows................................................... F-112
Notes to Financial Statements............................................. F-113

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB LONG ISLAND (FORMERLY SYNERGETIX SYSTEMS INTEGRATION, INC.)
Report of Independent Accountants......................................... F-118
Balance Sheet............................................................. F-119
Statement of Operations................................................... F-120
Statement of Shareholders' Equity......................................... F-121
Statement of Cash Flows................................................... F-122
Notes to Financial Statements............................................. F-123
USWEB DETROIT (FORMERLY ONLINE MARKETING COMPANY)
Report of Independent Accountants......................................... F-127
Balance Sheet............................................................. F-128
Statement of Operations................................................... F-129
Statement of Shareholders' Equity (Deficit)............................... F-130
Statement of Cash Flows................................................... F-131
Notes to Financial Statements............................................. F-132
USWEB SAN MATEO (FORMERLY ZENDATTA, INC.)
Report of Independent Accountants......................................... F-135
Balance Sheet............................................................. F-136
Statement of Operations................................................... F-137
Statement of Shareholders' Equity......................................... F-138
Statement of Cash Flows................................................... F-139
Notes to Financial Statements............................................. F-140
USWEB LA CENTRAL (FORMERLY W3-DESIGN)
Report of Independent Accountants......................................... F-142
Balance Sheet............................................................. F-143
Statement of Operations................................................... F-144
Statement of Shareholders' Equity......................................... F-145
Statement of Cash Flows................................................... F-146
Notes to Financial Statements............................................. F-147
USWEB HOUSTON (FORMERLY USWEB-APEX, INC.)
Report of Independent Accountants......................................... F-150
Combined Balance Sheet.................................................... F-151
Combined Statement of Operations.......................................... F-152
Combined Statement of Shareholders' Equity................................ F-153
Combined Statement of Cash Flows.......................................... F-154
Notes to Combined Financial Statements.................................... F-155
USWEB NEW YORK CENTRAL (FORMERLY REACH NETWORKS, INC.)
Report of Independent Accountants......................................... F-157
Consolidated Balance Sheet................................................ F-158
Consolidated Statement of Operations...................................... F-159
Consolidated Statement of Stockholders' Equity (Deficit).................. F-160
Consolidated Statement of Cash Flows...................................... F-161
Notes to Consolidated Financial Statements................................ F-162

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
INTER.LOGIC.STUDIOS, INC.
Report of Independent Accountants......................................... F-169
Balance Sheet............................................................. F-170
Statement of Operations................................................... F-171
Statement of Shareholders' Equity......................................... F-172
Statement of Cash Flows................................................... F-173
Notes to Financial Statements............................................. F-174
QUEST INTERACTIVE MEDIA, INC.
Report of Independent Accountants......................................... F-177
Balance Sheet............................................................. F-178
Statement of Operations................................................... F-179
Statement of Shareholders' Deficit........................................ F-180
Statement of Cash Flows................................................... F-181
Notes to Financial Statements............................................. F-182
ENSEMBLE CORPORATION
Report of Independent Accountants......................................... F-185
Balance Sheet............................................................. F-186
Statement of Operations................................................... F-187
Statement of Shareholders' Equity......................................... F-188
Statement of Cash Flows................................................... F-189
Notes to Financial Statements............................................. F-190
IKONIC INTERACTIVE, INC.
Report of Independent Accountants......................................... F-195
Balance Sheet............................................................. F-196
Statement of Operations................................................... F-197
Statement of Shareholders' Deficit........................................ F-198
Statement of Cash Flows................................................... F-199
Notes to Financial Statements............................................. F-200
USWEB SAN JOSE
Report of Independent Accountants......................................... F-205
Balance Sheet............................................................. F-206
Statement of Operations................................................... F-207
Statement of Shareholder's Equity (Deficit)............................... F-208
Statement of Cash Flows................................................... F-209
Notes to Financial Statements............................................. F-210
GRAY PEAK TECHNOLOGIES, INC.
Report of Independent Accountants......................................... F-213
Balance Sheet............................................................. F-214
Statement of Operations................................................... F-215
Statement of Changes in Stockholders' Equity (Deficit).................... F-216
Statement of Cash Flows................................................... F-217
Notes to Financial Statements............................................. F-218

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  On September 1, 1998, USWeb Corporation ("USWeb") entered into an agreement to merge with CKS Group, Inc. ("CKS Group") in a transaction to be accounted for as a pooling of interests. Under terms of the agreement, all issued and outstanding shares of CKS Group will be exchanged for shares of USWeb Common Stock on a ratio whereby each share of CKS Group Common Stock will be exchanged for 1.5 shares of USWeb Common Stock.

  During the period from March 16, 1997 to June 30, 1998, USWeb completed the acquisitions of thirty-one Internet consulting services firms in various transactions accounted for as purchases. During the period from July 1, 1998 to August 17, 1998, USWeb completed the acquisition of two additional Internet consulting firms in separate transactions also accounted for as purchases. Collectively, the companies acquired through June 30, 1998 accounted for as purchases are referred to herein as the "Acquired Entities" and the companies acquired subsequent to June 30, 1998 are referred to herein as the "Subsequently Acquired Entities." The aggregate purchase price of the Acquired Entities was approximately $239.0 million.

  The acquisition prices of the Acquired Entities were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon the fair values of such assets and liabilities on the dates of the acquisitions. Approximately $12.4 million of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. Approximately $34.9 million of the acquisition price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $11.1 million of the aggregate purchase price was allocated to existing technology and is being amortized over the estimated useful lives of six months. Approximately $11.2 million of the purchase price was allocated to workforce in place. The purchase price in excess of identified tangible and intangible assets, in the amount of $169.4 million, was allocated to goodwill. As a result of the rapid technological changes occurring in the Internet industry, goodwill resulting from these acquisitions is being amortized, on an entity-by-entity basis, over the respective estimated useful lives of twelve to thirty-six months. As a result of the intense competition for qualified Internet professionals and related turnover of workforce, recorded workforce in place is being amortized, on an entity-by-entity basis, over its estimated useful life of forty-two months.

  Between January 31, 1997 and June 17, 1997, CKS Group acquired two entities in the advertising industry under separate transactions that were accounted for as pooling of interests. The aggregate consideration for these transactions was 1,082,399 shares of CKS Group Common Stock. Accordingly, the historical financial statements of CKS Group for all periods have been restated to give retroactive effect to these acquisitions.

  During the period from August 1, 1996 to March 12, 1997, CKS Group acquired four entities in the advertising industry under separate transactions that were accounted for as purchases. The total acquisition prices of the acquired companies were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon their fair values on the dates of the acquisitions. Approximately $3.5 million of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. The purchase price in excess of identified tangible assets, in the amount of $24.4 million, was allocated to goodwill. Such goodwill is considered by CKS Group management to be primarily associated with its customer base, brand recognition, and workforce in place. Consistent with similar mergers within the advertising industry, goodwill is being amortized, on an entity-by-entity basis, over its estimated useful life of twenty years. The results of operations of the four entities acquired by CKS Group are included in the consolidated results of operations of CKS Group from the dates of their respective acquisitions.

  The accompanying unaudited pro forma combined balance sheet gives effect to the Merger of USWeb and CKS Group, and the Subsequently Acquired Entities, as if such transactions occurred on June 30, 1998. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of USWeb as of June 30, 1998, the unaudited consolidated balance sheet of CKS Group as of May 31, 1998, and the unaudited balance sheets of the Subsequently Acquired Entities.

  The accompanying unaudited pro forma combined statement of operations presents the results of operations of USWeb for the years ended December 31, 1996 and 1997 and the six-month period ended June 30, 1998, combined with the statement of operations of CKS Group for the three years ended November 30, 1997, and the six-month period ended May 31, 1998, as if USWeb and CKS Group had merged at the beginning of such periods. Additionally, the pro forma combined statement of operations reflects the acquisition by USWeb of the Acquired Entities as if such entities had been acquired on January 1, 1997.

  The operating results of USWeb and CKS Group for any period are not necessarily indicative of the results for any subsequent period.

                               USWEB CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1998

                                 (IN THOUSANDS)

                                             SUBSEQUENTLY
                                               ACQUIRED    (NOTE 4)        PRO FORMA
                          USWEB    CKS GROUP   ENTITIES   ADJUSTMENTS      COMBINED
                         --------  --------- ------------ -----------      ---------
         ASSETS
Current assets:
  Cash and cash equiva-
   lents................ $ 15,549  $ 21,625     $1,054      $   --         $ 38,228
  Short-term invest-
   ments................   46,263    17,263        --           --           63,526
  Accounts receivable,
   net..................   25,078    50,022      2,713          --           77,813
  Deferred income taxes.      --      1,514        --           --            1,514
  Other current assets..    1,256     2,749        198          --            4,203
                         --------  --------     ------      -------        --------
    Total current as-
     sets...............   88,146    93,173      3,965          --          185,284
  Property and equip-
   ment, net............   10,506     5,735        289          --           16,530
  Intangible assets,
   net..................  157,339    35,100        --        17,536 (A)     209,975
  Deferred income taxes.      --      7,394        --           --            7,394
  Other assets..........    3,875       --         --           --            3,875
                         --------  --------     ------      -------        --------
                         $259,866  $141,402     $4,254      $17,536        $423,058
                         ========  ========     ======      =======        ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...... $  5,177  $ 26,084     $  358      $   --         $ 31,619
  Accrued expenses......   20,593     8,652        587       18,000 (F)      47,832
  Deferred revenue......      745     4,162        281          --            5,188
  Debt and leases,
   current..............    2,575       373        --           --            2,948
  Income taxes payable..      --      1,647        205          --            1,852
                         --------  --------     ------      -------        --------
    Total Current Lia-
     bilities...........   29,090    40,918      1,431       18,000          89,439
Debt and leases, long-
 term...................    1,177       765        --           --            1,942
                         --------  --------     ------      -------        --------
                           30,267    41,683      1,431       18,000          91,381
                         --------  --------     ------      -------        --------
Stockholders' equity:
  Common Stock..........       39        15         18            5 (A)(B)       77
  Additional paid-in
   capital..............  378,934    81,305      1,772       21,326 (A)(B)  483,337
  Retained earnings
   (deficit)............ (149,374)   18,399      1,033      (21,795)(B)(C) (151,737)
                         --------  --------     ------      -------        --------
    Total stockholders'
     equity ............  229,599    99,719      2,823         (464)        331,677
                         --------  --------     ------      -------        --------
                         $259,866  $141,402     $4,254      $17,536        $423,058
                         ========  ========     ======      =======        ========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   YEAR ENDED DECEMBER 31,    SIX MONTHS ENDED
                                  --------------------------      JUNE 30,
                                   1995    1996      1997           1998
                                  ------- -------  ---------  ----------------
Revenues:
  Services....................... $37,931 $58,559  $ 165,914      $110,440
  Other..........................     --    1,820        403           370
                                  ------- -------  ---------      --------
    Total revenues...............  37,931  60,379    166,317       110,810
                                  ------- -------  ---------      --------
Cost of revenues:
  Services.......................  22,208  34,082    107,375        71,206
  Other..........................     --      208      1,294           388
  Stock compensation.............     --      --      14,392         7,196
                                  ------- -------  ---------      --------
    Total cost of revenues.......  22,208  34,290    123,061        78,790
                                  ------- -------  ---------      --------
Gross profit.....................  15,723  26,089     43,256        32,020
                                  ------- -------  ---------      --------
Operating expenses:
  Marketing, sales and support...     909  14,938     34,963        16,277
  General and administrative.....   8,236  13,681     41,167        24,891
  Acquired technology............     --      --      34,980           --
  Stock compensation.............     --      --      26,464        25,800
  Amortization of intangible as-
   sets..........................     --       74    102,317        38,168
                                  ------- -------  ---------      --------
    Total operating expenses.....   9,145  28,693    239,891       105,136
                                  ------- -------  ---------      --------
Income (loss) from operations....   6,578  (2,604)  (196,635)      (73,116)
Interest income..................     385   2,612      2,528         2,704
Interest expense.................      89    (341)    (1,080)         (780)
Impairment of investment.........     --      --      (4,000)          --
                                  ------- -------  ---------      --------
Income (loss) before income tax-
 es..............................   6,874    (333)  (199,187)      (71,192)
Provision for income taxes--Note
 3...............................   2,823   5,108      5,635         2,885
                                  ------- -------  ---------      --------
Net income (loss)--Note 3........ $ 4,051 $(5,441) $(204,822)     $(74,077)
                                  ======= =======  =========      ========
Pro forma net income (loss) per
 share:
  Basic.......................... $  0.29 $ (0.25) $   (5.12)     $  (1.10)
                                  ======= =======  =========      ========
  Diluted........................ $  0.24 $ (0.25) $   (5.12)     $  (1.10)
                                  ======= =======  =========      ========
Weighted average shares:
  Basic..........................  13,764  21,803     39,994        67,581
                                  ======= =======  =========      ========
  Diluted........................  16,898  21,803     39,994        67,581
                                  ======= =======  =========      ========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1996
                          ------------------------------    -------------------------------
                                     CKS GROUP USWEB/CKS               CKS GROUP  USWEB/CKS
                            USWEB    PRO FORMA PRO FORMA      USWEB    PRO FORMA  PRO FORMA
                          HISTORICAL (NOTE 3)  COMBINED     HISTORICAL (NOTE 3)   COMBINED
                          ---------- --------- ---------    ---------- ---------  ---------
Revenues:
 Services...............   $    --    $37,931   $37,931      $    --   $ 58,559   $ 58,559
 Other..................        --        --        --          1,820       --       1,820
                           --------   -------   -------      --------  --------   --------
  Total revenues........        --     37,931    37,931         1,820    58,559     60,379
                           --------   -------   -------      --------  --------   --------
Cost of revenues:
 Services...............        --     22,208    22,208           --     34,082     34,082
 Other..................        --        --        --            208       --         208
                           --------   -------   -------      --------  --------   --------
  Total cost of reve-
   nues.................        --     22,208    22,208           208    34,082     34,290
                           --------   -------   -------      --------  --------   --------
Gross profit............        --     15,723    15,723         1,612    24,477     26,089
                           --------   -------   -------      --------  --------   --------
Operating expenses:
 Marketing, sales and
  support...............        --        909       909        12,764     2,174     14,983
 General and administra-
  tive..................        --      8,236     8,236         2,813    10,868     13,681
 Amortization of intan-
  gible assets..........        --        --        --            --         74         74
                           --------   -------   -------      --------  --------   --------
  Total operating ex-
   penses...............        --      9,145     9,145        15,577    13,116     28,693
                           --------   -------   -------      --------  --------   --------
Income (loss) from oper-
 ations.................        --      6,578     6,578       (13,965)   11,361     (2,604)
Interest income.........        --        385       385           215     2,397      2,612
Interest expense........        --        (89)      (89)          (58)     (283)      (341)
                           --------   -------   -------      --------  --------   --------
Income (loss) before
 income taxes...........        --      6,874     6,874       (13,808)   13,475       (333)
Provision for income
 taxes--Note 3..........        --      2,823     2,823           --      5,108      5,108
                           --------   -------   -------      --------  --------   --------
Net income (loss)--Note
 3......................   $    --    $ 4,051   $ 4,051      $(13,808) $  8,367   $ (5,441)
                           ========   =======   =======      ========  ========   ========
Pro forma net income
 (loss) per share:
 Basic..................   $    --    $  0.44   $  0.29      $ (10.35) $   0.61   $  (0.25)
                           ========   =======   =======      ========  ========   ========
 Diluted................   $    --    $  0.36   $  0.24      $ (10.35) $   0.58   $  (0.25)
                           ========   =======   =======      ========  ========   ========
Weighted average shares:
 Basic..................        --      9,176    13,764 (D)     1,334    13,646     21,803 (D)
                           ========   =======   =======      ========  ========   ========
 Diluted................        --     11,265    16,898 (D)     1,334    14,435     21,803 (D)
                           ========   =======   =======      ========  ========   ========


       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                          ----------------------------------------------------------
                                                                                      CKS GROUP  USWEB/CKS
                                     ACQUIRED      (E)                                PRO FORMA  PRO FORMA
                          HISTORICAL ENTITIES  ELIMINATIONS ADJUSTMENTS    PRO FORMA  (NOTE 3)   COMBINED
                          ---------- --------  ------------ -----------    ---------  ---------  ---------
Revenues:
 Services...............   $ 18,366  $ 71,803    $(18,366)   $    (913)(G) $  70,890  $ 95,024   $ 165,914
 Other..................        912       --          --          (509)(G)       403       --          403
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total revenues.......     19,278    71,803     (18,366)      (1,422)       71,293    95,024     166,317
                           --------  --------    --------    ---------     ---------  --------   ---------
Cost of revenues:
 Services...............     13,468    50,299     (13,468)      (1,050)(G)    49,249    58,126     107,375
 Other..................      1,294       --          --           --          1,294       --        1,294
 Stock compensation ....      2,420       --       (2,420)      14,392 (F)    14,392       --       14,392
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total cost of reve-
    nues................     17,182    50,299     (15,888)      13,342        64,935    58,126     123,061
                           --------  --------    --------    ---------     ---------  --------   ---------
Gross profit............      2,096    21,504      (2,478)     (14,764)        6,358    36,898      43,256
                           --------  --------    --------    ---------     ---------  --------   ---------
Operating expenses:
 Marketing, sales and
  support...............     20,672    13,895      (2,261)         --         32,306     2,657      34,963
 General and administra-
  tive..................     10,271    14,867      (3,291)         --         21,847    19,320      41,167
 Acquired technology ...      9,472       --       (9,472)      34,980 (F)    34,980       --       34,980
 Stock compensation ....      6,698       --       (6,698)      26,464 (F)    26,464       --       26,464
 Amortization of intan-
  gible assets..........      9,476       --       (9,476)      98,830 (F)    98,830     3,487     102,317
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total operating ex-
    penses..............     56,589    28,762     (31,198)     160,274       214,427    25,464     239,891
                           --------  --------    --------    ---------     ---------  --------   ---------
Income (loss) from oper-
 ations.................    (54,493)   (7,258)     28,720     (175,038)     (208,069)   11,434    (196,635)
Interest income.........        233       182          (1)         --            414     2,114       2,528
Interest expense........        (76)     (479)         40          --           (515)     (565)     (1,080)
Impairment of Invest-
 ment...................     (4,000)      --          --           --         (4,000)      --       (4,000)
                           --------  --------    --------    ---------     ---------  --------   ---------
Income (loss) before in-
 come taxes.............    (58,336)   (7,555)     28,759     (175,038)     (212,170)   12,983    (199,187)
Provisions for income
 taxes-Note 3...........        --        --          --           --            --      5,635       5,635
                           --------  --------    --------    ---------     ---------  --------   ---------
Net income (loss)-Note
 3......................   $(58,336) $ (7,555)   $ 28,759    $(175,038)    $(212,170) $  7,348   $(204,822)
                           ========  ========    ========    =========     =========  ========   =========
Pro forma net income
 (loss) per share:
 Basic..................   $  (7.98)                                       $  (11.76) $   0.50   $   (5.12)
                           ========                                        =========  ========   =========
 Diluted................   $  (7.98)                                       $  (11.76) $   0.47   $   (5.12)
                           ========                                        =========  ========   =========
Weighted average shares:
 Basic..................      7,312                                           18,044    14,633      39,994 (D)
                           ========                                        =========  ========   =========
 Diluted................      7,312                                           18,044    15,590      39,994 (D)
                           ========                                        =========  ========   =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                          ----------------------------------------------------------             USWEB/CKS
                                     ACQUIRED      (E)                                CKS GROUP  PRO FORMA
                          HISTORICAL ENTITIES  ELIMINATIONS ADJUSTMENTS    PRO FORMA  HISTORICAL COMBINED
                          ---------- --------  ------------ -----------    ---------  ---------- ---------
Revenues:
 Services...............   $ 38,698  $26,837     $(9,393)    $    --       $ 56,142    $54,298   $110,440
 Other..................        370      --          --           --            370        --         370
                           --------  -------     -------     --------      --------    -------   --------
   Total revenues.......     39,068   26,837      (9,393)         --         56,512     54,298    110,810
                           --------  -------     -------     --------      --------    -------   --------
Cost of revenues:
 Services...............     25,138   18,660      (6,506)         --         37,292     33,914     71,206
 Other..................        388      --          --           --            388        --         388
 Stock compensation.....      5,257      --       (5,257)       7,196 (B)     7,196        --       7,196
                           --------  -------     -------     --------      --------    -------   --------
   Total cost of
    revenues............     30,783   18,660     (11,763)       7,196        44,876     33,914     78,790
                           --------  -------     -------     --------      --------    -------   --------
Gross profit............      8,285    8,177       2,370       (7,196)       11,636     20,384     32,020
                           --------  -------     -------     --------      --------    -------   --------
Operating expenses:
 Marketing, sales and
  support...............     10,971    5,466      (1,492)         --         14,945      1,332     16,277
 General and
  administrative........      9,349    4,855      (1,420)         --         12,784     12,107     24,891
 Acquired technology....     22,612      --      (22,612)         --            --         --         --
 Stock compensation.....     22,384      --      (22,384)      25,800 (F)    25,800        --      25,800
 Amortization of
  intangible assets.....     21,428      --      (21,428)      37,372 (F)    37,372        796     38,168
                           --------  -------     -------     --------      --------    -------   --------
   Total operating
    expenses............     86,744   10,321     (69,336)      63,172        90,901     14,235    105,136
                           --------  -------     -------     --------      --------    -------   --------
Income (loss) from
 operations.............   (78,459)   (2,144)     71,706      (70,368)      (79,265)     6,149    (73,116)
Interest income.........      1,432      141         --           --          1,573      1,131      2,704
Interest expense........       (203)    (229)         36          --           (396)      (384)      (780)
                           --------  -------     -------     --------      --------    -------   --------
Income (loss) before
 income taxes...........    (77,230)  (2,232)     71,742      (70,368)      (78,088)     6,896    (71,192)
Provision for income
 taxes..................        --       --          --           --            --       2,885      2,885
                           --------  -------     -------     --------      --------    -------   --------
Net income (loss).......   $(77,230) $(2,232)    $71,742     $(70,368)     $(78,088)   $ 4,011   $(74,077)
                           ========  =======     =======     ========      ========    =======   ========
Net income (loss) per
 share:
 Basic..................   $  (2.45)                                       $  (1.75)   $  0.26   $  (1.10)
                           ========                                        ========    =======   ========
 Diluted................   $  (2.45)                                       $  (1.75)   $  0.25   $  (1.10)
                           ========                                        ========    =======   ========
Weighted average shares:
 Basic..................     31,580                                          44,626     15,303     67,581 (D)
                           ========                                        ========    =======   ========
 Diluted................     31,580                                          44,626     16,231     67,581 (D)
                           ========                                        ========    =======   ========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. PERIODS PRESENTED

  USWeb's fiscal year ends on December 31. CKS Group's fiscal year ends on November 30. The accompanying unaudited pro forma combined statement of operations information gives effect to the merger of USWeb and CKS Group as if such merger occurred as of the beginning of the earliest year presented. The accompanying unaudited pro forma combined statement of operations information also gives effect to the acquisition by USWeb of thirty-three Internet consulting business, acquired between March 17, 1997 and August 17, 1998, as if such acquisitions occurred on January 1, 1997. USWeb was incorporated on December 5, 1995 and had no significant operations during the year ended December 31, 1995. Certain immaterial transactions, which occurred between USWeb's date of incorporation and December 31, 1995, have been included in the results of operations for the year ended December 31, 1996. The pro forma combined statement of operations for the year ended December 31, 1995 reflects the results of operations of CKS for the fiscal year ended November 30, 1995. The pro forma combined statement of operations for the year ended December 31, 1996, reflects the results of operations of USWeb for the year ended December 31, 1996, combined with the results of operations of CKS Group for the fiscal year ended November 30, 1996. The pro forma combined statement of operations for the year ended December 31, 1997, reflects the results of operations of USWeb for the year ended December 31, 1997, combined with the results of operations of CKS Group for the fiscal year ended November 30, 1997, and the results of operations of the Acquired Entities for their respective years ended December 31, 1997. The pro forma combined statement of operations for the six-months ended June 30, 1998, reflect the results of operations of USWeb for the six-months ended June 30, 1998, combined with the results of operations of CKS Group for the six-months ended May 31, 1998, and the results of operations of the Acquired Entities for their respective six-months periods ended June 30, 1998.

  The pro forma combined balance sheet as of June 30, 1998, combines the assets, liabilities and stockholders' equity of USWeb at June 30, 1998 with the assets, liabilities and stockholders' equity of CKS Group as of May 31, 1998, and the assets liabilities and stockholders' equity of the Subsequently Acquired Entities, acquired as if such entities had been acquired on June 30, 1998.

2.CONFORMING ADJUSTMENTS

  The historical statement of operations information of CKS Group for the three years ended November 30, 1997, and for the six-months ended May 31, 1998, has been reclassified to conform to USWeb's accounting policies and basis of presentation. Such reclassifications included the netting of certain production revenues and related costs, which were separately disclosed in CKS Group's historical financial statements, and the classification of certain costs between operating expense categories. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $20.5 million, $29.7 million, $38.6 million and $17.7 million for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively.

3. CKS GROUP PRO FORMA STATEMENT OF OPERATIONS

  CKS Group's statement of operations for the years ended December 31, 1995, 1996 and 1997 represents its historical results except for the provision for income taxes and net income. The provision for income taxes represents the pro forma provision for income taxes of CKS Group for the years ended December 31, 1995, 1996 and 1997. In January 1997 CKS Group acquired, in a transaction accounted for as a pooling of interests, a partnership whose earnings were taxed at the individual partner level; therefore no provision for income taxes had been recorded for income attributable to the partnership. The pro forma income tax provision of CKS Group, and the resulting pro forma net income of CKS Group, is presented as if the partnership had been a C corporation fully subject to income taxes for all periods presented. The pro forma provision for income taxes relates solely to the taxable income generated by CKS Group during the periods presented and totalled $0.3 million, $2.1 million and $1.8 million in the years ended December 31, 1995, 1996 and 1997, respectively.

                               USWEB CORPORATION

4. THE FOLLOWING ADJUSTMENTS WERE APPLIED TO THE HISTORICAL FINANCIAL STATEMENTS OF USWEB, CKS GROUP AND THE ACQUIRED ENTITIES TO ARRIVE AT THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

    (A) To record identified intangible assets related to the acquisition of the Acquired Entities that were acquired subsequent to June 30, 1998 and to reflect the charge to earnings associated with acquired in-process technology.

    (B) To eliminate the historical stockholders' equity of the Acquired Entities that were acquired subsequent to June 30, 1998 and to reflect the issuance of USWeb Common Stock.

    (C) To record the accrual of estimated costs resulting from the merger of USWeb and CKS Group. It is estimated that the Company will incur approximately $18.0 million in merger-related charges, to be incurred principally in the quarter in which the merger is consummated. These costs include direct transactions costs, primarily for financial advisory services, legal and accounting fees and other related costs. Such amounts exclude future costs associated with the integration and combination of the companies, which are expected to include costs of duplicative facilities and other related costs. This charge is a preliminary estimate and actual charges could be materially different.

    (D) Basic and diluted weighted average shares outstanding were calculated based upon the historical basic and diluted shares weighted average outstanding of USWeb for each respective period, increased by the historical basic and diluted shares weighted average shares outstanding of CKS Group for each respective period, as adjusted for the 1.5 to 1 exchange ratio.

    (E) To eliminate items of income and expense related to the Acquired Entities which are included in the consolidated results of operations of USWeb from the date of respective acquisition to December 31, 1997 and June 30, 1998, respectively.

    (F) To record one-time charges for acquired in-process technology, stock compensation and amortization of intangible assets resulting from the acquisitions of the Acquired Entities for the periods presented. Such amounts have been included in the pro forma combined results of operations due to USWeb's historical pattern of acquiring companies.

    (G) To eliminate intercompany revenues and related expenses associated with the Acquired Entities that had previously been Affiliates of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of USWeb Corporation

  In our opinion, the accompanying consolidated balance sheet, and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Jose, California
January 20, 1998

                               USWEB CORPORATION

                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  DECEMBER 31,
                                                ------------------   JUNE 30,
                                                  1996      1997       1998
                                                --------  --------  -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  3,220  $ 44,145   $  15,549
  Short-term investments......................       --        --       46,263
  Accounts receivable, net....................       137     7,903      25,078
  Other current assets........................        54       657       1,256
                                                --------  --------   ---------
    Total current assets......................     3,411    52,705      88,146
Property and equipment, net...................     1,084     6,202      10,506
Intangible assets, net........................       --     19,019     157,339
Investment in affiliate.......................     2,850       --          --
Other assets..................................       137     1,324       3,875
                                                --------  --------   ---------
                                                $  7,482  $ 79,250   $ 259,866
                                                ========  ========   =========
     LIABILITIES, MANDATORILY REDEEMABLE
 CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS'
               EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $    906  $  2,923   $   5,177
  Accrued expenses............................     2,190     7,997      20,593
  Deferred revenue ...........................       --        470         745
  Debt and lease obligations, current.........       242       799       2,575
                                                --------  --------   ---------
    Total current liabilities.................     3,338    12,189      29,090
Lease obligations, long-term..................       436       372       1,177
                                                --------  --------   ---------
                                                   3,774    12,561      30,267
                                                --------  --------   ---------
Commitments and contingencies (Notes 1 and 11)
Mandatorily Redeemable Convertible Preferred
 Stock (Note 7)...............................    16,200       --          --
                                                --------  --------   ---------
Stockholders' equity (deficit):
  Preferred Stock, $0.001 par value, 1,000,000
   shares authorized;
   no shares issued and outstanding...........       --        --          --
  Common Stock, $0.001 par value, 100,000,000
   shares authorized;
   6,381,000, 33,811,085 and 42,698,649 shares
   issued
   and outstanding............................         2        29          39
  Additional paid-in capital..................     2,714   138,804     378,934
  Note receivable.............................    (1,400)      --          --
  Accumulated deficit.........................   (13,808)  (72,144)   (149,374)
                                                --------  --------   ---------
    Total stockholders' equity (deficit)......   (12,492)   66,689     229,599
                                                --------  --------   ---------
                                                $  7,482  $ 79,250   $ 259,866
                                                ========  ========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            YEAR ENDED       SIX MONTHS ENDED
                                           DECEMBER 31,          JUNE 30,
                                         ------------------  ------------------
                                           1996      1997      1997      1998
                                         --------  --------  --------  --------
                                                                (UNAUDITED)
Revenues:
  Services.............................  $    --   $ 18,366  $  2,245  $ 38,698
  Other................................     1,820       912       694       370
                                         --------  --------  --------  --------
    Total revenues.....................     1,820    19,278     2,939    39,068
                                         --------  --------  --------  --------
Cost of revenues:
  Services.............................       --     13,468     2,170    25,138
  Other................................       208     1,294       211       388
  Stock compensation (Note 9)..........       --      2,420       347     5,257
                                         --------  --------  --------  --------
    Total cost of revenues.............       208    17,182     2,728    30,783
                                         --------  --------  --------  --------
Gross profit...........................     1,612     2,096       211     8,285
                                         --------  --------  --------  --------
Operating expenses:
  Marketing, sales and support.........    12,764    20,672     8,335    10,971
  General and administrative...........     2,813    10,271     3,762     9,349
  Acquired in-process technology (Note
   1)..................................       --      9,472     2,848    22,612
  Stock compensation (Note 9)..........       --      6,698       948    22,384
  Amortization of intangible assets
   (Note 1)............................       --      9,476     1,578    21,428
                                         --------  --------  --------  --------
    Total operating expenses...........    15,577    56,589    17,471    86,744
                                         --------  --------  --------  --------
Loss from operations...................   (13,965)  (54,493)  (17,260)  (78,459)
Interest income........................       215       233        65     1,432
Interest expense.......................       (58)      (76)      (48)     (203)
Impairment of investee carried at cost.       --     (4,000)   (4,000)      --
                                         --------  --------  --------  --------
Net loss...............................  $(13,808) $(58,336) $(21,243) $(77,230)
                                         ========  ========  ========  ========
Net loss per share:
  Basic and diluted (Note 2)...........  $ (10.35) $  (7.98) $ (5.74)  $  (2.45)
                                         ========  ========  ========  ========
  Weighted average shares outstanding
   (Note 2)............................     1,334     7,312     3,701    31,580
                                         ========  ========  ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                  TOTAL
                            COMMON STOCK     ADDITIONAL             ACCUMU-   STOCKHOLDERS'
                          ------------------  PAID-IN      NOTE      LATED       EQUITY
                            SHARES    AMOUNT  CAPITAL   RECEIVABLE  DEFICIT     (DEFICIT)
                          ----------  ------ ---------- ---------- ---------  -------------
Issuance of Common
 Stock..................   5,000,000  $ --    $      1   $   --    $     --     $      1
Issuance of Common Stock
 for trade name rights..      66,667    --         --        --          --          --
Conversion of notes
 payable into
 Common Stock...........     500,000      1        499       --          --          500
Issuance of Common Stock
 for note receivable....     533,333      1      1,999    (2,000)        --          --
Collection of note
 receivable.............         --     --         --        600         --          600
Exercise of stock
 options................     281,000    --          30       --          --           30
Issuance of Affiliate
 warrants...............         --     --         169       --          --          169
Stock compensation
 expense................         --     --          16       --          --           16
Net loss................         --     --         --        --      (13,808)    (13,808)
                          ----------  -----   --------   -------   ---------    --------
Balance December 31,
 1996...................   6,381,000      2      2,714    (1,400)    (13,808)    (12,492)
Exercise of stock
 options................     103,079    --         500       --          --          500
Common Stock issued for
 acquired businesses....   7,949,683      8     41,384       --          --       41,392
Issuance of Common
 Stock, net ............   7,638,889      7     51,202       --          --       51,209
Conversion of
 Mandatorily Redeemable
 Convertible Preferred
 Stock..................  12,094,359     12     32,478       --          --       32,490
Repurchase of Common
 Stock..................    (355,925)   --         --        --          --          --
Issuance of Affiliate
 warrants...............         --     --         150       --          --          150
Collection of note
 receivable.............         --     --         --      1,400         --        1,400
Stock compensation
 expense................         --     --      10,376       --          --       10,376
Net loss................         --     --         --        --      (58,336)    (58,336)
                          ----------  -----   --------   -------   ---------    --------
Balance December 31,
 1997...................  33,811,085     29    138,804       --      (72,144)     66,689
Common Stock issued for
 acquired businesses
 (Unaudited)............   6,434,033      7    164,018       --          --      164,025
Options assumed through
 acquisitions...........         --     --      11,860       --          --       11,860
Issuance of Common
 Stock, net (Unaudited)
 .......................   1,791,655      2     31,639       --          --       31,641
Exercise of stock
 options and warrants...     719,546      1      4,790       --          --        4,791
Repurchase of Common
 Stock (Unaudited)......     (57,670)   --          (7)      --          --           (7)
Issuance of warrants
 (Unaudited)............         --     --      12,610       --          --       12,610
Stock compensation
 expense (Unaudited)....         --     --      15,220       --          --       15,220
Net loss (Unaudited)....         --     --         --        --      (77,230)    (77,230)
                          ----------  -----   --------   -------   ---------    --------
Balance June 30, 1998
 (Unaudited)............  42,698,649  $  39   $378,934   $   --    $(149,374)   $229,599
                          ==========  =====   ========   =======   =========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                               YEAR ENDED       SIX MONTHS ENDED
                                              DECEMBER 31,          JUNE 30,
                                            ------------------  ------------------
                                              1996      1997      1997      1998
                                            --------  --------  --------  --------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.................................. $(13,808) $(58,336) $(21,243) $(77,230)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation and amortization...........      263     1,464       367     1,876
   Provision for doubtful accounts.........      --        819       471       222
   Stock, option and warrant costs and
    expenses...............................      185    10,376     1,354    27,788
   Discounted sale of Common Stock.........      --      1,250       --        --
   Amortization of intangible assets.......      --      9,476     1,577    21,428
   Acquired in-process technology..........      --      9,472     2,848    22,612
   Impairment of investee carried at cost..      --      4,000     4,000       --
   Changes in assets and liabilities:
    Accounts receivable....................     (137)   (4,080)     (444)  (10,011)
    Other current assets...................      (54)     (187)      (77)      448
    Other assets...........................     (137)     (690)      226    (1,579)
    Accounts payable.......................      906       177       132      (460)
    Accrued expenses.......................    2,190     2,194     2,005    (2,310)
    Deferred revenues......................      --        470       --       (119)
                                            --------  --------  --------  --------
     Net cash used in operating activities.  (10,592)  (23,595)   (8,784)  (17,335)
                                            --------  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.....   (1,059)   (3,335)   (1,009)   (3,131)
 Cash received from acquisitions, net of
  cash used................................      --      1,129       (93)    1,919
 Purchase of investment in affiliate.......   (2,850)   (1,150)   (1,150)     --
 Purchase of short-term investments........      --        --        --    (54,635)
 Proceeds from activities/sales of short-
  term investments.........................      --        --        --      8,373
                                            --------  --------  --------  --------
     Net cash used in investing activities.   (3,909)   (3,356)   (2,252)  (47,474)
                                            --------  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of Mandatorily
  Redeemable Convertible Preferred Stock...   16,200    16,290    16,290       --
 Proceeds from issuance of Common Stock....       31    50,459       --     35,968
 Proceeds from bank borrowings.............      --      2,000       --        --
 Repayment of bank borrowings..............      --     (2,000)      --        --
 Proceeds from issuance of notes payable...      500       --        --        --
 Proceeds from collection of note
  receivable...............................      600     1,400     1,400       --
 Proceeds from capital lease financing.....      599       431       --      1,507
 Principal payments on capital lease.......     (209)     (704)     (541)   (1,262)
                                            --------  --------  --------  --------
     Net cash provided by financing
      activities...........................   17,721    67,876    17,149    36,213
                                            --------  --------  --------  --------
Increase in cash and cash equivalents......    3,220    40,925     6,113   (28,596)
Cash and cash equivalents, beginning of
 period....................................      --      3,220     3,220    44,145
                                            --------  --------  --------  --------
Cash and cash equivalents, end of period... $  3,220  $ 44,145  $  9,333  $ 15,549
                                            ========  ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--THE COMPANY:

  USWeb Corporation ("USWeb" or the "Company") was incorporated in Utah on December 6, 1995 ("inception") and reincorporated in Delaware on December 2, 1997. Through a nationwide network of wholly-owned subsidiaries and franchised Affiliates, the Company provides Internet professional services including strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance.

  During the year ended December 31, 1997, the Company recognized the acquisition of all the outstanding stock of nineteen businesses, including certain franchised Affiliates, ("Acquired Entities") in separate transactions in exchange for shares of the Company's Common Stock. The Acquired Entities as of December 31, 1997 are as follows:

                                                                          COMMON   RECOGNIZED
                                                          EFFECTIVE       SHARES    PURCHASE
ACQUIRED ENTITY                                              DATE         ISSUED     PRICE
---------------                                       ------------------ --------- ----------
XCom Corporation..................................... March 16, 1997       383,209  $ 1,609
Cosmix Corporation................................... April 1, 1997        119,774      503
Fetch Interactive, Inc. ............................. April 1, 1997        464,838    1,397
NewLink Corporation.................................. April 1, 1997        425,700    1,537
InterNetOffice, LLC.................................. May 1, 1997          510,646    1,578
NetWORKERS Corporation............................... May 1, 1997          135,415      569
Infopreneurs Inc. ................................... June 1, 1997       1,008,169    3,173
Netphaz Corporation.................................. June 1, 1997         235,205      776
Electronic Images, Inc. ............................. July 1, 1997       1,665,525    6,205
Multimedia Marketing & Design Inc. .................. July 24, 1997        332,536    1,397
KandH, Inc. ......................................... August 29, 1997      151,624    1,023
DreamMedia, Inc. .................................... August 29, 1997      359,094    2,424
Internet Cybernautics, Inc .......................... September 29, 1997   447,183    4,025
Synergetix Systems Integration, Inc. ................ September 30, 1997   151,716    1,365
Online Marketing Company............................. September 30, 1997    95,730      861
Zendatta, Inc. ...................................... September 30, 1997   176,360    1,587
W3-design............................................ November 5, 1997     410,274    3,473
USWeb--Apex, Inc. ................................... November 5, 1997     365,029    3,285
Reach Networks, Inc. ................................ November 13, 1997    511,656    4,605
                                                                         ---------  -------
                                                                         7,949,683  $41,392
                                                                         =========  =======

  The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the recognized purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $3,425 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximated their fair values. Approximately $9,472 was allocated to in-process technology and was immediately charged to operations because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use. Approximately $3,610 was allocated to existing technology and is being amortized over its estimated useful life of six months. The purchase price in excess of the fair value of identified tangible and intangible assets and liabilities assumed in the amount of $24,885 was allocated to goodwill and is being amortized over its estimated useful life of one to two years. See Note 2.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The acquisitions of the Acquired Entities have been primarily structured as tax free exchanges of stock, therefore, the differences between the recognized fair values of the acquired assets, including intangible assets, and their historical tax bases is not deductible for income tax purposes.

  The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined, based upon a number of considerations. For acquisitions recognized through July 24, 1997, the fair value of the Company's Common Stock was estimated to be $4.20 per share, determined primarily by reference to the $15,811 amount allocated to 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (excluding approximately $1,690 allocated to detachable warrants to acquire 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock). See Note 7. For acquisitions recognized from August 29, 1997 through November 13, 1997, the fair value of the Company's Common Stock was estimated to be $6.75 to $9.00 per share based upon a number of factors, including growth in the Company's business and the private sale, in October, 1997, of 222,222 shares of Common Stock to an independent third party at a price of $9.00 per share. See Note 8.

  The various purchase agreements require that fifty percent of the shares issuable at the acquisition dates be placed in escrow for a period of twelve months. The shares placed in escrow will either be issued to the previous owners of the acquired entities or returned to the Company based upon the results of the purchase price adjustments, as defined for each Acquired Entity. The Company has excluded from the recognized purchase price calculations approximately 818,500 shares that it estimates are not probable of issuance at the end of the respective escrow periods. Additionally, the purchase price adjustment for each Acquired Entity allows for the issuance of additional stock-based consideration in the event an Acquired Entity's valuation calculated at the six and twelve month dates following the acquisition increases. The number of additional shares that are potentially issuable at the completion of the six and twelve month valuation periods is not presently known, however, management estimates that approximately 418,000 additional shares are probable of issuance at the completion of the respective valuation periods. Any purchase price changes resulting from such adjustments will be recognized at the then fair value of the shares as adjustments to goodwill and will be amortized over the remaining period of expected benefit. As of December 31, 1997, no adjustments have been made to the escrow shares for any acquisition.

  The terms of the signed definitive agreements for each acquisition provide for the transfer of effective control of the target entity on dates that precede the legal consummation of the transaction and physical exchange of consideration. On the designated effective dates, the Company (1) assumes effective control and the risks and rewards of ownership including the rights to all revenues and responsibility for all operating costs and expenses,
(2) the target company employees become employees of the Company and (3) the terms of purchase price adjustment provisions become effective. For business acquisitions recognized through December 31, 1997, the purchase accounting effects and operating results of transactions occurring between the designated effective dates and the legal closing dates were not material.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The following unaudited pro forma consolidated amounts give effect to these acquisitions as if they occurred on January 1, 1996, and on January 1, 1997 (or date of inception, if later).

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996        1997
                                                       ----------  -----------
                                                            (UNAUDITED)
Revenues.............................................. $   19,765  $    34,812
Net loss..............................................    (57,069)     (84,939)
Net loss per share:
 Basic and diluted.................................... $    (9.24) $     (4.77)
 Weighted average shares outstanding..................  6,175,000   17,795,000

  Prior to June 30, 1997 the Company had invested $4,000 for less than 20% investment in Utopia, Inc. ("Utopia") an Internet consulting company located in Boston, Massachusetts. The Company's investment was accounted for on the cost basis. Through June 30, 1997 Utopia had incurred significant losses, was experiencing significant cash flow deficits and had a net asset deficiency. During June 1997, the Company determined that it was unlikely that the Company would recover any of its investment in Utopia and, accordingly, recorded an impairment loss equal to the carrying amount of its investment.

  On October 9, 1997, the Company entered into a non-binding term sheet to purchase specified assets of Utopia. Under the preliminary terms of the arrangement, the Company would acquire selected computer hardware and software assets and would agree to enter at will employment agreements with most Utopia employees. In addition, the Company would obtain all rights and responsibilities relating to specified Utopia customer contracts effective October 1, 1997. In consideration for the acquired net assets the Company would agree to assume a note payable to Utopia's former majority shareholder in the amount of $3,000. The Company has determined that the acquisition, if consummated, will be accounted for as an acquisition of a business. The Company will account for the acquisition using the purchase method of accounting, and, accordingly, the purchase price will be allocated to the various assets, including intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Substantially all of the purchase price is expected to be allocated to goodwill and will be amortized over its estimated useful life of one year.

  The note payable to be assumed by the Company would be payable in cash on October 1, 1998 and would bear interest at a referenced prime rate plus 1%. Beginning ninety days subsequent to the closing of the Company's public offering, the note would be convertible, at the option of the holder, into restricted shares of the Company's Common Stock based upon the fair value of such stock at the conversion date.

  The purchase price consideration would be subject to adjustment at six and twelve month intervals subsequent to the closing, based upon the standard valuation formula used in the Company's acquisition program. The increase in value, if any, attributable to the period subsequent to the closing would be payable in shares of and options to purchase shares of the Company's Common Stock.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Principles of Consolidation

  The accompanying financial statements, include the consolidated accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  The Company's financial statements as of December 31, 1995 and for the period from December 6, 1995 ("Inception") through December 31, 1995 reflect immaterial transactions; such activities have been included in the 1996 financial statements to facilitate presentation.

 Cash and Cash Equivalents

  All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Intangible Assets

  Goodwill resulting from the acquisition of Internet technology businesses is estimated by management to be primarily associated with the acquired workforce and technological know how. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, recorded goodwill is amortized on the straight-line basis over the estimated periods of benefit, which range from one to two years. For certain acquisitions where the Company expects to issue additional shares at the end of the 12 month purchase price adjustment periods, amortization rates have been increased to reflect amortization of the total expected consideration based upon the estimated fair value of the incremental shares at the end of the purchase price adjustment periods.

  At each balance sheet date, the Company assesses the value of recorded goodwill for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception, the Company has not recorded any provisions for possible impairment of intangible assets.

  Completed technologies obtained through acquisition or merger are capitalized and amortized on the straight-line basis over the estimated period of benefit of six months.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  Costs of in-process technology acquired prior to the achievement of technological feasibility determined using the working model approach, and any costs associated with internally developed proprietary technologies prior to the achievement of technological feasibility determined using the working model approach are expensed in the period incurred.

 Investments

  Investments where the Company has an equity interest of less than 20% and does not have the ability to exert significant influence are accounted for using the cost method. At each balance sheet date, the Company assesses the value recorded for cost-based investments and recognizes any identified impairment.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements (including both fixed price and time and materials agreements), initial franchise fees, monthly royalties from Affiliates and hosting service fees. The initial franchise fee was waived for the first ten Affiliates and was set at $25 for the next 40 Affiliates and $50 thereafter. The Company last entered into a franchise agreement in March 1997 and does not expect to enter into any additional franchise agreements.

  Service revenues are recognized over the period of each engagement using primarily the percentage of completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

  Revenues from Affiliates are included in Other Revenues and are recognized in accordance with Statement of Financial Accounting Standards No. 45, "Accounting for Franchise Fee Revenue." Initial franchise fees, including area franchise sales which do not depend significantly on the number of individual franchises to be established, are recognized when all obligations required by the franchise agreement have been substantially performed and no other material conditions or obligations exist. Initial franchise fees are recognized as received because all obligations required by the franchise agreement are substantially performed concurrently with the signing of the franchise agreement. Monthly royalties are determined by aggregating a five percent royalty and a two percent marketing promotion fee, each of which is calculated based on each Affiliate's adjusted gross revenues, as defined, and are recognized as the fees are earned and become receivable from the Affiliate.

  Revenues from web-site hosting services are included in Other Revenues, have been insignificant to date and are recognized monthly as services are provided.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the years ended December 31, 1996 and 1997 totaled $3,223 and $4,060, respectively.

 Affiliate Warrants

  The fair value of warrants granted to Affiliates upon the execution of a franchise agreement are measured at the grant date using the Black-Scholes formula and are recognized when material, over the three year vesting period as a cost of revenues. The fair value of warrants to be granted upon the achievement of future Affiliate revenues (AGR Warrants) are measured on the date such warrants are earned using the Black-Scholes formula. When material, the fair value of AGR Warrants is charged to cost of revenues over the three year vesting period beginning with the month such warrants are earned. The exercise price of all warrants issued and issuable to an individual Affiliate is fixed at the time of signing of the related franchise agreement. Warrant costs in excess of the present value of expected future franchise fees and royalties, less any direct costs, would be recognized immediately. See Note 10--Affiliate Warrant Program.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Net Loss Per Share and Supplemental Pro Forma Net Loss Per Share

  The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. The weighted average shares used to compute basic net loss per share include outstanding shares of Common Stock from the date of issuance and shares vested under stock bonus arrangements computed for each period by dividing cumulative amortization of deferred compensation expense by the weighted average price of the Company's Common Stock during the period. The computation excludes (i) for the year ended December 31, 1997, 2,051,000 equivalent acquisition-related shares held in escrow ("Acquisition Shares"), (ii) for the years ended December 31, 1996 and 1997, 4,286,000 and 2,830,000, respectively, of equivalent shares of Common Stock subject to repurchase rights ("Restricted Shares") and (iii) for the years ended December 31, 1996 and 1997, 5,375,000 and 10,278,000, respectively, of equivalent shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock") prior to their conversion into Common Stock on December 5, 1997. In addition, the calculation of diluted net loss per share excludes Common Stock issuable upon exercise of employee stock options and upon exercise of outstanding warrants, as their effect in all periods presented is antidilutive.

  In future periods, the weighted average shares used to compute basic and diluted earnings per share are expected to include (i) Acquisition Shares as they are released from escrow, generally 12 months from the date of acquisition, and (ii) Restricted Shares as the repurchase rights lapse over the remaining restriction period. In addition, the weighted average shares used to compute diluted earnings per share will include the incremental shares of Common Stock relating to outstanding options and warrants to the extent such incremental shares are dilutive. The Company believes that the Acquisition Shares are probable of issuance and that the remaining purchase rights on Restricted Shares will lapse upon the continued employment by the owners of such shares. The following table presents the unaudited supplemental pro forma net loss per share giving effect to the inclusion of the Acquisition Shares and Restricted Shares in the determination of weighted average shares outstanding. Such supplemental pro forma net loss per share should not be considered in isolation or as a substitute for other information prepared in accordance with generally accepted accounting principles:

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                          --------------------
                                                            1996       1997
                                                          --------- ----------
                                                              (UNAUDITED)
Supplemental pro forma net loss per share:
Net loss................................................. $(13,808) $  (58,336)
Net loss per share:
 Basic and diluted....................................... $  (2.46) $    (4.78)
 Weighted average shares outstanding..................... 5,620,000 12,193,000

 Reverse Stock Split

  In December 1997, the Board of Directors approved a one-for-three reverse stock split of the outstanding shares of Common Stock. All share and per share information have been retroactively adjusted to reflect the reverse stock split.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company believes the risk with respect to trade receivables is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and is highly diversified. The Company has not experienced any significant credit losses to date.

 Recent Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of the both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have any financial impact on its consolidated financial statements and is currently assessing the impact of the disclosure provisions of the new pronouncements.

  The Company complies with the provisions of Emerging Issues Task Force Issue No. 96-18 ("EITF 96-18") with respect to stock options granted to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the current fair market value of the Company's Common Stock into the option valuation model. Compensation expenses associated with such non-employee stock options granted to date have not been significant.

 Interim Results (Unaudited)

  The accompanying interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 1998 and the results of the Company's operations and its cash flows for the six months ended June 30, 1997 and 1998. The financial data and other information disclosed in these notes to condensed consolidated financial statements related to these periods are unaudited. The results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3--SUPPLEMENTAL CASH FLOW INFORMATION:

                                                   YEAR ENDED   SIX MONTHS ENDED
                                                  DECEMBER 31,      JUNE 30,
                                                 -------------- ----------------
                                                  1996   1997    1997     1998
                                                 ------ ------- ------- --------
                                                                  (UNAUDITED)
   Supplemental disclosures:
     Cash paid for interest....................  $   58 $    76 $    52 $    188
   Non-cash financing and investing activities:
     Common Stock issued for note receivable...   2,000     --      --       --
     Notes payable converted into Common Stock.     500     --      --       --
     Equipment acquired through capital lease..     288     578     --       --
     Common Stock issued for acquisitions......     --   40,263  11,102  176,798
     Common stock issued for services..........     --    1,250     --       --
     Assumption of liabilities for acquisition.     --      --      --     4,976

NOTE 4--BALANCE SHEET COMPONENTS:

                                                    DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1996     1997       1998
                                                   ------  --------  -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable.........................  $  137  $  8,722   $ 27,131
     Less: allowance for doubtful accounts.......     --       (819)    (2,053)
                                                   ------  --------   --------
                                                   $  137  $  7,903   $ 25,078
                                                   ======  ========   ========
   Property and equipment, net:
     Computers and equipment.....................  $1,149  $  6,490   $ 11,788
     Furniture and fixtures......................     124       834      1,418
     Leasehold improvements......................      74       605        903
                                                   ------  --------   --------
                                                    1,347     7,929     14,109
     Less: accumulated depreciation and amortiza-
      tion.......................................    (263)   (1,727)    (3,603)
                                                   ------  --------   --------
                                                   $1,084  $  6,202   $ 10,506
                                                   ======  ========   ========
   Intangible assets, net:
     Goodwill....................................  $  --   $ 24,885   $167,099
     Purchased technology........................     --      3,610      9,944
     Workforce in-place..........................                       11,200
                                                   ------  --------   --------
                                                      --     28,495    188,243
     Less: accumulated amortization..............     --     (9,476)   (30,904)
                                                   ------  --------   --------
                                                   $  --   $ 19,019   $157,339
                                                   ======  ========   ========
   Accrued expenses:
     Compensation and benefits...................  $  549  $  1,900   $  5,641
     Accrued financing costs.....................     --      1,450      1,200
     Marketing costs.............................   1,271     1,155      1,727
     Professional fees...........................     --        466      2,567
     Other.......................................     370     3,026      9,458
                                                   ------  --------   --------
                                                   $2,190  $  7,997   $ 20,593
                                                   ======  ========   ========

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--NOTES PAYABLE:

  In January 1996, the Company received $500 in exchange for unsecured convertible promissory notes. The notes were part of a bridge financing arrangement associated with the Series A financing, were payable on demand and bore interest at 6% per annum. The notes were repayable, at the option of the holder, by the issuance of the Company's Common or Preferred Stock. In February 1996 in connection with the Series A financing, the holder exercised its conversion option and the notes were extinguished through the issuance of 500,000 shares of the Company's Common Stock.

  On October 6, 1997, the Company entered into a credit facility with a bank that allows the Company to borrow up to a maximum of $3,000 to finance various equipment purchases. Advances accrue interest at the bank's prime lending rate plus 1% (9.5% at December 31, 1997) and are repayable over a thirty-six month period. As of December 31, 1997, borrowings outstanding under the credit facility approximated $431. The credit facility is secured by the assets of the Company and expires on September 29, 2001. In addition, the bank requires the Company to comply with certain financial covenants relating to profitability and cash flow ratios; the Company was in compliance with all covenants at December 31, 1997.

  In November 1997, the Company obtained a bridge loan facility from a bank. Under the terms of the facility the Company borrowed $2,000 (the maximum amount available), which was secured by substantially all of the Company's assets. The loan accrued interest at the bank's prime rate plus 1%. On December 10, 1997, the Company repaid the outstanding amount, plus interest of $14.

NOTE 6--INCOME TAXES:

  No provision for income taxes has been recognized for the years ended December 31, 1997 and 1996, as the Company incurred net operating losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $17,000 at December 31, 1997, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  The Company's various acquisitions have been structured as tax free stock exchanges, therefore, the differences between the historical bases and the fair value recognized by the Company, including intangible assets, are not deductible for income tax purposes.

  At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $42,000 and $26,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2012. The Company's ability to utilize net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 7--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  At December 31, 1996, a total of 9,329,500 shares of Mandatorily Redeemable Convertible Preferred Stock were authorized for issuance, of which 6,226,167 and 3,103,333 shares were designated as Series A and Series B, respectively. In 1996, the Company issued 6,172,833 shares of Series A and 3,103,333 shares of

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Series B Mandatorily Redeemable Convertible Preferred Stock ("Series A" and "Series B") for cash at $1.62 and $2.01 per share, respectively. In 1997, the Company authorized an additional 3,400,000 shares of Mandatorily Redeemable Convertible Preferred Stock designated as Series C and issued 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") for cash at $6.21 per share. Holders of Series A, Series B and Series C were entitled to receive noncumulative dividends at the annual rate of $0.10, $0.12 and $0.37 per share, respectively, or, if greater (as determined on an as-converted basis), an amount equal to that paid on the outstanding shares of Common Stock, when, as and if declared by the Board of Directors. No such dividends were declared. In the event of liquidation (but not upon a merger, sale or acquisition of the Company), holders of Series A, Series B and Series C were entitled to a per share distribution in preference to holders of Common Stock equal to the original issue price of $1.62, $2.01, and $6.21, respectively, plus any declared but unpaid dividends. On December 5, 1997, the Company completed its initial public offering of its Common Stock. At that time, all of the Company's Mandatorily Redeemable Convertible Preferred Stock outstanding was converted into an aggregate of 12,094,359 shares of Common Stock.

NOTE 8--STOCKHOLDERS' EQUITY:

 Preferred Stock

  The Company is authorized to issue 100,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value Preferred Stock, and the Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

 Common Stock

  During 1996, 5,000,000 shares of Common Stock were purchased by the Company's five founders ("the Founders Shares"). In the event that any one of the founders ceased to be an employee of the Company, the Company had the right to repurchase ("the Repurchase Right"), at the original purchase price, a declining percentage of the shares issued. During August 1997, a Company Founder terminated his employment. In connection with the termination the Company accelerated the vesting of 111,205 shares of Founder's Stock and accordingly recognized a charge in the amount of $1,080. Additionally, 349,502 shares of unvested Founder's Stock were repurchased by the Company at their original issuance price of $.0003 per share. In the event of a change in control of the Company, the Founders Shares shall become immediately vested in full and the Repurchase Rights shall lapse.

  On September 30, 1997, the Company sold 222,222 shares of Common Stock in a private transaction to an independent third party in exchange for a note receivable in the amount of $2,000. On October 14, 1997, the note receivable was collected in full.

  On December 5, 1997, the Company completed its initial public offering of 5,750,000 shares of its Common Stock. Net proceeds to the Company aggregated approximately $38,309. In addition, the Company sold 1,666,666 shares of Common Stock to Intel Corporation in a private placement that closed contemporaneously with the Offering. Net proceeds to the Company aggregated approximately $9,650. In connection with the discounted sale of Common Stock to Intel Corporation, the Company recognized a $1,250 non-cash charge that is included in marketing, sales and support expense.

 Warrants

  In connection with the lease of its facility in January 1996, the Company issued warrants to purchase 20,000 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in February 2006. No warrants had been exercised at December 31, 1997.

  In connection with a master lease agreement in May 1996, the Company issued warrants to purchase 33,333 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in May 2001. No warrants had been exercised at December 31, 1997.

  In July 1996, the Company issued warrants to purchase 18,055 shares of Common Stock at $0.90 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in July 2001. No warrants had been exercised at December 31, 1997.

  In December 1996, the Company issued warrants to purchase 33,333 shares of Common Stock at $3.75 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in December 2001. No warrants had been exercised at December 31, 1997.

  In connection with the issuance of the Series C shares, the Company issued warrants to purchase a total of 704,549 shares of Series C at $7.50 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The warrants are exercisable at any time prior to their expiration in May 2000. Approximately $1,690 of the proceeds received from the issuance of Series C were allocated to the Series C warrants. The accretion of the amount allocated to the Series C warrants for the year ended December 31, 1997 was immaterial. No warrants had been exercised at December 31, 1997.

NOTE 9--STOCK-BASED COMPENSATION:

  At December 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations and SFAS No. 123 with respect to grants to other than employees in accounting for its plans. During the period from June through October 1996, the Company granted options to purchase an aggregate of 98,667 shares of Common Stock at exercise prices ranging from $0.30 to $0.90 per share and recorded $165 of unearned compensation relating to such options. This amount is being amortized over the four-year vesting period of the related options. Had compensation cost for the Company's three stock-based compensation plans been determined based on the minimum and fair values at the grant dates for awards under those plans consistent with the methods prescribed by SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------- --------
Net Loss:
  As reported.............................................. $(13,808) $(58,336)
  Pro forma................................................  (13,815)  (59,281)
Net loss per share:
  Basic and diluted, as reported........................... $ (10.35) $  (7.98)
  Basic and diluted, pro forma.............................   (10.36)    (8.11)

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 STOCK OPTION PLANS

 1996 Stock Option Plan

  The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under its 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company, its parent and its subsidiaries.

  The exercise price of options granted under the 1996 Plan is determined by the 1996 Plan Administrator, as defined. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Each option outstanding under the 1996 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Plan generally have a term of ten years.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 2,000,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  Each option outstanding under the 1996 Equity Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Equity Plan generally have a term of ten years.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

  The repurchase option shall lapse at a rate determined by the 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the 1996 Equity Plan Administrator, but with

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 10,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares,
(ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

  The 1997 Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent and its subsidiaries, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 Fair Value Estimates

  For purposes of complying with the disclosure provisions of SFAS No. 123, prior to the Company's initial public offering in December 1997, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes option pricing model. Except for the volatility assumption, which was only used under the Black-Scholes model, the following weighted-average assumptions were used for grants during the years ended December 31, 1996 and 1997.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                                1996     1997
                                                               ------- ---------
Dividend yield................................................ 0.0%     0.0%
Volatility.................................................... 0.0%    60.0%
Risk-free interest rate....................................... 6.1%    6.0%-6.2%
Expected life................................................. 4 years 4 years

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  A summary of the status of the Company's three fixed stock option plans as of December 31, 1996 and 1997, and changes during the years then ended is presented below:

                                       1996                      1997
                              ------------------------ -------------------------
                                           WEIGHTED                  WEIGHTED
                                           AVERAGE                   AVERAGE
      FIXED STOCK OPTIONS      SHARES   EXERCISE PRICE  SHARES    EXERCISE PRICE
      -------------------     --------  -------------- ---------  --------------
   Outstanding at beginning
    of period...............       --       $ --         234,833       1.84
   Granted..................   567,500        .83      9,559,746       8.11
   Exercised................  (281,000)       .10       (103,079)      4.85
   Canceled.................   (51,667)       .22       (199,097)      6.21
                              --------                 ---------
   Outstanding at end of pe-
    riod....................   234,833       1.84      9,492,403       8.03
                              ========                 =========
   Options exercisable at
    end of period...........   234,833                 2,698,610
                              ========                 =========
   Weighted-average minimum
    and fair values of
    options granted during
    the period..............  $    .07                 $    1.47
                              ========                 =========

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                            ------------------------------------------- --------------------------
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                   WEIGHTED
           RANGE OF           NUMBER       REMAINING        AVERAGE       NUMBER       AVERAGE
       EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE EXERCISE PRICE
       ---------------      ----------- ---------------- -------------- ----------- --------------
   $.03....................      4,688     8.1 years         $ .03           4,688      $ .03
   $.30....................     69,167     8.4 years           .30          69,167        .30
   $.90....................     29,167     8.7 years           .90          29,167        .90
   $3.75...................      9,834     8.8 years          3.75           9,834       3.75
   $6.75 to $9.75..........  9,379,547     9.2 years          8.12       2,585,754       8.51
                             ---------                                   ---------
                             9,492,403                                   2,698,610
                             =========                                   =========

 Acquisition Stock Bonus Plan

  During the year ended December 31, 1997, the Company agreed to issue bonuses contingent on future employment that are payable only in shares of Common Stock to employees previously employed by Acquired Entities (each a "New Employee").

  Under the agreements, the stock bonuses vest over a thirty-six month period from the date of first employment by the Company and will be paid at the conclusion of the vesting period. However, to the extent that a New Employee's status as an employee is terminated, the New Employee will be entitled only to the vested portion of the stock bonus and such bonus shall become due and payable upon such New Employee's termination. The aggregate stock bonus for awards through December 31, 1997, totaled $62,118, and will be paid in shares of Common Stock at the fair market value of the Common Stock at the date of issuance. Stock bonus awards are recognized as compensation expense over the thirty-six month vesting periods and comprise stock compensation expense in the accompanying consolidated financial statements.

 Employee Stock Purchase Plan

  In September 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of Common Stock have been reserved for issuance under this

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

plan. Terms of the plan permit eligible employees to purchase Common Stock through payroll deductions of up to 15% of the employee's compensation. Amounts deducted and accumulated by the participant are used to purchase shares of the Company's Common Stock at 85% of the lower of the fair value of the Common Stock at the beginning or the end of the offering period, as defined. During the year ended December 31, 1997, the weighted average fair value of rights granted under the Plan was $2.86 per share. There were no shares issued under the Purchase Plan during 1997.

NOTE 10--AFFILIATE WARRANT PROGRAM:

  In June 1996, the Company adopted the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates to the USWeb network and to create performance incentives for such Affiliates. Under the Program, each Affiliate was granted a warrant to purchase a fixed number of shares of the Company's Common Stock upon execution of the franchise agreement (a "Signing Warrant") and earns warrants ("AGR Warrants") to purchase additional shares of Common Stock at the rate of one share of Common Stock per fifty dollars of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the franchise agreement. Warrants vest 25% after one year and then ratably each month over the remaining thirty-six month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of an initial public offering of the Company's Common Stock or an acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program. No Signing Warrants are available for grant after March 31, 1997. However, all Affiliates entering into an Affiliate agreement prior to of such date will continue to be entitled to AGR Warrants upon generating qualifying revenues until such time when no warrants remain available for grant.

  During the years ended December 31, 1996 and 1997, the Company issued Signing Warrants to purchase shares of Common Stock, AGR Warrants to purchase shares of Common Stock and recognized costs estimated using the Black-Scholes formula as follows:

   DESCRIPTION                                          1996           1997
   -----------                                     -------------- --------------
   Signing Warrants............................... 106,834 shares   4,000 shares
   AGR Warrants...................................  17,918 shares 138,532 shares
   Estimated cost.................................           $167           $150

NOTE 11--COMMITMENTS AND CONTINGENCIES:

  The Company and its subsidiaries lease facilities under non-cancelable operating leases which expire through 2011. The leases provide for escalating monthly payments which are being charged to operations ratably over the lease terms. In addition to the minimum lease payments, the Company is responsible for property taxes, insurance and certain other operating costs. The Company also leases certain equipment under long-term lease agreements that are classified as capital leases. These capital leases terminate at various dates through January 2002.

  Total equipment acquired under capitalized leases was as follows:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1996    1997
                                                                  -----  ------
   Computers and equipment....................................... $ 702  $1,234
   Furniture and fixtures........................................   108     154
                                                                  -----  ------
                                                                    810   1,388
   Less: accumulated depreciation................................  (214)   (877)
                                                                  -----  ------
                                                                  $ 596  $  511
                                                                  =====  ======

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The Company has a master lease agreement with a leasing company which expires in 1999. The agreement provides a line of credit of $600 for capital equipment purchases. At December 31, 1997, approximately $1 was available under this agreement for equipment purchases.

  Future minimum lease payments under all non-cancelable operating and capital leases as of December 31, 1997 are as follows:

   YEAR ENDING
    DECEMBER                                                   OPERATING CAPITAL
       31,                                                      LEASES   LEASES
   -----------                                                 --------- -------
    1998.....................................................   $ 2,556   $ 466
    1999.....................................................     2,505     309
    2000.....................................................     2,297      30
    2001.....................................................     2,080      10
    2002.....................................................     1,775       1
    Thereafter...............................................     6,857     --
                                                                -------   -----
   Total minimum payments....................................   $18,070     816
                                                                =======
   Less: amount representing interest........................               (76)
                                                                          -----
   Present value of capital lease obligations................               740
   Less: current portion.....................................              (368)
                                                                          -----
   Lease obligations, long-term..............................             $ 372
                                                                          =====

  Rent expense under operating leases totaled $278 and $1,429 for the years ended December 31, 1996 and 1997, respectively.

NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

  During the period from January 1, 1998 to August 17, 1998, the Company recognized the acquisition of all the outstanding stock of InnoMate Online Marketing GMBH, Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., USWeb San Jose, Gray Peak Technologies, Inc., Nutley Systems, Inc.
(nSET), Advanced Video Communications, Tucker Network Technologies, Inc., and Metrix Communications, Inc. in separate transactions in exchange for a total of 8,524,689 shares of the Company's Common Stock and the assumption of certain stock options for an aggregate purchase price of $196,336, excluding acquisition expenses. Additionally, the Company recognized the acquisition of Utopia (see Note 1) whereby the Company acquired various assets in exchange for the assumption by the Company of specified liabilities and payment of a promissory note for an aggregate purchase price of $4,976.

  The acquisitions will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired liabilities assumed on the basis of their fair values. Approximately $8,917 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximate their fair values. Approximately $25,509 was allocated to in-process technology and will be immediately charged to operations because such in-process technology have not reached the stage of technological feasibility at the acquisition dates and have no alternative future use. Approximately $7,448 was allocated to existing technology and will be amortized over its estimated useful life of six months. Approximately $11,200 of the purchase price was allocated to workforce in place and will be amortized over its estimated useful life of forty-two months. The purchase price in excess of identified tangible and intangible assets and liabilities assumed in the amount of $148,238 was allocated to goodwill and will be amortized over its estimated useful life of one to two years.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  On April 7, 1998, the Company completed a follow-on offering whereby the Company sold 1,581,216 shares of Common Stock. Net proceeds to the Company from the follow-on offering aggregated approximately $31,151, after deducting underwriters' discount and expenses of the offering. In addition, various option and warrant holders who participated as selling stockholders in the offering exercised 387,118 stock options and 56,547 common stock warrants. Net proceeds to the Company from the exercise of stock options and common stock warrants aggregated approximately $2,698.

  On April 20, 1998, the Company's Board of Directors authorized an additional 5,000,000, 10,000,000 and 2,000,000 shares of Common Stock for issuance under the 1996 Equity Plan, 1997 Plan, and the Purchase Plan, respectively.

  In May 1998, the Company entered into a strategic alliance with NBC Multimedia, Inc., (NBC) to expand production capabilities for NBC's interactive properties and services. As part of the strategic alliance, the Company was awarded a multi-year contract, where revenues earned under the contract are expected to approximate $10,000. In connection with the strategic alliance, the Company issued warrants to NBC allowing them to purchase 1,600,000 and 500,000 shares of the Company's Common Stock at $22.50 and $25.43 per share, respectively. Warrants to purchase 1,050,000 shares are exercisable at any time prior to their expiration in November 1999. Warrants to purchase the remaining shares (1,050,000 shares) are subject to cancellation, or if previously exercised, are subject to repurchase at the original exercise price, in the event that the agreement is cancelled by NBC prior to May 2002. The warrants subject to cancellation or repurchase are exercisable for a period extending from the date of grant to one month beyond the date when the Company's cancellation or repurchase rights lapse. The cancellation or repurchase rights lapse as follows: 525,000 shares in November 1999, 315,000 shares in May 2000, 105,000 shares in May 2001 and 105,000 shares in May 2002. No warrants had been exercised at June 30, 1998. The fair value of the warrants on the date of grant totaled $12,568, which has been recorded as Stock Compensation in the Company's Condensed Consolidated Statement of Operations for the six months ended June 30, 1998. The warrants which are subject to cancellation or repurchase will be subject to revaluation at each balance sheet date until such cancellation or repurchase rights lapse.

  On September 1, 1998, the Company entered into an agreement to acquire all of the outstanding stock of CKS Group, Inc. (CKS Group) in a transaction expected to be accounted for as a pooling of interests. Under terms of the agreement, each outstanding share of CKS Group's Common Stock will be exchanged for 1.5 shares of the Company's Common Stock. Additionally, the Company would assume all outstanding options to purchase CKS Group's Common Stock and will assume CKS Group's employee stock purchase plan, adjusted for the 1.5 to 1 ratio. The transaction, which requires regulatory approval, as well as approval by both companies' shareholders, is expected to close in the Company's fourth quarter.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Francisco

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Francisco (formerly XCom Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

San Jose, California
September 17, 1997

                              USWEB SAN FRANCISCO

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $281,000
  Accounts receivable..............................................    194,000
  Other current assets.............................................     41,000
                                                                      --------
    Total current assets...........................................    516,000
Property and equipment, net........................................     37,000
                                                                      --------
                                                                      $553,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 62,000
  Accrued expenses.................................................    118,000
  Unearned revenues................................................     63,000
  Current portion of notes payable.................................     37,000
                                                                      --------
    Total current liabilities......................................    280,000
Notes payable, long-term portion...................................    170,000
                                                                      --------
                                                                       450,000
                                                                      --------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred Stock: no par value, 1,000,000 shares authorized;
   340,000 shares issued and outstanding...........................         --
  Common Stock: no par value, 500,000 shares authorized;
   285,000 shares issued and outstanding...........................     26,000
  Retained earnings................................................     77,000
                                                                      --------
    Total shareholders' equity.....................................    103,000
                                                                      --------
                                                                      $553,000
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
Revenues...........................................................  $1,042,000
Cost of revenues...................................................     502,000
                                                                     ----------
  Gross profit.....................................................     540,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     251,000
  General and administrative.......................................     148,000
                                                                     ----------
    Total operating expenses.......................................     399,000
                                                                     ----------
Income before income taxes.........................................     141,000
Provision for income taxes.........................................     (64,000)
                                                                     ----------
Net income.........................................................  $   77,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                            CONVERTIBLE
                          PREFERRED STOCK    COMMON STOCK                TOTAL
                          ----------------- --------------- RETAINED SHAREHOLDERS'
                           SHARES   AMOUNT  SHARES  AMOUNT  EARNINGS    EQUITY
                          --------- ------- ------- ------- -------- -------------
Balance at December 31,
 1995...................         --  $  --       -- $    -- $    --    $     --
Issuance of Preferred
 Stock to Founders......    340,000     --       --      --      --          --
Issuance of Common Stock
 to Founders............         --     --  270,000  16,000      --      16,000
Issuance of Common Stock
 for cash and other net
 assets.................         --     --   15,000  10,000      --      10,000
Net Income..............         --     --       --      --  77,000      77,000
                          ---------  -----  ------- ------- -------    --------
Balance at December 31,
 1996...................    340,000  $  --  285,000 $26,000 $77,000    $103,000
                          =========  =====  ======= ======= =======    ========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................  $  77,000
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization...................................     13,000
   Changes in assets and liabilities:
    Accounts receivable............................................   (156,000)
    Other current assets...........................................    (44,000)
    Accounts payable...............................................     12,000
    Accrued expenses...............................................    118,000
    Unearned revenues..............................................     63,000
                                                                     ---------
     Net cash provided by operating activities.....................     83,000
                                                                     ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT.........................    (13,000)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock............................      4,000
 Proceeds from note payable........................................    207,000
                                                                     ---------
     Net cash provided by financing activities.....................    211,000
                                                                     ---------
Net increase in cash and cash equivalents..........................    281,000
Cash and cash equivalents at beginning at period...................         --
                                                                     ---------
Cash and cash equivalents at end of period.........................  $ 281,000
                                                                     =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
 Issuance of Common Stock for net assets...........................  $  22,000
                                                                     =========
SUPPLEMENTAL INFORMATION:
 Cash paid for income taxes........................................  $   7,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Francisco (the "Company"), formerly XCom Corporation, specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training. The Company was incorporated in California on May 25, 1995 and recognized immaterial financing and operating transactions from that date through December 31, 1995, which have been included in the Company's financial statements for the year ended December 31, 1996.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network, which included the San Francisco, CA and New York, NY locations. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 13% of revenue. Approximately 22% of accounts receivable at December 31, 1996 was due from two customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $3,000.

                              USWEB SAN FRANCISCO

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     Property and equipment, net:
       Computers and equipment.....................................   $ 45,000
       Furniture and fixtures......................................      2,000
                                                                      --------
                                                                        47,000
       Less: Accumulated depreciation..............................    (10,000)
                                                                      --------
                                                                      $ 37,000
                                                                      ========
     Accrued expenses:
       Accrued income taxes........................................   $ 57,000
       Accrued payroll.............................................     43,000
       Other.......................................................     18,000
                                                                      --------
                                                                      $118,000
                                                                      ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  At December 31, 1996, the Company had non-interest bearing notes payable to three of its employees totaling $15,000. Additionally, notes payable to relatives of the shareholders and employees of the Company totaled $42,000 at December 31, 1996. On December 18, 1996, the Company signed a promissory note from a private investor in the amount of $150,000. The note is payable no later than one year from the date of execution. Interest accrues at a specified interest rate (8.25% at December 31, 1996).

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1996 totaled $64,000 and was composed of federal income taxes of $48,000 and various state and municipal income taxes of $16,000. Taxes payable at

                              USWEB SAN FRANCISCO

December 31, 1996 totaled $57,000. The Company had no significant deferred tax assets or liabilities at December 31, 1996. The Company's effective tax rate for the year ended December 31, 1996 differed from the expected federal tax rate primarily as a result of state and local income taxes.

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $45,000 and are included in cost of revenues.

 Operating Leases

  Rent expense under month-to-month rental agreements for the year ended December 31, 1996 totaled $20,000. In March 1997, the Company entered into noncancelable operating leases for new office facilities which expire in 2002, require the payment of insurance and maintenance and have required rental payments of approximately $120,000 per year.

  Future minimum lease payments related to office facilities and equipment under noncancelable operating leases are as follows:

       YEAR ENDED                                                      OPERATING
      DECEMBER 31,                                                      LEASES
      ------------                                                     ---------
       1997..........................................................  $151,000
       1998..........................................................   148,000
       1999..........................................................   139,000
       2000..........................................................   122,000
       2001..........................................................   121,000
                                                                       --------
       Total minimum lease payments..................................  $681,000
                                                                       ========

NOTE 6--CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of convertible Preferred Stock. During 1996 the Company issued 340,000 shares to the Founders. Compensation expense related to the issuance of the shares was not material.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 500,000 shares of Common Stock. During the year ended December 31, 1996, the Company issued 270,000 shares of Common Stock to the Founders and sold 15,000 shares to a third party in exchange for cash and assets valued at $10,000. Compensation expense related to the issuance of shares to the Founders was not material.

NOTE 8--SUBSEQUENT EVENTS:

  On March 16, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock and Preferred Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb Milwaukee

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb Milwaukee (formerly Fetch Interactive, Inc.) at June 30, 1996, and the results of its operations and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 12, 1997

                                USWEB MILWAUKEE

                                 BALANCE SHEET

                                                       JUNE 30,     MARCH 31,
                                                         1996         1997
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $     7,000  $    30,000
  Accounts receivable................................     139,000      271,000
  Costs in excess of billings........................      22,000       23,000
  Other current assets...............................      20,000      138,000
                                                      -----------  -----------
    Total current assets.............................     188,000      462,000
Property and equipment, net..........................     160,000      138,000
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $    96,000  $   152,000
  Accrued expenses...................................      23,000      281,000
  Unearned revenue...................................      65,000      142,000
  Notes payable......................................   1,277,000    1,548,000
  Current portion of capital lease obligations.......      79,000       86,000
                                                      -----------  -----------
    Total current liabilities........................   1,540,000    2,209,000
Capital lease obligations, long-term portion.........     114,000       94,000
                                                      -----------  -----------
                                                        1,654,000    2,303,000
                                                      -----------  -----------
Commitments and contingencies (Note 6)
Stockholders' deficit:
  Common Stock: no par value, 2,500 shares
   authorized;
   1,179 shares issued and outstanding...............
  Additional paid-in capital.........................     218,000      218,000
  Accumulated deficit................................  (1,524,000)  (1,921,000)
                                                      -----------  -----------
    Total stockholders' deficit......................  (1,306,000)  (1,703,000)
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF OPERATIONS

                                                             NINE MONTHS
                                            YEAR ENDED     ENDED MARCH 31,
                                             JUNE 30,   ----------------------
                                               1996        1996        1997
                                            ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues................................... $1,745,000  $1,190,000  $1,927,000
Cost of revenues...........................  1,179,000     810,000   1,583,000
                                            ----------  ----------  ----------
  Gross profit.............................    566,000     380,000     344,000
                                            ----------  ----------  ----------
Operating expenses:
  Marketing, sales and support.............    292,000     173,000     355,000
  General and administrative...............    359,000     242,000     282,000
                                            ----------  ----------  ----------
    Total operating expenses...............    651,000     415,000     637,000
                                            ----------  ----------  ----------
Loss from operations.......................    (85,000)    (35,000)   (293,000)
Interest expense-related party.............   (132,000)   (102,000)   (104,000)
                                            ----------  ----------  ----------
Net loss................................... $ (217,000) $ (137,000) $ (397,000)
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                      COMMON STOCK                    TOTAL
                                     --------------- ACCUMULATED  STOCKHOLDERS'
                                     SHARES  AMOUNT    DEFICIT       DEFICIT
                                     ------ -------- -----------  -------------
Balance at June 30, 1995............ 1,179  $218,000 $(1,307,000)  $(1,089,000)
Net loss............................                    (217,000)     (217,000)
                                     -----  -------- -----------   -----------
Balance at June 30, 1996............ 1,179   218,000  (1,524,000)   (1,306,000)
Net loss (Unaudited)................                    (397,000)     (397,000)
                                     -----  -------- -----------   -----------
Balance at March 31, 1997
 (Unaudited)........................ 1,179  $218,000 $(1,921,000)  $(1,703,000)
                                     =====  ======== ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF CASH FLOWS

                                                               NINE MONTHS
                                               YEAR ENDED    ENDED MARCH 31,
                                                JUNE 30,   --------------------
                                                  1996       1996       1997
                                               ----------  ---------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..................................... $(217,000)  $(137,000) $(397,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization...............    68,000      47,000     50,000
 Changes in assets and liabilities:
  Accounts receivable.........................  (103,000)   (143,000)  (132,000)
  Costs in excess of billings.................    (5,000)     17,000     (1,000)
  Other current assets........................    16,000      14,000   (118,000)
  Accounts payable............................    71,000      79,000     56,000
  Accrued expenses............................     8,000       7,000    258,000
  Unearned revenue............................    50,000     (15,000)    77,000
                                               ---------   ---------  ---------
    Net cash used in operating activities.....  (112,000)   (131,000)  (207,000)
                                               ---------   ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT....   (52,000)    (32,000)   (28,000)
                                               ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable......   228,000     211,000    271,000
 Repayment of notes payable...................   (32,000)    (32,000)        --
 Principal payments on capital leases.........   (49,000)    (30,000)   (13,000)
                                               ---------   ---------  ---------
    Net cash provided by financing activities.   147,000     149,000    258,000
                                               ---------   ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................   (17,000)    (14,000)    23,000
Cash and cash equivalents at beginning of
 period.......................................    24,000      24,000      7,000
                                               ---------   ---------  ---------
Cash and cash equivalents at end of period.... $   7,000   $  10,000  $  30,000
                                               =========   =========  =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Property and equipment acquired under capital
  leases...................................... $ 121,000   $  34,000  $      --
                                               =========   =========  =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest....................... $ 136,000   $ 102,000  $ 104,000
                                               =========   =========  =========
 Cash paid for income taxes................... $      --   $      --  $      --
                                               =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Milwaukee (the "Company"), formerly Fetch Interactive, Inc., was incorporated in Wisconsin on June 19, 1970 and is principally engaged in providing computer consulting, multimedia and data processing services to customers located throughout the United States.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb"), to become a part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, hosting service fees and data processing.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Costs in excess of billings represents the costs of services performed in advance of related billings. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements, hosting services and data processing are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended June 30, 1996, sales to two customers accounted for 27% and 23% of revenues. Approximately 50% of accounts receivable at June 30, 1996 was due from three customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of March 31, 1997 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

                                USWEB MILWAUKEE

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the nine months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the nine months ended March 31, 1996 and 1997. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ended June 30, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                          JUNE 30,    MARCH 31,
                                                            1996        1997
                                                          ---------  -----------
                                                                     (UNAUDITED)
   Computers and equipment............................... $ 521,000   $ 540,000
   Furniture and fixtures................................   219,000     228,000
   Leasehold improvements................................   110,000     110,000
                                                          ---------   ---------
                                                            850,000     878,000
   Less: Accumulated depreciation and amortization.......  (690,000)   (740,000)
                                                          ---------   ---------
                                                          $ 160,000   $ 138,000
                                                          =========   =========

NOTE 3--NOTES PAYABLE:

                                                          JUNE 30,   MARCH 31,
                                                            1996       1997
                                                         ---------- -----------
                                                                    (UNAUDITED)
   Demand note payable to the Company's majority
    stockholder, bearing interest at 10%................ $  702,000 $  973,000
   Demand note payable to a member of the immediate
    family of the Company's majority stockholder,
    bearing interest at 9.4%............................    375,000    375,000
   Demand note payable to a third party, bearing
    interest at 9.5%....................................    200,000    200,000
                                                         ---------- ----------
                                                         $1,277,000 $1,548,000
                                                         ========== ==========

                                USWEB MILWAUKEE

NOTE 4--RELATED PARTY TRANSACTIONS:

  During 1996, approximately 27% of the Company's revenues were derived from services to one company that is owned by the Company's majority stockholder. Additionally, at June 30, 1996, two notes payable were outstanding to related parties (see Note 3). Interest expense to related parties during fiscal 1996 was approximately $101,000.

NOTE 5--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred a net operating loss for the year ended June 30, 1996. At June 30, 1996, the Company had approximately $1,186,000 of federal net operating loss carryforwards which expire in varying amounts through 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $403,000 at June 30, 1996, consist primarily of net operating loss carryforwards and book reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance on recorded deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 6--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the nine months ended March 31, 1997 totaled $14,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires on April 30, 2007. The lease requires payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended June 30, 1996 totaled $74,000.

                                USWEB MILWAUKEE

  Future minimum lease payments under capital and noncancelable operating leases, as of June 30, 1996 are as follows:

   YEAR ENDED                                               CAPITAL  OPERATING
    JUNE 30,                                                 LEASES    LEASES
   ----------                                               -------- ----------
     1997.................................................. $ 98,000 $  148,000
     1998..................................................   84,000    159,000
     1999..................................................   35,000    162,000
     2000..................................................    6,000    149,000
     2001..................................................       --    147,000
     Thereafter............................................       --    869,000
                                                            -------- ----------
    Total minimum lease payments...........................  223,000 $1,634,000
                                                                     ==========
    Less: amount representing interest.....................   30,000
                                                            --------
    Present value of capitalized lease obligations.........  193,000
    Less: current portion..................................   79,000
                                                            --------
    Long-term portion of capitalized lease obligations..... $114,000
                                                            ========

  Property and equipment under capital lease is as follows:

                                                                      JUNE 30,
                                                                        1996
                                                                      ---------
   Computer equipment................................................ $ 177,000
   Furniture and fixtures............................................    38,000
                                                                      ---------
                                                                        215,000
   Less: Accumulated depreciation....................................  (113,000)
                                                                      ---------
                                                                      $ 102,000
                                                                      =========

NOTE 7--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

  Immediately prior to the agreement date, notes payable and related accrued interest payable totaling $1,548,000 were converted into equity.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of USWeb LA Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Metro (formerly NewLink Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 17, 1997

                                 USWEB LA METRO

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,000    $ 12,000
  Accounts receivable.................................     95,000     110,000
  Other current assets................................     33,000      39,000
                                                         --------    --------
    Total current assets..............................    188,000     161,000
Property and equipment, net...........................     13,000      22,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $  6,000
  Accrued expenses....................................     51,000      10,000
  Unearned revenue....................................         --       6,000
                                                         --------    --------
    Total current liabilities.........................     57,000      22,000
Notes payable.........................................     14,000          --
                                                         --------    --------
                                                           71,000      22,000
                                                         --------    --------
Commitments and contingencies (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000 shares
   authorized;
   10,000 shares issued and outstanding...............     10,000      10,000
  Additional paid-in capital..........................     80,000      80,000
  Retained earnings...................................     40,000      71,000
                                                         --------    --------
    Total shareholders' equity........................    130,000     161,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF OPERATIONS

                                                                THREE MONTHS
                                                  YEAR ENDED   ENDED MARCH 31,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................   $560,000   $168,000 $203,000
Cost of revenues................................    135,000     32,000   59,000
                                                   --------   -------- --------
  Gross profit..................................    425,000    136,000  144,000
                                                   --------   -------- --------
Operating expenses:
  Marketing, sales and support..................     38,000      7,000   14,000
  General and administrative....................     28,000      4,000    9,000
                                                   --------   -------- --------
    Total operating expenses....................     66,000     11,000   23,000
                                                   --------   -------- --------
Income from operations..........................    359,000    125,000  121,000
Interest income, net............................         --         --    1,000
                                                   --------   -------- --------
Income before income taxes......................    359,000    125,000  122,000
Provision for income taxes......................     (1,000)        --   (3,000)
                                                   --------   -------- --------
Net income......................................   $358,000   $125,000 $119,000
                                                   ========   ======== ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL                TOTAL
                             --------------  PAID-IN   RETAINED   SHAREHOLDERS'
                             SHARES AMOUNT   CAPITAL   EARNINGS      EQUITY
                             ------ ------- ---------- ---------  -------------
Balance at December 31,
 1995.......................  1,000 $ 1,000  $ 8,000   $   9,000    $  18,000
Issuance of Common Stock to
 Founders...................  9,000   9,000   72,000          --       81,000
Shareholder distribution....     --      --       --    (327,000)    (327,000)
Net income..................     --      --       --     358,000      358,000
                             ------ -------  -------   ---------    ---------
Balance at December 31,
 1996....................... 10,000  10,000   80,000      40,000      130,000
Shareholder distribution
 (Unaudited)................     --      --       --     (88,000)     (88,000)
Net income (Unaudited)......     --      --       --     119,000      119,000
                             ------ -------  -------   ---------    ---------
Balance at March 31, 1997
 (Unaudited)................ 10,000 $10,000  $80,000   $  71,000    $ 161,000
                             ====== =======  =======   =========    =========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF CASH FLOWS

                                                              THREE MONTHS
                                               YEAR ENDED   ENDED MARCH 31,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................  $ 358,000   $125,000  $ 119,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization..............      7,000         --      3,000
  Changes in assets and liabilities:
   Accounts receivable.......................    (95,000)        --    (15,000)
   Other current assets......................    (24,000)    (7,000)    (8,000)
   Accounts payable..........................     (3,000)    (4,000)        --
   Accrued expenses..........................     44,000     (4,000)   (41,000)
   Unearned revenue..........................         --         --      6,000
                                               ---------   --------  ---------
     Net cash provided by operating
      activities.............................    287,000    110,000     64,000
                                               ---------   --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.......    (57,000)        --    (10,000)
                                               ---------   --------  ---------
     Net cash provided by (used in) investing
      activities.............................     57,000         --    (10,000)
                                               ---------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Shareholder distribution....................   (265,000)   (14,000)   (88,000)
 Shareholder loan proceeds...................     11,000         --         --
 Repayment of notes payable..................         --         --    (14,000)
 Proceeds from issuance of Common Stock......     81,000         --         --
                                               ---------   --------  ---------
     Net cash used in financing activities...   (173,000)   (14,000)  (102,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     57,000     96,000    (48,000)
Cash and cash equivalents at beginning of
 period......................................      3,000      3,000     60,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  60,000   $ 99,000  $  12,000
                                               =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB LA METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb LA Metro (the "Company"), formerly NewLink Corporation, was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on July 25, 1995 and later elected an S Corporation tax status effective January 1, 1996.

  During July, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 and for the year then ended, one customer accounted for 92% of the Company's accounts receivable balance and 94% of the Company's total revenues, respectively.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

                                USWEB LA METRO

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, other current assets, accounts payable, and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $13,000      $19,000
     Furniture and fixtures............................     1,000        5,000
                                                          -------      -------
                                                           14,000       24,000
   Less: Accumulated depreciation......................    (1,000)      (2,000)
                                                          -------      -------
                                                          $13,000      $22,000
                                                          =======      =======
   Accrued expenses:
     Payroll...........................................   $49,000      $ 5,000
     Other.............................................     2,000        5,000
                                                          -------      -------
                                                          $51,000      $10,000
                                                          =======      =======

                                USWEB LA METRO

NOTE 3--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $10,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. Rent expense for the year ended December 31, 1996 and the three month period ended March 31, 1997 totaled $5,000 and $2,000, respectively.

  Future minimum lease payments under noncancelable operating as of December 31, 1996 total $6,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended December 31, 1996, the Company sold a total of 9,000 shares of Common Stock to the Founder of the Company and two other current owners.

  During 1996 the company made distributions to a shareholding, totaling $327,000. This distribution included $62,000 of property and equipment.

NOTE 5--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of USWeb Atlanta

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Atlanta (formerly InterNetOffice, LLC) at December 31, 1996 and the results of its operations and its cash flows for the period from May 7, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                 USWEB ATLANTA

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 11,000    $ 48,000
  Accounts receivable.................................     75,000     148,000
  Other current assets................................      7,000      18,000
                                                         --------    --------
    Total current assets..............................     93,000     214,000
Property and equipment, net...........................     10,000      18,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 26,000    $102,000
  Related party payable...............................     76,000      52,000
  Accrued expenses....................................        --       17,000
                                                         --------    --------
    Total current liabilities.........................    102,000     171,000
                                                         --------    --------
Commitments and contingencies (Note 4)
Stockholders' equity:
  Common Stock: no par value, 841,507 shares
   authorized; 525,000 and 841,507 shares issued and
   outstanding........................................      1,000       1,000
  Retained earnings...................................        --       60,000
                                                         --------    --------
    Total stockholders' equity........................      1,000      61,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................   $224,000     $276,000
Cost of revenues......................................    198,000      167,000
                                                         --------     --------
 Gross profit.........................................     26,000      109,000
                                                         --------     --------
Operating expenses:
 Marketing, sales and support.........................      8,000       10,000
 General and administrative...........................     18,000       39,000
                                                         --------     --------
    Total operating expenses..........................     26,000       49,000
                                                         --------     --------
Net income............................................   $     --     $ 60,000
                                                         ========     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                           -------------- RETAINED STOCKHOLDERS'
                                           SHARES  AMOUNT EARNINGS    EQUITY
                                           ------- ------ -------- -------------
Issuance of Common Stock.................. 525,000 $1,000 $    --     $ 1,000
                                           ------- ------ -------     -------
Balance at December 31, 1996.............. 525,000  1,000      --       1,000
Issuance of Common Stock (Unaudited)...... 316,507     --      --          --
Net income (Unaudited)....................      --     --  60,000      60,000
                                           ------- ------ -------     -------
Balance at March 31, 1997 (Unaudited)..... 841,507 $1,000 $60,000     $61,000
                                           ======= ====== =======     =======



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................   $     --     $ 60,000
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization........................      1,000           --
 Changes in assets and liabilities:
  Accounts receivable.................................    (75,000)     (73,000)
  Other current assets................................     (7,000)     (11,000)
  Accounts payable....................................     26,000       76,000
  Related party payable...............................     76,000      (24,000)
  Accrued expenses....................................         --       17,000
                                                         --------     --------
Net cash provided by operating activities.............     21,000       45,000
                                                         --------     --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT................    (11,000)      (8,000)
                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES FROM THE
 ISSUANCE OF COMMON STOCK.............................      1,000           --
                                                         --------     --------
Net increase in cash and cash equivalents.............     11,000       37,000
Cash and cash equivalents at beginning of period......         --       11,000
                                                         --------     --------
Cash and cash equivalents at end of period............   $ 11,000     $ 48,000
                                                         ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Atlanta (the "Company"), formerly InterNetOffice, LLC, was incorporated in Georgia as a limited liability company on May 7, 1996 for the purpose of providing Internet development and consulting services. Following the Company's formation, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") and in June 1996 began operating as a franchisee under that agreement.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 64% of revenues. Approximately 77% of accounts receivable at December 31, 1996 were due from two customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $3,000 and $1,000, respectively.

                                 USWEB ATLANTA

 Income Taxes

  The Company has elected to be taxed as a limited liability company (LLC), pursuant to the Internal Revenue Code. This election provides for all profits and losses to be recognized in the shareholders' personal income tax returns. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, related party receivables and payables, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the three months then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 4,000      $12,000
     Furniture and fixtures............................     7,000        6,000
     Leasehold improvements............................        --        1,000
                                                          -------      -------
                                                           11,000       19,000
     Less: Accumulated depreciation and amortization...    (1,000)      (1,000)
                                                          -------      -------
                                                          $10,000      $18,000
                                                          =======      =======
   Accrued expenses:
     Payroll and related expenses......................   $    --       $8,000
     Other.............................................        --        9,000
                                                          -------      -------
                                                          $    --      $17,000
                                                          =======      =======

NOTE 3--RELATED PARTY TRANSACTIONS:

  During the period from May 7, 1996 (inception) through December 31, 1996, the Company shared office space and had all personnel functions performed by a related party, NetOffice, Inc. The office space and all related costs were allocated between the companies based on a relative square-footage space formula. In the opinion of management, the formula represents a reasonable allocation of expenses to the Company.

  At December 31, 1996, approximately $76,000 of the Company's trade payables were payable to a related party, and less than $1,000 of receivables were due from a related party.

                                 USWEB ATLANTA

  The following is a summary of related party transactions for the period December 31, 1996:

     Personnel related expense........................................ $140,000
                                                                       ========
     Rent expense..................................................... $ 27,000
                                                                       ========
     Equipment and other facilities expense........................... $ 38,000
                                                                       ========

NOTE 4--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company was required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $15,000 and are included in cost of revenues.

 Operating Leases

  The Company has no material operating leases at March 31, 1997. Rent expense for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $27,000 and $10,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorized the Company to issue Common Stock, no par value. During the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997, the Company issued 525,000 and 316,507 shares, respectively, of Common Stock to the founders of the Company, employees and other nonrelated parties. A portion of the shares sold are subject to a right of repurchase by the Company which lapses generally over a four year period from the earlier of grant date or employee hire date, as applicable. At March 31, 1997, there were 316,507 shares subject to repurchase. Compensation expense related to share issuances was not material for the year ended December 31, 1996 or for the three months ended March 31, 1997.

NOTE 6--SUBSEQUENT EVENTS:

  On May 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb DC

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb DC (formerly Infopreneurs Inc.) and its subsidiary at December 31, 1996 and the results of their operations and their cash flows for the period from June 30, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                    USWEB DC

                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $ 206,000    $   3,000
  Accounts receivable.................................         --      157,000
  Other current assets................................     24,000       57,000
                                                        ---------    ---------
    Total current assets..............................    230,000      217,000
Property and equipment, net...........................      3,000       60,000
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable....................................  $  16,000    $ 119,000
  Accrued expenses....................................         --        5,000
  Customer deposits...................................         --       60,000
  Line of credit......................................     93,000       85,000
  Notes payable.......................................    169,000      150,000
                                                        ---------    ---------
    Total current liabilities.........................    278,000      419,000
                                                        ---------    ---------
Stockholders' deficit:
  Common stock: no par value, 3,000 shares authorized;
   2,060 and 2,076 shares issued and outstanding......    150,000      165,000
  Accumulated deficit.................................   (195,000)    (307,000)
                                                        ---------    ---------
    Total stockholders' deficit.......................    (45,000)    (142,000)
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       JUNE 3, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................  $  26,000    $ 184,000
Cost of revenues......................................     45,000      160,000
                                                        ---------    ---------
  Gross profit (loss).................................    (19,000)      24,000
                                                        ---------    ---------
Operating expenses:
  Marketing, sales and support........................     72,000       72,000
  General and administrative..........................     99,000       63,000
                                                        ---------    ---------
    Total operating expenses..........................    171,000      135,000
                                                        ---------    ---------
Loss from operations..................................   (190,000)    (111,000)
Interest expense......................................     (5,000)      (1,000)
                                                        ---------    ---------
Net loss..............................................  $(195,000)   $(112,000)
                                                        =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK                   TOTAL
                                      --------------- ACCUMULATED STOCKHOLDERS'
                                      SHARES  AMOUNT    DEFICIT      DEFICIT
                                      ------ -------- ----------- -------------
Common Stock issued to Founders...... 1,980  $     --  $      --    $      --
Common Stock issued for notes
 payable.............................    20        --         --           --
Common Stock issued for cash.........    60   150,000         --      150,000
Net loss.............................    --        --   (195,000)    (195,000)
                                      -----  --------  ---------    ---------
Balance at December 31, 1996......... 2,060   150,000   (195,000)     (45,000)
Conversion of debt to equity
 (Unaudited).........................     6    15,000         --       15,000
Issuance of Restricted Stock
 (Unaudited).........................    10        --         --           --
Net loss (Unaudited).................    --        --   (112,000)    (112,000)
                                      -----  --------  ---------    ---------
Balance at March 31, 1997
 (Unaudited)......................... 2,076  $165,000  $(307,000)   $(142,000)
                                      =====  ========  =========    =========




  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      PERIOD FROM
                                                      JUNE 3, 1996
                                                      (INCEPTION)  THREE MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  MARCH 31,
                                                          1996         1997
                                                      ------------ ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(195,000)   $(112,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization......................      1,000        6,000
  Changes in assets and liabilities:
   Accounts receivable...............................         --     (157,000)
   Other current assets..............................    (25,000)     (34,000)
   Accounts payable..................................     16,000      103,000
   Accrued expenses..................................         --        5,000
   Customer deposits.................................         --       60,000
                                                       ---------    ---------
     Net cash used in operating activities...........   (203,000)    (129,000)
                                                       ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT...............     (3,000)     (62,000)
                                                       ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............    150,000           --
 Proceeds from note payable..........................    213,000           --
 Advances on line of credit..........................     93,000       85,000
 Repayment of notes payable..........................    (44,000)      (4,000)
 Repayment of advances on line of credit.............         --      (93,000)
                                                       ---------    ---------
     Net cash provided by (used in) financing
      activities.....................................    412,000      (12,000)
                                                       ---------    ---------
Net increase (decrease) in cash......................    206,000     (203,000)
Cash at beginning of period..........................         --      206,000
                                                       ---------    ---------
Cash at end of period................................  $ 206,000    $   3,000
                                                       =========    =========
NONCASH FINANCING ACTIVITIES:
 Conversion of debt to equity........................  $      --    $  15,000
                                                       =========    =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest..............................  $   5,000    $   1,000
                                                       =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   USWEB DC

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb DC (the "Company"), formerly Infopreneurs Inc., and its subsidiary USWeb DC, Inc., were incorporated in Delaware on June 3, 1996 and September 13, 1996, respectively. The Company provides Internet and intranet consulting, web site development, and hosting services. The Company had two franchise agreements with USWeb Corporation ("USWeb"): USWeb DC and USWeb Philadelphia.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Significant Customers

  During the period from June 3, 1996 (inception) through December 31, 1996, sales to three customers accounted for 49%, 30%, and 21% of total revenues.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $1,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from June 3, 1996 (inception) through December 31, 1996 and for the three months ended March 31, 1997 totaled $8,000 and $19,000, respectively.

 Principles of Consolidation

  The accompanying consolidated financial statements include the consolidated accounts of the Company and it wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

                                   USWEB DC

 Fair Value of Financial Instruments

  The Company's financial instruments, including notes payable and accounts payable, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Computers and equipment.............................    $3,000      $64,000
   Furniture and fixtures..............................        --        1,000
   Leasehold improvements..............................        --           --
                                                           ------      -------
                                                            3,000       65,000
   Less: Accumulated depreciation and amortization.....        --       (5,000)
                                                           ------      -------
                                                           $3,000      $60,000
                                                           ======      =======

NOTE 3--DEBT:

  During June 1996, the Company negotiated a line of credit with a bank in the amount of $100,000 and a working capital loan in the amount of $48,000. Both were personally guaranteed by the founders of the Company and were secured by substantially all the assets of the Company. During the period from June 3, 1996 (inception) through December 31, 1996, the Company was advanced $93,000 on the line of credit. Interest on borrowings under the line of credit and working capital loan accrue at 10% per annum. Prior to December 31, 1996, the Company repaid $44,000 of principal on the working capital loan plus accrued interest. During January 1997, the Company repaid the outstanding balance of $93,000, plus accrued interest, upon the expiration of the line of credit.

  During April 1997, the Company renegotiated its working capital loan in the amount of $48,000 and expiring April 15, 2000. The loan is secured by the fixed assets acquired with the proceeds of the loan funds and requires the Company to maintain compliance with certain covenants. As of September 18, 1997, the Company had repaid $34,000 of the principal amount, plus accrued interest.

                                   USWEB DC

  During September 1996, the Company obtained a $15,000 demand loan used for the acquisition of the Philadelphia franchise. In connection with the loan, 20 shares of no par value common stock were granted to the lender. The allocation of proceeds to the shares of common stock and resulting non-cash interest expense were not material to the period ended December 31, 1996 or the three months ended March 31, 1997.

  During December 1996, the Company obtained a loan from a related party in the amount of $150,000, which is payable one year from the date of execution. The loan was secured by the Company's outstanding common stock. Interest accrues at a specified prime rate (8.25% at December 31, 1996). The note payable plus accrued interest was paid by USWeb Corporation in August 1997.

NOTE 4--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred net operating losses from June 3, 1996 (inception) through December 31, 1996. At December 31, 1996, the Company had approximately $194,000 of federal net operating loss carryforwards which expire in 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $75,000 at December 31, 1996, consist primarily of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 3,000 shares of no par value Common Stock. During the period from June 3, 1996 (inception) through December 31, 1996, the Company issued a total of 2,000 shares of Common Stock to the Founders and affiliates of the Company and sold 60 shares of Common Stock to a related party. Compensation expense related to share issuances for the period ended December 31, 1996 and the three months ended March 31, 1997 was not material.

NOTE 6--SUBSEQUENT EVENTS:

 Equity transactions

  During February 1997, the following equity transactions occurred: ten shares of restricted common stock were granted to an employee, which vest on the earlier of a change in control in the Company or February 14, 1998, and the outstanding debt of $15,000 incurred in connection with the acquisition of the Philadelphia franchise from USWeb was converted into 6 shares of common stock. During May 1997, the Company sold 24 shares of common stock for $156,000. In connection with the sale of such shares, the Company agreed to repurchase the shares at their original issue price if the Company had not completed its then anticipated merger with USWeb on or prior to September 30, 1997.

 Acquisition

  On June 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Pittsburgh

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Pittsburgh (formerly Electronic Images, Inc.) at January 31, 1996 and 1997, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                USWEB PITTSBURGH

                                 BALANCE SHEET

                                                  JANUARY 31,
                                             ---------------------  APRIL  30,
                                                1996       1997        1997
                                             ---------- ----------  -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents................. $  251,000 $  578,000  $   24,000
  Accounts receivable, net..................    712,000    662,000   1,232,000
  Costs in excess of billings...............     84,000     76,000     151,000
  Deferred income taxes.....................     51,000     42,000      42,000
  Other current assets......................     13,000     50,000      16,000
                                             ---------- ----------  ----------
    Total current assets....................  1,111,000  1,408,000   1,465,000
Note receivable--affiliate..................    187,000         --     134,000
Property and equipment, net.................    570,000    989,000     950,000
Other assets................................         --     36,000      90,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................... $  187,000 $  160,000  $   86,000
  Accrued expenses..........................    204,000    244,000     410,000
  Current portion of note payable...........         --     85,000      85,000
                                             ---------- ----------  ----------
    Total current liabilities...............    391,000    489,000     581,000
Note payable--long term portion.............         --    272,000     249,000
Note payable--affiliate.....................         --     17,000          --
                                             ---------- ----------  ----------
                                                391,000    778,000     830,000
Commitments (Note 5)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000
   shares authorized; 5,000, 5,263 and 5,263
   shares issued and outstanding............      5,000      5,000       5,000
  Additional paid-in capital................     45,000    130,000     130,000
  Note receivable from shareholder..........         --    (63,000)    (62,000)
  Retained earnings.........................  1,427,000  1,583,000   1,736,000
                                             ---------- ----------  ----------
    Total shareholders' equity..............  1,477,000  1,655,000   1,809,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF OPERATIONS

                                  YEAR ENDED          THREE MONTHS ENDED
                                  JANUARY 31,              APRIL 30,
                             ----------------------  ----------------------
                                1996        1997        1996        1997
                             ----------  ----------  ----------  ----------
                                                          (UNAUDITED)
Revenues.................... $5,664,000  $5,996,000  $1,822,000  $1,504,000
Cost of revenues............  4,111,000   4,719,000   1,114,000   1,042,000
                             ----------  ----------  ----------  ----------
  Gross profit..............  1,553,000   1,277,000     708,000     462,000
                             ----------  ----------  ----------  ----------
Operating expenses:
  Marketing, sales and sup-
   port.....................    212,000     302,000      49,000      75,000
  General and administra-
   tive.....................    809,000     689,000     159,000     124,000
                             ----------  ----------  ----------  ----------
    Total operating ex-
     penses.................  1,021,000     991,000     208,000     199,000
                             ----------  ----------  ----------  ----------
Income from operations......    532,000     286,000     500,000     263,000
Interest expense, net.......     (1,000)    (14,000)     (4,000)     (6,000)
Other income................      5,000          --          --          --
                             ----------  ----------  ----------  ----------
Income before income taxes..    536,000     272,000     496,000     257,000
Income tax provision........    218,000     116,000     211,000     104,000
                             ----------  ----------  ----------  ----------
Net income.................. $  318,000  $  156,000  $  285,000  $  153,000
                             ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                           NOTE
                          COMMON STOCK  RECEIVABLE  ADDITIONAL                TOTAL
                          -------------    FROM      PAID-IN    RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHAREHOLDER  CAPITAL    EARNINGS     EQUITY
                          ------ ------ ----------- ---------- ---------- -------------
Balance at January 31,
 1995...................  5,000  $5,000  $     --    $ 45,000  $1,109,000  $1,159,000
Net income..............     --      --        --          --     318,000     318,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1996...................  5,000   5,000        --      45,000   1,427,000   1,477,000
                          -----  ------  --------    --------  ----------  ----------
Issuance of Common Stock
 for note receivable
 from shareholder.......    263      --   (85,000)     85,000          --          --
Payment on note
 receivable from
 shareholder............     --      --    22,000          --          --      22,000
Net income..............     --      --        --          --     156,000     156,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1997...................  5,263   5,000   (63,000)    130,000   1,583,000   1,655,000
                          -----  ------  --------    --------  ----------  ----------
Payment on note
 receivable from
 shareholder
 (Unaudited)............     --      --     1,000          --          --       1,000
Net income (Unaudited)..     --      --        --          --     153,000     153,000
                          -----  ------  --------    --------  ----------  ----------
Balance as of April 30,
 1997 (Unaudited).......  5,263  $5,000  $(62,000)   $130,000  $1,736,000  $1,809,000
                          =====  ======  ========    ========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                  YEAR ENDED JANUARY 31,         APRIL 30,
                                  ------------------------  --------------------
                                     1996         1997        1996       1997
                                  -----------  -----------  ---------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.....................  $   318,000  $   156,000  $ 285,000  $ 153,000
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation and amortization.      223,000      414,000     87,000    123,000
  Deferred income taxes.........           --        9,000         --         --
  Changes in assets and
   liabilities:
   Accounts receivable..........     (198,000)      50,000   (265,000)  (570,000)
   Costs in excess of billings..       (4,000)       8,000    (54,000)   (75,000)
   Other current assets.........      (12,000)     (37,000)     2,000     34,000
   Other assets.................           --      (36,000)        --    (54,000)
   Accounts payable.............       83,000      (27,000)  (106,000)   (74,000)
   Accrued expenses.............       36,000       40,000    284,000    166,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) operating activities...      446,000      577,000    233,000   (297,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT......     (480,000)    (833,000)  (170,000)   (84,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on note
  payable.......................           --      (43,000)        --    (23,000)
 Change in note
  receivable/payable--affiliate.      281,000      204,000   (281,000)  (151,000)
 Proceeds from issuance of note
  payable.......................           --      400,000         --         --
 Payments received on note
  receivable from shareholder...           --       22,000         --      1,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) financing activities...      281,000      583,000   (281,000)  (173,000)
                                  -----------  -----------  ---------  ---------
Net increase (decrease) in cash
 and cash equivalents...........      247,000      327,000   (218,000)  (554,000)
Cash and cash equivalents at
 beginning of period............        4,000      251,000    251,000    578,000
                                  -----------  -----------  ---------  ---------
Cash and cash equivalents at end
 of period......................  $   251,000  $   578,000  $  33,000  $  24,000
                                  ===========  ===========  =========  =========
SUPPLEMENTAL NONCASH INVESTING
 AND FINANCING ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable...............  $        --  $    85,000  $      --  $      --
                                  ===========  ===========  =========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest.......................  $     1,000  $    16,000  $      --  $   7,000
                                  ===========  ===========  =========  =========
 Income taxes...................  $   171,000  $   182,000  $  75,000  $  19,000
                                  ===========  ===========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB PITTSBURGH

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Pittsburgh (the "Company"), formerly Electronic Images, Inc., was incorporated in Pennsylvania on December 24, 1987 and is engaged in full service digital design and multi-media production specializing in digital media communications. The Company, through June 30, 1997, was a majority owned subsidiary of Unicorn Creative Services, Ltd. (the "Parent"). See Note 9.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended January 31, 1996, sales to two customers accounted for 56% and 22% of revenues. During the year ended January 31, 1997, sales to two customers accounted for 58% and 15% of revenues. Approximately 85% and 71% of accounts receivable at January 31, 1996 and 1997, respectively, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                               USWEB PITTSBURGH

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of April 30, 1997 and the statements of operations and of cash flows for the three-month periods ended April 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended April 30, 1997 are not necessarily indicative of the results to be expected for the year ending January 31, 1998.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                    JANUARY 31,
                                               ---------------------  APRIL 30,
                                                  1996       1997       1997
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment.................. $1,222,000 $2,016,000 $2,095,000
     Furniture and fixtures...................    166,000    204,000    204,000
     Leasehold improvements...................    150,000    151,000    156,000
                                               ---------- ---------- ----------
                                                1,538,000  2,371,000  2,455,000
     Less: accumulated depreciation...........    968,000  1,382,000  1,505,000
                                               ---------- ---------- ----------
                                               $  570,000 $  989,000 $  950,000
                                               ========== ========== ==========
   Accrued expenses:
     Payroll and related expenses............. $       -- $   30,000 $    8,000
     Income taxes.............................    128,000     22,000    103,000
     Payables under customer rebate program...     70,000    190,000    297,000
     Other....................................      6,000      2,000      2,000
                                               ---------- ---------- ----------
                                               $  204,000 $  244,000 $  410,000
                                               ========== ========== ==========

                               USWEB PITTSBURGH

NOTE 3--RELATED PARTY TRANSACTIONS:

  In July 1996, the Company issued 263 shares of Common Stock to an officer upon exercise of stock options in exchange for two promissory notes. The first note, for $60,000 is due on January 31, 1999 and accrues interest at the rate of 5.88% per year. The second note, for $25,000 is due on June 30, 2001 and accrues interest at the rate of 6.58% per year. The shares are subject to repurchase by the Company, at the Company's then book value per share, if the officer's employment is terminated.

  The Company provides services to various customers who are members in the parent consolidated group. Revenue from these companies totaled approximately $1,263,000 and $1,441,000 for the years ended January 31, 1996 and 1997, respectively. Revenue from these companies for the three months ended April 30, 1996 and 1997 totaled approximately $617,000 and $443,000, respectively.

  The Parent provides services to its consolidated group and allocates expenses incurred to its members. Expenses allocated to the Company during the years ended January 31, 1996 and 1997 totaled $469,000 and $381,000, respectively, and were included in general and administrative expenses.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended January 31, 1996 and 1997 and the three months ended April 30, 1996 and 1997:

                                                YEAR ENDED       THREE MONTHS
                                                JANUARY 31,     ENDED APRIL 30,
                                             ----------------- -----------------
                                               1996     1997     1996     1997
                                             -------- -------- -------- --------
                                                                  (UNAUDITED)
   Current:
     Federal................................ $164,000 $ 81,000 $176,000 $ 87,000
     State..................................   54,000   26,000   35,000   17,000
                                             -------- -------- -------- --------
                                              218,000  107,000  211,000  104,000
                                             -------- -------- -------- --------
   Deferred:
     Federal................................       --    2,000       --       --
     State..................................       --    7,000       --       --
                                             -------- -------- -------- --------
                                                   --    9,000       --       --
                                             -------- -------- -------- --------
   Income Tax Provision..................... $218,000 $116,000 $211,000 $104,000
                                             ======== ======== ======== ========

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                              THREE MONTHS
                                              YEAR ENDED          ENDED
                                              JANUARY 31,       APRIL 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income taxes, net of federal bene-
    fit......................................     7%      7%       7%       7%
   Nondeductible expense and other...........    --       2%      --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    41%     43%      41%      41%
                                              =====   =====   ======   ======

                               USWEB PITTSBURGH

  Deferred tax assets consists of the following as of January 31, 1996 and 1997 and April 30, 1997:

                                                       JANUARY 31,
                                                     ---------------  APRIL 30,
                                                      1996    1997      1997
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.................. $35,000 $25,000   $25,000
     Reserves not currently deductible..............  16,000  17,000    17,000
                                                     ------- -------   -------
   Total deferred tax assets........................ $51,000 $42,000   $42,000
                                                     ======= =======   =======

NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2001. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended January 31, 1996 and 1997 and the six month period ended April 30, 1997 totaled $252,000, $192,000 and $41,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1998.............................................................  $145,000
    1999.............................................................   135,000
    2000.............................................................   124,000
    2001.............................................................   106,000
                                                                       --------
    Total minimum lease payments.....................................  $510,000
                                                                       ========

NOTE 6--NOTES PAYABLE:

  Effective February 1, 1996, the Company entered into a bank loan which bears interest at the prime interest rate, plus 0.25% per annum. The bank's prime interest rate was 8.25% at January 31, 1997. There was $357,000 and $334,000 outstanding under the loan, at January 31, 1997 and April 30, 1997. In May 1997, the bank loan was converted into a five year term loan bearing interest at the bank's prime interest rate, plus 2.25% per annum. The bank loan was obtained as part of a credit facility of the Parent's consolidated group and is secured by property and equipment. The term loan requires principal payments of $85,000 per year with the balance due in 2002. The term loan was repaid in full in September 1997.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended January 31, 1997, the Company sold 263 shares of Common Stock to an employee of the Company. See Note 3.

NOTE 8--STOCK OPTION PLAN:

  In June 1996, the Company adopted the Electronic Images, Inc. Corporate Stock Purchase Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors.

                               USWEB PITTSBURGH

  The Company made one grant of options under this Plan to a single employee during the year ended January 31, 1997. The option was immediately exercised as described in Note 3. There were no option grants under the Plan during the three months ended April 30, 1997. Had compensation cost for the grant of options been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's net income would not reflect a material change.

NOTE 9--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

NOTE 10--RETIREMENT PLANS:

  The Company has elected to contribute $34,000 and $1,000 to an Employee Stock Ownership Plan ("ESOP") for the years ended January 31, 1996 and 1997, respectively. The plan was established by the Parent in 1984 and includes the stock of the Parent.

  During the year ended January 31, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. For the year ended January 31, 1997 the Company elected to contribute $30,000 to the Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Chicago Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Chicago Metro (formerly Multimedia Marketing & Design Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                              USWEB CHICAGO METRO

                                 BALANCE SHEET

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents............................   $ 36,000    $110,000
  Accounts receivable .................................    142,000       6,000
  Other current assets.................................      5,000          --
                                                          --------    --------
    Total current assets...............................    183,000     116,000
Property and equipment, net............................     70,000      71,000
Other assets...........................................      1,000          --
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................   $ 24,000     $27,000
  Payroll taxes payable................................     19,000       3,000
  Deferred revenue.....................................      9,000      22,000
                                                          --------    --------
    Total current liabilities..........................     52,000      52,000
Loan from shareholder..................................         --      48,000
                                                          --------    --------
                                                            52,000     100,000
                                                          --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,500 shares authorized;
  1 share issued and outstanding.......................         --          --
  Retained earnings....................................    202,000      87,000
                                                          --------    --------
    Total shareholders' equity.........................    202,000      87,000
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED     JUNE  30,
                                                  DECEMBER 31, ----------------
                                                      1996      1996     1997
                                                  ------------ ------- --------
                                                                 (UNAUDITED)
Revenues.........................................   $602,000   $98,000 $327,000
Cost of revenues.................................    256,000    47,000  226,000
                                                    --------   ------- --------
  Gross profit...................................    346,000    51,000  101,000
                                                    --------   ------- --------
Operating expenses:
  Marketing, sales and support...................     97,000     7,000   47,000
  General and administrative.....................     70,000    18,000   25,000
                                                    --------   ------- --------
    Total operating expenses.....................    167,000    25,000   72,000
                                                    --------   ------- --------
Income from operations...........................    179,000    26,000   29,000
Interest income .................................         --        --    1,000
                                                    --------   ------- --------
Net income.......................................   $179,000   $26,000 $ 30,000
                                                    ========   ======= ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                         COMMON STOCK                 TOTAL
                         ------------- RETAINED   SHAREHOLDERS'
                         SHARES AMOUNT EARNINGS      EQUITY
                         ------ ------ ---------  -------------
Balance at December 31,
 1995...................    1    $--   $  41,000    $  41,000
Distribution to share-
 holder.................   --     --     (18,000)     (18,000)
Net income..............   --     --     179,000      179,000
                          ---    ---   ---------    ---------
Balance at December 31,
 1996...................    1     --     202,000      202,000
                          ---    ---   ---------    ---------
Distribution to
 shareholder
 (Unaudited)............   --     --    (145,000)    (145,000)
Net income (Unaudited)..   --     --      30,000       30,000
                          ---    ---   ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......    1    $--   $  87,000    $  87,000
                          ===    ===   =========    =========



   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF CASH FLOWS

                                                               SIX MONTH
                                               YEAR ENDED    ENDED JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 179,000   $ 26,000  $  30,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     22,000      9,000     18,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (136,000)    (6,000)   136,000
   Other current assets......................     (5,000)       --       5,000
   Other assets..............................     (2,000)       --       1,000
   Accounts payable..........................     22,000      7,000      3,000
   Payroll taxes payable.....................     19,000     (1,000)   (16,000)
   Deferred revenue..........................      9,000     13,000     13,000
                                               ---------   --------  ---------
    Net cash provided by operating
     activities..............................    108,000     48,000    190,000
                                               ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF
 PROPERTY AND EQUIPMENT......................    (62,000)   (38,000)   (19,000)
                                               ---------   --------  ---------
CASH FLOWS USED IN FINANCING ACTIVITIES:
 Payments on loan from shareholder...........    (24,000)   (15,000)       --
 Distribution to shareholder.................    (18,000)       --    (145,000)
 Proceeds from issuance of note payable to
  shareholder................................        --         --      48,000
                                               ---------   --------  ---------
    Net cash used in financing activities....    (42,000)   (15,000)   (97,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................      4,000     (5,000)    74,000
Cash and cash equivalents at beginning of
 period......................................     32,000     32,000     36,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  36,000   $ 27,000  $ 110,000
                                               =========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Chicago Metro (the "Company"), formerly Multimedia Marketing & Design Inc., was incorporated in Illinois on April 7, 1995, and is a professional services firm providing companies with a single source for Internet and Internet solutions. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price development agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenue represents the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to three customers accounted for 21%, 14% and 14% of revenues. Approximately 53%, 11% and 10% of accounts receivable at December 31, 1996, was due from three customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and loans from shareholder, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                              USWEB CHICAGO METRO

 Income Taxes

  The Company elected to be taxed as on S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of the shareholder.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $90,000     $104,000
     Furniture and fixtures............................     7,000       12,000
                                                          -------     --------
                                                           97,000      116,000
     Less: accumulated depreciation....................    27,000       45,000
                                                          -------     --------
                                                          $70,000     $ 71,000
                                                          =======     ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1999. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $14,000, $1,000, and $13,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $26,000
    1998.............................................................    26,000
    1999.............................................................    13,000
                                                                        -------
    Total minimum lease payments.....................................   $65,000
                                                                        =======

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,500 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly KandH, Inc.) at August 29, 1997 and the results of its operations and its cash flows for the period from March 5, 1997 (Inception) to August 29, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                                 BALANCE SHEET

                                                                      AUGUST 29,
                                                                         1997
                                                                      ----------
                                 ASSETS
   Current assets:
     Cash............................................................  $ 11,000
     Accounts receivable.............................................   123,000
                                                                       --------
                                                                       $134,000
                                                                       ========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
     Accounts payable................................................  $ 21,000
     Income tax payable..............................................     2,000
                                                                       --------
       Total current liabilities.....................................    23,000
                                                                       --------
   Shareholders' equity:
     Common Stock: $1.00 par value, 1,000 shares authorized,
      issued and outstanding.........................................     1,000
     Shareholder note receivable.....................................    (1,000)
     Retained earnings...............................................   111,000
                                                                       --------
       Total shareholders' equity....................................   111,000
                                                                       --------
                                                                       $134,000
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF OPERATIONS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   Revenues.......................................................   $339,000
   Cost of revenues...............................................    154,000
                                                                     --------
     Gross profit.................................................    185,000
                                                                     --------
   Operating expenses:
     Marketing, sales and support.................................     64,000
     General and administrative...................................      8,000
                                                                     --------
       Total operating expenses...................................     72,000
                                                                     --------
   Income from operations before taxes............................    113,000
   Provision for income taxes.....................................      2,000
                                                                     --------
   Net income.....................................................   $111,000
                                                                     ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                 NOTE
                                COMMON STOCK  RECEIVABLE               TOTAL
                                -------------    FROM     RETAINED SHAREHOLDERS'
                                SHARES AMOUNT SHAREHOLDER EARNINGS    EQUITY
                                ------ ------ ----------- -------- -------------
Issuance of Common Stock....... 1,000  $1,000   $(1,000)  $    --    $    --
Net income.....................   --      --        --     111,000    111,000
                                -----  ------   -------   --------   --------
Balance at August 29, 1997..... 1,000  $1,000   $(1,000)  $111,000   $111,000
                                =====  ======   =======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF CASH FLOWS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income....................................................   $ 111,000
    Adjustments to reconcile net income to net cash
     used in operating activities:
     Changes in assets and liabilities:
      Accounts receivable.........................................    (123,000)
      Accounts payable............................................      21,000
      Income tax payable..........................................       2,000
                                                                     ---------
        Net cash used in operating activities.....................    (100,000)
                                                                     ---------
   Net increase in cash...........................................      11,000
   Cash at beginning of period....................................          --
                                                                     ---------
   Cash at end of period..........................................   $  11,000
                                                                     =========
   SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
    Issuance of Common Stock for shareholder note receivable......   $   1,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                            (formerly KandH, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly KandH, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in Florida on March 5, 1997 and elected an S Corporation tax status.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable and accounts payable, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of August 29, 1997, one customer accounted for 91% of the Company's accounts receivable balance and 43% of total revenues.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The August 29, 1997 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the period ended August 29, 1997.

NOTE 2--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from March 5, 1997 (Inception) through August 29, 1997, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 3--SUBSEQUENT EVENTS:

  On August 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly DreamMedia, Inc.) at December 31, 1996 and the results of its operations and its cash flows from April 3, 1996 (Inception) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 29, 1997

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 21,000    $ 12,000
  Accounts receivable.................................     36,000      63,000
  Inventory...........................................        --       55,000
  Other assets........................................     12,000      36,000
                                                         --------    --------
    Total current assets..............................     69,000     166,000
Property and equipment, net...........................    163,000     158,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $ 61,000
  Accrued expenses....................................      2,000      31,000
  Amounts due to related party (Note 3)...............    129,000      91,000
                                                         --------    --------
    Total current liabilities.........................    137,000     183,000
                                                         --------    --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares
   authorized,
   issued and outstanding ............................      1,000       1,000
  Retained earnings...................................     94,000     140,000
                                                         --------    --------
  Total shareholders' equity..........................     95,000     141,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF OPERATIONS

                                                        PERIOD FROM
                                                          APRIL 3,
                                                            1996
                                                        (INCEPTION)  SIX MONTHS
                                                          THROUGH       ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Revenues..........................................   $204,000    $380,000
     Cost of revenues..................................     72,000     257,000
                                                          --------    --------
       Gross profit....................................    132,000     123,000
                                                          --------    --------
     Operating expenses:
       Marketing, sales and support....................        --       35,000
       General and administrative......................     37,000      41,000
                                                          --------    --------
         Total operating expenses......................     37,000      76,000
                                                          --------    --------
     Income from operations............................     95,000      47,000
     Provision for income taxes........................      1,000       1,000
                                                          --------    --------
     Net income........................................   $ 94,000    $ 46,000
                                                          ========    ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                            ------------- RETAINED SHAREHOLDERS'
                                            SHARES AMOUNT EARNINGS    EQUITY
                                            ------ ------ -------- -------------
Issuance of Common Stock for cash.......... 1,000  $1,000 $    --    $  1,000
Net income.................................   --      --    94,000     94,000
                                            -----  ------ --------   --------
Balance at December 31, 1996............... 1,000  $1,000   94,000     95,000
Net income (Unaudited).....................   --      --    46,000     46,000
                                            -----  ------ --------   --------
Balance at June 30, 1997 (Unaudited)....... 1,000  $1,000 $140,000   $141,000
                                            =====  ====== ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                      APRIL 3, 1996
                                                       (INCEPTION)  SIX MONTHS
                                                         THROUGH       ENDED
                                                      DECEMBER 31,   JUNE 30,
                                                          1996         1997
                                                      ------------- -----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..........................................   $  94,000    $ 46,000
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation.......................................      33,000      34,000
  Changes in assets and liabilities:
   Accounts receivable...............................     (36,000)    (27,000)
   Inventory.........................................         --      (55,000)
   Other assets......................................     (11,000)    (24,000)
   Accounts payable..................................       6,000      55,000
   Accrued expenses..................................       2,000      29,000
                                                        ---------    --------
     Net cash provided by (used in) operating activi-
      ties...........................................      88,000      58,000
                                                        ---------    --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 ACQUISITION OF PROPERTY AND EQUIPMENT PURCHASES.....    (196,000)    (29,000)
                                                        ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............       1,000         --
 Due to related party................................     128,000     (38,000)
                                                        ---------    --------
     Net cash provided by (used in) financing
      activities.....................................     129,000     (38,000)
                                                        ---------    --------
Net increase in cash.................................      21,000      (9,000)
Cash at beginning of period..........................         --       21,000
                                                        ---------    --------
Cash at end of period................................   $  21,000    $ 12,000
                                                        =========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly DreamMedia, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on April 3, 1996 and elected an S Corporation tax status. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable, inventory, other assets, accounts payable, accrued expenses and due to related party, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 two customers accounted for 99% of the Company's accounts receivable balance, and 79% of the Company's total revenues.

 Income Taxes

  The Company has been elected to be taxed as an S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income tax represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


 Interim Financial Information

  The accompanying financial statements as of June 30, 1997 and for the period from April 3, 1996 (Inception) through June 30, 1996 and the six months ended June 30, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Computer equipment................................   $174,000    $203,000
     Furniture and fixtures............................     22,000      22,000
                                                          --------    --------
     Less: accumulated depreciation....................    (33,000)    (67,000)
                                                          --------    --------
                                                          $163,000    $158,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

 Shareholder Note Payable

  In July 1996, the Company purchased furniture and equipment valued at $196,000 from an affiliate in exchange for a note payable. The note accrued interest at the rate of 6.5% per annum payable upon maturity. The balance plus accrued interest was repaid in October 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under month-to-month operating leases. Rent paid for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $7,333 and $8,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from April 3, 1996 (Inception) through December 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On August 29, 1997 USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Marin

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Marin (formerly Internet Cybernautics, Inc.) at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 17, 1997

                                  USWEB MARIN

                                 BALANCE SHEET

                                                   DECEMBER 31,
                                                -------------------   JUNE  30,
                                                  1995      1996        1997
                                                --------  ---------  -----------
                                                                     (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  1,000  $ 170,000   $ 122,000
  Accounts receivable, net....................    24,000    405,000     404,000
  Costs in excess of billings.................        --         --      57,000
  Other current assets........................     5,000     14,000      17,000
                                                --------  ---------   ---------
    Total current assets......................    30,000    589,000     600,000
Property and equipment, net...................     7,000     49,000     331,000
Other assets..................................        --         --      44,000
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $ 12,000  $  40,000   $ 167,000
  Accrued expenses............................    34,000    309,000     595,000
  Deferred revenues...........................        --    120,000          --
  Short-term borrowings.......................        --         --     350,000
                                                --------  ---------   ---------
    Total current liabilities.................    46,000    469,000   1,112,000
                                                --------  ---------   ---------
Commitments (Note 5)
Shareholders' equity:
  Series A Preferred Stock: no par value,
   5,500,00 shares
   authorized; no shares issued or outstand-
   ing........................................        --         --          --
  Common Stock: No par value, 18,500,000
   shares authorized; 1,169,632, 1,601,818 and
   1,930,239 shares issued and
   outstanding................................    56,000    395,000     707,000
  Additional paid-in capital..................        --    471,000     471,000
  Note receivable from shareholder............        --    (25,000)         --
  Deferred stock compensation.................        --   (438,000)   (390,000)
  Accumulated deficit.........................   (65,000)  (234,000)   (925,000)
                                                --------  ---------   ---------
    Total shareholders' equity (deficit)......    (9,000)   169,000    (137,000)
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF OPERATIONS

                                          YEAR ENDED        SIX MONTHS ENDED
                                         DECEMBER 31,           JUNE 30,
                                      -------------------  -------------------
                                        1995      1996       1996      1997
                                      --------  ---------  -------- ----------
                                                               (UNAUDITED)
Revenues............................. $ 55,000  $ 970,000  $279,000 $1,591,000
Cost of revenues.....................   42,000    418,000    69,000  1,183,000
                                      --------  ---------  -------- ----------
  Gross profit.......................   13,000    552,000   210,000    408,000
                                      --------  ---------  -------- ----------
Operating expenses:
  Marketing, sales and support.......   27,000    180,000    92,000    373,000
  General and administrative.........   51,000    541,000    61,000    726,000
                                      --------  ---------  -------- ----------
    Total operating expenses.........   78,000    721,000   153,000  1,099,000
                                      --------  ---------  -------- ----------
Net income (loss).................... $(65,000) $(169,000) $ 57,000 $ (691,000)
                                      ========  =========  ======== ==========



   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                           NOTE                                  TOTAL
                             COMMON STOCK    ADDITIONAL RECEIVABLE    DEFERRED               SHAREHOLDERS'
                          ------------------  PAID-IN      FROM        STOCK     ACCUMULATED    EQUITY
                           SHARES    AMOUNT   CAPITAL   SHAREHOLDER COMPENSATION   DEFICIT     (DEFICIT)
                          --------- -------- ---------- ----------- ------------ ----------- -------------
Balance at December 31,
 1994...................         -- $     --  $     --   $     --    $      --    $      --    $      --
Issuance of Common Stock
 for cash...............  1,169,632   56,000        --         --           --           --       56,000
Net loss................         --       --        --         --           --      (65,000)     (65,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1995...................  1,169,632   56,000        --         --           --      (65,000)      (9,000)
Issuance of Common Stock
 for cash...............    369,326  292,000        --         --           --           --      292,000
Issuance of Common Stock
 for services...........     30,552   22,000        --         --           --           --       22,000
Issuance of Common Stock
 for note receivable
 from shareholder.......     32,308   25,000        --    (25,000)          --           --           --
Deferred stock
 compensation...........         --       --   471,000         --     (471,000)          --           --
Amortization of deferred
 stock compensation              --       --        --         --       33,000           --       33,000
Net loss................         --       --        --         --           --     (169,000)    (169,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1996...................  1,601,818  395,000   471,000    (25,000)    (438,000)    (234,000)     169,000
Issuance of Common Stock
 for cash (Unaudited)...    328,421  312,000        --         --           --           --      312,000
Amortization of deferred
 stock compensation
 (Unaudited)............         --       --        --         --       48,000           --       48,000
Payment on note
 receivable from
 shareholder
 (Unaudited)............         --       --        --     25,000           --           --       25,000
Net loss (Unaudited)....         --       --        --         --           --     (691,000)    (691,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......  1,930,239 $707,000  $471,000   $     --    $(390,000)   $(925,000)   $(137,000)
                          ========= ========  ========   ========    =========    =========    =========


   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF CASH FLOWS

                                           YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31,          JUNE  30,
                                       -------------------  -------------------
                                         1995      1996       1996      1997
                                       --------  ---------  --------  ---------
                                                               (UNAUDITED)
CASH FLOWS USED IN OPERATING
 ACTIVITIES:
 Net income..........................  $(65,000) $(169,000) $ 57,000  $(691,000)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Stock Compensation.................        --     33,000        --     48,000
  Depreciation and amortization......        --      6,000     2,000     38,000
  Provision for doubtful accounts....        --     30,000        --     15,000
  Noncash exchange for services......        --     22,000        --         --
  Changes in assets and liabilities:
   Accounts receivable...............   (24,000)  (411,000)  (76,000)   (14,000)
   Costs in excess of billings.......        --         --        --    (57,000)
   Other current assets..............    (5,000)    (9,000)   (5,000)    (3,000)
   Other assets......................        --         --        --    (44,000)
   Accounts payable..................    12,000     28,000    20,000    127,000
   Accrued expenses..................    34,000    275,000    (8,000)   286,000
   Deferred revenues.................        --    120,000        --   (120,000)
                                       --------  ---------  --------  ---------
    Net cash used in operating
     activities......................   (48,000)   (75,000)  (10,000)  (415,000)
                                       --------  ---------  --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION OF
 PROPERTY AND EQUIPMENT..............    (7,000)   (48,000)  (12,000)  (320,000)
                                       --------  ---------  --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Common Stock............    56,000    292,000    64,000    312,000
 Proceeds from short-term borrowing..        --         --        --    350,000
 Collection of note receivable from
  shareholder........................        --         --        --     25,000
                                       --------  ---------  --------  ---------
    Net cash provided by financing
     activities......................    56,000    292,000    64,000    687,000
                                       --------  ---------  --------  ---------
Net increase (decrease) in cash and
 cash equivalents....................     1,000    169,000    42,000    (48,000)
Cash and cash equivalents at
 beginning of period.................        --      1,000     1,000    170,000
                                       --------  ---------  --------  ---------
Cash and cash equivalents at end of
 period..............................  $  1,000  $ 170,000    43,000    122,000
                                       ========  =========  ========  =========
SUPPLEMENTAL NONCASH ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable....................  $     --  $  25,000  $     --  $      --

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Marin (the "Company"), formerly Internet Cybernautics, Inc., was incorporated in Wyoming on August 17, 1995 and is engaged in full service digital design and multi-media production specializing in digital media communications. On July 9, 1997, the Company amended its articles of incorporation and filed as a Delaware corporation. See Note 8.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenues represent the amount of revenues received in advance of services being performed.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1995, sales to four customers accounted for 23%, 14%, 14% and 13%of revenues. During the year ended December 31, 1996, sales to two customers accounted for 25% and 10% of revenues. Approximately 48% of accounts receivable at December 31, 1996 was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses and short term borrowings, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                  USWEB MARIN

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31,1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                     DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1995     1996       1997
                                                   ------- --------  -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts Receivable.......................... $24,000 $435,000   $449,000
     Less: allowance for bad debt.................      --  (30,000)   (45,000)
                                                   ------- --------   --------
                                                   $24,000 $405,000   $404,000
                                                   ======= ========   ========
   Property and equipment:
     Equipment.................................... $ 6,000 $ 51,000   $352,000
     Furniture and fixtures.......................   1,000    4,000     17,000
                                                   ------- --------   --------
                                                     7,000   55,000    369,000
     Less: accumulated depreciation...............      --   (6,000)   (38,000)
                                                   ------- --------   --------
                                                   $ 7,000 $ 49,000   $331,000
                                                   ======= ========   ========
   Accrued expenses:
     Payroll and related expenses................. $21,000 $142,000   $469,000
     Customer Deposits............................      --   99,000         --
     Other........................................  13,000   68,000    126,000
                                                   ------- --------   --------
                                                   $34,000 $309,000   $595,000
                                                   ======= ========   ========

                                  USWEB MARIN

NOTE 3--SHORT-TERM BORROWINGS AND CREDIT FACILITY:

  The Company maintains a working capital line of credit with a bank that allows borrowings of up to 80 percent of eligible accounts receivable with a maximum borrowing of $500,000. Borrowings under the line bear interest at 1.5 percent above the bank's prime rate (8.0 percent at June 30, 1997). At June 30, 1997, there was $350,000 of borrowings outstanding.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 there was no provision for income taxes recorded.

  Deferred tax assets consist of the following as of December 31, 1995 and 1996 and June 30, 1997:

                                                   DECEMBER 31,
                                                 ------------------   JUNE 30,
                                                   1995      1996       1997
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.............  $    --   $ 10,000   $  15,000
     Reserves not currently deductible.........       --     10,000      10,000
     Loss carryforwards........................    26,000    48,000     275,000
                                                 --------  --------   ---------
     Gross deferred tax assets.................    26,000    68,000     300,000
     Valuation allowance.......................   (26,000)  (68,000)   (300,000)
                                                 --------  --------   ---------
                                                 $    --   $    --    $     --
                                                 ========  ========   =========

  No deferred provision or benefit for income taxes has been recorded as the Company is in a net deferred tax asset position for which a full valuation has been provided as management believes that it is more likely than not, based on available evidence, that the deferred tax assets will not be realized.

  At June 30, 1997, the Company has federal net operating loss carryforwards of approximately $925,000, which expire in 2010. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period.


NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2000. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 totaled $4,000, $27,000, $5,000 and
$46,000, respectively.

                                  USWEB MARIN

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................  $ 93,000
    1998.............................................................    79,000
    1999.............................................................    79,000
    2000.............................................................    13,000
                                                                       --------
    Total minimum lease payments.....................................  $264,000
                                                                       ========

NOTE 6--COMMON STOCK AND CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 18,500,000 shares of no par value Common Stock and 5,500,000 shares of Convertible Preferred Stock.

NOTE 7--STOCK OPTION PLAN:

  In August 1995, the Company adopted the Combined Incentive and Nonstatutory Stock Option Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors. Under the plan, options vest at a rate of 20% at the end of the first year after grant and one forty-eighth ( 1/48th) percent each month thereafter. Options expire seven years from the date granted.

  During the year ended December 31, 1995 and the six month period ended June 30, 1996, respectively, no compensation costs were recognized in connection with option grants. During the year ended December 31, 1996 the Company granted options to certain employees with exercise prices below fair value, as a result, compensation costs of $33,000 and $48,000 were recorded for the year ended December 31, 1996 and the six month period ended June 30, 1997, respectively. Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as described in SFAS 123, the Company's net income (loss) would have been as follows:

                                             YEAR ENDED       SIX MONTHS ENDED
                                            DECEMBER 31,          JUNE 30,
                                         -------------------  -----------------
                                           1995      1996      1996     1997
                                         --------  ---------  ------- ---------
                                                                 (UNAUDITED)
     Net income (loss):
       As reported...................... $(65,000) $(169,000) $57,000 $(691,000)
                                         ========  =========  ======= =========
       Pro forma........................ $(78,000) $(199,000) $42,000 $(704,000)
                                         ========  =========  ======= =========

  Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumption used for grants:

                                          YEAR ENDED       SIX MONTHS ENDED
                                         DECEMBER 31,          JUNE 30,
                                         ---------------   -------------------
                                          1995     1996      1996       1997
                                         ------   ------     ----       ----
                                                              (UNAUDITED)
     Expected lives, in years...........    5.0      5.0        5.0        5.0
     Risk free interest rates...........    6.0%     6.2%       6.1%       6.4%
     Dividend yield.....................    0.0%     0.0%       0.0%       0.0%
     Stock price volatility.............    0.0%     0.0%       0.0%       0.0%

                                  USWEB MARIN

  A summary of stock option activity is as follows:

                                                             WEIGHTED- WEIGHTED-
                                                              AVERAGE   AVERAGE
                                                             EXERCISE    FAIR
                                                    SHARES     PRICE     VALUE
                                                   --------- --------- ---------
     Outstanding at December 31, 1994.............       --    $ --
       Granted.................................... 3,000,000    0.15     $0.02
                                                   ---------   -----
     Outstanding at December 31, 1995............. 3,000,000    0.15
       Granted.................................... 1,180,173    0.21      0.05
                                                   ---------   -----
     Outstanding at December 31, 1996............. 4,180,173    0.17
       Granted (Unaudited)........................    40,000    0.95      0.26
                                                   ---------   -----
     Outstanding at June 30, 1997 (Unaudited)..... 4,220,173   $0.18
                                                   =========   =====

  At June 30, 1997, 1,592,792 shares were exercisable and the options outstanding had a weighted-average remaining contractual life of 5.5 years.

NOTE 8--SUBSEQUENT EVENTS:

  In June 1997, the Company entered into a Common Stock Option Repurchase Agreement with one of its former employees whereby the Company will pay $150,000 for the purchase of all of the employee's vested options.

  On July 9, 1997, the Company amended its articles of incorporation and filed as Delaware corporation. Subsequent to this reincorporation, all issued and outstanding shares of the Company's Common Stock were exchanged for an equivalent number of Series A Preferred Stock in August 1997.

  In July, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. To date the Company has not declared a matching contribution.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Long Island

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Long Island (formerly Synergetix Systems Integration, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                               USWEB LONG ISLAND

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 42,000    $ 57,000
  Accounts receivable, net............................    178,000     190,000
  Inventory...........................................     10,000         --
                                                         --------    --------
    Total current assets..............................    230,000     247,000
Property and equipment, net ..........................     15,000      12,000
Other assets, net.....................................     28,000      21,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 46,000    $124,000
  Accrued expenses....................................     61,000      98,000
  Unearned revenue....................................     17,000       9,000
  Note payable .......................................     98,000         --
  Note payable--related party ........................        --       23,000
                                                         --------    --------
    Total liabilities.................................    222,000     254,000
                                                         --------    --------
Commitments (Note 6)
Shareholders' equity:
  Common Stock: no par value, 200 shares authorized;
   150 and 100 shares issued and outstanding at
   December 31, 1996 and June 30, 1997, respectively..      9,000       9,000
  Treasury stock, at cost.............................        --      (51,000)
  Retained earnings...................................     42,000      68,000
                                                         --------    --------
    Total shareholders' equity .......................     51,000      26,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, ------------------
                                                    1996       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
Revenues.......................................   $818,000   $472,000  $431,000
Cost of revenues...............................    781,000    432,000   328,000
                                                  --------   --------  --------
  Gross profit.................................     37,000     40,000   103,000
                                                  --------   --------  --------
Operating expenses:
  Marketing, sales and support.................     43,000     21,000    27,000
  General and administrative...................     49,000     21,000    39,000
                                                  --------   --------  --------
    Total operating expenses...................     92,000     42,000    66,000
                                                  --------   --------  --------
Income (loss) from operations..................    (55,000)    (2,000)   37,000
Interest expense, net..........................     11,000      4,000    11,000
                                                  --------   --------  --------
Net income (loss)..............................   $(66,000)  $ (6,000) $ 26,000
                                                  ========   ========  ========


   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                       STATEMENT OF SHAREHOLDERS' EQUITY

                          COMMON STOCK  TREASURY STOCK                 TOTAL
                          ------------- ---------------  RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHARES  AMOUNT   EARNINGS     EQUITY
                          ------ ------ ------ --------  --------  -------------
Balance at January 1,
 1996...................   150   $9,000  --    $    --   $108,000    $117,000
Net loss................   --       --   --         --    (66,000)    (66,000)
                           ---   ------  ---   --------  --------    --------
Balance at December 31,
 1996...................   150    9,000  --         --     42,000      51,000
Purchase of treasury
 stock (Unaudited)......   (50)     --    50    (51,000)      --      (51,000)
Net income (Unaudited)..   --       --   --         --     26,000      26,000
                           ---   ------  ---   --------  --------    --------
Balance at June 30, 1997
 (Unaudited)............   100   $9,000   50   $(51,000) $ 68,000    $ 26,000
                           ===   ======  ===   ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $(66,000)  $ (6,000) $  26,000
 Adjustments to reconcile net income (loss)
  to cash provided by (used in) operating
  activities:
  Depreciation and amortization..............     13,000      5,000     11,000
  Changes in operating assets and
   liabilities:
   Accounts receivable.......................     12,000     10,000    (12,000)
   Inventory.................................    (10,000)       --      10,000
   Other assets..............................    (25,000)       --         --
   Accounts payable..........................     46,000     27,000     78,000
   Accrued expenses..........................     24,000     22,000     37,000
   Unearned revenue..........................    (22,000)   (20,000)    (8,000)
                                                --------   --------  ---------
 Net cash provided by (used in) operating
  activities.................................    (28,000)    38,000    142,000
                                                --------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.......    (13,000)   (12,000)    (1,000)
                                                --------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from note payable..................     75,000     25,000        --
 Repayment of note payable...................     (8,000)    (5,000)   (98,000)
 Repayment of note payable to related party..        --         --      (2,000)
 Purchase of treasury stock from former
  shareholder................................        --         --     (26,000)
                                                --------   --------  ---------
  Net cash provided (used in) by financing
   activities................................     67,000     20,000   (126,000)
                                                --------   --------  ---------
Net increase in cash.........................     26,000     46,000     15,000
Cash at beginning of period..................     16,000     16,000     42,000
                                                --------   --------  ---------
Cash at end of period........................   $ 42,000   $ 62,000  $  57,000
                                                ========   ========  =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 Issuance of note payable to former
  shareholder................................   $    --    $    --   $  25,000
                                                ========   ========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest....................................   $ 10,000   $  4,000  $  10,000
                                                ========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT POLICIES:

 The Company

  USWeb Long Island (the "Company"), formerly Synergetix Systems Integration, Inc., was incorporated in the state of New York on November 3, 1989. The Company provides professional consulting services relating to software design and integration and document imaging.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recognized in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenue from time and materials agreements are recognized and billed as the services are rendered.

 Inventory

  Inventory, which consists principally of purchased computer hardware, is stated at the lower of cost or market value, cost being determined on the first-in, first-out method.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization totaled $3,000 and $10,000 as of December 31, 1996 and June 30, 1997, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of three years for computer equipment and seven years for office equipment.

 Concentration of Credit Risk and Significant Customers

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash with high quality financial institutions and, by policy, limits the amount of credit exposure to any one institution. Concentrations of credit risk exist with respect to trade receivables. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security.

                               USWEB LONG ISLAND

  The portion of total revenue that was derived from major customers was as follows:

                                                                     SIX MONTHS
                                                         YEAR ENDED     ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Customer A.......................................      17%         --
      Customer B.......................................      14%         --
      Customer C.......................................      12%         --
      Customer D.......................................     --            35%
      Customer E.......................................     --            19%
      Customer F.......................................     --            12%

  At December 31, 1996, Customer A represented 44% of net accounts receivable. At June 30, 1997, Customers D and E represented 42% and 19%, respectively, of net accounts receivable.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash, accounts receivable, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Computers and equipment..........................   $26,000      $27,000
      Furniture and fixtures...........................    12,000       12,000
                                                          -------      -------
                                                           38,000       39,000
      Less: accumulated depreciation...................   (23,000)     (27,000)
                                                          -------      -------
                                                          $15,000      $12,000
                                                          =======      =======

  Depreciation expense was $10,000 for the year ended December 31, 1996 and $4,000 for the six months ended June 30, 1997, respectively.

                               USWEB LONG ISLAND

NOTE 3--ACCRUED EXPENSES:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Payroll and related taxes........................   $17,000      $23,000
      Other............................................    44,000       75,000
                                                          -------      -------
          Total........................................   $61,000      $98,000
                                                          =======      =======

  Included in other accrued expenses are credit card liabilities of $29,000 and $61,000 at December 31, 1996 and June 30, 1997, respectively. Interest on these liabilities accrue at an annual rate ranging from 6% to 18%.

NOTE 4--NOTE PAYABLE:

  The Company has a line of credit with its lender for $100,000. Borrowings under this line bear interest at prime plus 3.75% and are collateralized by the personal assets of a shareholder. Interest expense for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $3,000 and $4,000, respectively.

  In May 1997, the Company repaid and closed its $100,000 line of credit with its lender.

NOTE 5--NOTE PAYABLE - RELATED PARTY:

  In May 1997, the Company repurchased 50 shares of common stock from a stockholder for $51,000, consisting of $26,000 in cash and a promissory note of $25,000. The promissory note is payable in twelve equal monthly installments of approximately $2,000 commencing June 1997. Interest accrues at an annual rate of 8.5%. This note was repaid in September 1997.

NOTE 6--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalty expense for the six months ended June 30, 1997 totaled $24,000 and is included in cost of revenues. There was no royalty expense for the year ended December 31, 1996.

 Operating Leases

  The Company leases a car and an office facility under noncancelable operating leases which expire in January 1998 and November 1999, respectively. Future minimum lease payments under these leases are as follows:

       YEAR ENDING
      DECEMBER 31,
      ------------
       1997...........................................................  $ 42,000
       1998...........................................................    39,000
       1999...........................................................    36,000
                                                                        --------
                                                                        $117,000
                                                                        ========

                               USWEB LONG ISLAND

  Rent expense for the year ended December 31, 1996 and the for six month period ended June 30, 1997 totaled $36,000, and $18,000, respectively.

NOTE 7--SUBSEQUENT EVENTS:

  On September 30, 1997, the Company and US Web reached an agreement whereby USWeb agreed to acquire all of outstanding shares of the Company's common stock, at which time the Company became a wholly owned subsidiary of US Web.

  In September 1997, the Company issued two unsecured promissory notes of $99,000 and $26,000 respectively, in exchange for accounts payable, to investors who are related to a stockholder of the Company. These notes are non-interest bearing and are due in December 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Detroit

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Detroit (formerly Online Marketing Company, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 24, 1997

                                 USWEB DETROIT

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $16,000     $    --
  Accounts receivable, net............................    38,000       77,000
                                                         -------     --------
    Total current assets..............................    54,000       77,000
Property and equipment, net...........................    36,000       37,000
Other assets..........................................     1,000        4,000
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========
    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................   $33,000     $ 79,000
  Accrued expenses....................................     9,000       16,000
  Note payable--affiliates............................    10,000       10,000
  Current portion of capital lease obligation ........     7,000        7,000
                                                         -------     --------
    Total current liabilities.........................    59,000      112,000
Capital lease obligation, net of current portion......    12,000        8,000
                                                         -------     --------
                                                          71,000      120,000
                                                         -------     --------
Commitments (Note 4)
Shareholders' equity (deficit):
  Common Stock: $1.00 par value, 60,000 shares
   authorized; 3,000 shares issued and outstanding....     3,000        3,000
  Retained earnings (accumulated deficit).............    17,000       (5,000)
                                                         -------     --------
    Total shareholders' equity (deficit) .............    20,000       (2,000)
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, -----------------
                                                    1996       1996     1997
                                                ------------ -------- --------
                                                                (UNAUDITED)
Revenues.......................................   $476,000   $218,000 $306,000
Cost of revenues...............................    264,000    100,000  230,000
                                                  --------   -------- --------
  Gross profit.................................    212,000    118,000   76,000
                                                  --------   -------- --------
Operating expenses:
  Marketing, sales and support.................     96,000     43,000   40,000
  General and administrative...................    113,000     35,000   57,000
                                                  --------   -------- --------
    Total operating expenses...................    209,000     78,000   97,000
                                                  --------   -------- --------
Income (loss) from operations..................      3,000     40,000  (21,000)
Interest expense, net..........................     (2,000)        --   (1,000)
                                                  --------   -------- --------
Net income (loss)..............................   $  1,000   $ 40,000 $(22,000)
                                                  ========   ======== ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                       RETAINED       TOTAL
                                       COMMON STOCK    EARNINGS   SHAREHOLDERS'
                                       ------------- (ACCUMULATED    EQUITY
                                       SHARES AMOUNT   DEFICIT)     (DEFICIT)
                                       ------ ------ ------------ -------------
Balance at December 31, 1995.......... 3,000  $3,000   $ 16,000     $ 19,000
Net income............................    --      --      1,000        1,000
                                       -----  ------   --------     --------
Balance at December 31, 1996.......... 3,000   3,000     17,000       20,000
Net loss (Unaudited)..................    --      --    (22,000)     (22,000)
                                       -----  ------   --------     --------
Balance as of June 30, 1997 (Unau-
 dited)............................... 3,000  $3,000   $ (5,000)    $ (2,000)
                                       =====  ======   ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF CASH FLOWS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, ------------------
                                                     1996       1996      1997
                                                 ------------ --------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................    $  1,000   $ 40,000  $(22,000)
 Adjustments to reconcile net income to net
  cash used in operating activities:
  Depreciation and amortization................       8,000      3,000     8,000
  Provision for doubtful accounts..............       8,000        --        --
  Changes in assets and liabilities:
   Accounts receivable.........................     (26,000)   (41,000)  (39,000)
   Other current assets........................      (1,000)        --        --
   Other assets................................       1,000     (2,000)   (3,000)
   Accounts payable............................      28,000     12,000    46,000
   Accrued expenses............................       9,000      6,000     7,000
                                                   --------   --------  --------
    Net cash provided by (used in) operating
     activities................................      28,000     18,000    (3,000)
                                                   --------   --------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........     (22,000)   (15,000)   (9,000)
                                                   --------   --------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR THE
 PRINCIPAL PAYMENTS ON CAPITAL LEASE OBLIGATION
 ..............................................      (4,000)        --    (4,000)
                                                   --------   --------  --------
Net increase (decrease) in cash and cash
 equivalents...................................       2,000      3,000   (16,000)
Cash and cash equivalents at beginning of
 period........................................      14,000     14,000    16,000
                                                   --------   --------  --------
Cash and cash equivalents at end of period.....    $ 16,000   $ 17,000  $     --
                                                   ========   ========  ========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Acquisition of property and equipment under
  capital lease obligation.....................    $ 23,000   $ 23,000  $     --
                                                   ========   ========  ========
CASH PAID DURING THE PERIOD FOR:
 Interest......................................    $  1,000   $     --  $  1,000
                                                   ========   ========  ========

   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Detroit (the "Company"), formerly Online Marketing Company, Inc., was incorporated in Michigan on June 9, 1995, and is engaged in full service internet technology integration specializing in web page and intranet design, production and maintenance, primarily in the Metro-Detroit area. The Company, through September 30, 1997, was wholly owned by three shareholders. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 10% of revenues. Approximately 10% of accounts receivable at December 31, 1996, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Assets held under capital leases are recorded at the present value of the minimum lease payments at lease inception. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, notes and lease obligations payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                 USWEB DETROIT

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of its shareholders. Accordingly, no provision for income tax is made in these financial statements.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable...............................   $ 46,000    $ 77,000
     Less: allowance for doubtful accounts.............     (8,000)        --
                                                          --------    --------
                                                          $ 38,000    $ 77,000
                                                          ========    ========
   Property and equipment, net:
     Computers and equipment...........................   $ 41,000    $ 47,000
     Furniture and fixtures............................      5,000       8,000
                                                          --------    --------
                                                            46,000      55,000
     Less: accumulated depreciation....................    (10,000)    (18,000)
                                                          --------    --------
                                                          $ 36,000    $ 37,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  In 1995, the Company borrowed $5,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable upon demand. Subsequent to year-end and concurrent with the US Web transaction in September 1997, this note was converted to equity.

  In 1995, the Company borrowed $5,000 under a note payable to a party related to a shareholder of the Company. The note is non-interest bearing, unsecured and payable on December 31, 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities and certain equipment under noncancelable operating leases which expire in 1998 and 1999, respectively. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $32,000, $15,000, and $19,000, respectively.

                                 USWEB DETROIT

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $45,000
    1998.............................................................    22,000
    1999.............................................................     4,000
                                                                        -------
    Total minimum lease payments.....................................   $71,000
                                                                        =======

 Capital leases

  In 1996, the Company leased certain computer equipment under a non-cancelable capital lease with a remaining term in excess of one year. The lease is personally guaranteed by an officer of the Company. Future minimum lease commitments under the capital lease are as follows for years ending December 31:

   YEAR ENDED                                                           CAPITAL
  DECEMBER 31,                                                          LEASES
  ------------                                                          -------
    1997..............................................................  $ 9,000
    1998..............................................................    8,000
    1999..............................................................    4,000
                                                                        -------
    Total minimum lease payments......................................   21,000
    Less: amount representing interest................................   (2,000)
                                                                        -------
    Present value of capital lease obligation.........................   19,000
    Less: current portion.............................................   (7,000)
                                                                        -------
    Long-term obligation at December 31, 1996.........................  $12,000
                                                                        =======

  The cost and related accumulated depreciation of assets under capital lease was $23,000 and $5,000, respectively, at December 31, 1996.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000 shares of $1 par value Common Stock.

NOTE 6--SUBSEQUENT EVENTS:

 Subsequent events

  In August 1997, the Company borrowed $55,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable on demand. Concurrent with the USWeb transaction on September 30, 1997, this note was converted to equity.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Mateo

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Mateo (formerly Zendatta, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 15, 1997

                                USWEB SAN MATEO

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $107,000    $ 60,000
  Accounts receivable, net............................    157,000     153,000
  Costs in excess of billings.........................     19,000      36,000
                                                         --------    --------
    Total current assets..............................    283,000     249,000
Property and equipment, net...........................     74,000      65,000
Other assets..........................................      6,000      32,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 21,000    $ 94,000
  Accrued expenses....................................     47,000       9,000
                                                         --------    --------
    Total current liabilities.........................     68,000     103,000
                                                         --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,000,000 shares autho-
   rized; 2,000 shares issued and outstanding.........     20,000      20,000
  Additional paid-in capital..........................     14,000          --
  Retained earnings...................................    261,000     223,000
                                                         --------    --------
    Total shareholders' equity........................    295,000     243,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF OPERATIONS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................  $1,010,000  $367,000 $695,000
Cost of revenues................................     663,000   166,000  513,000
                                                  ----------  -------- --------
  Gross profit..................................     347,000   201,000  182,000
                                                  ----------  -------- --------
Operating expenses:
  Marketing, sales and support..................      16,000    15,000   32,000
  General and administrative....................      74,000    23,000  138,000
                                                  ----------  -------- --------
    Total operating expenses....................      90,000    38,000  170,000
                                                  ----------  -------- --------
Income from operations..........................     257,000   163,000   12,000
Income tax provision............................       6,000     2,000       --
                                                  ----------  -------- --------
Net income......................................  $  251,000  $161,000 $ 12,000
                                                  ==========  ======== ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL               TOTAL
                               --------------  PAID-IN   RETAINED  SHAREHOLDERS'
                               SHARES AMOUNT   CAPITAL   EARNINGS     EQUITY
                               ------ ------- ---------- --------  -------------
Balance at December 31, 1995.  2,000  $20,000  $ 14,000  $ 10,000    $ 44,000
Net income...................     --       --        --   251,000     251,000
                               -----  -------  --------  --------    --------
Balance at December 31, 1996.  2,000   20,000    14,000   261,000     295,000
                               -----  -------  --------  --------    --------
Distribution to shareholders
 (Unaudited).................     --       --   (14,000)  (50,000)    (64,000)
Net income (Unaudited).......     --       --        --    12,000      12,000
                               -----  -------  --------  --------    --------
Balance as of June 30, 1997
 (Unaudited).................  2,000  $20,000  $     --  $223,000    $243,000
                               =====  =======  ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996       1997
                                              ------------ ---------  --------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 251,000   $ 161,000  $ 12,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     16,000       3,000    16,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (157,000)   (174,000)    4,000
   Costs in excess of billings...............    (19,000)         --   (17,000)
   Other assets..............................     (5,000)         --   (26,000)
   Accounts payable..........................     20,000      42,000    73,000
   Accrued expenses..........................     47,000      14,000   (38,000)
                                               ---------   ---------  --------
    Net cash provided by operating
     activities..............................    153,000      46,000    24,000
                                               ---------   ---------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (74,000)    (31,000)   (7,000)
                                               ---------   ---------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR
 THE DISTRIBUTION TO SHAREHOLDERS............         --          --   (64,000)
                                               ---------   ---------  --------
Net increase (decrease) in cash and cash
 equivalents.................................     79,000      15,000   (47,000)
Cash and cash equivalents at beginning of
 period......................................     28,000      28,000   107,000
                                               ---------   ---------  --------
Cash and cash equivalents at end of period...  $ 107,000   $  43,000  $ 60,000
                                               =========   =========  ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb San Mateo (the "Company"), formerly Zendatta, Inc., was incorporated in California on October 30, 1995 and is engaged in software development and consulting, specializing in enterprise applications for internet, intranet and extranet environments. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to four customers accounted for 33%, 19%, 18% and 12% of revenues. Approximately 38%, 27% and 24% of accounts receivable at December 31, 1996 was due from three customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents 1.5% franchise tax imposed by the State of California.

                                USWEB SAN MATEO

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $ 90,000    $ 92,000
     Furniture and fixtures............................         --       5,000
                                                          --------    --------
                                                            90,000      97,000
     Less: accumulated depreciation....................    (16,000)    (32,000)
                                                          --------    --------
                                                          $ 74,000    $ 65,000
                                                          ========    ========
   Accrued expenses:
     Payroll and related expenses......................   $ 41,000    $  9,000
     Income taxes......................................      6,000          --
                                                          --------    --------
                                                          $ 47,000    $  9,000
                                                          ========    ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. The leases require payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $33,000, $6,000 and $33,000, respectively.

  Future minimum lease payments under noncancelable operating leases are $64,000 for the year ended December 31, 1997.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb LA Central

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Central (formerly W3-design) at March 31, 1996 and 1997 and the results of its operations and its cash flows for the period from April 7, 1995 (Inception) to March 31, 1996 and for the year ended March 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB LA CENTRAL

                                 BALANCE SHEET

                                                    MARCH 31,
                                                ----------------- SEPTEMBER 30,
                                                  1996     1997       1997
                                                -------- -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current Assets:
  Cash......................................... $  2,000 $  9,000   $186,000
  Accounts receivable..........................  173,000  462,000    347,000
                                                -------- --------   --------
    Total current assets.......................  175,000  471,000    533,000
Property and equipment, net....................   45,000  139,000    150,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................. $ 19,000 $ 15,000   $177,000
  Accrued expenses.............................    9,000   17,000      3,000
  Unearned revenue.............................      --   146,000        --
  Loan from officer............................      --    12,000        --
  Income taxes payable.........................    9,000   49,000     83,000
                                                -------- --------   --------
    Total current liabilities..................   37,000  239,000    263,000
Deferred income taxes..........................   75,000  114,000    114,000
                                                -------- --------   --------
                                                 112,000  353,000    377,000
                                                -------- --------   --------
Commitments (Note 4)
Shareholders' equity:
  Common stock; 10,000 shares authorized; 1,000
   shares issued and outstanding...............    1,000    1,000      1,000
  Additional paid-in capital...................    3,000    3,000      3,000
  Retained earnings............................  104,000  253,000    302,000
                                                -------- --------   --------
    Total shareholders' equity.................  108,000  257,000    306,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF OPERATIONS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)              SIX MONTHS ENDED
                                   THROUGH MARCH YEAR ENDED    SEPTEMBER 30,
                                        31,      MARCH 31,  -------------------
                                       1996         1997      1996      1997
                                   ------------- ---------- -------- ----------
                                                                (UNAUDITED)
Revenues..........................   $537,000    $1,438,000 $631,000 $1,282,000
Cost of revenues..................    169,000       566,000  221,000    574,000
                                     --------    ---------- -------- ----------
  Gross profit....................    368,000       872,000  410,000    708,000
Operating expenses:
  Marketing, sales and support....     76,000       311,000  138,000    263,000
  General and administrative ex-
   penses.........................    104,000       322,000  141,000    364,000
                                     --------    ---------- -------- ----------
    Total operating expenses......    180,000       633,000  279,000    627,000
                                     --------    ---------- -------- ----------
Income from operations............    188,000       239,000  131,000     81,000
Interest income...................        --          3,000    1,000      1,000
                                     --------    ---------- -------- ----------
Income before income taxes........    188,000       242,000  132,000     82,000
Provision for income taxes........     84,000        93,000   53,000     33,000
                                     --------    ---------- -------- ----------
Net income........................   $104,000    $  149,000 $ 79,000 $   49,000
                                     ========    ========== ======== ==========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                               --------------  PAID-IN   RETAINED SHAREHOLDERS'
                               SHARES AMOUNTS  CAPITAL   EARNINGS    EQUITY
                               ------ ------- ---------- -------- -------------
Issuance of Common Stock...... 1,000  $1,000    $3,000   $    --    $  4,000
Net income....................   --      --        --     104,000    104,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1996..... 1,000   1,000     3,000    104,000    108,000
Net income....................   --      --        --     149,000    149,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1997..... 1,000   1,000     3,000    253,000    257,000
Net income (Unaudited)........   --      --        --      49,000     49,000
                               -----  ------    ------   --------   --------
Balance at September 30, 1997
 (Unaudited).................. 1,000  $1,000    $3,000   $302,000   $306,000
                               =====  ======    ======   ========   ========



                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF CASH FLOWS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)               SIX MONTHS ENDED
                                      THROUGH    YEAR ENDED    SEPTEMBER 30,
                                     MARCH 31,   MARCH 31,   -------------------
                                       1996         1997       1996      1997
                                   ------------- ----------  --------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVI-
 TIES:
Net income.......................    $ 104,000   $ 149,000   $ 79,000  $  49,000
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Deferred income taxes..........       75,000      39,000        --         --
  Depreciation...................        8,000      37,000     17,000     25,000
  Changes in operating assets and
   liabilities:
    Accounts receivable..........     (173,000)   (289,000)   (28,000)   115,000
    Accounts payable.............       19,000      (4,000)    47,000    163,000
    Accrued expenses.............        9,000       7,000     16,000    (14,000)
    Billings in excess of fees
     and expenditures............          --      146,000        --    (146,000)
    Income taxes payable.........        9,000      40,000     53,000     34,000
                                     ---------   ---------   --------  ---------
  Net cash provided by operating
   activities....................       51,000     125,000    184,000    226,000
                                     ---------   ---------   --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT.......      (53,000)   (130,000)   (37,000)   (37,000)
                                     ---------   ---------   --------  ---------
CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES:
Proceeds from issuance of common
 stock...........................        1,000         --         --         --
Additional paid-in capital.......        3,000         --         --         --
Proceeds from officer loan.......          --       12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
  Net cash provided by financing
   activities....................        4,000      12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
Net increase (decrease) in cash..        2,000       7,000    147,000    177,000
Cash at beginning of period......          --        2,000      2,000      9,000
                                     ---------   ---------   --------  ---------
Cash at end of period............    $   2,000   $   9,000   $149,000  $ 186,000
                                     =========   =========   ========  =========
CASH PAID DURING THE PERIOD FOR:
  Income taxes...................    $           $     --    $         $
                                     =========   =========   ========  =========


                See accompanying notes to financial statements.

                               USWEB LA CENTRAL

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES:

  USWeb LA Central (the "Company"), formerly W3-design, was incorporated in California on April 7, 1995 as a dedicated group of information architects who build Web-based communities for major corporations in North America.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two customers totaling 85% and 28% at March 31, 1996 and 1997, respectively. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. For the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997, five customers accounted for 41% and 27% of the Company's total revenues, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

  Unearned revenues represents the amount of revenues received in advance of services being performed.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including accounts receivable, notes and accounts payable, accrued expenses and billings in excess of fees and expenditures have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                               USWEB LA CENTRAL

 Interim Financial Information

  The accompanying balance sheet as of September 30, 1997 and the statements of operations and of cash flows for the six-month periods ended September 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending March 31, 1998.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                   MARCH 31,
                                                -----------------  SEPTEMBER 30,
                                                 1996      1997        1997
                                                -------  --------  -------------
                                                                    (UNAUDITED)
   Computers and equipment..................... $47,000  $152,000    $177,000
   Furniture and fixtures......................   6,000    32,000      43,000
                                                -------  --------    --------
                                                 53,000   184,000     220,000
   Less: accumulated depreciation..............  (8,000)  (45,000)    (70,000)
                                                -------  --------    --------
                                                $45,000  $139,000    $150,000
                                                =======  ========    ========

NOTE 3--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended March 31, 1996 and 1997 and the six months ended September 30, 1996 and 1997:

                                                                   SIX MONTHS
                                                   YEAR ENDED    ENDED SEPTEMBER
                                                    MARCH 31,          30,
                                                 --------------- ---------------
                                                  1996    1997    1996    1997
                                                 ------- ------- ------- -------
                                                                   (UNAUDITED)
   Current:
     Federal.................................... $ 8,000 $46,000 $45,000 $28,000
     State......................................   1,000   8,000   8,000   5,000
                                                 ------- ------- ------- -------
                                                   9,000  54,000  53,000  33,000
                                                 ------- ------- ------- -------
   Deferred:
     Federal....................................  64,000  35,000     --      --
     State......................................  11,000   4,000     --      --
                                                 ------- ------- ------- -------
                                                  75,000  39,000     --      --
                                                 ------- ------- ------- -------
   Income tax provision......................... $84,000  93,000 $53,000 $33,000
                                                 ======= ======= ======= =======

  A reconciliation of the federal income tax rate to the effective tax rate follows:

                                                               SIX MONTHS
                                              YEAR ENDED          ENDED
                                               MARCH 31,      SEPTEMBER 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income tax, net of federal benefit..     7%      4%       6%       6%
   Nondeductable expenses and other..........     3%     --       --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    44%     38%      40%      40%
                                              =====   =====   ======   ======

                               USWEB LA CENTRAL

  As of March 31, 1996 and 1997, the Company had total deferred tax liabilities of $75,000 and $114,000, respectively, consisting primarily of a conversion from the cash to accrual method of accounting.

NOTE 4--COMMITMENTS:

  The Company maintains an executive office and an operating office in Culver City, California and New York, New York, respectively, under month-to-month operating leases. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes.

  Rent expense for the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997 and the six month period ended September 30, 1997 totaled $15,000, $37,000, and $42,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. For the period from April 7, 1995 (Inception) through March 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On October 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of USWeb Houston

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Houston (formerly USWeb-Apex, Inc. and Apex Business Solutions, a sole proprietorship) at September 30, 1997 and the results of their operations and their cash flows from December 5, 1996 (Inception) to September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
November 4, 1997

                                 USWEB HOUSTON

                             COMBINED BALANCE SHEET

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
                              ASSETS
Current assets:
  Cash and cash equivalents.......................................   $ 19,000
  Accounts receivable.............................................    175,000
  Other current assets............................................      3,000
                                                                     --------
    Total current assets..........................................    197,000
Property and equipment, net.......................................     40,000
                                                                     --------
                                                                     $237,000
                                                                     ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................   $ 36,000
  Accrued expenses................................................     49,000
                                                                     --------
    Total current liabilities.....................................     85,000
                                                                     --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares authorized,
   issued and outstanding.........................................      1,000
  Additional paid in capital......................................      6,000
  Retained earnings...............................................    145,000
                                                                     --------
    Total shareholders' equity....................................    152,000
                                                                     --------
                                                                     $237,000
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF OPERATIONS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
Revenues.......................................................     $820,000
Cost of revenues...............................................      407,000
                                                                    --------
  Gross profit.................................................      413,000
                                                                    --------
Operating expenses:
  Marketing, sales and support.................................       76,000
  General and administrative...................................      192,000
                                                                    --------
    Total operating expenses...................................      268,000
                                                                    --------
Net income.....................................................     $145,000
                                                                    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                                -------------  PAID-IN   RETAINED SHAREHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------ ------ ---------- -------- -------------
Issuance of Common Stock to
 Founders...................... 1,000  $1,000   $  --    $    --    $  1,000
Contribution from shareholder..   --      --     6,000        --       6,000
Net income.....................   --      --              145,000    145,000
                                -----  ------   ------   --------   --------
Balance at September 30, 1997.. 1,000  $1,000   $6,000   $145,000   $152,000
                                =====  ======   ======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF CASH FLOWS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................    $ 145,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization................................       29,000
  Changes in assets and liabilities:
   Accounts receivable.........................................     (175,000)
   Other current assets........................................       (3,000)
   Accounts payable............................................       36,000
   Accrued expenses............................................       49,000
                                                                   ---------
     Net cash provided by operating activities.................       81,000
                                                                   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........................      (69,000)
                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock........................        1,000
 Proceeds from shareholder contribution........................        6,000
                                                                   ---------
     Net cash used in financing activities.....................        7,000
                                                                   ---------
Net increase in cash and cash equivalents......................       19,000
Cash and cash equivalents at beginning of period...............          --
                                                                   ---------
Cash and cash equivalents at end of period.....................    $  19,000
                                                                   =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Houston (the "Company") is principally engaged in providing Internet technology integration services.

 Principles of Consolidation

  USWeb Houston is comprised of the combined accounts of USWeb-Apex, Inc. which was incorporated on December 15, 1996 and Apex Business Solutions, a sole proprietorship. The sole shareholder of USWeb-Apex, Inc. also owns Apex Business Solutions. (Note 6)

  During December, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, web development, and computer hardware and software sales.

  Consulting service revenues are recognized and billed as services are provided. Web development revenues are recognized upon contract completion whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Computer hardware and software sales revenues are recognized upon delivery of goods. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from three major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of September 30, 1997, these customers accounted for 64% of the Company's accounts receivable balance and 14% of the Company's total revenues.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  USWeb-Apex, Inc. has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. Apex Business Solutions is a sole proprietorship with all profits or losses recognized in the owner's personal income tax returns.

                                 USWEB HOUSTON

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Property and equipment, net:
     Computers and equipment .....................................   $ 51,000
     Furniture and fixtures.......................................     18,000
                                                                     --------
                                                                       69,000
     Less: accumulated depreciation...............................    (29,000)
                                                                     --------
                                                                     $ 40,000
                                                                     ========
   Accrued expenses:
     Payroll and related taxes....................................   $ 35,000
     Franchise Fees...............................................      7,000
     Sales Taxes..................................................      7,000
                                                                     --------
                                                                     $ 49,000
                                                                     ========

NOTE 3--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties from Inception to September 30, 1997 totaled $19,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires in November, 1997. Rent expense from Inception to September 30, 1997 totaled $18,000. Future minimum lease payments under this noncancelable operating lease as of September 30, 1997 total $4,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorized the Company to issue 1,000 shares of $1 par value Common Stock. At Inception the Company sold a total of 1,000 shares of Common Stock to the Founder of the Company.

NOTE 5--RELATED PARTY TRANSACTIONS:

  The Company has performed services on behalf of another USWeb affiliate. The transaction totaling $25,000 was accounted for at arms length with no special terms.

NOTE 6--SUBSEQUENT EVENTS:

  On October 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of USWeb New York Central

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb New York Central (formerly Reach Networks, Inc.) and its subsidiaries at April 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result for the outcome of this uncertainty.

Price Waterhouse LLP

New York, New York
November 4, 1997

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                           CONSOLIDATED BALANCE SHEET

                                                 APRIL 30,
                                           ----------------------   JULY 31,
                                              1996       1997         1997
                                           ---------- -----------  -----------
                                                                   (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................ $   40,160 $     3,331  $     8,896
 Accounts receivable, net of allowance for
  doubtful accounts of $92,336, $35,723
  and $21,812, respectively...............    852,192     116,267       93,686
 Unbilled costs and accrued earnings......         --      38,000      111,704
 Other receivables and prepayments .......     90,979      21,954       42,204
                                           ---------- -----------  -----------
    Total current assets..................    983,331     179,552      256,490
Equipment, net............................    964,864     425,843      394,973
Investment................................     25,000      25,000       25,000
Other assets..............................     16,997      16,559       17,560
                                           ---------- -----------  -----------
    Total assets.......................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========
      LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.........................  1,593,559   1,703,334    1,823,830
 Accrued expenses.........................     63,194     202,301      215,109
 Deferred revenue.........................     25,000      51,667      122,723
 Loans payable to stockholders............    192,499     192,890      214,710
                                           ---------- -----------  -----------
    Total current liabilities.............  1,874,252   2,150,192    2,376,372
Deferred tax liability....................      1,460          --           --
Commitments (Note 9)
Stockholders' equity:
 Preferred stock ($0.01 par value; 1,000
  shares authorized, none issued and
  outstanding)............................         --          --           --
 Common stock ($0.01 par value; 20,000
  shares authorized; 1,500 shares issued
  and outstanding, respectively)..........         15          15           15
 Additional paid-in capital...............     70,567      70,567       70,567
 Retained earnings (accumulated deficit)..     43,898  (1,573,820)  (1,752,931)
                                           ---------- -----------  -----------
    Total stockholders' equity (deficit)..    114,480  (1,503,238)  (1,682,349)
                                           ---------- -----------  -----------
    Total liabilities and stockholders'
     equity (deficit)..................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                          THREE MONTHS ENDED
                                 YEAR ENDED APRIL 30,          JULY 31,
                                -----------------------  ---------------------
                                   1996        1997         1996       1997
                                ----------  -----------  ----------  ---------
                                                             (UNAUDITED)
Revenues....................... $7,440,453  $ 6,465,099  $1,635,943  $ 567,583
Cost of revenues...............  5,024,629    4,683,703   1,178,556    431,910
                                ----------  -----------  ----------  ---------
  Gross Profit.................  2,415,824    1,781,396     457,387    135,673
                                ----------  -----------  ----------  ---------
Operating expenses:
  General and administrative...  1,662,554    1,779,733     342,481    203,590
  Product development..........    542,001      732,276      99,883     21,511
  Selling and marketing........    451,328      423,328      92,587     84,155
  Product line discontinuance..         --      454,654          --         --
                                ----------  -----------  ----------  ---------
    Total operating expenses...  2,655,883    3,389,991     534,951    309,256
                                ----------  -----------  ----------  ---------
    Loss from operations.......   (240,059)  (1,608,595)    (77,564)  (173,583)
                                ----------  -----------  ----------  ---------
Other income (expense):
  Interest income..............      2,678        3,031       1,212         --
  Interest expense.............     (1,200)     (10,694)     (1,330)    (5,528)
                                ----------  -----------  ----------  ---------
    Total other income (ex-
     pense)....................      1,478       (7,663)       (118)    (5,528)
    Loss before income taxes...   (238,581)  (1,616,258)    (77,682)  (179,111)
Provision (benefit) for income
 taxes.........................    (52,344)       1,460          --         --
                                ----------  -----------  ----------  ---------
    Net loss................... $ (186,237) $(1,617,718) $  (77,682) $(179,111)
                                ==========  ===========  ==========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                      AMOUNT
                                                    OUTSTANDING
                                                        ON         RETAINED        TOTAL
                          COMMON STOCK  ADDITIONAL OFFICER STOCK   EARNINGS    SHAREHOLDERS'
                          -------------    PAID      PURCHASE    (ACCUMULATED     EQUITY
                          SHARES AMOUNT  CAPITAL     AGREEMENT     DEFICIT)      (DEFICIT)
                          ------ ------ ---------- ------------- ------------  -------------
Balance at April 30,
 1995...................  1,500   $15    $70,567     $(10,378)   $   230,135    $   290,339
Forgiveness of amount
 outstanding on officer
 stock purchase
 agreement..............     --    --         --       10,378             --         10,378
Net loss................     --    --         --           --       (186,237)      (186,237)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1996...................  1,500    15     70,567           --         43,898        114,480
Net loss................     --    --         --           --     (1,617,718)    (1,617,718)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1997...................  1,500    15     70,567           --     (1,573,820)    (1,503,238)
Net loss................     --    --         --           --       (179,111)      (179,111)
                          -----   ---    -------     --------    -----------    -----------
Balance at July 31, 1997
 (Unaudited)............  1,500   $15    $70,567     $     --    $(1,752,931)   $(1,682,349)
                          =====   ===    =======     ========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           THREE MONTHS ENDED
                                   YEAR ENDED APRIL 30,         JULY 31,
                                   ----------------------  -------------------
                                     1996        1997        1996      1997
                                   ---------  -----------  --------  ---------
                                                              (UNAUDITED)
Net cash flows from operating ac-
 tivities
  Net loss........................ $(186,237) $(1,617,718) $(77,682) $(179,111)
  Adjustments to reconcile net
   loss to net cash provided by
   operating activities
    Product line discontinuance...        --      360,154        --         --
    Depreciation and amortization.   254,701      288,077    70,187     29,178
    Provision for doubtful ac-
     counts.......................    81,036      193,773        --         --
    Stock grant compensation......    10,378           --        --         --
    Changes in operating assets
     and liabilities
      Accounts receivable.........  (248,731)     542,152  (224,280)    22,581
      Unbilled costs and accrued
       earnings...................        --      (38,000)       --    (73,704)
      Deferred taxes..............    68,756       (1,460)   (1,460)        --
      Other receivables and pre-
       payments...................    (4,075)      69,025    11,678    (20,250)
      Accounts payable............   610,082      109,775   231,233    120,496
      Accrued expenses............  (210,000)     139,107    87,122     12,808
      Deferred revenue............  (211,576)      26,667        --     71,056
      Income taxes................  (143,062)          --        --         --
      Other assets................       861          438        --     (1,001)
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   operating activities...........    22,133       71,990    96,798    (17,947)
                                   ---------  -----------  --------  ---------
Cash flows from investing activi-
 ties
  Capital expenditures............  (406,915)    (109,210)  (19,174)     1,692
  Purchase of investment..........   (25,000)          --        --         --
                                   ---------  -----------  --------  ---------
  Net cash used in investing ac-
   tivities.......................  (431,915)    (109,210)  (19,174)     1,692
                                   ---------  -----------  --------  ---------
Cash flows from financing activi-
 ties
  Net increase (decrease) in
   borrowings from stockholders...   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   financing activities...........   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
Net increase (decrease) in cash
 and cash equivalents.............  (239,673)     (36,829)   35,459      5,565
Cash and cash equivalents, begin-
 ning of period...................   279,833       40,160    40,160      3,331
                                   ---------  -----------  --------  ---------
Cash and cash equivalents, end of
 period........................... $  40,160  $     3,331  $ 75,619  $   8,896
                                   =========  ===========  ========  =========
Cash paid during the period for:
  Interest........................ $      --  $     6,394  $     --  $      --
                                   =========  ===========  ========  =========
  Income taxes.................... $  33,240  $       267  $    267  $      --
                                   =========  ===========  ========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OF THE COMPANY AND BASIS OF PRESENTATION

  USWeb New York Central (the "Company"), formerly Reach Networks, Inc., was incorporated in 1993 under the laws of the State of Delaware and during 1993 merged with its predecessor, Reach Networks, Inc., a New York Corporation, incorporated in 1988. The Company, a provider of communications software and services, was primarily engaged in the development, marketing, licensing and maintenance of private on-line networks based on Internet standards that were targeted towards business organizations and associations. The Company developed and maintained private on-line networks for customers in the United States, Europe and Asia.

  During 1997, the Company's management shifted the Company's product focus to provide solutions to complex information flows through the use of Internet technologies. During 1997 the Company began to derive significant revenues from custom application and website development and design, systems integration and support services including web/server hosting and management.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses for the years ended April 30, 1996 and 1997. At April 30, 1997 the Company had an accumulated deficit of $1,573,820 and a working capital deficit of $1,970,640. Such losses have primarily resulted from the decreasing demand for private on-line networks and the transition by the Company to becoming a provider of Internet solutions. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations as they come due. The Company has a pending merger agreement with USWeb Corporation ("USWeb") and a pending stock purchase agreement with unaffiliated parties and it believes that when and if such arrangements are consummated will provide sufficient funding to meet its planned business objectives (Note 11). These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of consolidation

  The consolidated financial statements include the accounts of Reach Networks, Inc. and its wholly owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Losses of majority-owned subsidiaries are not allocated to minority interests if such allocation results in the minority interest becoming negative. To date, the Company's majority-owned subsidiaries have incurred cumulative operating losses and no allocation of losses has been made in excess of the original capital contributions of the minority interests.

 Revenue recognition

  License fees are recognized upon delivery of the Company's online network products and the completion of all significant vendor obligations. Network management and website hosting fees are recognized as services are performed. Fees derived from long-term network or website management contracts are recognized ratably over the life of the underlying contracts.

  Communication fees received by the Company for providing network access as well as incremental charges, which generally consist of faxing and mailing services, are recognized upon performance of the service.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Development fees from short-term projects to customize the Company's proprietary software, custom software development on behalf of customers and website development are recognized using the completed contract method. These short-term projects were generally less than nine months in duration. The Company records a current asset for network development projects in process on the reporting date when the accumulated costs exceed related billings or a current liability when the excess accumulated billings exceed related costs. Unbilled costs and accrued earnings consist primarily of services performed which were not billed at the end of the period.

 Product development expenses

  Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, ("SFAS No. 86"), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs incurred after the establishment of technological feasibility are capitalized and amortized to cost of revenues on a straight-line basis over the expected useful life of the software. Product development costs incurred prior to the attainment of technological feasibility are expensed as incurred. As of April 30, 1996 and 1997, the Company had no capitalized software development costs.

 Advertising costs

  Advertising costs are expensed as incurred. Advertising costs included in selling and marketing expenses were $90,498 for the year ended April 30, 1996. No significant advertising costs were incurred subsequent to fiscal 1996.

 Cash and cash equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Equipment

  Equipment is stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided on the shorter of the useful life of the improvement or the remaining lease term.

 Income taxes

  Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Fair Value of Financial Instruments

  The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable to stockholders approximate their fair values due to the relatively short maturity of these investments.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


 Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Data

  The unaudited financial data at July 31, 1997 and for the three months ended July 31, 1996 and 1997 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows. The results of operations for the three months ended July 31, 1997 are not necessarily indicative of the operating results to be expected for the entire year ending April 30, 1998.

3. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF RISKS

  The Company is dependent on a limited number of customers for a substantial portion of its revenues. One customer accounted for approximately 39% and 34% of revenues in 1996 and 1997, respectively and approximately 25% and 20% of accounts receivable as of April 30, 1996 and 1997, respectively. In connection with the discontinuation of its private on-line network products the Company terminated service to such customer in 1998. A second customer, which accounted for 29% and 14% of revenues in 1996 and 1997, respectively, and 24% of accounts receivable as of April 30, 1996 did not renew its contract that expired in March 1997. A third customer accounted for 10% of revenues in 1996 none of which was outstanding as of April 30, 1996. A fourth customer accounted for 22% of revenues in 1997 and 28% of accounts receivable as of April 30, 1997.

  Financial instruments which potentially subject the Company concentrations of credit risk are primarily cash, accounts receivable, accounts payable and loans payable to stockholders. The Company generally does not require collateral and its trade receivables are unsecured.

4. EQUIPMENT

  Equipment is comprised of:

                                   ESTIMATED       APRIL 30,
                                  USEFUL LIFE ---------------------   JULY 31,
                                    (YEARS)      1996       1997        1997
                                  ----------- ----------  ---------  -----------
                                                                     (UNAUDITED)
Network equipment and computers.        5     $1,144,965  $ 519,620   $ 517,928
Furniture and fixtures..........       10        145,490    146,037     146,037
Software licenses...............        3        175,245     62,323      62,323
Leasehold improvements..........                  52,127     52,127      52,127
                                              ----------  ---------   ---------
  Total equipment...............               1,517,827    780,107     778,415
Less--accumulated depreciation
 and amortization...............                (552,963)  (354,264)   (383,442)
                                              ----------  ---------   ---------
  Net equipment.................              $  964,864  $ 425,843   $ 394,973
                                              ==========  =========   =========

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. LOANS PAYABLE TO STOCKHOLDERS

  The Company has loans payable to stockholders, who are also employees of the Company, which represent amounts owed for funds loaned to the Company and deferred salaries. Loans payable to stockholders are comprised as follows:

                                                       APRIL 30,
                                                   -----------------  JULY 31,
                                                     1996     1997      1997
                                                   -------- -------- -----------
                                                                     (UNAUDITED)
Borrowings from stockholders...................... $168,298 $167,390  $180,390
Deferred salary...................................   23,001   20,000    28,792
Accrued interest..................................    1,200    5,500     5,528
                                                   -------- --------  --------
                                                   $192,499 $192,890  $214,710
                                                   ======== ========  ========

  During 1996 and 1997, the interest rate on loans from stockholders averaged 9% and 10%, respectively. Interest expense on loans payable to stockholders amounted to $1,200 and $10,694 in 1996 and 1997, respectively.

6. INCOME TAXES

  The (benefit) provision for income taxes consisted of the following:

                                                                   THREE MONTHS
                                                                       ENDED
                                                    APRIL 30,        JULY 31,
                                                 ----------------- ------------
                                                   1996      1997   1996   1997
                                                 ---------  ------ ------ ------
                                                                    (UNAUDITED)
Current
  Federal....................................... $ (75,320) $  --  $  --  $  --
  State and local...............................   (45,780)    --     --     --
                                                 ---------  ------ ------ ------
                                                  (121,100)    --     --     --
Deferred
  Federal.......................................    68,756   1,460    --     --
  State and local...............................       --      --     --     --
                                                 ---------  ------ ------ ------
    (Benefit) provision for income taxes........ $ (52,344) $1,460    --     --
                                                 =========  ====== ====== ======

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                             THREE MONTHS
                                           YEAR ENDED            ENDED
                                            APRIL 30,          JULY 31,
                                           --------------    ----------------
                                           1996     1997      1996      1997
                                           -----    -----    ------    ------
                                                              (UNAUDITED)
Statutory rate............................   (34)%    (34)%     (34)%     (34)%
State income taxes, net of federal bene-
 fit......................................   (13)%    (13)%     (13)%     (13)%
Nondeductible expense and other...........     2 %     (3)%      --        --
Valuation Allowance.......................    24 %     50 %      47 %      47 %
                                           -----    -----    ------    ------
Effective income tax rate.................    21 %     --        --        --
                                           =====    =====    ======    ======

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Deferred income taxes at April 30, 1996 and 1997 and July 31, 1997 consisted of the following:

                                                      APRIL 30,
                                                  ------------------  JULY 31,
                                                    1996      1997      1997
                                                  --------  -------- -----------
                                                                     (UNAUDITED)
Current deferred tax assets
   Allowance for doubtful accounts...............  $31,544  $ 16,794  $ 10,251
  Accrued expenses...............................       --    44,415    44,415
                                                  --------  --------  --------
                                                    31,544    61,209    54,666
Noncurrent deferred tax assets
   Equipment write-off...........................       --   169,272   169,272
  Net operating loss.............................   81,118   611,000   705,000
                                                  --------  --------  --------
                                                    81,118   780,272   874,272
                                                  --------  --------  --------
Noncurrent deferred tax liabilities..............   57,460   125,490   130,396
                                                  --------  --------  --------
Net deferred tax asset...........................   55,202   715,991   798,542
Less: valuation allowance........................   56,662   715,991   798,542
                                                  --------  --------  --------
  Net deferred tax asset (liability)............. $ (1,460) $     --  $     --
                                                  ========  ========  ========

  In consideration of the Company's losses during 1996 and 1997 and the uncertainty of its ability to utilize deferred tax benefits in the future, the Company has recorded a valuation allowance for deferred tax benefits in excess of net operating loss amounts that can be carried back to prior years for federal and state income tax purposes. The Company has net operating loss carryforwards of approximately $1,300,000 and $1,500,000 at April 30, 1997 and July 31, 1997, which begin to expire in 2011. These losses are subject to limitation on future years utilization should certain ownership changes occur (Note 11).

7. EMPLOYEE STOCK GRANTS AND ISSUANCES

  In October 1993, the Company issued 150 shares of common stock to an officer of the Company in return for a non-recourse promissory note in the principal amount of $20,756. One-half the principal amount of the note was to be automatically forgiven on each of the first and second anniversary dates of the issuance date of the note, provided the officer continued to be an employee. As of April 30, 1996, the note has been forgiven in its entirety and the Company has recorded compensation expense of $10,378 in the year ending April 30, 1996.

8. STOCK OPTION PLAN AND DEFINED CONTRIBUTION PLAN

 Stock option plan

  During 1995, the Company implemented an employee stock option plan whereby options to purchase up to 100 shares of common stock may be granted to key employees, directors and consultants. As of April 30, 1997 there have been no options granted under the plan.

 Defined contribution plan

  Company employees may participate in an employee savings plan maintained by the Company pursuant to Section 401(k) of the Internal Revenue Code ("IRC"). Eligible participants may contribute a percentage of their pretax salaries, subject to certain IRC limitations. The plan provides for employer matching contributions to be made at the discretion of the Company. There were no discretionary amounts contributed to the plan during the years ended April 30, 1996 and 1997 and three months ended July 31, 1997.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. COMMITMENTS

 Network access agreement

  Pursuant to a non-cancelable agreement expiring in fiscal 1998, the Company committed to monthly minimum usage levels with its network access provider. The annual minimum usage commitments amount to $600,000 and $150,000 in 1997 and 1998, respectively. The Company's actual network access usage significantly exceeded the contractually required minimums for each of the years ended April 30, 1996 and 1997. In May 1997, the Company and the network access provider mutually agreed to terminate the agreement.

 Leases

  The Company leases its facilities and certain office equipment under non-cancelable operating leases. Future rental payments on a fiscal year basis under operating leases with initial terms in excess of one year are as follows:

       1998............................................................ $133,056
       1999............................................................  132,944
       2000............................................................  131,712
       2001............................................................   89,633
       2002............................................................      --
                                                                        --------
                                                                        $487,345
                                                                        ========

  Rent expense approximated $157,900 and $189,000, for the years ended April 30, 1996 and 1997, respectively.

 Employment contracts

  The Company has entered into employment agreements with certain employees and officers, who are also stockholders of the Company. The agreements provide for payments, upon termination of the employee, of an amount equal to 50% of the employee's annual base salary.

10. DISCONTINUED PRODUCT LINES

  During 1997 the Company discontinued its private on-line network products and services and abandoned the related network computer equipment and software licenses having a net book value of $360,154. Approximately $7,361,000 and $4,365,000 of the Company's revenues in 1996 and 1997 were generated from private on-line network products and services.

  The Company also terminated one of its employees, who instituted litigation against the Company claiming breach of contract. In October of 1997 the Company and the employee, who is a stockholder, entered into a settlement agreement, which is contingent upon completion of the USWeb share exchange (Note 11). The Company has accrued the costs associated with the pending settlement as of April 30, 1997, which are expected to be less than $100,000.

  Additionally, the Company discontinued development of a private on-line network for the architectural industry in which the Company incurred development and administrative expenses which are included in product development and general and administration expenses, in the amount of $572,000 during the year ended April 30, 1997.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. SUBSEQUENT EVENTS

  In October 1997, the Company issued 265 shares of its common stock to certain employees and consultants with immediate vesting in consideration of current services being performed.

  In October of 1997 the Company entered into a merger agreement with USWeb whereby the stockholders of the Company will exchange their shares of common stock for shares of USWeb and the Company will become a wholly-owned subsidiary of USWeb. The closing of the share exchange is subject to certain conditions, which can be waived by USWeb, including the attainment of a specified working capital level. As of November 3, 1997 the Company has not met the working capital requirement. The number of shares to be issued by USWeb is subject to adjustment during the first year subsequent to the completion of the share exchange based on the Company's performance. The Company also entered into a stock purchase agreement during October 1997 with unaffiliated third parties whereby the Company will issue and sell 793.82 shares of its common stock at a price of $1,259.73 per share, providing gross proceeds of $1,000,000. The issuance and sale will be executed contemporaneously with the closing of the USWeb share exchange.

  During September of 1997, the Company entered into an agreement to sell a subsidiary to a former employee which had developed a product for the digital delivery of information over the Internet using a "push" technology. The subsidiary had ceased operations in February 1997 and had generated minimal revenue. The Company received a note, secured by the stock of the subsidiary, in the principal amount of $500,000. The note is payable in four equal quarterly installments commencing September 30, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Inter.logic.studios, inc.

  In our opinion, the accompanying balance sheet and the related statement of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Inter.logic.studios, inc. at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 24, 1998

                           INTER.LOGIC.STUDIOS, INC.

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $ 87,000
  Accounts receivable..............................................    531,000
  Deferred contract costs..........................................     60,000
  Prepaid expenses and other current assets........................     13,000
  Loan to employees................................................      8,000
                                                                      --------
    Total current assets...........................................    699,000
Property and equipment, net........................................    154,000
                                                                      --------
                                                                      $853,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 41,000
  Deferred revenue.................................................    110,000
  Notes payable, current portion...................................     36,000
  Accrued expenses.................................................      2,000
                                                                      --------
    Total current liabilities......................................    189,000
                                                                      --------
Note payable, less current portion.................................     42,000
                                                                      --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock, $0.01 par value, 6,000,000 shares authorized;
   3,900,000 shares issued and outstanding.........................      2,000
  Retained earnings................................................    620,000
                                                                      --------
    Total shareholders' equity.....................................    622,000
                                                                      --------
                                                                      $853,000
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Revenues...........................................................  $1,712,000
Cost of revenues...................................................     808,000
                                                                     ----------
  Gross profit.....................................................     904,000
                                                                     ----------
Operating expenses:
  Sales, general and administrative................................     336,000
                                                                     ----------
Net income from operations                                              568,000
Interest expense, net..............................................      (3,000)
                                                                     ----------
Net income.........................................................  $  565,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK                 TOTAL
                                        ---------------- RETAINED  SHAREHOLDERS'
                                         SHARES   AMOUNT EARNINGS     EQUITY
                                        --------- ------ --------  -------------
Balance at December 31, 1996........... 3,900,000 $2,000 $226,000    $228,000
Distribution to shareholders...........        --     -- (171,000)   (171,000)
Net income.............................        --     --  565,000     565,000
                                        --------- ------ --------    --------
Balance at December 31, 1997........... 3,900,000 $2,000 $620,000    $622,000
                                        ========= ====== ========    ========





   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................  $ 565,000
 Adjustments to reconcile net income to net cash provided by oper-
  ating activities:
  Loss on disposal of property and equipment......................      4,000
  Depreciation and amortization...................................     26,000
  Changes in current assets and liabilities:
   Accounts receivable............................................   (407,000)
   Prepaid expenses and other current assets......................    (68,000)
   Accounts payable...............................................     32,000
   Deferred revenue...............................................    110,000
   Accrued expenses...............................................     16,000
                                                                    ---------
    Net cash provided by operating activities.....................    278,000
                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans to employees                                                    (7,000)
 Purchase of property and equipment...............................    (98,000)
                                                                    ---------
    Net cash used in investing activities.........................   (105,000)
                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable......................................    132,000
 Repayment of notes payable.......................................    (54,000)
 Distributions to shareholders....................................   (171,000)
                                                                    ---------
    Net cash used in financing activities.........................    (93,000)
                                                                    ---------
Net increase in cash and cash equivalents.........................     80,000
Cash and cash equivalents at beginning of year....................      7,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $  87,000
                                                                    =========
SUPPLEMENTAL DISCLOSURES:
 Interest paid....................................................  $   4,000
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Inter.logic.studios, inc., (the "Company"), was incorporated in Georgia on September 5, 1995 and provides professional consulting services including internet technology integration, web page and intranet design, production and maintenance.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues from fixed-price development agreements are recognized under the completed- contract method whereby income is recognized only when the contract is substantially competed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Significant customers

  At December 31, 1997, two customers accounted for 25% and 63% of total accounts receivable, respectively, and 43% and 28% of revenue, respectively, for the year ended December 31, 1997.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over the estimated useful lives of the assets respective assets, which range from five to seven years.

 Income taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Property and equipment:
     Computer equipment............................................   $181,000
     Furniture and fixtures........................................     24,000
     Office equipment..............................................      8,000
                                                                      --------
                                                                       213,000
     Less: Accumulated depreciation and amortization...............    (59,000)
                                                                      --------
                                                                      $154,000
                                                                      ========

NOTE 3--NOTES PAYABLE:

  During the year ended December 31, 1998, the Company borrowed $132,000 under notes payable which bear interest at 10.5% and are secured by computer equipment. The outstanding note payable balance of

                           INTER.LOGIC.STUDIOS, INC.

$78,000 at December 31, 1997 is due in monthly installments of principal and interest of $3,000 through February 2000.

  Principal and interest payments under this note payable are as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
     1998.............................................................. $36,000
     1999..............................................................  36,000
     2000..............................................................   6,000
                                                                        -------
                                                                        $78,000
                                                                        =======

NOTE 4--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2003. Rent expense for the year ended December 31, 1997 was $53,000. Future minimum lease payments under noncancelable operating at December 31, 1997 are as follows:

   YEAR ENDING                                                        OPERATING
   DECEMBER 31,                                                        LEASES
   ------------                                                       ---------
     1998............................................................ $105,000
     1999............................................................   36,000
     2000............................................................    4,000
     2001............................................................    4,000
     2002............................................................    4,000
     Thereafter......................................................    1,000
                                                                      --------
     Total minimum lease payments.................................... $154,000
                                                                      ========

NOTE 5--SUBSEQUENT EVENTS:

 Equity Transactions

  On January 1, 1998 the Company amended its Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to 6,000,000 and decrease the par value of the Company's stock to $0.01 per share. The Company declared a 2,600-for-one Common Stock dividend to its shareholders. The financial statements have been retroactively restated to reflect this stock dividend.

  On January 31, 1998, the Company declared a dividend in the amount of $124,000, which was paid during February 1998 and March 1998. The financial statements have been retroactively restated to reflect this stock dividend.

 Stock Option Plan

  On January 1, 1998, the Company adopted a Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. The Company has reserved 400,000 shares of Common Stock for issuance under the Plan.

                           INTER.LOGIC.STUDIOS, INC.

  The exercise price of options granted under the Plan is determined by the Plan Administrator, as defined. With respect to incentive stock options granted under the Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Options outstanding under the Plan have a term of ten years, except for those issued to participants who own more than 10% of the voting power of the Company's outstanding capital stock, which have a term of five years.

  During February and March 1998, the Company granted 219,600 stock options with exercise prices of $0.30 per share. These options automatically vested upon completion of the Acquisition (see Acquisition below).

 Note Payable

  On March 19, 1998, the Company borrowed $25,000 under a bank loan which bears interest at 10.5%. Principal and accrued interest on this loan are due on April 20, 1998.

 Acquisition

  On March 24, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 294,495 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


  To the Board of Directors and Shareholders of Quest Interactive Media, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Quest Interactive Media, Inc. at March 31, 1997 and January 31, 1998, and the results of its operations and its cash flows for the year ended March 31, 1997 and the ten months ended January 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                         QUEST INTERACTIVE MEDIA, INC.

                                 BALANCE SHEET

                                                         MARCH 31,  JANUARY 31,
                                                           1997        1998
                                                         ---------  -----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $   3,000   $      --
  Accounts receivable, net..............................    65,000     123,000
                                                         ---------   ---------
    Total current assets................................    68,000     123,000
Property and equipment, net.............................    15,000      32,000
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========
         LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................... $  49,000   $  70,000
  Accrued liabilities...................................   189,000     283,000
  Current portion of notes payable......................     5,000       5,000
  Unearned revenue......................................        --      42,000
  Other current liabilities.............................     9,000          --
                                                         ---------   ---------
    Total current liabilities...........................   252,000     400,000
Notes payable...........................................    20,000      15,000
                                                         ---------   ---------
                                                           272,000     415,000
                                                         ---------   ---------
Shareholders' deficit:
  Common Stock, no par value, 10,000 shares authorized;
   5,600 shares issued and outstanding..................        --          --
  Accumulated deficit...................................  (189,000)   (260,000)
                                                         ---------   ---------
    Total shareholders' deficit.........................  (189,000)   (260,000)
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF OPERATIONS

                                                            TEN MONTHS ENDED
                                                 YEAR ENDED    JANUARY 31,
                                                 MARCH 31,  ------------------
                                                    1997      1997      1998
                                                 ---------- --------  --------
                                                         (UNAUDITED)
Net revenues....................................  $286,000  $198,000  $481,000
Cost of net revenues............................   154,000   112,000   236,000
                                                  --------  --------  --------
  Gross profit..................................   132,000    86,000   245,000
                                                  --------  --------  --------
Operating expenses:
  General and administrative....................   163,000   135,000   264,000
  Marketing, sales and support..................    17,000    15,000    51,000
                                                  --------  --------  --------
    Total operating expenses....................   180,000   150,000   315,000
                                                  --------  --------  --------
Loss from operations............................   (48,000)  (64,000)  (70,000)
Interest expense................................     2,000     1,000     1,000
                                                  --------  --------  --------
Net loss........................................  $(50,000) $(65,000) $(71,000)
                                                  ========  ========  ========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                         COMMON STOCK                  TOTAL
                                         ------------- ACCUMULATED SHAREHOLDERS'
                                         SHARES AMOUNT   DEFICIT      DEFICIT
                                         ------ ------ ----------- -------------
Balance at March 31, 1996............... 5,600   $--    $(139,000)   $(139,000)
Net loss................................    --    --      (50,000)     (50,000)
                                         -----   ---    ---------    ---------
Balance at March 31, 1997............... 5,600    --     (189,000)    (189,000)
Net loss................................    --            (71,000)     (71,000)
                                         -----   ---    ---------    ---------
Balance at January 31, 1998............. 5,600   $--    $(260,000)   $(260,000)
                                         =====   ===    =========    =========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF CASH FLOWS

                                                             TEN MONTHS ENDED
                                                  YEAR ENDED    JANUARY 31,
                                                  MARCH 31,  ------------------
                                                     1997      1997      1998
                                                  ---------- --------  --------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................   $(50,000) $(65,000) $(71,000)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization.................      5,000     5,000     8,000
  Changes in current assets and liabilities:
   Accounts receivable, net.....................    (36,000)    8,000   (58,000)
   Accounts payable.............................     30,000    20,000    21,000
   Accrued liabilities..........................     65,000    44,000    94,000
   Unearned revenue.............................         --        --    42,000
   Other current liabilities....................         --        --    (9,000)
                                                   --------  --------  --------
    Net cash provided by operating activities...     14,000    12,000    27,000
                                                   --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment.............    (18,000)  (20,000)  (25,000)
                                                   --------  --------  --------
    Net cash used in investing activities.......    (18,000)  (20,000)  (25,000)
                                                   --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from (repayment of) note payable......      7,000    10,000    (5,000)
                                                   --------  --------  --------
    Net cash provided by (used in) financing ac-
     tivities...................................      7,000    10,000    (5,000)
                                                   --------  --------  --------
Net increase (decrease) in cash and cash equiva-
 lents..........................................      3,000     2,000    (3,000)
Cash and cash equivalents at beginning of peri-
 od.............................................         --        --     3,000
                                                   --------  --------  --------
Cash and cash equivalents at end of period......   $  3,000  $  2,000  $     --
                                                   ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMA-
 TION:
 Interest paid..................................   $  2,000  $  1,000  $  1,000
                                                   ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Quest Interactive Media, Inc., (the "Company") provides web site design and maintenance, database design and management and software customization services to clients in the United States, primarily in the Southeast. The Company was incorporated in Tennessee on March 27, 1995.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues are recognized over the period of each engagement using primarily the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

 Interim financial information

  The accompanying interim financial statements for the ten months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and reflect all adjustments which, include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the ten months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash in a checking account with a high quality financial institution. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

  The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                                                 TEN MONTHS
                                                                    ENDED
                                                      YEAR ENDED JANUARY 31,
                                                      MARCH 31,  -------------
                                                         1997    1997    1998
                                                      ---------- -----   -----
                                                           (UNAUDITED)
   Customer A........................................     28%       26%     38%
   Customer B........................................     26%       28%     --
   Customer C........................................     10%       14%     --
   Customer D........................................     11%       --      --

                         QUEST INTERACTIVE MEDIA, INC.

  The following table summarizes the receivable balances as a percentage of total accounts receivable for the customers presented above:

                                                            TEN MONTHS ENDED
                                                YEAR ENDED     JANUARY 31,
                                                 MARCH 31,  ------------------
                                                   1997       1997      1998
                                                ----------- --------  --------
                                                (UNAUDITED)
   Customer A..................................      44%          --         5%
   Customer D..................................      14%          --        --

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 4 to 8 years.

 Advertising

  Advertising costs are expensed as incurred, in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising expense was $43,000, $3,000 (unaudited) and $3,000 for the ten months ended January 31, 1998 and 1997, and the year ended March 31, 1997, respectively.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                          MARCH 31,  JANUARY 31,
                                                            1997        1998
                                                          ---------  -----------
   Accounts receivable, net:
     Accounts receivable................................. $ 67,000    $130,000
     Less: Allowance for doubtful accounts...............   (2,000)     (7,000)
                                                          --------    --------
                                                          $ 65,000    $123,000
                                                          ========    ========
   Property and equipment, net:
     Office equipment.................................... $ 25,000    $ 50,000
     Less: Accumulated depreciation......................  (10,000)    (18,000)
                                                          --------    --------
                                                          $ 15,000    $ 32,000
                                                          ========    ========
   Accrued liabilities:
     Payroll and related expenses........................ $179,000    $273,000
     Taxes payable.......................................   10,000      10,000
                                                          --------    --------
                                                          $189,000    $283,000
                                                          ========    ========


NOTE 3--RELATED PARTY TRANSACTIONS:

  On May 1, 1995, the Company entered into a loan agreement with a related party shareholder to raise capital in the amount of $25,000. The principal amount plus accrued interest is due in five annual installments of $5,000 each, commencing April 30, 1997, with the final payment due on April 30, 2001. Interest accrues at a rate of 6% per annum. The note is secured by 5,600 shares of the Company's Common Stock.

NOTE 4--INCOME TAXES:

  No provision for income taxes has been recognized for the ten months ended January 31, 1998 and 1997 (unaudited) or the year ended March 31, 1997, as the Company incurred net operating losses for income tax purposes and has no carryback ability. Deferred income taxes were not significant at January 31, 1998 or March 31, 1997.

                         QUEST INTERACTIVE MEDIA, INC.

NOTE 5--BORROWINGS:

  Notes payable consists of amounts payable to a related party shareholder which are secured by 5,000 shares of Common Stock as follows:

                                                          MARCH 31, JANUARY 31,
                                                            1997       1998
                                                          --------- -----------
   6% note; principal and interest payable annually; ma-
    tures April 30, 2001................................   $25,000    $20,000
   Less: current portion................................     5,000      5,000
                                                           -------    -------
                                                           $20,000    $15,000
                                                           =======    =======

  Principal payments under notes payable are as follows:

   YEAR ENDING
    MARCH 31,
   -----------
     1998.............................................................. $ 5,000
     1999..............................................................   5,000
     2000..............................................................   5,000
     2001..............................................................   5,000
                                                                        -------
       Total........................................................... $20,000
                                                                        =======

NOTE 6--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through April 30, 2000. Rent expense for the ten months ended January 31, 1998 and 1997, and March 31, 1997 was $18,000, $9,000 (unaudited) and $10,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating leases as of January 31, 1998, are as follows:

    YEAR ENDED                                                        OPERATING
    MARCH 31,                                                          LEASES
    ----------                                                        ---------
     1998............................................................ $  7,000
     1999............................................................   42,000
     2000............................................................   41,000
     2001............................................................   10,000
                                                                      --------
       Total minimum lease payments.................................. $100,000
                                                                      ========

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of no par value Common Stock. At January 31, 1998 and March 31, 1997, 5,600 shares were outstanding. All outstanding shares are held by an officer of the Company.

NOTE 8--SUBSEQUENT EVENTS:

  On March 27, 1998 the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 73,624 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Ensemble Corporation

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Ensemble Corporation at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                              ENSEMBLE CORPORATION

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................  $  536,000
  Accounts receivable, net.........................................   1,291,000
  Inventory........................................................      17,000
  Shareholder loan.................................................      58,000
  Prepaid expenses and other current assets........................       9,000
                                                                     ----------
    Total current assets...........................................   1,911,000
Property and equipment, net........................................     549,000
Other assets.......................................................      20,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable.....................................................  $   10,000
  Accounts payable.................................................     133,000
  Accrued liabilities and taxes payable............................     245,000
  Unearned revenues................................................      73,000
  Capital lease obligations, current portion.......................     171,000
                                                                     ----------
    Total current liabilities......................................     632,000
Long-term liabilities:
  Deferred taxes liabilities.......................................     332,000
  Capital lease obligation, non-current............................     223,000
                                                                     ----------
    Total liabilities..............................................   1,187,000
                                                                     ----------
Shareholders' equity:
  Common Stock: $.001 par value, 10,000,000 shares authorized,
   2,625,000 shares issued and outstanding at December 31, 1997           3,000
  Additional paid-in-capital.......................................      72,000
  Retained earnings................................................   1,218,000
                                                                     ----------
    Total shareholders' equity.....................................   1,293,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Net revenues.......................................................  $6,745,000
Cost of net revenues...............................................   4,408,000
                                                                     ----------
  Gross profit.....................................................   2,337,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     590,000
  General and administrative.......................................     951,000
                                                                     ----------
    Total operating expenses.......................................   1,541,000
                                                                     ----------
Income from operations.............................................     796,000
Interest income....................................................      12,000
Interest expense...................................................     (28,000)
                                                                     ----------
Income before income taxes.........................................     780,000
Provision for income taxes.........................................    (298,000)
                                                                     ----------
Net income.........................................................  $  482,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                       STATEMENT OF SHAREHOLDERS' EQUITY

                             COMMON STOCK   ADDITIONAL                TOTAL
                           ----------------  PAID-IN    RETAINED  SHAREHOLDERS'
                            SHARES   AMOUNT  CAPITAL    EARNINGS     EQUITY
                           --------- ------ ---------- ---------- -------------
Balance at December 31,
 1996..................... 2,625,000 $3,000  $72,000   $  736,000  $  811,000
Net income................                                482,000     482,000
                           --------- ------  -------   ----------  ----------
Balance at December 31,
 1997..................... 2,625,000 $3,000  $72,000   $1,218,000  $1,293,000
                           ========= ======  =======   ==========  ==========





   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................  $ 482,000
 Adjustments to reconcile net loss to net cash provided by operat-
  ing activities:
  Depreciation and amortization...................................    204,000
  Changes in assets and liabilities:
   Accounts receivable............................................   (714,000)
   Inventory......................................................     (9,000)
   Prepaid expenses and other current assets......................     78,000
   Other assets...................................................     (2,000)
   Accounts payable...............................................    (32,000)
   Accrued liabilities and other payables.........................    (53,000)
   Unearned revenues..............................................     73,000
   Deferred tax liabilities.......................................    215,000
                                                                    ---------
    Net cash provided by operating activities.....................    242,000
                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment...............................   (128,000)
                                                                    ---------
    Net cash used in investing activities.........................   (128,000)
                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of note payable........................................    (11,000)
 Repayment of shareholder.........................................      2,000
 Principal payment on capital lease obligation....................   (134,000)
                                                                    ---------
    Net cash used in financing activities.........................   (143,000)
                                                                    ---------
Net decrease in cash and cash equivalents.........................    (29,000)
Cash and cash equivalents at beginning of year....................    564,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $ 535,000
                                                                    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest...........................................  $  24,000
                                                                    =========
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING ACTIVITIES:
 Acquisition of equipment under capitalized leases................  $ 246,000
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                             ENSEMBLE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Ensemble Corporation (the "Company") was incorporated in 1991 in Texas. The Company provides technology services in the South Central United States in the areas of client/server applications, Internet/Intranet design and implementations, back-office network and infrastructure implementations and business technology planning.

  The Company also recognizes revenues from Internet access, third-parties software and hardware purchased and resold to clients. However, revenues from such activities have been immaterial to date.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives most of its revenues from consulting agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time-and-materials agreements are recognized and billed as the services are provided. Unearned revenues represent the amount of revenues received in advance of services being performed.

 Cash equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral. The Company maintains an allowance for doubtful accounts receivable based upon their expected collectibility. The following customers accounted for more than 10% of total accounts receivable at December 31, 1997:

   Company A................................................................ 19%
   Company B................................................................ 13%
   Company C................................................................ 11%

  Customer D accounted for 17% of total net revenues for the year ended December 31, 1997.

  The Company has also established a number of strategic relationships with leading software companies including Microsoft and Borland. The loss of any of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology and to cross-sell additional services.

                             ENSEMBLE CORPORATION

 Inventory

  Inventory includes hardware and software to be resold and is stated at the lower of cost or market, cost being determined using the first-in, first-out
(FIFO) method. A reserve for excess or obsolete inventory is recorded when quantities on hand exceed customer's requirements.

 Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123").

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rate are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including accounts receivable, shareholder loan, notes and accounts payable, and capital lease obligations have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   PROPERTY AND EQUIPMENT, NET:
     Computer equipment............................................  $ 157,000
     Furniture and fixtures........................................    177,000
     Property and equipment acquired under capital leases..........    607,000
     Leasehold improvements........................................     38,000
                                                                     ---------
                                                                       979,000
     Less: Accumulated depreciation and amortization...............   (430,000)
                                                                     ---------
                                                                     $ 549,000
                                                                     =========

                             ENSEMBLE CORPORATION

NOTE 3--RELATED PARTY TRANSACTIONS:

  The Company internally developed certain computer game software beginning in 1994 through April 1996. In February 1996, a license agreement was executed between the Company and Ensemble Studios Corporation, an affiliate of the Company, for the exclusive use of the subject software by Ensemble Studios Corporation. The entire fee of $265,000 received under this agreement was recorded as revenue in 1996. In addition, during the year ended December 31, 1997, there were employees of Ensemble Studios Corporation who were on the Company's payroll. The related expenses for these employees were reimbursed by Ensemble Studios Corporation. Effective September 1997, these employees were transferred to the payroll of Ensemble Studios Corporation.

  In August 1996, the Company issued loans to two shareholders for $29,000 each. Interest is charged on the outstanding balance at 8% per annum and total accrued interest for the year ended December 31, 1997 was $3,000. The maturity date for these loans is August 1998. Under the Stock Purchase Agreement, dated August 1996, both shareholders were issued 162,500 shares of Common Stock in lieu of cash.

NOTE 4--INCOME TAXES:

  The provision for income taxes consists of the following:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Current tax expense:
     Federal.......................................................   $ 73,000
     State.........................................................     10,000
                                                                      --------
                                                                        83,000
                                                                      --------
   Deferred tax expense:
     Federal.......................................................    189,000
     State.........................................................     26,000
                                                                      --------
                                                                       215,000
                                                                      --------
                                                                      $298,000
                                                                      ========

  Deferred tax liabilities consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Depreciation....................................................   $  3,000
   Reserves and accruals...........................................    299,000
                                                                      --------
                                                                      $302,000
                                                                      ========

  The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pre-tax income as follows:

   Federal statutory rate................................................. 34.0%
   State tax, net of federal impact.......................................  3.0%
   Other..................................................................  1.2%
                                                                           -----
                                                                           38.2%
                                                                           =====

                             ENSEMBLE CORPORATION

NOTE 5--BORROWINGS:

 Line of credit

  In January 1997, the Company entered into a line-of-credit agreement with a bank, under which the bank committed to loan the Company up to $500,000. Borrowings under the line bear interest at 1.5% over the bank's prime rate, and are secured by eligible accounts receivable, as defined in the agreement. The line of credit expired on January 6, 1998. As of December 31, 1997, there is no balance outstanding under the line of credit.

 Note payable

  At December 31, 1997, the Company has a note payable to a bank which is secured by computer equipment. The note bears interest at 2.0% over the bank's prime rate and matures on January 2, 1999.

NOTE 6--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2005. Rent expense for the year ended December 31, 1997 was $325,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1997, are as follows:

   YEARS ENDED                                              CAPITAL   OPERATING
   DECEMBER 31,                                              LEASES     LEASES
   ------------                                             --------  ----------
   1998.................................................... $239,000  $  331,000
   1999....................................................  150,000     458,000
   2000....................................................   59,000     532,000
   2001....................................................   23,000     578,000
   2002....................................................    7,000     605,000
   Thereafter..............................................       --   1,419,000
                                                            --------  ----------
   Total minimum lease payments............................  478,000  $3,923,000
                                                                      ==========
   Less amount representing interest.......................  (84,000)
                                                            --------
   Present value of capitalized lease obligations..........  394,000
   Less current portion.................................... (171,000)
                                                            --------
   Long term portion of capitalized lease obligations...... $223,000
                                                            ========

NOTE 7--STOCK OPTIONS:

  In 1996, the Company adopted the Ensemble Corporation, Inc. Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan are nonqualified stock options.

  The plan is administered by the Board of Directors of the Company. Options are granted at the discretion of the Board of Directors at option prices not less than fair market value, as determined by the Board of Directors, at the date of grant.

                             ENSEMBLE CORPORATION

  The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." The information set forth below represents pro forma net income as if the Company had accounted for its employee stock options under the fair value method as prescribed by SFAS No. 123.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997: no dividend yield, expected volatility of 0%, a risk-free interest rate of 6% and an expected life of five years for each nonqualified stock option.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The pro forma information for the Company is as follows:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Net income:
     As reported...................................................   $482,149
                                                                      ========
     Pro forma.....................................................   $463,319
                                                                      ========

  Stock options activity is summarized as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                                SHARES   PRICE
                                                                ------- --------
   Outstanding at December 31, 1996............................      --     --
     Granted................................................... 185,446  $1.56
     Exercised.................................................      --     --
     Canceled..................................................      --     --
                                                                -------
   Outstanding at December 31, 1997............................ 185,446  $1.56
                                                                =======

  The following table summarizes information about stock options outstanding and exercisable under the Plan as of December 31, 1997.

                                                        OUTSTANDING EXERCISABLE
                                                        ----------- -----------
   Number of options...................................   185,446      46,362
   Exercise price......................................  $   1.56     $  1.56
   Weighted average continuing contractual life in
    years..............................................         4           4
   Weighted average exercise price.....................  $   1.56     $  1.56

NOTE 8--EMPLOYEE BENEFIT PLANS:

  The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No employer contributions were made under this plan as of December 31, 1997.

NOTE 9--SUBSEQUENT EVENTS:

  The Company has renegotiated its lease agreements for office space effective March 31, 1998. The future minimum lease payments under these agreements are included in Note 6.

  On March 27, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 543,678 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ikonic Interactive, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Ikonic Interactive, Inc. at October 31, 1997 and January 31, 1998 and the results of their operations and their cash flows for the year ended October 31, 1997 and the three months ended January 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
April 15, 1998

                            IKONIC INTERACTIVE, INC.

                                 BALANCE SHEET

                                                      OCTOBER 31,  JANUARY 31,
                                                         1997         1998
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $   454,000  $    97,000
  Accounts receivable................................     521,000    1,078,000
  Costs in excess of billings........................     168,000      267,000
  Other current assets...............................      12,000       19,000
                                                      -----------  -----------
    Total current assets.............................   1,155,000    1,461,000
Property and equipment, net..........................     829,000      736,000
Other assets.........................................      94,000       94,000
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========
        LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $   273,000  $   195,000
  Accrued expenses...................................     385,000      256,000
  Deferred revenue...................................      96,000      521,000
  Capital lease obligations, current portion.........     273,000      269,000
  Loans payable......................................     575,000      575,000
                                                      -----------  -----------
    Total current liabilities........................   1,602,000    1,816,000
Capital lease obligations, long-term portion.........     206,000      148,000
Other liabilities....................................      88,000       88,000
                                                      -----------  -----------
                                                        1,896,000    2,052,000
                                                      -----------  -----------
Commitments (Note 5)
Mandatorily Redeemable Convertible Preferred Stock...   3,517,000    3,587,000
                                                      -----------  -----------
Shareholders' deficit:
  Common stock, no par value; 50,000,000 shares au-
   thorized; 10,917,800 and 10,922,800 shares issued
   and outstanding...................................     257,000      258,000
  Accretion of Preferred Stock to redemption value...    (528,000)    (598,000)
  Accumulated deficit................................  (3,064,000)  (3,008,000)
                                                      -----------  -----------
    Total shareholders' deficit......................  (3,335,000)  (3,348,000)
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF OPERATIONS

                                                           THREE MONTHS ENDED
                                            YEAR ENDED        JANUARY 31,
                                            OCTOBER 31,  ----------------------
                                               1997         1997        1998
                                            -----------  ----------- ----------
                                                         (UNAUDITED)
Revenues................................... $10,236,000  $2,283,000  $1,942,000
Cost of revenues...........................   5,915,000   1,257,000     942,000
                                            -----------  ----------  ----------
  Gross profit.............................   4,321,000   1,026,000   1,000,000
                                            -----------  ----------  ----------
Operating expenses:
  General and administrative...............   2,588,000     538,000     507,000
  Marketing, sales and support.............   1,989,000     400,000     359,000
  Research and development.................     149,000      21,000      45,000
                                            -----------  ----------  ----------
    Total operating expenses...............   4,726,000     959,000     911,000
                                            -----------  ----------  ----------
Net income (loss) from operations..........    (405,000)     67,000      89,000
Interest expense, net......................     132,000      34,000      33,000
                                            -----------  ----------  ----------
Net income (loss).......................... $  (537,000) $   33,000  $   56,000
                                            ===========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                             ACCRETION OF
                                              PREFERRED
                            COMMON STOCK       STOCK TO                    TOTAL
                         -------------------  REDEMPTION  ACCUMULATED  STOCKHOLDERS'
                           SHARES    AMOUNT     VALUE       DEFICIT       DEFICIT
                         ---------- -------- ------------ -----------  -------------
Balance at October 31,
 1996................... 10,908,250 $254,000  $(267,000)  $(2,527,000)  $(2,540,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --    (261,000)          --       (261,000)
Issuance of Common
 Stock..................      9,550    3,000        --            --          3,000
Net loss................        --       --         --       (537,000)     (537,000)
                         ---------- --------  ---------   -----------   -----------
Balance at October 31,
 1997................... 10,917,800  257,000   (528,000)   (3,064,000)   (3,335,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --     (70,000)          --        (70,000)
Issuance of Common
 Stock..................      5,000    1,000        --            --          1,000
Net income..............        --       --         --         56,000        56,000
                         ---------- --------  ---------   -----------   -----------
Balance at January 31,
 1998................... 10,922,800 $258,000  $(598,000)  $(3,008,000)  $(3,348,000)
                         ========== ========  =========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED       JANUARY 31,
                                             OCTOBER 31, ---------------------
                                                1997        1997       1998
                                             ----------- ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)..........................  $(537,000)  $  33,000  $  56,000
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operat-
  ing activities:
  Depreciation..............................    476,000     123,000    112,000
  Changes in assets and liabilities:
   Accounts receivable......................    608,000     310,000   (557,000)
   Costs in excess of billings..............     63,000     122,000    (99,000)
   Other current assets.....................     32,000     (70,000)    (7,000)
   Accounts payable.........................   (319,000)   (255,000)   (78,000)
   Accrued expenses.........................    342,000     (52,000)  (129,000)
   Deferred revenue.........................   (198,000)    168,000    425,000
   Other assets.............................    (15,000)    (33,000)       --
   Other liabilities........................     32,000         --         --
                                              ---------   ---------  ---------
    Net cash provided by (used in) operating
     activities.............................    484,000     346,000   (277,000)
                                              ---------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment......   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
    Net cash used in investing activities...   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on capital lease obliga-
  tions.....................................   (178,000)    (60,000)   (62,000)
 Borrowings under line of credit............    309,000      14,000        --
 Proceeds from issuance of Common Stock.....      3,000         --       1,000
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    134,000     (46,000)   (61,000)
                                              ---------   ---------  ---------
Net increase (decrease) in cash and cash
 equivalents................................    415,000     294,000   (357,000)
Cash and cash equivalents, beginning of pe-
 riod.......................................     39,000      39,000    454,000
                                              ---------   ---------  ---------
Cash and cash equivalents, end of period....  $ 454,000   $ 333,000  $  97,000
                                              =========   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFOR-
 MATION:
 Interest paid..............................  $ 142,000   $  37,000  $  35,000
                                              =========   =========  =========
 Accretion of Preferred Stock to redemption
  value.....................................  $ 261,000   $  65,000  $  70,000
                                              =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                           IKONIC INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Ikonic Interactive, Inc. (the "Company"), was incorporated in California as Destinations Video, Inc. in September 1985 and was renamed Ikonic Interactive, Inc. in May 1994. The Company provides Internet development services. The Company's activities to date have consisted of user interface design, content creation, software development and business/technical consulting to customers located in North America.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly evaluates these estimates, and while actual results may differ, management believes that these estimates are reasonable.

 Revenue recognition

  Revenue on long-term fixed-price contracts is generally recorded using the percentage-of-completion method. Under the percentage-of-completion method, revenue on contracts is recognized based on labor hours incurred as the measure towards completion. Earned but unbilled revenues are classified under current assets as costs in excess of billings. Billings in excess of revenues recognized are classified under current liabilities as deferred revenue. Provisions for losses are recognized on uncompleted contracts when they become known. Revisions in costs and profit estimates are reflected in the accounting period in which the facts which require the revisions become known. Under the time-and-materials contracts, revenue is recognized based on agreed-upon individual hourly rates for time incurred on the project during the period plus any materials used and charged against the project. Sales of other services are recorded as revenue when such services are rendered.

 Cash and cash equivalents

  Cash and cash equivalents consist of cash and investments in a money market fund maintained at one financial institution. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Fair value of financial instruments

  The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities and loans payable approximate their respective fair values because of the short term maturity of these items. The carrying value of the Company's notes payable approximates fair market value.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash primarily in checking and money market accounts with high quality financial institutions.

                           IKONIC INTERACTIVE, INC.

  The Company performs ongoing credit evaluations of its customers' financial condition. The Company has not experienced significant credit losses to date. The following customers accounted for 10% or more of the Company's total revenues or accounts receivable for the period indicated:

                                                                THREE MONTHS
                                                                    ENDED
                                                    YEAR ENDED   JANUARY 31,
                                                    OCTOBER 31, ---------------
                                                       1997      1997     1998
                                                    ----------- ------   ------
                                                           (UNAUDITED)
   Revenues:
     Customer A....................................      17%        17%     --
     Customer B....................................      10%        13%     --
     Customer C....................................      10%       --       --
     Customer D....................................     --          16%     --
     Customer E....................................     --          15%     --
     Customer F....................................     --          12%     --
     Customer G....................................     --          11%     --
     Customer H....................................     --         --        11%
     Customer I....................................     --         --        10%

                                                         OCTOBER 31, JANUARY 31,
                                                            1997        1998
                                                         ----------- -----------
   Accounts receivable:
     Customer C.........................................      11%        --
     Customer E.........................................      13%         16%
     Customer I.........................................     --           19%

 Property and equipment

  Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis over the estimated useful lives of the respective assets which range from three to seven years.

 Income taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the currently enacted tax rates and laws, as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established for deferred tax assets when it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

 Stock compensation

  The Company accounts for its stock-based compensation plans in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). If the accounting recognition provisions of FAS 123 had been adopted, the effect on the Company's reported net income
(loss) would have been immaterial.

 Interim financial information

  The accompanying interim financial statements for the three months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on

                           IKONIC INTERACTIVE, INC.

the same basis as the annual financial statements, and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the three months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

NOTE 2--PROPERTY AND EQUIPMENT:

  The components of property and equipment are as follows:

                                                       OCTOBER 31,  JANUARY 31,
                                                          1997         1998
                                                       -----------  -----------
   Computer hardware and software..................... $1,287,000   $1,299,000
   Furniture and fixtures.............................    222,000      222,000
   Equipment..........................................    260,000      267,000
                                                       ----------   ----------
                                                        1,769,000    1,788,000
   Less: Accumulated depreciation.....................   (940,000)  (1,052,000)
                                                       ----------   ----------
                                                       $  829,000   $  736,000
                                                       ==========   ==========

NOTE 3--INCOME TAXES:

  No provision (benefit) for income taxes has been recognized for the year ended October 31, 1997 and three months ended January 31, 1997 (unaudited) and 1998, as the Company incurred net losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $858,000 at January 31, 1998, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  At January 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $774,000 and $84,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2013. The Company's ability to utilizes net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 4--LINE OF CREDIT

  During 1996, the Company secured a credit agreement with a commercial lending institution. The agreement allows the Company to borrow up to the lesser of $750,000 or 75% of the Company's domestic accounts receivable plus 50% of foreign accounts receivable at the bank's prime lending rate plus 1%. At January 31, 1998, the prime rate was 10%. The credit agreement is secured by the assets of the Company. This agreements requires that the Company comply with certain financial covenants including minimum tangible net worth and minimum quick ratio.

  As of January 31, 1998, the Company had drawn $575,000 on this credit agreement. The outstanding balance under this line of credit was repaid by USWeb Corporation ("USWeb") upon completion of its acquisition of the Company (Note 9).

                           IKONIC INTERACTIVE, INC.

NOTE 5--LEASES AND COMMITMENTS:

 Capital lease obligations

  The Company is obligated under various non-cancelable operating and capital leases for office space and certain property and equipment which expire in 2001. Future minimum lease payments under these leases at January 31, 1998 are as follows:

                                                            OPERATING  CAPITAL
                                                              LEASES    LEASES
                                                            ---------- --------
   Year ending October 31,
     1998.................................................. $  320,000 $251,000
     1999..................................................    397,000  186,000
     2000..................................................    467,000   40,000
     2001..................................................    311,000      --
                                                            ---------- --------
     Total minimum payments................................ $1,495,000  477,000
                                                            ==========
     Less amount representing interest.....................             (60,000)
                                                                       --------
     Present value of minimum lease obligations............             417,000
     Less current portion..................................             269,000
                                                                       --------
     Lease obligation, long-term...........................            $148,000
                                                                       ========

  Rent expense totaled $353,000, $88,000 and $103,000 for the year ended October 31, 1997 and for three months ended January 31, 1997 (unaudited) and 1998, respectively. At October 31, 1997 and January 31, 1998, fixed assets recorded by the Company under capital leases totaled $909,000 and $916,000, respectively.

NOTE 6--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  The Company has authorized 15,000,000 shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock"); 5,000,000 shares are designated Series A Preferred Stock and 5,000,000 shares are designated Series B Preferred Stock. As of January 31, 1998, there were 2,694,295 shares of Series A Preferred Stock and 3,665,960 shares of Series B Preferred Stock issued and outstanding.

  Unless the consent of a majority of the holders of the outstanding shares of Preferred Stock is obtained, the Company may not pay or declare a cash dividend, nor may any other distribution be made on any equity security of the Company.

  Holders of Preferred Stock receive one vote for each common share into which such shares of Preferred Stock are convertible. Each share of Series A and Series B Preferred Stock has a liquidation preference equal to its original issue price plus an amount equal to 8% of the original issue price for such share of Preferred Stock compounded per annum from the date of issue plus any declared but unpaid dividends. Thereafter, the holders of the Common Stock of the Company receive all remaining assets of the Company. On April 15, 1998, the Company reached an agreement to be acquired (Note 9). At that time, the Company's Mandatorily Redeemable Convertible Preferred Stock was converted into 6,360,255 shares of Common Stock.

NOTE 7--STOCK OPTION PLAN:

  In 1993, the Company adopted the 1993 Equity Incentive Plan (the "Plan"). The Plan provides for the issuance of stock options to purchase 3,166,095 shares of the Company's Common Stock to employees, directors of and consultants to the Company. The Plan authorizes the grant of incentive stock options,

                           IKONIC INTERACTIVE, INC.

nonstatutory stock options, stock bonuses, and sales of restricted stock. The exercise price of incentive stock options may not be less than the fair value of the stock at the date of the grant, as determined by the Board of Directors. The exercise price for nonstatutory stock options, stock bonuses, and sale of restricted stock may not be less than 85% of the fair market value of the stock at the date of the grant, as determined by the Board of Directors. The vesting provisions of individual options may vary, but at a minimum provide for vesting at the rate of 20% per year over five years from the date the stock option is granted. The term of the Plan is for ten years unless terminated sooner by the Board of Directors as provided for in the Plan agreement.

  The following table summarizes the option activity for the year ended October 31, 1997 and the three months ended January 31, 1998.

                                  YEAR ENDED             THREE MONTHS ENDED
                               OCTOBER 31, 1997           JANUARY 31, 1998
                          --------------------------- --------------------------
                                          WEIGHTED                   WEIGHTED
                                          AVERAGE                    AVERAGE
                            SHARES     EXERCISE PRICE   SHARES    EXERCISE PRICE
                          -----------  -------------- ----------  --------------
Outstanding at beginning
 of the period..........    2,149,245      $0.23       2,494,800      $0.25
Granted.................    1,499,500      $0.30          29,500      $0.50
Exercised...............       (9,550)     $0.30          (5,000)     $0.30
Canceled................   (1,144,395)     $0.28        (407,250)     $0.28
                          -----------                 ----------
Outstanding at end of
 period.................    2,494,800      $0.25       2,112,050      $0.25
                          -----------                 ----------
Weighted-average minimum
 value of options grant-
 ed.....................  $      0.06                 $     0.11
                          ===========                 ==========

  The weighted average remaining contractual life of options outstanding at January 31, 1998 was 8.8 years. At January 31, 1998, 898,508 options were exercisable at exercise prices ranging from $0.20-0.30.


NOTE 8--SAVINGS PLAN:

  In 1994, the Company began sponsoring a defined contribution 401(k) plan (the "401(k) Plan") which covers substantially all of its employees after they have completed six months of service. Under the 401(k) Plan, the Company makes discretionary matching contributions equal to a percentage of the salary reduction elected by the employee. The percentage matching contribution is determined each year by the Company, not to exceed the permissible legal maximum. During 1997, the Company made no contributions to the 401(k) Plan.

NOTE 9--SUBSEQUENT EVENTS

  On April 15, 1998, the Company reached an agreement with USWeb whereby USWeb will acquire all of the Company's outstanding Common Stock in exchange for 498,457 shares of Common Stock of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of USWeb San Jose

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Jose at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, at December 31, 1997 the Company has negative working capital and cash and available credit may not be sufficient to fund the company's operations for next year, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter are also described in Note
1. These financial statements do not include any adjustments that might result from this uncertainty.

PRICE WATERHOUSE LLP
San Jose, California
March 26, 1998

                                 USWEB SAN JOSE

                                 BALANCE SHEET

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
                         ASSETS
   Current assets:
     Cash and cash equivalents........................    $ 19,000    $  2,000
     Accounts receivable (net of allowance of
      $29,000)........................................     146,000     118,000
     Account receivable--related parties..............      81,000      80,000
     Other current assets.............................       2,000          --
                                                          --------    --------
       Total current assets...........................     248,000     200,000
   Property and equipment, net........................     119,000     114,000
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========
     LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
   Current liabilities:
     Accounts payable.................................    $110,000    $ 80,000
     Accounts payable--related parties................     181,000     250,000
     Accrued expenses.................................      23,000      24,000
                                                          --------    --------
       Total current liabilities......................     314,000     354,000
                                                          --------    --------
   Commitments (Note 5)
   Shareholder's equity:
     Common Stock, no par value, 10,000,000 shares au-
      thorized;
      500,000 shares issued and outstanding...........      50,000      50,000
     Retained earnings................................       3,000     (90,000)
                                                          --------    --------
       Total shareholder's equity (deficit)...........      53,000     (40,000)
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF OPERATIONS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997     1998
                                               ------------ ------------------
                                                               (UNAUDITED)
Revenues:
  Third parties...............................   $394,000   $ 61,000  $178,000
  Related parties.............................    417,000     15,000    58,000
                                                 --------   -------- ---------
    Total revenues............................    811,000     76,000   236,000
                                                 --------   -------- ---------
Cost of revenues:
  Third parties...............................    198,000     38,000   173,000
  Related parties.............................    209,000      9,000    57,000
                                                 --------   -------- ---------
    Total cost of sales.......................    407,000     47,000   230,000
                                                 --------   -------- ---------
    Gross profit..............................    404,000     29,000     6,000
Operating expenses:
  Selling, general and administrative.........    395,000     24,000    99,000
                                                 --------   -------- ---------
Net income (loss).............................   $  9,000   $  5,000 $ (93,000)
                                                 ========   ======== =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                  STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                          COMMON STOCK                 TOTAL
                                         --------------- RETAINED  SHAREHOLDER'S
                                         SHARES  AMOUNT  EARNINGS     EQUITY
                                         ------- ------- --------  -------------
Balance at December 31, 1996............     --  $   --  $ (6,000)   $ (6,000)
Issuance of Common Stock................ 500,000  50,000      --       50,000
Net income..............................     --      --     9,000       9,000
                                         ------- ------- --------    --------
Balance at December 31, 1997............ 500,000  50,000    3,000      53,000
Net loss (unaudited)....................      --      --  (93,000)    (93,000)
                                         ------- ------- --------    --------
Balance at March 31, 1998 (unaudited)... 500,000 $50,000 $(90,000)   $(40,000)
                                         ======= ======= ========    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $   9,000   $  5,000  $ (93,000)
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization.............      10,000      3,000      5,000
   Changes in assets and liabilities:
    Accounts receivable......................    (146,000)   (50,000)    28,000
    Accounts receivable--related parties.....     (81,000)        --      1,000
    Other current assets.....................      (2,000)    (2,000)     2,000
    Accounts payable.........................      95,000      5,000    (30,000)
    Accounts payable--related parties........     198,000     43,000     69,000
    Accrued expenses.........................      16,000      1,000      1,000
                                                ---------   --------  ---------
     Net cash provided by operating activi-
      ties...................................      99,000      5,000    (17,000)
                                                ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (104,000)   (29,000)        --
                                                ---------   --------  ---------
Net decrease in cash and cash equivalents....      (5,000)   (24,000)   (17,000)
Cash and cash equivalents, beginning at peri-
 od..........................................      24,000     24,000     19,000
                                                ---------   --------  ---------
Cash and cash equivalents, end of period.....   $  19,000   $     --  $   2,000
                                                =========   ========  =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSAC-
 TIONS:
 Issuance of Common Stock in exchange for net
  assets (Note 6)............................   $  50,000   $     --  $      --
                                                =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN JOSE

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Jose (the "Company") operated as a division of Virtual Valley, Inc. ("Virtual Valley"), which is a wholly-owned subsidiary of Metro Publishing, Inc. (the "Parent"), until July 16, 1997, at which date the Company was incorporated as a separate legal entity in California. The Company specializes in electronic marketing on the Internet and is a full-service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues invoiced in advance of services being performed. Revenues from time-and-materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant customers

  During the year ended December 31, 1997, sales to one customer accounted for 43% of third party revenues. At December 31, 1997, approximately 65%, 17% and 10% of third party accounts receivable were due from three customers, respectively.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the year ended December 31, 1997 totaled $136,000.

                                USWEB SAN JOSE

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 97,000    $ 97,000
     Furniture and fixtures............................     35,000      35,000
                                                          --------    --------
                                                           132,000     132,000
     Less: Accumulated depreciation....................    (13,000)    (18,000)
                                                          --------    --------
                                                          $119,000    $114,000
                                                          ========    ========

NOTE 3--TRANSACTIONS WITH RELATED PARTIES:

  During the year ended December 31, 1997, the Company recorded $417,000 in revenues from related parties and $209,000 in cost of revenues for services performed for the Parent and its subsidiaries, of which $81,000 is included in related party accounts receivable at December 31, 1997. The terms of these transactions are consistent with those of third parties.

  During the year ended December 31, 1997, the Parent charged the Company $66,000 for its pro rata share of insurance premiums, rent and administrative costs, such as accounting and legal services. Management believes that the methodologies used to allocate these charges are reasonable. In addition, the Parent charged the Company $129,000 in advertisement fees for the year ended December 31, 1997.

  As of December 31, 1997, the Company had $181,000 in accounts payable to related parties. This amount consists of $139,000 due to Virtual Valley for payroll related expenses paid by Virtual Valley on the Company's behalf and $42,000 due to the Parent for costs and services charged to the Company as described above.

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1997 was not material. The Company had no significant deferred tax assets or liabilities at December 31, 1997.

                                USWEB SAN JOSE

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1997 totaled $60,000 and are included in cost of revenues.

 Operating leases

  The Company leases office space under a noncancelable operating lease which expires in 1999. Rent expense for the year ended December 31, 1997 totaled $16,000.

  Future minimum lease payments under noncancelable operating leases are as follows:

                                                                      OPERATING
   YEAR ENDED DECEMBER 31,                                             LEASES
   -----------------------                                            ---------
   1998..............................................................  $38,000
   1999..............................................................   19,000
                                                                       -------
     Total minimum lease payments....................................  $57,000
                                                                       =======

NOTE 6--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of Common Stock. On July 16, 1997, the Company issued 500,000 shares of Common Stock to Virtual Valley, Inc. in exchange for the net assets of its USWeb San Jose division, which had a net book value of $50,000 on that date.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Gray Peak Technologies, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Gray Peak Technologies, Inc. (the "Company") at December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Stamford, Connecticut
April 17, 1998

                          GRAY PEAK TECHNOLOGIES, INC.

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................    $ 7,715      $ 5,355
  Accounts receivable, net of allowance for doubtful
   accounts of $29...................................      1,346        1,717
  Prepaid expenses and other assets..................        136          173
                                                         -------      -------
    Total current assets.............................      9,197        7,245
  Fixed assets, net (Note 3).........................        715        1,200
  Officer loans......................................         36           70
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======
   LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...................................    $   633      $   540
  Accrued expenses...................................        527          572
  Deferred revenue...................................        --           136
  Income taxes payable...............................         20          --
  Current portion of capital leases payable..........         11           11
                                                         -------      -------
    Total current liabilities........................      1,191        1,259
Capital leases payable...............................         26           24
                                                         -------      -------
                                                           1,217        1,283
                                                         -------      -------
Commitments (Note 10)
Mandatorily Redeemable Series B Convertible Preferred
 Stock ($0.01 par value; 4,500,000 shares authorized;
 4,117,500 shares issued and outstanding;
 recorded at liquidation preference) ................      8,235        8,235
Stockholders' equity:
  Series A Convertible Preferred Stock ($0.01 par
   value; 2,525,000 shares authorized, issued and
   outstanding; liquidation preference of $2,525)....         25           25
  Common Stock ($0.01 par value; 16,000,000 shares
   authorized,
   2,000,000 shares issued and outstanding)..........         20           20
  Additional paid-in capital.........................      2,393        2,385
  Accumulated deficit................................     (1,942)      (3,433)
                                                         -------      -------
    Total stockholders' equity (deficit).............        496       (1,003)
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                                                   THREE MONTHS
                                                                      ENDED
                                                       YEAR ENDED   MARCH 31,
                                                      DECEMBER 31, ------------
                                                          1997     1997  1998
                                                      ------------ ---- -------
                                                                   (UNAUDITED)
Revenues, net........................................   $ 2,532    $138 $ 1,816
Operating expenses:
  Professional personnel.............................     1,880      58   1,384
  Sales and marketing................................       559       8     571
  General and administrative.........................     1,253      29     803
  Other costs........................................       848     --      622
                                                        -------    ---- -------
    Total operating costs............................     4,540      95   3,380
                                                        -------    ---- -------
(Loss) income from operations........................    (2,008)     43  (1,564)
Interest income and other, net.......................        86     --       73
                                                        -------    ---- -------
(Loss) income before income taxes....................    (1,922)     43  (1,491)
Provision for income taxes...........................        20     --      --
                                                        -------    ---- -------
Net (loss) income....................................   $(1,942)   $ 43 $(1,491)
                                                        =======    ==== =======




   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                             SERIES A
                           CONVERTIBLE
                         PREFERRED STOCK    COMMON STOCK   ADDITIONAL                 TOTAL
                         ---------------- ----------------  PAID-IN   ACCUMULATED STOCKHOLDERS'
                          SHARES   AMOUNT  SHARES   AMOUNT  CAPITAL     DEFICIT      EQUITY
                         --------- ------ --------- ------ ---------- ----------- -------------
Balance at January 1,
 1997...................       --    --         --    --        --          --           --
Issuance of Common
 Stock..................       --    --   2,000,000  $ 20    $   30         --       $    50
Issuance of Series A
 Convertible Preferred
 Stock and warrants, net
 of issuance costs...... 2,525,000  $ 25        --    --      2,448         --         2,473
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock..................       --    --         --    --        (85)        --           (85)
Net loss................       --    --         --    --        --      $(1,942)      (1,942)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at December 31,
 1997................... 2,525,000    25  2,000,000    20     2,393      (1,942)         496
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock (Unaudited)......       --    --         --    --         (8)        --            (8)
Net loss (Unaudited)....       --    --         --    --        --       (1,491)      (1,491)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at March 31,
 1998 (Unaudited)....... 2,525,000  $ 25  2,000,000  $ 20    $2,385     $(3,433)     $(1,003)
                         =========  ====  =========  ====    ======     =======      =======


   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, -------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income...........................    $(1,942)   $     43  $  (1,491)
 Adjustments to reconcile net loss to net
  cash
  (used in) provided by operating activities:
   Depreciation and amortization.............         90         --          96
   Changes in assets and liabilities:
    Accounts receivable......................     (1,346)       (109)      (371)
    Prepaid expenses and other current as-
     sets....................................       (111)         (1)       (62)
    Accounts payable.........................        633          36        (93)
    Accrued expenses.........................        527          52         47
    Deferred revenue.........................        --          --         136
    Income taxes payable.....................         20         --         (22)
                                                 -------    --------  ---------
     Net cash (used in) provided by operating
      activities.............................     (2,129)         21     (1,760)
                                                 -------    --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of capital equipment..............       (768)        (21)      (583)
                                                 -------    --------  ---------
     Net cash used for investing activities..       (768)        (21)      (583)
                                                 -------    --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Officer loans...............................        (36)        (33)       (34)
 Net proceeds from issuance of convertible
  preferred stock............................     10,598       2,473         17
 Net proceeds from issuance of common stock..         50          50        --
                                                 -------    --------  ---------
     Net cash provided by (used for) financ-
      ing activities.........................     10,612       2,490        (17)
                                                 -------    --------  ---------
Net increase (decrease) in cash..............      7,715       2,490     (2,360)
Cash and cash equivalents at beginning of pe-
 riod........................................        --          --       7,715
                                                 -------    --------  ---------
Cash and cash equivalents at end of period...    $ 7,715      $2,490  $   5,355
                                                 =======    ========  =========
Supplemental information:
 Cash paid for interest......................    $     2    $    --   $     --
                                                 =======    ========  =========
 Cash paid for income taxes..................    $     2    $    --   $      20
                                                 =======    ========  =========
Noncash investing activity:
 Capital lease obligations related to pur-
  chase of fixed assets......................    $    37    $    --   $     --
                                                 =======    ========  =========

   The accompanying notes are an integral part of these financial statements.

                         GRAY PEAK TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

  Gray Peak Technologies, Inc. (the "Company") was incorporated in December 1996 under the laws of the State of Delaware and effectively began operations in January 1997. The Company is a provider of network integration services for complex data, voice and video networks. The Company provides services for the full life cycle of a network, including business assessment, design and architecture, implementation, integration, operations and optimization and maintains expertise in the most complex network technologies and multivendor environments. In addition, the Company develops proprietary technologies which are used in the deployment of its services. The Company operates in one industry segment. To date, the Company has provided limited professional services to certain of its United States based clients in foreign locations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Fixed Assets

  Fixed assets are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets, generally ranging form three to five years.

 Revenue Recognition

  The Company's revenues are derived from network integration professional services. Services are provided on a "time and expense" basis and through fixed-price contracts. Revenues under "time and expense" contracts are recognized as services are performed. Under fixed-priced contracts, revenues are recognized using the percentage-of-completion method of accounting requiring milestone achievements prior to invoicing. Payments received in advance of services performed are recorded as deferred revenue.

  Included in accounts receivable at December 31, 1997 are unbilled costs of approximately $68, and consist primarily of services performed which were not billed as of that date due to specific contractual terms established with certain clients.

 Income Taxes

  The Company provides for income taxes using an asset and liability approach that recognizes deferred tax assets and liabilities for expected future tax consequences of temporary differences between the book and tax bases of assets and liabilities. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Interim Financial Data

  The unaudited financial data for the three months ended March 31, 1997 and 1998 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

present fairly the results of operations and cash flows. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1998.

 Fair Value of Financial Instruments

  The carrying value of accounts receivable, accounts payable and accrued expenses approximates their value due to the relatively short maturities of these instruments.

 Recently Issued Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"), which requires the presentation of the components of comprehensive income in a company's financial statements for reporting periods beginning subsequent to December 15, 1997. Comprehensive income is defined as the change in a company's equity during a financial reporting period from transactions and other circumstances from nonowner sources (including cumulative translation adjustments, minimum pension liabilities and unrealized gains/losses on available-for-sale securities). During the quarter ended March 31, 1998, such amounts were not significant, and the Company's comprehensive loss approximated its net loss.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), which establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by FAS 131 are effective for fiscal years beginning after December 15, 1997.

3. FIXED ASSETS

  Fixed assets are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
   Computer equipment....................................     $747      $1,197
   Furniture and fixtures................................       23          36
   Leasehold improvements................................       35         153
                                                              ----      ------
                                                               805       1,386
   Less: accumulated depreciation and amortization.......      (90)       (186)
                                                              ----      ------
                                                              $715      $1,200
                                                              ====      ======

4. ACCRUED EXPENSES

  Accrued expenses are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
   Salaries and wages....................................     $340       $226
   Legal expenses........................................       60         50
   Bonus.................................................      --         150
   Other.................................................      127        146
                                                              ----       ----
                                                              $527       $572
                                                              ====       ====

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


5. SECURED LINE OF CREDIT

  In August 1997, the Company obtained a secured line of credit with a bank for $750 which expires on August 18, 1998. Borrowings under the line are secured by substantially all of the assets of the Company and are limited to the maximum committed line, less outstanding obligations of the Company owed to the bank, including outstanding letters of credit. The payment of cash dividends is prohibited under the secured line of credit. At December 31, 1997, there were no borrowings outstanding under this secured line of credit. Interest is payable monthly at an annual rate equal at the bank's prime lending rate (9.50% at December 31, 1997) plus one and one half percent.

  At December 31, 1997, an irrevocable letter of credit of $68 was issued under this agreement which is being maintained as security for performance under a long-term property lease agreement.

  At December 31, 1997, amounts available under the secured line of credit were $682.

6. COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

 Common Stock

  Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's common stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders. The Company has reserved a total of 16,000,000 shares of common stock for the issuance under the Company's stock option plan and for conversion of preferred stock and the exercise of the stock purchase warrants.

 Series A Convertible Preferred Stock

  In March 1997, the Company issued 2,525,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") and warrants at $1.00 per share providing gross proceeds of $2,525 and net proceeds, after deducting expenses, of $2,473.

  The holders of Series A Preferred have the right to convert such shares into common stock on a one-for-one basis at an initial conversion price of $1.00 per share, which is subject to adjustment for any security issuances at a per share price less than $1.00. The Series A Preferred will automatically convert into common stock upon sale of the Company or the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of qualifying amounts.

  In connection with this transaction, the Company also issued warrants to the holders of Series A Preferred for the purchase of 2,525,000 shares of the Company's common stock, at an initial exercise price of $1.00 per share. Using the Black-Scholes pricing model, the Company has valued these warrants at $682, which is included in the carrying value of the Series A Preferred. The holders of the warrants have the right to purchase shares of the Company's common stock at any time following the third anniversary of the date of issuance but prior to the fifth anniversary. In addition, the warrants will automatically convert into shares of the Company's common stock upon (i) a sale of or consolidation of the Company with, or merger of the Company into another corporation or (ii) the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of specified amounts.

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


 Series B Convertible Preferred Stock

  In September 1997, the Company issued 4,117,500 shares of Series B Convertible Preferred Stock ("Series B Preferred") at $2.00 per share providing gross proceeds of $8,235 and net proceeds, after deducting expenses, of $8,150.

  The holders of the Series B Preferred have the right to convert such shares into shares of the Company's common stock on a one-for-one basis at an initial conversion value of $2.00 per share, subject to anti-dilution protection (as defined). In addition to the anti-dilution provisions, the conversion value for the Series B Preferred shall be adjusted based upon an assumed Company value determined from the Company's achieving certain revenue and earnings before interest and taxes ("EBIT") targets during the Company's year ending December 31, 1998 (as defined). The EBIT targets shall not apply, however, in the event a public offering of the Company's common stock or sale of the Company is completed prior to December 31, 1998 with a per share value to the holders of Series B Preferred of at least $5.00. In addition, in any such event, if the per share value to the holders of Series B Preferred is at least $6.50, then the conversion value shall be increased to $2.50 per share.

  In addition, (i) such shares will automatically convert into common stock upon the consummation of a public offering of the Company's common stock or sale transaction of qualifying size (ii) any time after the fifth anniversary of the date of issuance of the Series B Preferred, a holder at its option may sell such shares to the Company at a redemption amount, and (iii) in the event of a liquidation of the Company the holders of Series B Preferred stock are entitled to a liquidation preference (each as defined).

  No dividends shall be paid on the Series B Preferred, provided that no dividends or other distributions shall be made on any other class of the Company's capital stock unless a pro-rata dividend or distribution is made on the Series B Preferred shares outstanding. The holders of Series B Preferred shall be entitled to vote on matters which holders of common stock have the right to vote.

7. EMPLOYEE BENEFIT PLANS

 Stock Option Plan

  In March 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), whereby incentive and nonqualified options to purchase up to 2,000,000 shares of the Company's common stock may be granted to key employees, directors and consultants. The exercise and vesting periods and the exercise price of the options granted under the 1997 Plan are determined by a Committee of the Board of Directors. The 1997 Plan stipulates that no options may be exercisable after ten years from the date of grant. The fair market value of the Company's common stock is determined by the Board of Directors. Options granted under the 1997 Plan generally vest in equal installments over a period of four years commencing after the first year of the date of grant, with the exception of 1,005,000 options granted to certain key employees which have the additional vesting conditions that the Company meets certain revenue targets.

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


  The following table summarizes stock options activity under the Plan for the year ended December 31, 1997, all of which were granted to employees:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                              SHARES     PRICE
                                                             ---------  --------
   Outstanding at beginning of year.........................       --      --
   Granted.................................................. 1,730,000   $1.38
   Forfeited................................................  (100,000)   1.20
                                                             ---------   -----
   Outstanding at end of year............................... 1,630,000   $1.39
                                                             =========   =====

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                                      OPTIONS OUTSTANDING
                                                --------------------------------
                                                              AVERAGE
                                                             REMAINING
                                                            CONTRACTUAL AVERAGE
                                                  SHARES       LIFE     EXERCISE
   EXERCISE PRICES                              OUTSTANDING   (YEARS)    PRICE
   ---------------                              ----------- ----------- --------
    $1.00.....................................     999,500      4.4      $1.00
    $2.00.....................................     630,500      4.8       2.00
                                                 ---------      ---      -----
                                                 1,630,000      4.5      $1.39
                                                 =========      ===      =====

  There were no exercisable options outstanding at December 31, 1997.

  The Company has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for options granted to employees under the Plan for the year ended December 31, 1997.

  Had compensation cost for options granted to employees been determined based upon the fair value at the date of grant for awards under the Plan consistent with the methodology prescribed under Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss for the year ended December 31, 1997 and the three months ended March 31, 1998 would have increased by $48 and $37, respectively.

  The fair values of the Company's stock-based awards to employees during the year ended December 31, 1997 was estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions:

   Dividend yield.......................................................    None
   Weighted average risk free interest rate on the date of grant........   6.26%
   Forfeitures..........................................................    None
   Expected life........................................................ 5 years
   Volatility...........................................................      0%

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


 Defined Contribution Plan

  The Company has a defined contribution plan (the "Plan"), which qualifies under Section 401(k) of the Internal Revenue Code, for employees meeting certain services requirements. Participants may contribute up to 15% of their gross wages not to exceed, in any given year, a limitation set by Internal Revenue Service regulations. The Plan provides for discretionary contributions to be made by the Company as determined by the Board of Directors. The Company has not made any contributions to the Plan during 1997.

8. INCOME TAXES

  The Company has incurred a loss during 1997, which has generated a net operating loss carryforward of approximately $1,700 at December 31, 1997, for federal and state income tax purposes. This carryforward is available to future taxable income and expires in 2012 for federal income tax purposes. This loss is subject to limitation on future years utilization should certain ownership changes occur.

  The net operating loss carryforward and temporary differences between carrying amounts of assets and liabilities for financial reporting and income tax purposes result in a net deferred tax benefit of $783 at December 31, 1997. The Company's operating plans anticipate taxable income in future periods: however, such plans make significant assumptions which cannot be reasonably assured including continued market acceptance of the Company's services by customers. Therefore, in consideration of the Company's current year loss and the uncertainty of its ability to utilize this deferred tax benefit in the future, the Company has recorded a valuation allowance in the amount of $783 at December 31, 1997 to offset the deferred tax benefit amount.

  Significant components of the noncurrent deferred tax assets at December 31, 1997 are as follows:

   Deferred tax assets
     Accounts receivable reserves........................................ $  12
     Net operating loss..................................................   697
     Accruals............................................................    77
                                                                          -----
       Total deferred tax assets.........................................   786
   Deferred tax liabilities
     Depreciation........................................................     3
                                                                          -----
       Total deferred tax liabilities....................................     3
                                                                          -----
   Net deferred tax asset................................................   783
   Less: valuation allowance.............................................  (783)
                                                                          -----
   Deferred tax asset, net............................................... $ --
                                                                          =====

  The components of the provision for income taxes at December 31, 1997 are as follows:

   Current taxes
     Federal................................................................  --
     State and city......................................................... $20
                                                                             ---
       Provision for income taxes........................................... $20
                                                                             ===

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


9. CONCENTRATION OF RISK AND CUSTOMER INFORMATION

  Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, officer loans and accounts payable. The Company generally does not require collateral and the majority of its trade receivables are unsecured. Management of the Company does not believe that significant credit risk exists at December 31, 1997.

  For the year ended December 31, 1997, customers A, B, C and D accounted for 24.9%, 12.5%, 12.1% and 10.3%, respectively, of net revenues. No other customers accounted for more than 10% of net revenues for the year ended December 31, 1997.

10. COMMITMENTS

  The Company operates in leased facilities. Management believes that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases amounted to $136 for the year ended December 31, 1997.

  During 1997, the Company entered into capital leases for certain computer equipment totaling $37 of capitalized costs.

  The future minimum lease payments under capital leases (including present value of net minimum lease payments) and operating leases as of December 31, 1997 are as follows:

                                                               CAPITAL OPERATING
                                                               LEASES   LEASES
                                                               ------- ---------
   1998......................................................    $14     $332
   1999......................................................     14      341
   2000......................................................     14      113
   2001......................................................     --      --
   2002......................................................     --      --
   Thereafter................................................     --      --
                                                                 ---     ----
   Total minimum lease payments..............................     42     $786
                                                                         ====
   Less amount representing interest.........................     (5)
                                                                 ---
   Present value of net minimum lease payments including cur-
    rent maturities of $11 with interest rate of 9.4%........    $37
                                                                 ===

                                INDEX OF ANNEXES

 ANNEX A-- Agreement and Plan of Reorganization, dated as of September 1, 1998, among USWeb Corporation, CKS Group, Inc. and USWeb Acquisition
            Corporation 134.
 ANNEX B-- Opinion of Morgan Stanley & Co. Incorporated
 ANNEX C-- Opinion of Goldman Sachs & Co.

                                                                         ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               USWEB CORPORATION

                       USWEB ACQUISITION CORPORATION 134

                                      AND

                                CKS GROUP, INC.

                         DATED AS OF SEPTEMBER 1, 1998

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I...............................................................   2
  1.1  The Merger.......................................................   2
  1.2  Effective Time; Closing..........................................   2
  1.3  Effect of the Merger.............................................   2
  1.4  Certificate of Incorporation; Bylaws.............................   2
  1.5  Directors and Officers...........................................   2
  1.6  Effect on Capital Stock..........................................   3
  1.7  Surrender of Certificates........................................   3
  1.8  No Further Ownership Rights in CKS Common Stock..................   5
  1.9  Lost, Stolen or Destroyed Certificates...........................   5
  1.10 Tax and Accounting Consequences..................................   5
  1.11 Taking of Necessary Action; Further Action.......................   5
ARTICLE II..............................................................   5
  2.1  Organization of CKS..............................................   5
  2.2  CKS Capital Structure............................................   6
  2.3  Obligations With Respect to Capital Stock........................   6
  2.4  Authority........................................................   7
  2.5  Section 203 of the Delaware General Corporation Law Not
         Applicable.....................................................   7
  2.6  SEC Filings; CKS Financial Statements............................   8
  2.7  Absence of Certain Changes or Events.............................   8
  2.8  Taxes............................................................   8
  2.9  Intellectual Property............................................  10
  2.10 Compliance; Permits; Restrictions................................  10
  2.11 Litigation.......................................................  11
  2.12 Brokers' and Finders' Fees.......................................  11
  2.13 Employee Matters and Benefit Plans...............................  11
  2.14 Absence of Liens and Encumbrances................................  12
  2.15 Environmental Matters............................................  12
  2.16 Labor Matters....................................................  13
  2.17 Agreements, Contracts and Commitments............................  13
  2.18 International Employee Plan......................................  14
  2.19 Pooling of Interests.............................................  14
  2.20 Change of Control Payments.......................................  14
  2.21 Statements; Proxy Statement/Prospectus...........................  14
  2.22 Board Approval...................................................  15
  2.23 Fairness Opinion.................................................  15
ARTICLE III.............................................................  15
  3.1  Organization of USWeb............................................  15
  3.2  USWeb and Merger Sub Capital Structure...........................  16
  3.3  Obligations With Respect to Capital Stock........................  17
  3.4  Authority........................................................  17
  3.5  Section 203 of the Delaware General Corporation Law Not
         Applicable.....................................................  18
  3.6  SEC Filings; USWeb Financial Statements..........................  18
  3.7  Absence of Certain Changes or Events.............................  19
  3.8  Taxes............................................................  19
  3.9  Intellectual Property............................................  20
  3.10 Compliance; Permits; Restrictions................................  21
  3.11 Litigation.......................................................  21
  3.12 Brokers' and Finders' Fees.......................................  21

                                                                           PAGE
                                                                           ----
  3.13 Employee Benefit Plans.............................................  21
  3.14 Absence of Liens and Encumbrances..................................  23
  3.15 Environmental Matters..............................................  23
  3.16 Labor Matters......................................................  23
  3.17 Agreements, Contracts and Commitments..............................  24
  3.18 Pooling of Interests...............................................  25
  3.19 Change of Control Payments.........................................  25
  3.20 Statements; Proxy Statement/Prospectus.............................  25
  3.21 Board Approval.....................................................  25
  3.22 Fairness Opinion...................................................  25
ARTICLE IV................................................................  25
  4.1  Conduct of Business................................................  25
ARTICLE V.................................................................  28
  5.1  Proxy Statement/Prospectus; Registration Statement; Other Filings;
     Board Recommendations................................................  28
  5.2  Meetings of Stockholders...........................................  28
  5.3  Confidentiality....................................................  29
  5.4  No Solicitation....................................................  29
  5.5  Public Disclosure..................................................  33
  5.6  Legal Requirements.................................................  33
  5.7  Third Party Consents...............................................  34
  5.8  FIRPTA.............................................................  34
  5.9  Notification of Certain Matters ...................................  34
  5.10 Regulatory Filings; Reasonable Efforts.............................  34
  5.11 Stock Options and Employee Benefits................................  34
  5.12 Form S-8...........................................................  36
  5.13 Indemnification and Insurance......................................  36
  5.14 Nasdaq Listing.....................................................  37
  5.15 USWeb Holder Agreement.............................................  37
  5.16 CKS Holder Agreement...............................................  37
  5.17 INTENTIONALLY OMITTED..............................................  37
  5.18 Board of Directors of the Combined Company.........................  37
  5.19 Officers of Combined Company; Executive Committee..................  37
  5.20 Change of Name; Increase in Authorized Shares......................  38
  5.21 Voting Agreements..................................................  38
  5.22 Tax-Free Reorganization............................................  38
ARTICLE VI................................................................  38
  6.1  Conditions to Obligations of Each Party to Effect the Merger.......  38
  6.2  Additional Conditions to Obligations of CKS........................  39
  6.3  Additional Conditions to the Obligations of USWeb and Merger Sub...  40
ARTICLE VII...............................................................  40
  7.1  Termination........................................................  40
  7.2  Notice of Termination; Effect of Termination.......................  42
  7.3  Fees and Expenses..................................................  42
  7.4  Amendment..........................................................  43
  7.5  Extension; Waiver..................................................  44
ARTICLE VIII..............................................................  44
  8.1  Non-Survival of Representations and Warranties.....................  44
  8.2  Notices............................................................  44

                                                                            PAGE
                                                                            ----
  8.3  Interpretation; Knowledge...........................................  45
  8.4  Counterparts........................................................  45
  8.5  Entire Agreement; Third Party Beneficiaries.........................  45
  8.6  Severability........................................................  45
  8.7  Other Remedies; Specific Performance................................  45
  8.8  Governing Law.......................................................  45
  8.9  Rules of Construction...............................................  46
  8.10 Assignment..........................................................  46

                               INDEX OF EXHIBITS

Exhibit A Form of CKS Stock Option Agreement
Exhibit B Form of USWeb Stock Option Agreement
Exhibit C Form of Certificate of Merger
Exhibit D Form of USWeb Holder Agreement
Exhibit E Form of CKS Holder Agreement
Exhibit F Form of Non-Competition Agreement
Exhibit G Form of CKS Voting Agreement
Exhibit H Form of USWeb Voting Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

  This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of September 1, 1998 among USWeb Corporation, a Delaware corporation ("USWeb"), USWeb Acquisition Corporation 134, a Delaware corporation and a wholly owned subsidiary of USWeb ("Merger Sub"), and CKS Group, Inc., a Delaware corporation ("CKS").

                                   RECITALS

  A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("Delaware Law"), USWeb and CKS intend to enter into a business combination transaction to pursue their long-term business strategies.

  B. The combination of USWeb and CKS shall be effected by the terms of this Agreement through a transaction in which Merger Sub will merge with and into CKS, CKS will become a wholly owned subsidiary of USWeb and the stockholders of CKS will become stockholders of USWeb.

  C. The combined company following the Merger (as defined in Section 1.1) will be called Reinvent Communications, Inc. In addition, immediately upon the effectiveness of the Merger, the Board of Directors of the combined company would consist of nine members, with designees of USWeb to hold seven of such seats and designees of CKS to hold two of such seats. The senior management of the combined company will consist of senior management from both USWeb and CKS.

  D. The Board of Directors of CKS (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of CKS and fair to, and in the best interests of, CKS and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of CKS adopt and approve this Agreement and approve the Merger.

  E. The Board of Directors of USWeb (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of USWeb and fair to, and in the best interests of, USWeb and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of USWeb vote to approve the issuance of shares of USWeb Common Stock (as defined below) to the stockholders of CKS pursuant to the terms of the Merger.

  F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

  H. Concurrently with the execution of this Agreement, and as a condition and inducement to CKS's and USWeb's willingness to enter into this Agreement, CKS shall execute and deliver a stock option agreement in favor of USWeb in substantially the form attached hereto as Exhibit A (the "CKS Stock Option Agreement"), and USWeb shall execute and deliver a stock option agreement in favor of CKS in substantially the form attached as Exhibit B (the "USWeb Stock Option Agreement" and, together with the CKS Stock Option Agreement, the "Stock Option Agreements"). The Board of Directors of each of CKS and USWeb have approved the Stock Option Agreements.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into CKS (the "Merger"), the separate corporate existence of Merger Sub shall cease, and CKS shall continue as the surviving corporation. CKS as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, substantially in the form of Exhibit C hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

  1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in Section 261 of Delaware Law and other applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of CKS and Merger Sub; and all and singular, the rights, privileges, powers and franchises of each of CKS and Merger Sub, and all property, real, personal and mixed, and all debts due to either of CKS and Merger Sub on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of CKS and Merger Sub, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of CKS and Merger Sub, and the title to any real estate vested by deed or otherwise under the laws of the State of Delaware, in either of CKS and Merger Sub, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of CKS and Merger Sub shall be preserved unimpaired, and all debts, liabilities and duties of CKS and Merger Sub shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.

  1.4 Certificate of Incorporation; Bylaws.

  (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be CKS Group Corporation.

  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

  1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time, together with Pierre Lamond, Alexandre Balkanski, Barry Linsky, and Michael Slade, the four outside directors of CKS as of the date of this Agreement, shall be the initial directors of the Surviving Corporation.

The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their respective successors are duly appointed.

  1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, CKS or the holders of any of the following securities:

  (a) Conversion of CKS Common Stock. Each share of Common Stock, $0.001 par value, of CKS (the "CKS Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of CKS Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 1.5 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Common Stock, $0.001 par value per share, of USWeb (the "USWeb Common Stock") upon surrender of the certificate representing such share of CKS Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

  (b) Cancellation of USWeb-Owned Stock. Each share of CKS Common Stock held by CKS or owned by Merger Sub, USWeb or any direct or indirect wholly owned subsidiary of CKS or of USWeb immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

  (c) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase CKS Common Stock then outstanding under CKS's 1995 Series B Common Stock Plan, 1995 Stock Plan, 1995 Director Option Plan, and 1996 Supplemental Stock Plan and the Site Specific, Inc. 1996 Stock Option Plan, in each case as amended (collectively, the "CKS Stock Plans"), shall be assumed by USWeb in accordance with Section 5.11 hereof. At the Effective Time, in accordance with the terms of CKS's 1995 Employee Stock Purchase Plan and 1997 Employee Stock Purchase Plan, as the case may be, (collectively, the "CKS ESPPs"), and in accordance with Section 5.11 hereof, USWeb shall assume the CKS ESPPs.

  (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

  (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into USWeb Common Stock or CKS Common Stock), reorganization, recapitalization or other like change with respect to USWeb Common Stock or CKS Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

  (f) Fractional Shares. No fraction of a share of USWeb Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of CKS Common Stock who would otherwise be entitled to a fraction of a share of USWeb Common Stock (after aggregating all fractional shares of USWeb Common Stock to be received by such holder) shall receive from USWeb an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of USWeb Common Stock for the ten most recent days that USWeb Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported by the Nasdaq Stock Market.

  1.7 Surrender of Certificates.

  (a) Exchange Agent. ChaseMellon Shareholder Services LLP shall act as the exchange agent (together with any successor exchange agent as may be appointed, the "Exchange Agent") in the Merger pursuant to an exchange agency agreement with USWeb which shall be in a form reasonably acceptable to CKS.

  (b) USWeb to Provide Common Stock. Promptly (and in no event later than the fifth business day) after the Effective Time, USWeb shall make available to the Exchange Agent for exchange in accordance with this

Article I, the shares of USWeb Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of CKS Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions which holders of shares of CKS Common Stock may be entitled pursuant to Section 1.7(d).

  (c) Exchange Procedures. Promptly (and in no event later than the fifth business day) after the Effective Time, USWeb shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of CKS Common Stock whose shares were converted into the right to receive shares of USWeb Common Stock pursuant to
Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as USWeb, in consultation with CKS prior to the Effective Time, may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of USWeb Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of USWeb Common Stock, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence the ownership of the number of full shares of USWeb Common Stock into which such shares of CKS Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to USWeb Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of USWeb Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole shares of USWeb Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of USWeb Common Stock.

  (e) Transfers of Ownership. If certificates for shares of USWeb Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to USWeb or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of USWeb Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of USWeb or any agent designated by it that such tax has been paid or is not payable.

  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, USWeb, the Surviving Corporation and CKS and none of their respective directors, officers, employees or agents hereto shall be liable to a holder of shares of USWeb Common Stock or CKS Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.8 No Further Ownership Rights in CKS Common Stock. All shares of USWeb Common Stock issued upon the surrender for exchange of shares of CKS Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CKS Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of CKS Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of USWeb Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that USWeb may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against USWeb, CKS or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  1.10 Tax and Accounting Consequences.

  (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

  1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of CKS and Merger Sub, the officers and directors of CKS and Merger Sub will take all such further action to the extent lawful and necessary, as long as such action is consistent with this Agreement.

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF CKS

  CKS represents and warrants to USWeb and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by CKS to USWeb dated as of the date hereof and certified by a duly authorized officer of CKS (the "CKS Schedules"), as follows:

  2.1 Organization of CKS.

  (a) CKS and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on CKS.

  (b) CKS has delivered to USWeb a true and complete list of all of CKS's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and CKS's equity interest therein.

  (c) CKS has delivered or made available to USWeb a true and correct copy of the Certificate of Incorporation and Bylaws of CKS and equivalent governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither CKS nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

  (d) When used in connection with CKS, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of CKS and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting national, regional or world economies, (ii) conditions affecting the integrated marketing communications services and internet services industries as a whole, (iii) the pendency or announcement of this Agreement or the transactions contemplated hereby, including changes, events or effects resulting from employee attrition or a delay of, reduction in or cancellation or change in the terms of customer engagements, to the extent attributable to the pendency or announcement of this Agreement or the transactions contemplated hereby, (iv) failure of CKS's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations, or (v) changes in the market price or trading volume of CKS capital stock, which conditions (in the case of clauses
(i) and (ii)) do not affect CKS in a disproportionate manner).

  2.2 CKS Capital Structure. The authorized capital stock of CKS consists of 30,000,000 shares of Common Stock, $0.001 par value, of which there were 15,312,037 shares issued and outstanding as of May 31, 1998 and 2,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are issued or outstanding. All outstanding shares of CKS Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of CKS or any agreement or document to which CKS is a party or by which it is bound. As of August 28, 1998, CKS had reserved an aggregate of 750,000 shares, 2,600,000 shares, 200,000 shares and 1,000,000 shares, respectively, of CKS Common Stock for issuance to employees, consultants and non-employee directors pursuant to CKS's 1995 Series B Common Stock Plan, 1995 Stock Plan, 1995 Director Option Plan, and 1996 Supplemental Stock Plan. In addition, there are options to purchase shares of CKS Common Stock pursuant to the Site Specific, Inc. 1996 Stock Option Plan assumed by CKS in connection with CKS's acquisition of Site Specific, Inc. All shares of CKS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. CKS has provided a list of options to acquire shares of CKS Common Stock on or about August 28, 1998, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicate the extent of acceleration, if any. As of August 28, 1998 an aggregate of 300,000 shares of CKS Common Stock were reserved for issuance pursuant to the CKS 1995 Employee Stock Purchase Plan.

  2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of CKS, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities CKS owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of CKS, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which CKS or any of its subsidiaries is a party or by which it is bound obligating CKS or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of CKS or any of its subsidiaries or obligating CKS or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of CKS, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of CKS or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

  2.4 Authority.

  (a) CKS has all requisite corporate power and authority to enter into this Agreement and the CKS Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the CKS Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of CKS, subject only to the approval and adoption of this Agreement and the approval of the Merger by CKS's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the CKS Common Stock is required for CKS's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by CKS and, assuming the due authorization, execution and delivery by USWeb and, if applicable, Merger Sub, constitutes a valid and binding obligation of CKS, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the CKS Stock Option Agreement by CKS do not, and the performance of this Agreement and the CKS Stock Option Agreement by CKS will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of CKS or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by CKS's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CKS or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair CKS's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of CKS or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CKS or any of its subsidiaries is a party or by which CKS or any of its subsidiaries or its or any of their respective properties are bound or affected. The CKS Schedules list all material consents, waivers and approvals under any of CKS's or any of its subsidiaries' material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required to be obtained or made by CKS in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.21) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and other filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to CKS or USWeb or have a material adverse effect on the ability of the parties to consummate the Merger.

  2.5 Section 203 of the Delaware General Corporation Law Not Applicable. The Board of Directors of CKS has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

  2.6 SEC Filings; CKS Financial Statements.

  (a) CKS has filed all forms, reports and documents required to be filed with the SEC since December 1, 1995, and has made available to USWeb such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that CKS may file subsequent to the date hereof) are referred to herein as the "CKS SEC Reports." As of their respective dates, the CKS SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CKS SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of CKS's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in CKS SEC Reports (the "CKS Financials"), including any CKS SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of CKS and its subsidiaries as at the respective dates thereof and the consolidated results of CKS's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of CKS contained in CKS SEC Reports as of May 31, 1998 is hereinafter referred to as the "CKS Balance Sheet." Except as disclosed in the CKS Financials, since the date of the CKS Balance Sheet neither CKS nor any of its subsidiaries has incurred any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of CKS and its subsidiaries taken as a whole, except liabilities (i) provided for in the CKS Balance Sheet, or (ii) incurred since the date of the CKS Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

  (c) CKS has heretofore furnished to USWeb a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by CKS with the SEC pursuant to the Securities Act or the Exchange Act.

  2.7 Absence of Certain Changes or Events. Since the date of the CKS Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on CKS, (ii) any material change by CKS in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by CKS of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  2.8 Taxes.

  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including those based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

  (b) Tax Returns and Audits.

    (i) CKS and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by CKS and each of its subsidiaries, except such Returns which are not material to CKS, and have paid all Taxes shown to be due on such Returns.

    (ii) Except as is not material to CKS, CKS and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

    (iii) Except as is not material to CKS, neither CKS nor any of its subsidiaries has been delinquent in the payment of any Tax other than Taxes not yet due and payable nor is there any Tax deficiency outstanding, proposed or assessed against CKS or any of its subsidiaries, nor has CKS or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

    (iv) Except as is not material to CKS, no audit or other examination of any Return of CKS or any of its subsidiaries is presently in progress, nor has CKS or any of its subsidiaries been notified of any request for such an audit or other examination.

    (v) Except as is not material to CKS, no adjustment relating to any Returns filed by CKS or any of its subsidiaries has been proposed formally or informally by any Tax authority to CKS or any of its subsidiaries or any representative thereof and, to the knowledge of CKS, no basis exists for any such adjustment which would be material to CKS.

    (vi) Neither CKS nor any of its subsidiaries has any material liability for unpaid Taxes other than Taxes not yet due which has not been accrued for or reserved on the CKS Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to CKS.

    (vii) None of CKS's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

    (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of CKS or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

    (ix) Neither CKS nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by CKS.

    (x) CKS is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (xi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes payable by CKS or any of its subsidiaries.

    (xii) Neither CKS nor any of its subsidiaries is party to or affected by any tax-sharing or allocation agreement or arrangement.

    (xiii) The CKS Schedules list (y) any Tax exemption, Tax holiday or other Tax-sharing arrangement that CKS or any of its subsidiaries has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sharing arrangement and (z) any expatriate tax programs or policies affecting CKS or any of its subsidiaries. Each of CKS and its subsidiaries is in compliance with all terms and conditions required to maintain any material Tax exemption, Tax holiday or other Tax-sharing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect in any material respects on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sharing arrangement or order.

  2.9 Intellectual Property.

  (a) CKS and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "CKS IP Rights").

  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any CKS IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any CKS IP Rights or materially impair the right of CKS, the Surviving Corporation or USWeb to use, sell or license any CKS IP Rights or portion thereof.

  (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by CKS or any of its subsidiaries violates in any material respect any license or agreement between any third party and CKS or any of its subsidiaries or, to the knowledge of CKS, infringes in any material respect any intellectual property right of any other party; and there is no pending or, to the knowledge of CKS, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any CKS IP Rights, nor has CKS received any written notice asserting that any CKS IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

  (d) CKS has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all CKS IP Rights.

  (e) There are no royalties, honoraria, fees or other payments payable by CKS to any person by reason of the ownership, use, license, purchase, sale or disposition or acquisition of the CKS IP Rights.

  2.10 Compliance; Permits; Restrictions.

  (a) Neither CKS nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to CKS or any of its subsidiaries or by which CKS or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CKS or any of its subsidiaries is a party or by which CKS or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of CKS, no investigation or review by any Governmental Entity is pending or threatened against CKS or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon CKS or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of CKS or any of its subsidiaries, any acquisition of material property by CKS or any of its subsidiaries or the conduct of business by CKS as currently conducted.

  (b) CKS and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of CKS (collectively, the "CKS Permits"). CKS and its subsidiaries are in compliance in all material respects with the terms of the CKS Permits.

  2.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which CKS or any of its subsidiaries has received any notice of assertion, nor, to CKS's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against CKS or any of its subsidiaries which reasonably would be likely to be material to CKS, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  2.12 Brokers' and Finders' Fees. Except for fees payable to Goldman, Sachs & Co. pursuant to an engagement letter dated June 18, 1998, CKS has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  2.13 Employee Matters and Benefit Plans.

  (a) The CKS Schedules contain a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, relocation, repatriation, expatriation, visas, work permits, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is current, contributed to, or required to be contributed to, by CKS or any person or entity under common control with CKS within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder (an "ERISA Affiliate") for the benefit of any current or former employee, consultant, director of CKS or any ERISA Affiliate (the "CKS Employees"), or with respect to which CKS or any Affiliate has or may have any liability or obligation (the "CKS Employee Plans"). CKS does not have any plan or commitment to establish any new CKS Employee Plan, to modify any CKS Employee Plan (except to the extent required by law or to conform any such CKS Employee Plan to the requirements of any applicable law, in each case as previously disclosed to USWeb in writing, or as required by this Agreement), or to enter into any CKS Employee Plan.

  (b) Documents. CKS has made available to USWeb correct and complete copies of all documents relating to each CKS Employee Plan including (without limitation) any and all amendments thereto and all related trust documents; the most recent actuarial valuations, if any, prepared for each CKS Employee Plan and any material contracts or agreements relating to each CKS Employee Plan.

  (c) Employee Plan Compliance. Except as otherwise set forth on CKS
Schedules: (i) CKS has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each CKS Employee Plan, and each CKS Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, rules and regulations; (ii) each CKS Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service ("IRS") with respect to each such CKS Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such CKS Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
Section 408 of ERISA, has occurred with respect to any CKS Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of CKS, threatened or reasonably anticipated (other than routine claims for benefits) against any CKS Employee Plan or against the assets of any CKS Employee Plan; (v) each CKS Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to USWeb, CKS or any of its ERISA Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of CKS or any ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any CKS Employee Plan; and (vii) neither CKS nor any ERISA Affiliate is subject to any penalty or tax with respect to any CKS Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

  (d) Pension Plan. Neither CKS nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code.

  (e) Multiemployer Plans. At no time has CKS or any ERISA Affiliate contributed to or been required to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

  (f) COBRA; HIPAA; FMLA. Neither CKS nor any ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of Family Medical Leave Act of 1993, as amended, or any similar provisions of state law applicable to CKS Employees.

  (g) No Post-Employment Obligations. Except as set forth in Section 2.13(g) of the CKS Schedules, no CKS Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and CKS has never represented, promised or contracted (whether in oral or written form) to any CKS Employee (either individually or to CKS Employees as a group) or any other person that such CKS Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

  (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any CKS Employee Plan, trust, loan or other arrangements that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any CKS Employee.

  2.14 Absence of Liens and Encumbrances. CKS and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the CKS Financials and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to CKS.

  2.15 Environmental Matters.

  (a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of CKS or any of its subsidiaries or any affiliate of CKS, or, to CKS's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that CKS or any of its subsidiaries has at any time owned, operated, occupied or leased.

  (b) Hazardous Materials Activities. Neither CKS nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in material violation of any law in effect on or before the Closing Date, nor has CKS or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in material violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

  (c) Permits. CKS and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "CKS Environmental Permits") necessary for the conduct of CKS's and its subsidiaries' Hazardous Material Activities and other businesses of CKS and its subsidiaries as such activities and businesses are currently being conducted.

  (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to CKS's knowledge, threatened concerning any CKS Environmental Permit, Hazardous Material or any Hazardous Materials Activity of CKS or any of its subsidiaries. CKS is not aware of any fact or circumstance which could involve CKS or any of its subsidiaries in any material environmental litigation or impose upon CKS any material environmental liability.

  2.16 Labor Matters. CKS (i) is and has been in compliance in all respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to CKS Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to CKS Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for CKS Employees (other than routine payments to be made in the normal course of business and consistent with past practice). No work stoppage or labor strike against CKS is pending, threatened or reasonably anticipated. CKS does not know of any activities or proceedings of any labor union to organize any CKS Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of CKS, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any CKS Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to CKS. Neither CKS nor any ERISA Affiliate has engaged in any unfair labor practices under applicable law. CKS is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to CKS Employees and no collective bargaining agreement is being negotiated by CKS.

  2.17 Agreements, Contracts and Commitments. Except as set forth in the CKS Schedules, as of the date hereof, neither CKS nor any of its subsidiaries is a party to or is bound by:

  (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of CKS's Board of Directors, other than those that are terminable by CKS or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit CKS's or any of its subsidiaries' ability to terminate employees at will;

  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

  (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between CKS or any of its subsidiaries and any of its officers or directors;

  (d) any agreement, contract or commitment containing any covenant limiting the freedom of CKS or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

  (f) any material joint marketing or development agreement.

  Neither CKS nor any of its subsidiaries, nor to CKS's knowledge any other party to a CKS Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which CKS or any of its subsidiaries is a party or by which it is bound of the type described in clauses (a) through (f) above (any such agreement, contract or commitment, a "CKS Contract") in such a manner as would permit any other party to cancel or terminate any such CKS Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to CKS.

  2.18 International Employee Plan. Each CKS Employee Plan that has been adopted or maintained by CKS or any ERISA Affiliate, whether informally or formally, or with respect to which CKS or any ERISA Affiliate will or may have any liability, for the benefit of CKS Employees who perform services outside the United States (the "International Employee Plans") has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent USWeb, CKS or any ERISA Affiliate from terminating or amending any International Employee Plan at any time for any reason without liability to USWeb, CKS or any ERISA Affiliate (other than ordinary administration expenses).

  2.19 Pooling of Interests. To the knowledge of CKS, based on consultation with its independent accountants, neither CKS nor any of its directors, officers, affiliates or stockholders has taken any action or agreed to take any action which would preclude USWeb's ability to account for the Merger as a pooling of interests.

  2.20 Change of Control Payments. The CKS Schedules set forth each plan or agreement pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers and directors of CKS as a result of or in connection with the Merger. No benefit payable or which may become payable by CKS or any of the CKS Subsidiaries pursuant to any CKS Employee Plan or any CKS Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

  2.21 Statements; Proxy Statement/Prospectus. The information supplied by CKS for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by CKS for inclusion in the proxy statement/prospectus to be sent to the stockholders of CKS and stockholders of USWeb in connection with the meeting of CKS's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "CKS Stockholders' Meeting") and in connection with the meeting of USWeb's stockholders to consider the approval of (i) the amendment of USWeb's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (ii) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (iii) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name (subject to and conditional upon the effectiveness of the Merger) (the "USWeb Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to CKS's stockholders and USWeb's stockholders, at the time of the CKS Stockholders' Meeting or the USWeb Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CKS Stockholders' Meeting or the USWeb Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to CKS or any of its affiliates, officers or directors should be discovered by CKS which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CKS shall promptly inform USWeb. Notwithstanding the foregoing, CKS makes no representation or warranty with respect to any information supplied by USWeb or Merger Sub which is contained in any of the foregoing documents.

  2.22 Board Approval. The Board of Directors of CKS has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of CKS and its stockholders, and (ii) to recommend that the stockholders of CKS approve and adopt this Agreement and approve the Merger.

  2.23 Fairness Opinion. The Board of Directors of CKS has received an oral opinion from Goldman, Sachs & Co. (to be confirmed in writing) to the effect that as of the date hereof, the Exchange Ratio is fair to CKS's stockholders from a financial point of view.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF USWEB AND MERGER SUB

  USWeb and Merger Sub represent and warrant to CKS, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by USWeb to CKS dated as of the date hereof and certified by a duly authorized officer of USWeb (the "USWeb Schedules"), as follows:

  3.1 Organization of USWeb.

  (a) USWeb and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on USWeb.

  (b) USWeb has delivered to CKS a true and complete list of all of USWeb's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and USWeb's equity interest therein. USWeb has no equity interest in Cloudbreak Consulting LLC. To the knowledge of USWeb, no officer or director of USWeb has an equity interest in Cloudbreak Consulting LLC.

  (c) USWeb has delivered or made available to CKS a true and correct copy of the Certificate of Incorporation and Bylaws of USWeb and equivalent governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither USWeb nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

  (d) When used in connection with USWeb, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of USWeb and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting national, regional or world economies, (ii) conditions affecting the Internet-related professional services industry as a whole, (iii) the pendency or announcement of this Agreement, or the transactions contemplated hereby, including changes or effects resulting from employee attrition or a delay of, reduction in or cancellation or change in the terms of customer engagements, to the extent attributable to the pendency or announcement of this Agreement or the transactions contemplated hereby, (iv) failure of USWeb's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations, or (v) changes in the market price or trading volume of USWeb capital stock, which conditions (in the case of clause (i) and (ii)) do not affect USWeb in a disproportionate manner).

  3.2 USWeb and Merger Sub Capital Structure. The authorized capital stock of USWeb consists of 100,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock") of which there were 45,176,418 shares issued and outstanding as of August 28, 1998, including 1,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, no par value, all of which, as of the date hereof, are issued and outstanding and are held by USWeb. Merger Sub was formed on July 15, 1998, for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. All outstanding shares of USWeb Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of USWeb or any agreement or document to which USWeb is a party or by which it is bound. As of August 28, 1998, USWeb had reserved an aggregate of 600,000 shares, 7,000,000 shares and 20,000,000 shares, respectively, of USWeb Common Stock for issuance to employees, consultants and non-employee directors pursuant to the USWeb 1996 Stock Option Plan, the 1996 Equity Compensation Plan, and the 1997 Acquisition Stock Option Plan under which options are outstanding for an aggregate of 68,367 shares, 3,680,468 shares and 11,026,976 shares, respectively, and under which no shares, 3,257,523 shares and 7,678,672 shares, respectively, are available for grant as of August 28, 1998. In addition, there are options to purchase shares of USWeb Common Stock pursuant to the Ikonic Interactive, Inc. 1997 Stock Option Plan assumed by USWeb in connection with its acquisition of Ikonic Interactive, Inc. USWeb has reserved for issuance 333,333 shares, 2,000,000 shares (registered on Form S-8 currently commitments for approximately 8,000,000 shares at current stock prices) and 55 shares, respectively, under (i) USWeb's Affiliate Warrant Program, (ii) in connection with acquisition-related employee stock bonuses, and (iii) upon exercise of consultant warrants, respectively. USWeb has also issued warrants for approximately 2,728,916 shares to venture capital investors and NBC Multimedia, Inc. All shares of USWeb Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. USWeb has provided a list of options to acquire 10,000 or more shares of USWeb Common Stock as of August 28, 1998, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, with an indication of the extent of acceleration, if any. As of August 28, 1998, there were an aggregate of 3,000,000 shares of

USWeb Common Stock reserved for issuance pursuant to USWeb's Employee Stock Purchase Plan (the "USWeb Employee Stock Purchase Plan").

  3.3 Obligations With Respect to Capital Stock. Except as set forth in the USWeb Schedules and in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of USWeb, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities USWeb owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of USWeb, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3 and in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which USWeb or any of its subsidiaries is a party or by which it is bound obligating USWeb or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of USWeb or any of its subsidiaries or obligating USWeb or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of USWeb, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of USWeb or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

  3.4 Authority.

  (a) Each of USWeb and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the USWeb Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the USWeb Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of USWeb and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to Delaware Law and the approval by USWeb's stockholders of (i) the amendment of USWeb's Certificate of Incorporation to increase its authorized shares to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (ii) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (iii) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name (subject to and conditional upon the effectiveness of the Merger). A vote of the holders of at least a majority of the outstanding shares of the USWeb Common Stock is required for USWeb's stockholders to approve each of (i) the amendment of USWeb's Certificate of Incorporation to increase its authorized shares to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (ii) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (iii) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name (subject to and conditional upon the effectiveness of the Merger). This Agreement has been duly executed and delivered by each of USWeb and Merger Sub and, assuming the due authorization, execution and delivery by CKS, constitutes the valid and binding obligation of USWeb, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of USWeb and Merger Sub do not, and the performance of this Agreement by each of USWeb and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of USWeb or the Articles of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of USWeb's other subsidiaries, (ii) subject to obtaining the approval of USWeb's stockholders of (x) the amendment of USWeb's Certificate of Incorporation to increase its authorized shares to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (y) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (z) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name (subject to and conditional upon the effectiveness of the Merger) as contemplated in
Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to USWeb or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair USWeb's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of USWeb or any of its subsidiaries (including Merger
Sub) pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which USWeb or any of its subsidiaries (including Merger Sub) is a party or by which USWeb or any of its subsidiaries or its or any of their respective properties are bound or affected. The USWeb Schedules list all consents, waivers and approvals under any of USWeb's or any of its subsidiaries' material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by USWeb or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and other filings as may be required under applicable federal and state securities laws and the HSR Act and the securities or antitrust laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to USWeb or CKS or have a material adverse effect on the ability of the parties to consummate the Merger.

  3.5 Section 203 of the Delaware General Corporation Law Not Applicable. The Board of Directors of USWeb has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

  3.6 SEC Filings; USWeb Financial Statements.

  (a) USWeb has filed all forms, reports and documents required to be filed with the SEC since October 1, 1997, and has made available to CKS such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that USWeb may file subsequent to the date hereof) are referred to herein as the "USWeb SEC Reports." As of their respective dates, the USWeb SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such USWeb SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of USWeb's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in USWeb SEC Reports (the "USWeb Financials"), including any USWeb SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of USWeb and its subsidiaries as at the respective dates thereof and the consolidated results of USWeb's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of USWeb contained in USWeb SEC Reports as of June 30, 1998 is hereinafter referred to as the "USWeb Balance Sheet." Except as disclosed in the USWeb Financials, since the date of the USWeb Balance Sheet neither USWeb nor any of its subsidiaries incurred any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of USWeb and its subsidiaries taken as a whole, except liabilities (i) provided for in the USWeb Balance Sheet, or (ii) incurred since the date of the USWeb Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

  (c) USWeb has heretofore furnished to CKS a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by USWeb with the SEC pursuant to the Securities Act or the Exchange Act.

  3.7 Absence of Certain Changes or Events. Since the date of the USWeb Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on USWeb, (ii) any material change by USWeb in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by USWeb of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  3.8 Taxes.

  (a) Tax Returns and Audits.

    (i) USWeb and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by USWeb and each of its subsidiaries, except such Returns which are not material to USWeb, and have paid all Taxes shown to be due on such Returns.

    (ii) Except as is not material to USWeb, USWeb and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

    (iii) Except as is not material to USWeb, neither USWeb nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against USWeb or any of its subsidiaries, nor has USWeb or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

    (iv) Except as is not material to USWeb, no audit or other examination of any Return of USWeb or any of its subsidiaries is presently in progress, nor has USWeb or any of its subsidiaries been notified of any request for such an audit or other examination.

    (v) Except as is not material to USWeb, no adjustment relating to any Returns filed by USWeb or any of its subsidiaries has been proposed formally or informally by any Tax authority to USWeb or any of its subsidiaries or any representative thereof and, to the knowledge of USWeb, no basis exists for any such adjustment which would be material to USWeb.

    (vi) Neither USWeb nor any of its subsidiaries has any liability for unpaid Taxes other than Taxes not yet due and Taxes being contested in good faith by appropriate proceedings which has not been accrued for or reserved on the USWeb Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to USWeb.

    (vii) None of USWeb's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

    (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of USWeb or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

    (ix) Neither USWeb nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by USWeb.

    (x) USWeb is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (xi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes payable by USWeb or any of its subsidiaries.

    (xii) Neither USWeb nor any of its subsidiaries is party to or affected by any tax-sharing or allocation agreement or arrangement.

    (xiii) The USWeb Schedules list (y) any Tax exemption, Tax holiday or other Tax-sharing arrangement that USWeb or any of its subsidiaries has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sharing arrangement and (z) any expatriate tax programs or policies affecting USWeb or any of its subsidiaries. Each of USWeb and its subsidiaries is in full compliance in all material respects with all terms and conditions required to maintain any Tax exemption, Tax holiday or other Tax-sharing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sharing arrangement or order.

  3.9 Intellectual Property.

  (a) USWeb and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "USWeb IP Rights").

  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any USWeb IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any USWeb IP Rights or materially impair the right of USWeb, the Surviving Corporation or CKS to use, sell or license any USWeb IP Rights or portion thereof.

  (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by USWeb or any of its subsidiaries violates in any material respect any license or agreement between any third party and USWeb or any of its subsidiaries and any third party or, to the knowledge of USWeb, infringes in any material respect any intellectual property right of any other party; and there is no pending or, to the knowledge of USWeb, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any USWeb IP Rights, nor has USWeb received any written notice asserting that any USWeb IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

  (d) There are no royalties, honoraria, fees or other payments payable by USWeb to any person by reason of the ownership, use, license, purchase, sale or disposition or acquisition of the USWeb IP Rights.

  (e) USWeb has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all USWeb IP Rights.

  3.10 Compliance; Permits; Restrictions.

  (a) Neither USWeb nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to USWeb or any of its subsidiaries or by which USWeb or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which USWeb or any of its subsidiaries is a party or by which USWeb or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of USWeb, no investigation or review by any Governmental Entity is pending or threatened against USWeb or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon USWeb or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of USWeb or any of its subsidiaries, any acquisition of material property by USWeb or any of its subsidiaries or the conduct of business by USWeb as currently conducted.

  (b) USWeb and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of USWeb (collectively, the "USWeb Permits"). USWeb and its subsidiaries are in compliance in all material respects with the terms of the USWeb Permits.

  3.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which USWeb or any of its subsidiaries has received any notice of assertion, nor, to USWeb's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against USWeb or any of its subsidiaries which reasonably would be likely to be material to USWeb, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  3.12 Brokers' and Finders' Fees. Except for fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated August 7, 1998, USWeb has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  3.13 Employee Benefit Plans.

  (a) Employee Benefit Plans and Agreements. The USWeb Schedules contain a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, relocation, repatriation, expatriation, visas, work permits, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is currently maintained, contributed to, or required to be contributed to, by USWeb or any person or entity under common control with USWeb within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder (an "ERISA Affiliate") for the benefit of any current or former employee, consultant, director of USWeb or any ERISA Affiliate (the "USWeb Employees"), or with respect to which USWeb or any Affiliate has or may have any liability or obligation (the "USWeb Employee Plans"). USWeb does not have any plan or commitment to establish any new USWeb Employee Plan, to modify any USWeb Employee Plan (except to the extent required by law or to conform any such USWeb Employee Plan to the requirements of any applicable law, in each case as previously disclosed to CKS in writing, or as required by this Agreement), or to enter into any USWeb Employee Plan.

  (b) Documents. USWeb has made available to CKS correct and complete copies of all documents relating to each USWeb Employee Plan including (without limitation) any and all amendments thereto and all related trust documents; the most recent actuarial valuations, if any, prepared for each USWeb Employee Plan and any material contracts or agreements relating to each USWeb Employee Plan.

  (c) Employee Plan Compliance. Except as otherwise set forth on USWeb
Schedules: (i) USWeb has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each USWeb Employee Plan, and each USWeb Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, rules and regulations; (ii) each USWeb Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service ("IRS") with respect to each such USWeb Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such USWeb Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any USWeb Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of USWeb, threatened or reasonably anticipated (other than routine claims for benefits) against any USWeb Employee Plan or against the assets of any USWeb Employee Plan; (v) each USWeb Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to CKS, USWeb or any of its ERISA Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of USWeb or any ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any USWeb Employee Plan; and (vii) neither USWeb nor any ERISA Affiliate is subject to any penalty or tax with respect to any USWeb Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

  (d) Pension Plan. Neither USWeb nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code.

  (e) Multiemployer Plans. At no time has USWeb or any ERISA Affiliate contributed to or been required to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

  (f) COBRA; HIPAA; FMLA. Neither USWeb nor any ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of Family Medical Leave Act of 1993, as amended, or any similar provisions of state law applicable to USWeb Employees.

  (g) No Post-Employment Obligations. Except as set forth in Section 3.13(g) of the USWeb Schedules, no USWeb Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and USWeb has never represented, promised or contracted (whether in oral or written form) to any USWeb Employee (either individually or to USWeb Employees as a group) or any other person that such USWeb Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

  (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any USWeb Employee Plan, trust, loan or other arrangements that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any USWeb Employee.

  (i) International Employee Plan. Each USWeb Employee Plan that has been adopted or maintained by USWeb or any ERISA Affiliate, whether informally or formally, or with respect to which USWeb or any ERISA Affiliate will or may have any liability, for the benefit of USWeb Employees who perform services outside the United States (the "International Employee Plans") has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent CKS, USWeb or any ERISA Affiliate from terminating or amending any International Employee Plan at any time for any reason without liability to CKS, USWeb or any ERISA Affiliate (other than ordinary administration expenses).

  3.14 Absence of Liens and Encumbrances. USWeb and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the USWeb Financials and except for liens or Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to USWeb.

  3.15 Environmental Matters.

  (a) Hazardous Material. No underground storage tanks and no amount of any Hazardous Material, but excluding office and janitorial supplies, are present, as a result of the actions of USWeb or any of its subsidiaries or any affiliate of USWeb, or, to USWeb's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that USWeb or any of its subsidiaries has at any time owned, operated, occupied or leased.

  (b) Hazardous Materials Activities. Neither USWeb nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in material violation of any law in effect on or before the Closing Date, nor has USWeb or any of its subsidiaries engaged in any Hazardous Materials Activities in material violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

  (c) Permits. USWeb and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "USWeb
Environmental Permits") necessary for the conduct of USWeb's and its subsidiaries' Hazardous Material Activities and other businesses of USWeb and its subsidiaries as such activities and businesses are currently being conducted.

  (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to USWeb's knowledge, threatened concerning any USWeb Environmental Permit, Hazardous Material or any Hazardous Materials Activity of USWeb or any of its subsidiaries. USWeb is not aware of any fact or circumstance which could involve USWeb or any of its subsidiaries in any material environmental litigation or impose upon USWeb any material environmental liability.

  3.16 Labor Matters.

  (a) USWeb (i) is and has been in compliance in all respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to USWeb Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to USWeb Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for USWeb Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

  (b) No work stoppage or labor strike against USWeb is pending, threatened or reasonably anticipated. USWeb does not know of any activities or proceedings of any labor union to organize any USWeb Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of USWeb, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any USWeb Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to USWeb. Neither USWeb nor any ERISA Affiliate has engaged in any unfair labor practices under applicable law. USWeb is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to USWeb Employees and no collective bargaining agreement is being negotiated by USWeb.

  3.17 Agreements, Contracts and Commitments. Except as set forth in the USWeb Schedules, as of the date hereof, neither USWeb nor any of its subsidiaries is a party to or is bound by:

  (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of USWeb's Board of Directors, other than those that are terminable by USWeb or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit USWeb's or any of its subsidiaries' ability to terminate employees at will;

  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

  (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between USWeb or any of its subsidiaries and any of its officers or directors;

  (d) any agreement, contract or commitment containing any covenant limiting the freedom of USWeb or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

  (f) any material joint marketing or development agreement.

  Neither USWeb nor any of its subsidiaries, nor to USWeb's knowledge any other party to a USWeb Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which USWeb or any of its subsidiaries is a party or by which it is bound of the type described in clauses (a) through (f) above (any such agreement, contract or commitment, a "USWeb Contract") in such a manner as would permit any other party to cancel or terminate any such USWeb Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to USWeb.

  3.18 Pooling of Interests. To the knowledge of USWeb, based on consultation with its independent accountants, neither USWeb nor any of its directors, officers, affiliates or stockholders has taken any action or agreed to take any action which would preclude USWeb's ability to account for the Merger as a pooling of interests.

  3.19 Change of Control Payments. The USWeb Schedules set forth each plan or agreement pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers and directors of USWeb as a result of or in connection with the Merger.

  3.20 Statements; Proxy Statement/Prospectus. The information supplied by USWeb for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by USWeb for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to USWeb's stockholders and CKS's stockholders, at the time of the USWeb Stockholders' Meeting or the CKS Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the USWeb Stockholders' Meeting or the CKS Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to USWeb or any of its affiliates, officers or directors should be discovered by USWeb which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, USWeb shall promptly inform CKS. Notwithstanding the foregoing, USWeb makes no representation or warranty with respect to any information supplied by CKS which is contained in any of the foregoing documents.

  3.21 Board Approval. The Board of Directors of USWeb has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of USWeb and its stockholders, and (ii) to recommend that the stockholders of USWeb approve (x) the amendment of USWeb's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger (subject to and conditional upon the effectiveness of the Merger), (y) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (z) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name (subject to and conditional upon the effectiveness of the Merger).

  3.22 Fairness Opinion. The Board of Directors of USWeb has received an opinion from Morgan Stanley & Co. Incorporated (to be confirmed in writing) to the effect that as of the date hereof, the Exchange Ratio is fair to USWeb from a financial point of view.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of CKS (which for the purposes of this Article IV shall include CKS and each of its subsidiaries) and USWeb (which for the purposes of this Article IV shall include USWeb and each of its subsidiaries) agree, except (i) in the case of CKS as provided in Article IV of the CKS Schedules and in the case of USWeb as provided in Article IV of the USWeb Schedules, or (ii) to the extent that the other of them shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, each of CKS and USWeb will promptly notify the other of any material event involving its business or operations. CKS and USWeb agree that USWeb may continue to execute its acquisition program in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted without CKS's consent; provided, however, that USWeb must obtain the written consent of CKS, which shall not be withheld unreasonably, prior to completing an acquisition if (i) the business to be acquired, without taking any other acquisition into account, would constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein or (ii) the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after the date of this Agreement and prior to the Effective Time shall exceed 5,000,000. Furthermore, CKS and USWeb agree that during the period prior to the Effective Time they will exchange monthly summary financial data and that their respective senior management groups will participate in informational meetings on a monthly basis, at such time and place as shall be mutually agreeable. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

  In addition, during the period from the date of this Agreement and continuing until the earlier termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement, and except in the case of CKS as provided in Article IV of the CKS Schedules, and except in the case of USWeb as provided in Article IV of the USWeb Schedules, without the prior written consent of the other, neither CKS nor USWeb shall do any of the following, and neither CKS nor USWeb shall permit its subsidiaries to do any of the following:

  (a) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

  (b) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

  (c) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the CKS IP Rights or the USWeb IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

  (d) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

  (e) repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof;

  (f) issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than
(i) shares of CKS Common Stock or USWeb Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of CKS Common Stock or USWeb Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with stock option plans existing on the date hereof, (iii) shares of CKS Common Stock or USWeb Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii),
(iv) shares of CKS Common Stock or USWeb Common Stock, as the case may be, issuable to participants in the USWeb Employee Stock Purchase Plan or the CKS Employee Stock Purchase Plan consistent with past practice and the terms thereof, and (v) shares of USWeb Common Stock and options to purchase USWeb Common Stock in connection with (x) one or more acquisitions by USWeb, provided that the business acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein and provided further that, (y) the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after the date of this Agreement and prior to the Effective Time shall not exceed 5,000,000;

  (g) except as contemplated in this Agreement, cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

  (h) except for one or more acquisitions by USWeb of a business where (i) the business acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X (substituting 20 percent for 10 percent each place it appears therein) or (ii) the aggregate number of shares issued by USWeb in connection with all acquisitions from the date of this Agreement and prior to the Effective Time would not exceed 5,000,000, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of CKS or USWeb, as the case may be, or enter into any material joint ventures, strategic partnerships or alliances;

  (i) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of CKS or USWeb, as the case may be, except in the ordinary course of business consistent with past practice;

  (j) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of CKS or USWeb, as the case may be, or guarantee any debt securities of others;

  (k) adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

  (l) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

  (m) make any grant of exclusive rights to any third party, other than in the ordinary course of business consistent with past practice;

  (n) take any action that would be reasonably likely to interfere with USWeb's ability to account for the Merger as a pooling of interests; or

  (o) agree in writing or otherwise to take any of the actions described in
Article IV (a) through (n) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

  5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

  (a) As promptly as practicable after the execution of this Agreement, CKS and USWeb will prepare, and file with the SEC, the Proxy Statement and USWeb will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of CKS and USWeb will respond to any comments of the SEC, will use commercially reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, CKS and USWeb will prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, foreign or state blue sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of CKS and USWeb will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Each of CKS and USWeb will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, CKS or USWeb, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of CKS or stockholders of USWeb, such amendment or supplement.

  (b) The Proxy Statement will include the recommendation of the Board of Directors of CKS in favor of adoption and approval of this Agreement and approval of the Merger, except that the Board of Directors of CKS may withdraw, modify or refrain from making such recommendation to the extent that the Board of Directors of CKS shall have withdrawn or modified its approval of this Agreement or the Merger in accordance with Section 5.4(a)(ii).

  (c) The Proxy Statement will include the recommendations of the Board of Directors of USWeb in favor of (x) the amendment of USWeb's Certificate of Incorporation to increase its authorized shares to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (y) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (z) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name, subject to and conditional upon the effectiveness of the Merger, except that the Board of Directors of USWeb may withdraw, modify or refrain from making such recommendations to the extent that the Board of Directors of USWeb shall have withdrawn or modified its approval of this Agreement or the Merger in accordance with Section 5.4(b)(ii).

  5.2 Meetings of Stockholders. Promptly after the date hereof, CKS will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the CKS Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within forty-five (45) days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. CKS will consult with USWeb and use its commercially reasonable efforts to hold the CKS Stockholders' Meeting on the same day and at the same time as the USWeb Stockholders' Meeting. Promptly after the date hereof, USWeb will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the USWeb Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within forty-five (45) days after the declaration of effectiveness of the Registration Statement, for the purpose of
(i) amending its Certificate of Incorporation to increase its authorized shares to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (ii) voting upon the issuance of shares of USWeb Common Stock by virtue of the Merger, and (iii) amending its Certificate of Incorporation to change its corporate name (subject to and conditional upon the effectiveness of the Merger). USWeb will consult with CKS and will use commercially reasonable best efforts to hold the USWeb Stockholders' Meeting on the same day and at the same time as the CKS Stockholders' Meeting. CKS will use commercially reasonable best efforts including, without limitation, the hiring of a proxy solicitor, to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals, except to the extent that the Board of Directors of CKS shall have withdrawn or modified its approval of this Agreement or the Merger in accordance with Section 5.4(a)(ii). USWeb will use commercially reasonable best efforts, including without limitation, the hiring of a proxy solicitor, to solicit from its stockholders proxies in favor of (i) the amendment of USWeb's Certificate of Incorporation to increase its authorized shares to allow for the issuance of shares of USWeb Common Stock by virtue of the Merger, (ii) the issuance of shares of USWeb Common Stock by virtue of the Merger, and (iii) the amendment of USWeb's Certificate of Incorporation to change USWeb's corporate name (subject to and conditional upon the effectiveness of the Merger) and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or the Delaware Law to obtain such approvals, except to the extent that the Board of Directors of USWeb shall have withdrawn or modified its approval of such matters in accordance with Section 5.4(b)(ii). In the event that insufficient proxies have been obtained to secure the stockholder approval for the matters set forth above at the CKS Stockholders' Meeting or the USWeb Stockholders' Meeting, CKS and USWeb (as the case may be) shall take all lawful action required to postpone or adjourn such meeting for up to thirty (30) days to attempt to permit the solicitation of additional proxies for approval of such matters.

  5.3 Confidentiality.

  (a) The parties acknowledge that CKS and USWeb have previously executed a Confidentiality Agreement, dated July 30, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except that in the event of a termination of this Agreement pursuant to Section 7.1(h), Section 9 of the Confidentiality Agreement shall terminate and be of no further force or effect, and in the event of a termination of this Agreement pursuant to Section 7.1(k), Section 10 of the Confidentiality Agreement shall terminate and be of no further force or effect.

  (b) Each of CKS and USWeb will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as such other party may reasonably request. No information or knowledge obtained by any party hereto in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

  5.4 No Solicitation.

  (a) Obligations of CKS.

    (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, CKS and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (x) solicit, initiate or encourage the submission of any CKS Alternative Proposal (as hereinafter defined) or (y) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any CKS Alternative Proposal; provided, however, that if, at any time prior to obtaining the approval of the stockholders of CKS of this Agreement and the Merger by the requisite vote under applicable law (the "CKS Stockholder Approval") the Board of Directors of CKS determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to CKS's stockholders under applicable law, CKS may, in response to a CKS Alternative Proposal that was unsolicited or that did not otherwise result from a breach of this Section 5.4(a), and subject to compliance with Section 5.4(a)(iii) and Section 5.4(a)(v), furnish information with respect to CKS and participate in negotiations regarding such CKS Alternative Proposal. CKS and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any CKS Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of CKS or any of its subsidiaries or any investment banker, attorney or other advisor or representative of CKS or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by CKS. For purposes of this Agreement, "CKS Alternative Proposal" means any inquiry, proposal or offer from any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of CKS or any of its subsidiaries (other than the purchase of CKS's products or services in the ordinary course of business) or more than a 15% interest in the total outstanding voting securities of CKS or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of CKS or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving CKS or any of its subsidiaries, other than the transactions contemplated by this Agreement.

    (ii) Neither the Board of Directors of CKS nor any committee thereof shall (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USWeb or Merger Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (y) cause CKS to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (a "CKS Acquisition Agreement") with respect to any CKS Alternative Proposal. In addition, subject to the other provisions of this Section 5.4(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, CKS and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any CKS Alternative Proposal. Notwithstanding the foregoing or anything else contained in this Agreement, prior to obtaining the CKS Stockholder Approval, the Board of Directors of CKS, to the extent it determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to CKS's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger (and, to the extent it does so, CKS may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by Section 5.2) or approve or recommend any CKS Superior Proposal (as hereinafter defined), in each case at any time after the third business day following USWeb's receipt of bona fide written notice (a "Notice of CKS Superior Proposal") advising USWeb that the Board of Directors of CKS has received a CKS Superior Proposal, specifying the material terms and conditions of the CKS Superior Proposal and identifying the person making such CKS Superior Proposal (it being understood that any amendment to the price or material terms of a CKS Superior Proposal shall require an additional Notice of CKS Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law); provided, that unless this Agreement is terminated pursuant to Section 7.1, nothing contained in this Section shall limit CKS's obligation to hold and convene the CKS Stockholders' Meeting

  (regardless of whether the recommendation of the Board of Directors of CKS shall have been withdrawn, modified or not yet made) or to provide CKS stockholders with material information relating to such meeting. For purposes of this Agreement, a "CKS Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of CKS Common Stock or all or substantially all the assets of CKS and otherwise on terms which the Board of Directors of CKS determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to CKS's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of CKS, is capable of being obtained by such third party.

    (iii) In addition to the obligations of CKS set forth in paragraphs (i) and (ii) of this Section 5.4(a), CKS as promptly as practicable shall advise USWeb orally and in writing of any request for non-public information which CKS reasonably believes would lead to a CKS Alternative Proposal or of any CKS Alternative Proposal, the material terms and conditions of such request or CKS Alternative Proposal, and the identity of the person making any such request, CKS Alternative Proposal or inquiry. CKS will keep USWeb informed of all material changes regarding the terms of the CKS Alternative Proposal and all material changes in the status of the CKS Alternative Proposal.

    (iv) Nothing contained in this Section 5.4(a) or elsewhere in this Agreement shall prohibit CKS from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to CKS's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of CKS, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable securities laws; provided that none of CKS nor its Board of Directors nor any committee thereof shall, except in accordance with the provisions of
  Section 5.4(a)(ii), withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a CKS Alternative Proposal.

  (v) Notwithstanding anything to the contrary in this Section 5.4(a), CKS will not provide any non-public information regarding CKS to a third party unless: (x) CKS provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously or is contemporaneously delivered to USWeb.

  (b) Obligations of USWeb.

  (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms USWeb and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (x) solicit, initiate or encourage the submission of any USWeb Alternative Proposal (as hereinafter defined) or (y) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any USWeb Alternative Proposal; provided, however, that if, at any time prior to obtaining the approval of the stockholders of USWeb of the issuance of USWeb Common Stock by virtue of the Merger (the "USWeb Stockholder Approval") the Board of Directors of USWeb determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to USWeb's stockholders under applicable law, USWeb may, in response to a USWeb Alternative Proposal that was unsolicited or that did not otherwise result from a breach of this Section 5.4(b), and subject to compliance with Section 5.4(b)(iii) and Section 5.4(b)(v), furnish information with respect to USWeb and participate in negotiations regarding such USWeb Alternative Proposal. USWeb and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any USWeb Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of USWeb or any of its subsidiaries or any investment banker, attorney or other advisor or representative of USWeb or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(b) by USWeb. For purposes of this Agreement, "USWeb Alternative Proposal" means any inquiry, proposal or offer from any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of USWeb or any of its subsidiaries (other than the purchase of USWeb's products or services in the ordinary course of business) or more than a fifteen percent (15%) interest in the total outstanding voting securities of USWeb or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of USWeb or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving USWeb or any of its subsidiaries, other than
  (i) the transactions contemplated by this Agreement and (ii) any acquisition by USWeb, provided that the business to be acquired, without taking any other acquisition into account, would not constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting twenty percent (20%) for ten percent (10%) each place it appears therein, and provided further that the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after the date of this Agreement and prior to the Effective Time shall not exceed 5,000,000.

  (ii) Neither the Board of Directors of USWeb nor any committee thereof shall (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CKS, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (y) cause USWeb to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (a "USWeb Acquisition Agreement") with respect to any USWeb Alternative Proposal. In addition, subject to the other provisions of this Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, USWeb and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any USWeb Alternative Proposal. Notwithstanding the foregoing or anything else contained in this Agreement, prior to obtaining the USWeb Stockholder Approval, the Board of Directors of USWeb, to the extent it determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to USWeb's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger (and, to the extent it does so, USWeb may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by Section 5.2) or approve or recommend any USWeb Superior Proposal (as hereinafter defined), in each case at any time after the third business day following CKS's receipt of bona fide written notice (a "Notice of USWeb Superior Proposal") advising CKS that the Board of Directors of USWeb has received a USWeb Superior Proposal, specifying the material terms and conditions of the USWeb Superior Proposal and identifying the person making such USWeb Superior Proposal (it being understood that any amendment to the price or material terms of a USWeb Superior Proposal shall require an additional Notice of USWeb Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law); provided, that unless this Agreement is terminated pursuant to Section 7.1, nothing contained in this Section shall limit USWeb's obligation to hold and convene the USWeb Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of USWeb shall have been withdrawn, modified or not yet made) or to provide USWeb stockholders with material information relating to such meeting. For purposes of this Agreement, a "USWeb Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of USWeb Common Stock or all or substantially all the assets of USWeb and otherwise on terms which the Board of Directors of USWeb determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to USWeb's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of USWeb, is capable of being obtained by such third party.

    (iii) In addition to the obligations of USWeb set forth in paragraphs (i) and (ii) of this Section 5.4(b), USWeb as promptly as practicable shall advise CKS orally and in writing of any request for non-public information which USWeb reasonably believes would lead to a USWeb Alternative Proposal or of any USWeb Alternative Proposal, the material terms and conditions of such request or USWeb Alternative Proposal, and the identity of the person making any such request, USWeb Alternative Proposal or inquiry. USWeb will keep CKS informed of all material changes regarding the terms of the USWeb Alternative Proposal and all material changes of the status of the USWeb Alternative Proposal.

    (iv) Nothing contained in this Section 5.4(b) or elsewhere in this Agreement shall prohibit USWeb from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to USWeb's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of USWeb, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable securities laws; provided that none of USWeb nor its Board of Directors nor any committee thereof shall, except in accordance with the provisions of
  Section 5.4(b)(ii), withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a USWeb Alternative Proposal.

    (v) Notwithstanding anything to the contrary in this Section 5.4(b), USWeb will not provide any non-public information regarding USWeb to a third party unless: (x) USWeb provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously or is contemporaneously delivered to CKS.

  5.5 Public Disclosure. USWeb and CKS will consult with each other, and to the extent practicable, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release without the approval of the other party, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq Stock Market.

  5.6 Legal Requirements. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, such actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, such things as are necessary, proper or advisable to consummate and make effective, as expeditiously as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of such reasonable acts as are necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of such reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, CKS and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require USWeb or CKS or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

  5.7 Third Party Consents. As soon as practicable following the date hereof, USWeb and CKS will each use its commercially reasonable best efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  5.8 FIRPTA. At or prior to the Closing, CKS shall deliver to the IRS a notice that the CKS Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

  5.9 Notification of Certain Matters. CKS shall give prompt notice to USWeb of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of CKS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that, if uncured, the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. USWeb shall give prompt notice to CKS of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of USWeb or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that, if uncured, the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

  5.10 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, CKS and USWeb each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. CKS and USWeb each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

  5.11 Stock Options and Employee Benefits.

  (a) At the Effective Time, each outstanding option to purchase shares of CKS Common Stock (each a "CKS Stock Option") under the CKS Stock Plans, whether or not exercisable, will be assumed by USWeb. Each CKS Stock Option so assumed by USWeb under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable CKS Stock Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each CKS Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of USWeb Common Stock equal to the product of the number of shares of CKS Common Stock that were issuable upon exercise of such CKS Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of USWeb Common Stock, and
(ii) the per share exercise price for the shares of USWeb Common Stock issuable upon exercise of such assumed CKS Stock Option will be equal to the quotient determined by dividing the exercise price per share of CKS Common Stock at which such CKS Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, USWeb will issue to each holder of an outstanding CKS Stock Option a notice describing the foregoing assumption of such CKS Stock Option by USWeb. At the Effective Time, each outstanding CKS 1997 ESPP and 1995 Employee Stock Purchase Plan Option (the "ESPP Options") will be assumed by USWeb. Each ESPP Option assumed by USWeb will continue to have, and be subject to, the same terms and conditions set forth in the CKS ESPPs, as the case may be, immediately prior to the Effective Time, except that (i) each ESPP Option will become exercisable for shares of USWeb Common Stock, (ii) the limit on number of shares of USWeb Common Stock that an employee may purchase pursuant to an assumed ESPP Option shall be equal to two thousand five hundred (2,500) per purchase period multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (iii) the purchase price per share of USWeb Common Stock shall be equal to eighty-five percent (85%) of the lesser of (A) the quotient of the closing price of a share of CKS Common Stock on the first day of the offering period divided by the Exchange Ratio, with the result rounded up to the nearest whole cent, or (B) the closing price of a share of USWeb Common Stock on the date on which the ESPP Option is exercised rounded up to the nearest whole cent.

  (b) It is the intent of the parties that the CKS Stock Options assumed by USWeb shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent CKS Stock Options qualified as incentive stock options immediately prior to the Effective Time. It is also the intent of the parties that the ESPP Options shall qualify, following the Effective Time as options granted under an employee stock purchase plan as defined in Section 423 of the Code to the extent the ESPP Options qualified as such immediately prior to the Effective Time.

  (c) USWeb will reserve sufficient shares of USWeb Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

  (d) USWeb will, or will cause CKS or the appropriate subsidiary of CKS to give individuals who are employed by CKS or any of its subsidiaries as of the Effective Time and who remain employees of CKS or such subsidiary following the Effective Time (each such employee, an "Affected Employee") full credit to the extent each such Affected Employee has been credited with service under each comparable employee benefit plan or arrangement maintained by CKS immediately prior to the Effective Time for purposes of eligibility, vesting, benefit, accrual and determination of the level of benefits under each employee benefit plan or arrangement maintained by USWeb, CKS or any such subsidiary for such Affected Employees' service with CKS or any affiliate thereof.

  (e) USWeb will make commercially reasonable best efforts to, or will cause CKS or the appropriate subsidiary of CKS to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such Affected Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for the remaining short plan year for any co-payments and deductibles paid under each comparable welfare plan maintained by CKS prior to the Effective Time in satisfying any applicable deductible or co-payment requirements under any welfare plans that such Affected Employees are eligible to participate in after the Effective Time.

  (f) As of the Effective Time, USWeb shall expressly assume and agree to perform in accordance with their terms, all employment, stay-put and other compensation agreements then existing between CKS or any subsidiary with any director, officer or employee thereof, provided such agreements are described in the CKS Schedules.

  (g) USWeb shall make its commercially reasonable best efforts to adopt, maintain and sponsor for the Affected Employees each employee welfare benefit plan, as defined in Section 3(1) of ERISA, (excluding any reimbursement policies, arrangements or programs and any severance plans) that are maintained and sponsored by CKS as of the Effective Time, that are set forth on the CKS Schedule under a reference to Section 2.13 of this Agreement (the "CKS Benefits Plans"), for one (1) year following the date of this Agreement (the "Benefit Period"); provided, however, that (i) such plans have been established and maintained in substantial compliance with all applicable laws, rules and regulations, up to and including the Effective Time, (ii) that the costs of such plans are not substantially in excess of their historical costs (as adjusted for price increases reasonably in line with price increases affecting such products generally), and (iii) the insurance carriers of the CKS Benefits Plans permit USWeb to adopt, maintain and sponsor such plans. In the event that the insurance carriers of the CKS Benefits Plans do not permit USWeb to adopt such plans, or to extend such plans (and related contracts) for the Affected Employees for the outstanding portion of the Benefit Period which extends beyond the current plan (contract) year on substantially similar terms as currently in effect, then USWeb shall not be obligated to maintain such plans beyond the current plan (contract) year, but shall use commercially reasonable best efforts to offer a comparable plan (or as reasonably close to comparable as possible while remaining in line with historical costs).

  (h) Subject to the foregoing, from and after the Effective Time, the Affected Employees shall be eligible to participate in USWeb's employee benefit plans and arrangements in which similarly situated employees of USWeb or affiliates of USWeb participate, to the same extent as such similarly situated employees of USWeb or affiliates of USWeb.

  (i) CKS hereby agrees to terminate any and all CKS Employee Plans subject to
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") as well as any and all severance or separation pay, policy, plan or arrangement prior to the Effective Time.

  5.12 Form S-8. USWeb agrees to file a registration statement on Form S-8 for the shares of USWeb Common Stock issuable with respect to assumed CKS Stock Options and CKS 1997 ESPP Options no later than two (2) business days after the Closing Date.

  5.13 Indemnification and Insurance.

  (a) From and after the Effective Time, USWeb will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of CKS pursuant to any indemnification agreements between CKS and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under CKS's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of CKS as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of ten (10) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of CKS, unless such modification is required by law.

  (b) For a period of six (6) years after the Effective Time, USWeb will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by CKS's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of CKS; provided, however, that in no event will USWeb or the Surviving Corporation be required to expend in excess of two hundred percent (200%) of the annual premium currently paid by CKS for such coverage (or such coverage as is available for such two hundred percent (200%) of such annual premium).

  5.14 Nasdaq Listing. USWeb agrees to use its commercially reasonable efforts to authorize for listing on the Nasdaq National Market the shares of USWeb Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

  5.15 USWeb Holder Agreement. Set forth in Section 5.15 of the USWeb Schedules is a list of those persons who may be deemed to be, in USWeb's reasonable judgment, affiliates of USWeb within the meaning of Rule 145 promulgated under the Securities Act (each a "USWeb Holder"). USWeb will provide CKS with such information and documents as CKS reasonably requests for purposes of reviewing such list. USWeb will use its best efforts to deliver or cause to be delivered to CKS, as promptly as practicable on or following the date hereof, from each USWeb Holder an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the "USWeb Holder Agreement"), each of which will be in full force and effect as of the Effective Time. USWeb will be entitled to place appropriate legends on the certificates evidencing any USWeb Common Stock to be received by a USWeb Holder pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the USWeb Common Stock, consistent with the terms of the USWeb Holder Agreement.

  5.16 CKS Holder Agreement. Set forth in Section 5.16 of the CKS Schedules is a list of those persons who may be deemed to be, in CKS's reasonable judgment, affiliates of CKS within the meaning of Rule 145 promulgated under the Securities Act (each a "CKS Holder"). CKS will provide USWeb with such information and documents as USWeb reasonably requests for purposes of reviewing such list. CKS will use its best efforts to deliver or cause to be delivered to USWeb, as promptly as practicable on or following the date hereof, from each CKS Holder an executed holder agreement in substantially the form attached hereto as Exhibit E (the "CKS Holder Agreement"), each of which will be in full force and effect as of the Effective Time. USWeb will be entitled to place appropriate legends on the certificates evidencing any USWeb Common Stock to be received by a CKS Holder pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the USWeb Common Stock, consistent with the terms of the CKS Holder Agreement.

  5.17 INTENTIONALLY OMITTED.

  5.18 Board of Directors of the Combined Company. The Board of Directors of USWeb will take all actions within its power to cause the Board of Directors of USWeb, effective no later than one day following the Effective Time, to consist of nine persons, seven of whom shall have served on the Board of Directors of USWeb immediately prior to the Effective Time, and two of whom shall have served on the Board of Directors of CKS immediately prior to the Effective Time (including the Chief Executive Officer and the Chief Creative Officer of CKS as of the date of this Agreement). If, prior to the Effective Time, any of the CKS or USWeb designees shall decline or be unable to serve as a CKS or USWeb director, CKS (if such person was designated by CKS) or USWeb (if such person was designated by USWeb) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

  5.19 Officers of Combined Company; Executive Committee. At the Effective Time, the Chief Executive Officer and the Chief Creative Officer of CKS as of the date of this Agreement will be offered positions as the Chairman of the Board of USWeb and the Chief Creative Officer of USWeb, respectively. It is contemplated that the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of USWeb shall remain in such positions after the execution and delivery of this Agreement and that following the Effective Time an executive committee comprised of senior management from both CKS and USWeb would be formed to jointly determine the management of USWeb following the Effective Time; the executive committee would meet regularly to review the overall strategy, product direction and operations of the combined company.

  5.20 Change of Name; Increase in Authorized Shares. Subject to the terms hereof, at the USWeb Stockholders' Meeting, USWeb shall propose and recommend that its Certificate of Incorporation be amended at the Effective Time to change its name to "Reinvent Communications, Inc." In addition, subject to the terms hereof, at the USWeb Stockholders' Meeting, USWeb shall propose and recommend that its Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock thereunder to 200 million shares, provided that USWeb may propose and recommend an increase of such lesser number as in good faith it determines (provided that, subject to the terms hereof, such lesser number is not less than the number required to issue shares by virtue of the Merger and the other transactions contemplated hereby).

  5.21 Voting Agreements. CKS and USWeb will use reasonable efforts to deliver or cause to be delivered to the other party, as promptly as practicable on or following the date hereof, from each individual listed in Section 5.21 of the CKS Schedules and the USWeb Schedules, voting agreements in substantially the forms attached hereto as Exhibit G and Exhibit H, respectively, each of which shall be and remain in full force and effect through and until the last to occur of (i) the effective date of any written consent controlling any vote regarding the Merger or (ii) any stockholder meeting (including adjournments) at which a vote regarding the Merger is taken.

  5.22 Tax-Free Reorganization. USWeb and CKS shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of
Section 368(a) of the Code, and to obtain the opinion of its respective counsel contemplated by Section 6.1(d). Each party shall make, and shall use all reasonable efforts to cause those of its respective stockholders that counsel to the parties reasonably request to make, such representations and certificates as counsel to the parties shall reasonably request to enable them to render such opinions.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of CKS; and an increase in the authorized number of shares of USWeb Common Stock so as to permit the issuance of shares of USWeb Common Stock by virtue of the Merger, as well as such issuance, shall have been duly approved by the requisite vote under applicable law and the rules of the Nasdaq by the stockholders of USWeb.

  (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

  (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

  (d) Tax Opinions. USWeb and CKS shall each have received written opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gray Cary Ware & Freidenrich LLP, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the counsel to either USWeb or CKS does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

  (e) Nasdaq Listing. The shares of USWeb Common Stock issuable to stockholders of CKS pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

  (f) Opinion of Accountants. Each of USWeb and CKS shall have received a letter from PricewaterhouseCoopers LLP and KPMG Peat Marwick LLP, each dated within two (2) business days prior to the Effective Time, regarding that firm's concurrence with the conclusions of the management of USWeb and the conclusions of the management of CKS as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

  6.2 Additional Conditions to Obligations of CKS. The obligation of CKS to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by CKS:

  (a) Representations and Warranties. The representations and warranties of USWeb and Merger Sub contained in this Agreement shall (i) have been true and correct in all material respects as of the date of this Agreement and (ii) be true and correct in all material respects on and as of the Effective Time and except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, and in the case of clauses (i) and (ii) in this Section 6.2(a) (other than with respect to the representations in Sections 3.2, 3.3, 3.18 and 3.22) except for breaches, inaccuracies and omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on USWeb. CKS shall have received a certificate with respect to the foregoing signed on behalf of USWeb by the Chief Executive Officer and the Chief Financial Officer of USWeb.

  (b) Agreements and Covenants. USWeb and Merger Sub shall have in all material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and CKS shall have received a certificate to such effect signed on behalf of USWeb by the Chief Executive Officer and the Chief Financial Officer of USWeb.

  (c) Fairness Opinion. Goldman Sachs & Co. shall have delivered an opinion to the Board of Directors of CKS dated as of the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair to CKS's stockholders from a financial point of view.

  (d) Material Adverse Effect. Except as set forth in Section 3.7 of the USWeb Schedules, no Material Adverse Effect (as defined in Section 3.1(d)) with respect to USWeb shall have occurred since the date of this Agreement.

  (e) Holder Agreements. Each of the USWeb affiliates, as "affiliate" is defined within the meaning of Rule 145 promulgated under the Securities Act, shall have entered into the USWeb Holder Agreement and each of such agreements shall be in full force and effect as of the Effective Time.

  (f) Consents. USWeb shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth in Section 6.2(f) of the USWeb Schedules.

  6.3 Additional Conditions to the Obligations of USWeb and Merger Sub. The obligations of USWeb and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by USWeb:

  (a) Representations and Warranties. The representations and warranties of CKS contained in this Agreement shall (i) have been true and correct in all material respects as of the date of this Agreement, and (ii) be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, and in the case of clauses
(i) and (ii) in this Section 6.3(a), (other than the representations in Sections 2.2, 2.3, 2.19 and 2.23) except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on CKS. USWeb shall have received a certificate with respect to the foregoing signed on behalf of CKS by the Chief Executive Officer and the Chief Financial Officer of CKS.

  (b) Agreements and Covenants. CKS shall have in all material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and USWeb shall have received a certificate to such effect signed on behalf of CKS by the Chief Executive Officer and the Chief Financial Officer of CKS.

  (c) Fairness Opinion. Morgan Stanley & Co. Incorporated shall have delivered an opinion to the Board of Directors of USWeb as of the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to USWeb's stockholders from a financial point of view.

  (d) Non-Competition Agreements. Mark D. Kvamme and Thomas K. Suiter shall have entered into a non-competition agreement with USWeb or Merger Sub in the form attached hereto as Exhibit F, and such agreements shall be in full force and effect.

  (e) Material Adverse Effect. Except as set forth in Section 2.7 of the CKS Schedules, no Material Adverse Effect (as defined in Section 2.1(d)) with respect to CKS shall have occurred since the date of this Agreement.

  (f) Holder Agreements. Each of the CKS affiliates, as "affiliate" is defined within the meaning of Rule 145 promulgated under the Securities Act, shall have entered into the CKS Holder Agreement and each of such agreements shall be in full force and effect as of the Effective Time.

  (g) Consents. CKS shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Section 6.3(g) of the CKS Schedules.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of CKS or the approval of the issuance of USWeb Common Stock in connection with the Merger by the stockholders of USWeb:

  (a) by mutual written consent duly authorized by the Boards of Directors of USWeb and CKS;

  (b) by either CKS or USWeb if the Merger shall not have been consummated by February 28, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; and provided further, that such date may be extended by up to ninety (90) days by either party by written notice to the other party if the Merger would have been consummated but for the absence of one or more required approvals, consents, orders or authorizations of any Governmental Entity or any required third-party consent, waiver or approval, under the HSR Act or like foreign competition or merger control laws and regulations.

  (c) by either CKS or USWeb if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

  (d) by either CKS or USWeb if the required approvals of the stockholders of CKS contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of the CKS stockholders, duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to CKS where the failure to obtain CKS Stockholder Approval of such party shall have been caused by the action or failure to act of CKS and such action or failure to act constitutes a material breach by CKS of this Agreement);

  (e) by either CKS or USWeb if the required approval of the stockholders of USWeb contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of USWeb stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to USWeb where the failure to obtain USWeb Stockholder Approval shall have been caused by the action or failure to act of USWeb and such action or failure to act constitutes a material breach by USWeb of this Agreement);

  (f) by USWeb if (i) the Board of Directors of CKS or any committee thereof shall have withdrawn or modified in a manner adverse to USWeb its approval or recommendation of the Merger or this Agreement, (ii) CKS shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of CKS in favor of approval of the Merger and this Agreement, (iii) in connection with a Rule 14d9 disclosure, the Board of Directors of CKS shall have taken any action other than a rejection of a Rule 14d-9 proposal, (iv) the Board of Directors of CKS or any committee thereof shall have recommended any CKS Alternative Proposal or (v) the Board of Directors of CKS or any committee thereof shall have resolved to do any of the foregoing;

  (g) by CKS if (i) the Board of Directors of USWeb or any committee thereof shall have withdrawn or modified in a manner adverse to CKS its recommendation of approval of the issuance of shares of USWeb Common Stock pursuant to the Merger, (ii) USWeb shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of USWeb in favor of approval of the issuance of shares of USWeb Common Stock pursuant to the Merger, (iii) in connection with a Rule 14d-9 disclosure, the Board of Directors of USWeb shall have taken any action other than a rejection of the Rule 14d-9 proposal, (iv) the Board of Directors of USWeb or any committee thereof shall have recommended any USWeb Alternative Proposal or (v) the Board of Directors of USWeb or any committee thereof shall have resolved to do any of the foregoing;

  (h) by CKS at any time prior to the approval of the Merger by CKS stockholders and, in the case of any CKS Superior Proposal other than a CKS Superior Proposal involving the filing of a Registration Statement on Form S-4, following the earlier of (i) three (3) days following the date the Registration Statement is declared effective pursuant to the Securities Act by the SEC or (ii) sixty (60) days following the date hereof, if the Board of Directors of CKS recommends a CKS Superior Proposal to the stockholders of CKS;

  (i) by CKS, upon a breach of any representation, warranty, covenant or agreement on the part of USWeb set forth in this Agreement, or if any representation or warranty of USWeb shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that

CKS may not terminate this Agreement under this Section 7.1(i) if such inaccuracy in USWeb's representations and warranties or breach by USWeb is curable by USWeb through the exercise of its commercially reasonable best efforts prior to February 28, 1999, provided USWeb continues to exercise commercially reasonable best efforts to cure such breach (it being understood that CKS may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement or if such breach by USWeb is cured prior to February 28, 1999);

  (j) by USWeb, upon a breach of any representation, warranty, covenant or agreement on the part of CKS set forth in this Agreement, or if any representation or warranty of CKS shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that USWeb may not terminate this Agreement under Section 7.1(k) if such inaccuracy in CKS's representations and warranties or breach by CKS is curable by CKS through the exercise of its commercially reasonable best efforts prior to February 28, 1999, provided CKS continues to exercise commercially reasonable best efforts to cure such breach (it being understood that USWeb may not terminate this Agreement pursuant to this paragraph (j) if it shall have materially breached this Agreement or if such breach by CKS is cured prior to February 28, 1999); or

  (k) By USWeb at any time prior to the approval of the Merger by USWeb stockholders and, in the case of any USWeb Superior Proposal other than a USWeb Superior Proposal involving the filing of a Registration Statement on Form S-4, following the earlier of (i) three days following the date the Registration Statement is declared effective pursuant to the Securities Act by the SEC or (ii) sixty days following the date hereof, if the Board of Directors of USWeb recommends a USWeb Superior Proposal to the stockholders of USWeb.

  7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement or the Stock Option Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

  7.3 Fees and Expenses.

  (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that USWeb and CKS shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

  (b) CKS Payments. In the event that this Agreement is terminated by USWeb pursuant to Section 7.1(f) or CKS pursuant to Section 7.1(h), CKS shall promptly, but in no event later than two (2) days after the date of such termination, pay USWeb a fee equal to $12 million in immediately available funds (the "CKS Termination Fee"). If this Agreement shall be terminated by any party hereto pursuant to Section 7.1(d) and prior to such termination an Alternative Proposal shall have been publicly announced or otherwise publicly disclosed, and prior to the date twelve (12) months following the date of the termination of this Agreement either (i) a CKS Acquisition (as hereinafter defined) shall be consummated or (ii) CKS shall enter into an Acquisition Agreement providing for a CKS Acquisition, then CKS shall pay to USWeb the CKS Termination Fee in immediately available funds in the case of clause (i) concurrently with the consummation of such CKS Acquisition or in the case of clause (ii) one half of the CKS Termination Fee concurrently with the execution of such Acquisition Agreement and the remaining half of the CKS Termination Fee upon the consummation of any CKS Acquisition occurring with twelve (12) months following such execution. CKS acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, USWeb would not enter into this Agreement; accordingly, if CKS fails promptly to pay the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, USWeb commences a suit which results in a judgment against CKS for the amounts set forth in this Section 7.3(b) and such judgment is not set aside or reversed, CKS shall pay to USWeb its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. "CKS Acquisition" shall mean any of the following transactions or series of related transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CKS pursuant to which the stockholders of CKS immediately preceding such transaction or series of related transactions hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or transactions (without respect to any overlap in the companies' stockholder bases) (other than the transactions contemplated by this Agreement); (ii) a sale or other disposition by CKS of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of CKS's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by CKS), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 50% or more of the then outstanding shares of capital stock of CKS.

  (c) Payment of fees described in Sections 7.3(b) and (d) shall not be in lieu of damages incurred in the event of material and willful breach of this Agreement.

  (d) USWeb Payments. In the event that this Agreement is terminated by CKS pursuant to Section 7.1(g) or by USWeb pursuant to Section 7.1(k), USWeb shall promptly, but in no event later than two (2) days after the date of such termination, pay CKS a fee equal to $12 million in immediately available funds (the "USWeb Termination Fee"). If this Agreement shall be terminated by any party hereto pursuant to Section 7.1(e) and prior to the time of the occurrence of the event entitling such party to terminate this Agreement pursuant to such provision a USWeb Contingent Proposal shall have been publicly announced or otherwise publicly disclosed, and prior to the date twelve (12) months following the date of the termination of this Agreement either (i) the transaction contemplated by such USWeb Contingent Proposal shall be consummated or (ii) USWeb shall enter into a written agreement providing for the consummation of the transaction contemplated by such USWeb Contingent Proposal, then USWeb shall pay to CKS the USWeb Termination Fee in immediately available funds, in the case of clause (i) concurrently with the consummation of the transaction contemplated by such USWeb Contingent Proposal and in the case of clause (ii) one half of the USWeb Termination Fee concurrently with the execution of such agreement and the remaining half of the USWeb Termination Fee upon the consummation of the transaction contemplated by such agreement. USWeb acknowledges that the agreements contained in this Section 7.3(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CKS would not enter into this Agreement; accordingly, if USWeb fails promptly to pay the amounts due pursuant to this Section 7.3(d), and, in order to obtain such payment, CKS commences a suit which results in a judgment against USWeb for the amounts set forth in this Section 7.3(d) and such judgment is not set aside or reversed, USWeb shall pay to CKS its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(d) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(d) shall not be in lieu of damages incurred in the event of material and willful breach of this Agreement. "USWeb Contingent Proposal" shall mean a USWeb Proposal, which proposal is and is publicly disclosed to be contingent upon the issuance of shares of USWeb Common Stock pursuant to the Merger not being approved by the stockholders of USWeb or the Merger otherwise not being consummated.

  7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

  8.1 Non-Survival of Representations and Warranties. The representations and warranties of CKS, USWeb and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

  (a) if to USWeb or Merger Sub, to:

    USWeb Corporation
    2880 Lakeside Drive, Suite 300
    Santa Clara, California 95054
    Attention: Chief Executive Officer
    Telephone No.: (408) 987-3200
    Telecopy No.: (408) 987-3240

    with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Mark Bonham
    Telephone No.: (650) 493-9300
    Telecopy No.: (650) 493-6811

  (b) if to CKS, to:

    CKS Group, Inc.
    10441 Bandley Drive
    Cupertino, California 95014
    Attention: Chief Executive Officer
    Telephone No.: (408) 366-5100
    Telecopy No.: (408) 366-5120

    with a copy to:

    Gray Cary Ware & Freidenrich LLP
    400 Hamilton Ave.
    Palo Alto, California 94304
    Attention: Rod J. Howard
    Telephone No.: (650) 833-2496
    Telecopy No.: (650) 327-3699

  8.3 Interpretation; Knowledge.

  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

  (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, (i) as to CKS, that any of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer, Director of Finance, Executive Vice President of West Coast Operations and Executive Vice President of CKS and (ii) as to USWeb, that any of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of USWeb, as the case may be, have actual knowledge of such matter.

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including CKS Schedules and the USWeb Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Effective Time and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except with respect to the matters set forth in Section 5.13.

  8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Northern District of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          USWEB CORPORATION

                                                   /s/ Joseph Firmage
                                          By: _________________________________
                                          Name: Joseph Firmage
                                          Title:  Chief Executive Officer and
                                               Chairman of the Board

                                          USWEB ACQUISITION CORPORATION 134

                                                   /s/ Carolyn V. Aver
                                          By: _________________________________
                                          Name: Carolyn V. Aver
                                          Title:  Executive Vice President and
                                               Chief Financial Officer

                                          CKS GROUP, INC.

                                                   /s/ Mark D. Kvamme
                                          By: _________________________________
                                          Name: Mark D. Kvamme
                                          Title:  Chief Executive Officer and
                                               Chairman of the Board

                                   EXHIBIT A

                          CKS STOCK OPTION AGREEMENT

  THIS CKS STOCK OPTION AGREEMENT dated as of September 1, 1998 (the "Agreement") is entered into by and between USWeb Corporation, a Delaware corporation ("USWeb"), and CKS Group, Inc., a Delaware corporation ("CKS").

                                   RECITALS

  Concurrently with the execution and delivery of this Agreement, CKS, USWeb and USWeb Acquisition Corporation 134, a Delaware corporation and a wholly owned subsidiary of USWeb ("Merger Sub"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into CKS (the "Merger") with CKS continuing as the surviving corporation and as a wholly owned subsidiary of USWeb.

  As a condition and inducement to USWeb's willingness to enter into the Merger Agreement, USWeb has required that CKS agree, and CKS has so agreed, to grant to USWeb an option to acquire shares of CKS Common Stock, par value $0.001 per share ("CKS Common Stock") upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option

  On the terms and subject to the conditions set forth in this Agreement, CKS hereby grants to USWeb an irrevocable option (the "Option") to acquire a number of the authorized but unissued shares of CKS Common Stock (the "Option Shares") equal to 19.9% of the number of shares of CKS Common Stock issued and outstanding on the date the Option is first exercised for any Option Shares, in the manner set forth below, at a price per share equal to the lower of (i) the Exchange Ratio (as defined in the Merger Agreement) times closing price of USWeb Common Stock on the last trading day before the date of this Agreement or (ii) the average closing price of CKS Common Stock on the five trading days immediately prior to the first public announcement or disclosure of a CKS Alternative Proposal (as defined in the Merger Agreement) (the "Exercise Price"), payable in cash. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

  2. Exercise of Option

  The Option may only be exercised by USWeb, in whole or in part, at any time or from time to time, from and after (i) the commencement of a tender or exchange offer for 25% or more of any class of CKS's capital stock, or (ii) the failure to obtain the required vote of CKS stockholders for approval of the Merger and approval and adoption of the Merger Agreement upon a vote taken at a meeting of CKS stockholders duly convened therefor (or at any adjournment thereof) if at the time of such failure a CKS Alternative Proposal (as defined in the Merger Agreement) shall have been publicly announced or otherwise publicly disclosed, or (iii) the occurrence of any of the events specified in Sections 7.1(f) or 7.1(h) of the Merger Agreement (any of the events specified in clauses (i), (ii) and (iii) of this sentence being referred to herein as an "Exercise Event"). In the event USWeb wishes to exercise the Option, USWeb shall deliver to CKS a

                                     A-A-1
written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares hereunder (a "Closing") shall occur on a date and at a time designated by USWeb in an Exercise Notice delivered to CKS at least five (5) business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to USWeb. The Option shall terminate upon the earliest to occur of
(i) the Effective Time, (ii) sixty (60) days following the termination of the Merger Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination, (iii) the date on which the Merger Agreement is terminated pursuant to Article VII thereof if an Exercise Event shall not have occurred on or prior to such date, and (iv) the termination of the Merger Agreement pursuant to Section 7.1(a) or 7.1(c) thereof; provided, however, with respect to the preceding clause (ii) of this sentence, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, but subject to the further limitations set forth in Section 7(a), (i) the Option may not be exercised if USWeb is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement; and (ii) in the event USWeb receives more than an aggregate of (x) eighteen million dollars ($18,000,000) plus (y) the Exercise Price multiplied by the Number of Option Shares purchased by USWeb pursuant to the Option minus (z) any amounts paid to USWeb by CKS pursuant to Section 7.3(b) of the Merger Agreement, in connection with a sale or other disposition of the Option Shares, all proceeds in excess of such amount shall be remitted to CKS.

  3. Conditions to Closing

  The obligation of CKS to issue the Option Shares to USWeb hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

  4. Closing

  At any Closing, (a) CKS shall deliver to USWeb a single certificate in definitive form representing the number of Option Shares designated by USWeb in its Exercise Notice, such certificate to be registered in the name of USWeb and to bear the legend set forth in Section 11 hereof, and (b) USWeb shall pay to CKS the aggregate purchase price for the Option Shares so designated and being purchased by wire transfer of immediately available funds or by delivery of a certified check or bank check. At any Closing at which USWeb is exercising the Option in part, USWeb shall present and surrender this Agreement to CKS, and CKS shall deliver to USWeb an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares purchasable hereunder.

  5. Representations and Warranties of CKS

  CKS represents and warrants to USWeb that (a) CKS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by CKS and consummation by CKS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CKS and no other corporate proceedings on the part of CKS are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by CKS and constitutes a legal, valid and binding

                                     A-A-2
obligation of CKS and, assuming this Agreement constitutes a legal, valid and binding obligation of USWeb, is enforceable against CKS in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings as may be required under the HSR Act and foreign antitrust or similar laws, CKS has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Option Shares for USWeb to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Option Shares or other securities which may be issuable pursuant to Section 10 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Option Shares and any other securities to USWeb upon exercise of the Option, USWeb will acquire such Option Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by USWeb;
(f) the execution and delivery of this Agreement by CKS does not, and the performance of this Agreement by CKS will not, (i) violate the Certificate of Incorporation or Bylaws of CKS, (ii) conflict with or violate any order applicable to CKS or any of its subsidiaries or by which they or any of their property is bound or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of CKS or any of its subsidiaries pursuant to, any contract or agreement to which CKS or any of its subsidiaries is a party or by which CKS or any of its subsidiaries or any of their property is bound, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on CKS; and (g) the execution and delivery of this Agreement by CKS does not, and the performance of this Agreement by CKS will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except as may be required pursuant to the HSR Act, foreign antitrust or similar laws, and Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  6. Representations and Warranties of USWeb

  USWeb represents and warrants to CKS that (a) USWeb is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by USWeb and the consummation by USWeb of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of USWeb and no other corporate proceedings on the part of USWeb are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by USWeb and constitutes a legal, valid and binding obligation of USWeb and, assuming this Agreement constitutes a legal, valid and binding obligation of CKS, is enforceable against USWeb in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) the execution and delivery of this Agreement by USWeb do not, and the performance of this Agreement by USWeb will not, (i) violate the Certificate of Incorporation or Bylaws of USWeb, (ii) conflict with or violate any order applicable to USWeb or any of its subsidiaries or by which they or any of their property is bound or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of USWeb or any of its subsidiaries pursuant to, any contract or agreement to which USWeb or any of its subsidiaries is a party or by which USWeb or any of its subsidiaries or any of their property is bound, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on USWeb; (e) the execution and delivery of

                                     A-A-3
this Agreement by USWeb does not, and the performance of this Agreement by USWeb will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except as may be required pursuant to the HSR Act, foreign antitrust or similar laws, and
Section 13(d) of the Exchange Act; and (f) any Option Shares acquired upon exercise of the Option will not be acquired by USWeb with a view to the public distribution thereof and USWeb will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

  7. Certain Rights

  (a) Put. At the request of USWeb at any time during the period during which the Option is exercisable pursuant to Section 2, provided that an event specified in Sections 7.1(f) or 7.1(h) of the Merger Agreement shall have occurred and the CKS Termination Fee (as defined in the Merger Agreement) has become payable pursuant to Section 7.3(b) of the Merger Agreement (the "Purchase Period"), CKS (or any successor entity thereof) shall purchase from USWeb the Option Shares, if any, acquired by USWeb pursuant to this Agreement, at a price equal to the sum of (i) the Exercise Price paid by USWeb for the Option Shares acquired pursuant to the Option plus (ii) the difference between the "Market Price" for such Option Shares as of the date USWeb gives notice of its intent to exercise its rights under this Section 7(a) and such Exercise Price (but only if the Market Price is greater than the Exercise Price), multiplied by the number of Option Shares so purchased. Notwithstanding any other provision of this Agreement, CKS shall not be required pursuant to this
Section 7 to pay USWeb any amount in excess of an aggregate of (x) twelve million dollars ($12,000,000) plus (y) the Exercise Price paid by USWeb for the Option Shares acquired pursuant to the Option minus (z) any amounts paid to USWeb by CKS pursuant to Sections 7.3(b) of the Merger Agreement. For purpose of this Section 7(a), "Market Price" means the average closing sale price of CKS Common Stock on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date).

  (b) Payment and Redelivery of Option or Shares. In the event USWeb exercises its rights under Section 7(a), CKS shall, within ten (10) business days after USWeb delivers notice pursuant to Section 7(a) (which notice may be delivered prior to consummation of the exercise of the Option), pay the required amount to USWeb in immediately available funds and USWeb shall surrender to CKS the certificates evidencing the Option Shares purchased by USWeb pursuant thereto, and USWeb shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

  8. Certain Restrictions

  (a) Restrictions on Transfer. Prior to the fifth anniversary of the date hereof (the "Expiration Date"), USWeb shall not directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any shares of capital stock of CKS acquired by USWeb pursuant to this Agreement, ("Restricted Shares"), other than (i) pursuant to Section 7 or
(ii) in accordance with Sections 8(b) or 9.

  (b) Permitted Sales. Following the termination of the Merger Agreement, USWeb shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made (i) pursuant to a tender or exchange offer or other business combination transaction that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the holders of CKS Common Stock, by a majority of the members of the Board of Directors of CKS, or (ii) subject to Section 8(c) or (d) as the case may be, to a person who, immediately following such sale, would beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act), either alone or as part of a "group" (as used in Rule 13d-5 under the Exchange Act), not more than ten percent (10%) of CKS's outstanding voting securities, which person is a passive institutional investor who would be eligible under Rule 13d-1(b)(1) under the Exchange Act to report such holdings of Restricted Shares on
Schedule 13G under the Exchange Act.

  (c) CKS's Right of First Refusal. At any time after the first occurrence of a Exercise Event and prior to the Expiration Date, if USWeb shall desire to sell, assign, transfer or otherwise dispose of all or any of the

                                     A-A-4

Option Shares acquired pursuant to this Agreement, it shall give CKS written notice of the proposed transaction (an "USWeb Offer Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. A USWeb Offer Notice shall be deemed an offer by USWeb to CKS, which may be accepted within five (5) business days of the receipt of such USWeb Offer Notice, on the same terms and conditions and at the same price at which USWeb is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by CKS shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to USWeb in immediately available funds. In the event of the failure or refusal of CKS to purchase all the shares or other securities covered by a USWeb Offer Notice, USWeb may sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable to the transferee than those set forth in the USWeb Offer Notice as long as such sale is completed within ninety (90) days of the receipt by CKS of the applicable USWeb Offer Notice; provided that the provisions of this sentence shall not limit the rights USWeb may otherwise have in the event CKS has accepted the offer contained in the USWeb Offer Notice and wrongfully refuses to purchase the shares or other securities subject thereto.

  (d) Additional Restrictions. Prior to any permitted sales of any Restricted Shares under Section 8(b)(ii), the holder thereof shall give written notice to the issuer of such Restricted Shares of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the issuer of such Restricted Shares, shall be accompanied by an opinion of counsel satisfactory to such issuer (it being agreed that each of Gray Cary Ware & Freidenrich LLP, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall be satisfactory) to the effect that such sale may be effected without registration under the Securities Act and any applicable state securities laws. Each certificate for Restricted Shares transferred as above provided shall bear the legend set forth in Section 11, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act and any applicable state securities laws. The restrictions provided for in this Section 8(d) shall not apply to securities which are not required to bear the legend prescribed by Section 11 in accordance with the provisions of this Agreement. The foregoing restrictions on transferability shall terminate as to any particular shares when such shares shall have been effectively registered under the Securities Act and any applicable state securities laws and sold or otherwise disposed of in accordance with the registration statement covering such shares.

  (e) Voting of Shares. Following the date hereof and prior to the Expiration Date, USWeb (i) shall vote all Restricted Shares, on each matter submitted to a vote of the stockholders of CKS, for and against such matter in the same proportion as all other shares of the same class of capital stock of CKS are voted (whether by proxy or otherwise) for and against such matter, and (ii) shall execute written consents with respect to the Restricted Shares in the same proportion as written consents are executed by other holders of such class of capital stock of CKS. Before acquiring any Restricted Shares hereunder, USWeb shall execute and deliver a proxy to CKS authorizing CKS to vote and execute written consents with respect to all Restricted Shares held by USWeb in accordance with the provisions of this paragraph.

  9. Registration Rights

  (a) Following the termination of the Merger Agreement, USWeb may by written notice (a "Registration Notice") to CKS request CKS to register under the Securities Act all or any part of the shares acquired by USWeb pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which USWeb and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of CKS

                                     A-A-5
on a fully diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of CKS on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

  (b) CKS shall use commercially reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) USWeb shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) CKS will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) CKS is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to CKS, such information would have to be disclosed if a registration statement were filed at that time; (B) CKS is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) CKS determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving CKS. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 9 shall again be applicable to any proposed registration, it being understood that USWeb shall not be entitled to more than an aggregate of two effective registration statements hereunder. CKS shall use commercially reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or blue sky laws of such jurisdictions as USWeb may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that CKS shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

  (c) The registration rights set forth in this Section 9 are subject to the condition that USWeb shall provide CKS with such information with respect to USWeb's Registrable Securities, the plan for distribution thereof, and such other information with respect to USWeb as, in the reasonable judgment of counsel for CKS, is necessary to enable CKS to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

  (d) A registration effected under this Section 9 shall be effected at CKS's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to USWeb, and CKS shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of this type with the underwriters participating in such offering.

  10. Adjustment Upon Changes in Capitalization

  In the event of any change in the Option Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that USWeb shall receive, upon exercise of the Option, the number and class of shares or other securities or property that USWeb would have received in respect of the Option Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                                     A-A-6

  11. Restrictive Legends

  Each certificate representing Option Shares issued to USWeb hereunder shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF AUGUST 31, 1998, A COPY OF WHICH MAY BE OBTAINED FROM CKS CORPORATION.

  12. Listing and HSR Filing

  CKS, upon the request of USWeb, shall promptly file an application to list the Option Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date such a filing is permitted to be made, each of the parties hereto shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the Option Shares subject to the Option at the earliest possible date.

  13. Binding Effect

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in Section 11.

  14. Specific Performance

  The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

  15. Entire Agreement

  This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                                     A-A-7

  16. Further Assurances

  Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to constitute the transactions contemplated hereby.

  17. Validity

  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  18. Notices

  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a) if to USWeb, to:

    USWeb Corporation
    2880 Lakeside Drive, Suite 300
    Santa Clara, CA 95054
    Attention: Chief Financial Officer
    Telephone No.: (408) 989-3200
    Telecopy No.: (408) 987-3240

    with a copy at the same address to the
    attention of the General Counsel, and
    with a copy to:

    Wilson Sonsini Goodrich & Rosati, Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Mark Bonham
    Telephone No. (650) 493-9300
    Telecopy No.: (650) 493-6811

  (b) if to CKS, to:

    CKS Group, Inc.
    10441 Bandley Drive
    Cupertino, CA 95014
    Attention: Chief Financial Officer
    Telephone No.: (40) 366-5100
    Telecopy No.: (408) 366-5120

                                     A-A-8
    with a copy at the same address to the
    attention of the General Counsel, and
    with a copy to:

    Gray Cary Ware & Freidenrich LLP
    400 Hamilton Ave.
    Palo Alto, CA 94034
    Attention: Rod J. Howard
    Telephone No.: 650-833-2496
    Telecopy No.: 650-327-3699

  19. Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  20. Counterparts

  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

  21. Expenses

  Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  22. Amendments; Waiver

  This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  23. Assignment

  Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that USWeb may assign its rights and obligations hereunder to Merger Sub.

                    [Remainder of Page Intentionally Blank]

                                     A-A-9

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          USWEB CORPORATION

                                                   /s/ Carolyn V. Aver
                                          By: _________________________________
                                          Name: Carolyn V. Aver
                                          Title: Executive Vice President and
                                               Chief Financial Officer

                                          CKS GROUP, INC.

                                                   /s/ Mark D. Kvamme
                                          By: _________________________________
                                          Name: Mark D. Kvamme
                                          Title: Chief Executive Officer and
                                               Chairman of the Board

                          *CKS STOCK OPTION AGREEMENT*

                                     A-A-10

                                   EXHIBIT B

                         USWEB STOCK OPTION AGREEMENT

  THIS USWEB STOCK OPTION AGREEMENT dated as of September 1, 1998 (the "Agreement") is entered into by and between CKS Group, Inc. , a Delaware corporation ("CKS"), and USWeb Corporation, a Delaware corporation ("USWeb").

                                   RECITALS

  Concurrently with the execution and delivery of this Agreement, USWeb, CKS and USWeb Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USWeb ("Merger Sub"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into USWeb (the "Merger") with USWeb continuing as the surviving corporation and as a wholly owned subsidiary of CKS.

  As a condition and inducement to CKS's willingness to enter into the Merger Agreement, CKS has required that USWeb agree, and USWeb has so agreed, to grant to CKS an option to acquire shares of USWeb Common Stock, par value $0.001 per share ("USWeb Common Stock") upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option

  On the terms and subject to the conditions set forth in this Agreement, USWeb hereby grants to CKS an irrevocable option (the "Option") to acquire a number of the authorized but unissued shares of USWeb Common Stock (the "Option Shares") equal to 19.9% of the number of shares of USWeb Common Stock issued and outstanding on the date the Option is first exercised for any Option Shares, in the manner set forth below, at a price per share equal to the lower of (i) the closing price of USWeb Common Stock on the last trading day before the date of this Agreement or (ii) the average closing price of USWeb Common Stock on the five trading days immediately prior to the first public announcement or disclosure of a USWeb Alternative Proposal (as defined in the Merger Agreement) (the "Exercise Price"), payable in cash. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

  2. Exercise of Option

  The Option may only be exercised by CKS, in whole or in part, at any time or from time to time, from and after (i) the commencement of a tender or exchange offer for 25% or more of any class of USWeb's capital stock, or (ii) the failure to obtain the required vote of USWeb stockholders contemplated by the Merger Agreement upon a vote taken at a meeting of USWeb stockholders duly convened therefor (or at any adjournment thereof) if at the time of such failure a USWeb Alternative Proposal (as defined in the Merger Agreement) shall have been publicly announced or otherwise publicly disclosed, or (iii) the occurrence of any of the events specified in Section 7.1(g) and Section 7.1(k) of the Merger Agreement (any of the events specified in clauses (i), (ii) and (iii) of this sentence being referred to herein as an "Exercise Event"). In the event CKS wishes to exercise the Option, CKS shall deliver to USWeb a written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares

                                     A-B-1
hereunder (a "Closing") shall occur on a date and at a time designated by CKS in an Exercise Notice delivered to USWeb at least five (5) business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to CKS. The Option shall terminate upon the earliest to occur of (i) the Effective Time, (ii) sixty (60) days following the termination of the Merger Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination, (iii) the date on which the Merger Agreement is terminated pursuant to Article VII thereof if an Exercise Event shall not have occurred on or prior to such date, and (iv) the termination of the Merger Agreement pursuant to Section 7.1(a) or 7.1(c) thereof; provided, however, with respect to the preceding clause (ii) of this sentence, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, but subject to the further limitations set forth in Section 7(a), (i) the Option may not be exercised if CKS is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement; and (ii) in the event CKS receives more than an aggregate of (x) eighteen million dollars ($18,000,000) plus (y) the Exercise Price multiplied by the Number of Option Shares purchased by CKS pursuant to the Option minus (z) any amounts paid to CKS by USWeb pursuant to Section 7.3(d) of the Merger Agreement, in connection with a sale or other disposition of the Option Shares, all proceeds in excess of such amount shall be remitted to USWeb.

  3. Conditions to Closing

  The obligation of USWeb to issue the Option Shares to CKS hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

  4. Closing

  At any Closing, (a) USWeb shall deliver to CKS a single certificate in definitive form representing the number of Option Shares designated by CKS in its Exercise Notice, such certificate to be registered in the name of CKS and to bear the legend set forth in Section 11 hereof, and (b) CKS shall pay to USWeb the aggregate purchase price for the Option Shares so designated and being purchased by wire transfer of immediately available funds or by delivery of a certified check or bank check. At any Closing at which CKS is exercising the Option in part, CKS shall present and surrender this Agreement to USWeb, and USWeb shall deliver to CKS an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares purchasable hereunder.

  5. Representations and Warranties of USWeb

  USWeb represents and warrants to CKS that (a) USWeb is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by USWeb and consummation by USWeb of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of USWeb and no other corporate proceedings on the part of USWeb are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by USWeb and constitutes a legal, valid and binding obligation of USWeb and, assuming this Agreement constitutes a legal, valid and binding obligation of CKS, is enforceable against USWeb in accordance with its terms, except as enforceability may be limited by

                                     A-B-2
bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings as may be required under the HSR Act and foreign antitrust or similar laws, USWeb has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Option Shares for CKS to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Option Shares or other securities which may be issuable pursuant to Section 9 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Option Shares and any other securities to CKS upon exercise of the Option, CKS will acquire such Option Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by CKS; (f) the execution and delivery of this Agreement by USWeb does not, and the performance of this Agreement by USWeb will not, (i) violate the Certificate of Incorporation or Bylaws of USWeb,
(ii) conflict with or violate any order applicable to USWeb or any of its subsidiaries or by which they or any of their property is bound or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of USWeb or any of its subsidiaries pursuant to, any contract or agreement to which USWeb or any of its subsidiaries is a party or by which USWeb or any of its subsidiaries or any of their property is bound, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on USWeb; and (g) the execution and delivery of this Agreement by USWeb does not, and the performance of this Agreement by USWeb will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except as may be required pursuant to the HSR Act, foreign antitrust or similar laws, and Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  6. Representations and Warranties of CKS

  CKS represents and warrants to USWeb that (a) CKS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by CKS and the consummation by CKS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CKS and no other corporate proceedings on the part of CKS are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by CKS and constitutes a legal, valid and binding obligation of CKS and, assuming this Agreement constitutes a legal, valid and binding obligation of USWeb, is enforceable against CKS in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) the execution and delivery of this Agreement by CKS do not, and the performance of this Agreement by CKS will not, (i) violate the Certificate of Incorporation or Bylaws of CKS, (ii) conflict with or violate any order applicable to CKS or any of its subsidiaries or by which they or any of their property is bound or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of CKS or any of its subsidiaries pursuant to, any contract or agreement to which CKS or any of its subsidiaries is a party or by which CKS or any of its subsidiaries or any of their property is bound, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on CKS; (e) the execution and delivery of this Agreement by CKS does not, and the performance of this Agreement by CKS will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except as may be required pursuant to the HSR Act, foreign antitrust or similar laws,

                                     A-B-3
and Section 13(d) of the Exchange Act; and (f) any Option Shares acquired upon exercise of the Option will not be acquired by CKS with a view to the public distribution thereof and CKS will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

  7. Certain Rights

  (a) Put. At the request of CKS at any time during the period during which the Option is exercisable pursuant to Section 2, provided that an event specified in Sections 7.1(g) of the Merger Agreement shall have occurred and the USWeb Termination Fee (as defined in the Merger Agreement) has become payable pursuant to Section 7.3(d) of the Merger Agreement (the "Purchase Period"), USWeb (or any successor entity thereof) shall purchase from CKS the Option Shares, if any, acquired by CKS pursuant to this Agreement, at a price equal to the sum of (i) the Exercise Price paid by CKS for the Option Shares acquired pursuant to the Option plus (ii) the difference between the "Market Price" for such Option Shares as of the date CKS gives notice of its intent to exercise its rights under this Section 7(a) and such Exercise Price (but only if the Market Price is greater than the Exercise Price), multiplied by the number of Option Shares so purchased. Notwithstanding any other provision of this Agreement, USWeb shall not be required pursuant to this Section 7 to pay CKS any amount in excess of an aggregate of (x) twelve million dollars ($12,000,000) plus (y) the Exercise Price paid by CKS for the Option Shares acquired pursuant to the Option minus (z) any amounts paid to CKS by USWeb pursuant to Sections 7.3(d) of the Merger Agreement. For purpose of this
Section 7(a), "Market Price" means the average closing sale price of USWeb Common Stock on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date).

  (b) Payment and Redelivery of Option or Shares. In the event CKS exercises its rights under Section 7(a), USWeb shall, within ten (10) business days after CKS delivers notice pursuant to Section 7(a) (which notice may be delivered prior to consummation of the exercise of the Option), pay the required amount to CKS in immediately available funds and CKS shall surrender to USWeb the certificates evidencing the Option Shares purchased by CKS pursuant thereto, and CKS shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

  8. Certain Restrictions

  (a) Restrictions on Transfer. Prior to the fifth anniversary of the date hereof (the "Expiration Date" ), CKS shall not directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any shares of capital stock of USWeb acquired by CKS pursuant to this Agreement, ("Restricted Shares"), other than (i) pursuant to Section 7 or
(ii) in accordance with Sections 8(b) or 9.

  (b) Permitted Sales. Following the termination of the Merger Agreement, CKS shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made (i) pursuant to a tender or exchange offer or other business combination transaction that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the holders of USWeb Common Stock, by a majority of the members of the Board of Directors of USWeb, or (ii) subject to Section 8(c) or (d) as the case may be, to a person who, immediately following such sale, would beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act), either alone or as part of a "group" (as used in Rule 13d-5 under the Exchange Act), not more than ten percent (10%) of USWeb's outstanding voting securities, which person is a passive institutional investor who would be eligible under Rule 13d-1(b)(1) under the Exchange Act to report such holdings of Restricted Shares on
Schedule 13G under the Exchange Act.

  (c) USWeb's Right of First Refusal. At any time after the first occurrence of a Exercise Event and prior to the Expiration Date, if CKS shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares acquired pursuant to this Agreement, it shall give USWeb written notice of the proposed transaction (an "CKS Offer Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the

                                     A-B-4
proposed transaction. A CKS Offer Notice shall be deemed an offer by CKS to USWeb, which may be accepted within five (5) business days of the receipt of such CKS Offer Notice, on the same terms and conditions and at the same price at which CKS is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by USWeb shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to CKS in immediately available funds. In the event of the failure or refusal of USWeb to purchase all the shares or other securities covered by a CKS Offer Notice, CKS may sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable to the transferee than those set forth in the CKS Offer Notice as long as such sale is completed within ninety (90) days of the receipt by USWeb of the applicable CKS Offer Notice; provided that the provisions of this sentence shall not limit the rights CKS may otherwise have in the event USWeb has accepted the offer contained in the CKS Offer Notice and wrongfully refuses to purchase the shares or other securities subject thereto.

  (d) Additional Restrictions. Prior to any permitted sales of any Restricted Shares under Section 8(b)(ii), the holder thereof shall give written notice to the issuer of such Restricted Shares of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the issuer of such Restricted Shares, shall be accompanied by an opinion of counsel satisfactory to such issuer (it being agreed that each of Gray Cary Ware & Freidenrich LLP, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall be satisfactory) to the effect that such sale may be effected without registration under the Securities Act and any applicable state securities laws. Each certificate for Restricted Shares transferred as above provided shall bear the legend set forth in Section 11, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act and any applicable state securities laws. The restrictions provided for in this Section 8(d) shall not apply to securities which are not required to bear the legend prescribed by Section 11 in accordance with the provisions of this Agreement. The foregoing restrictions on transferability shall terminate as to any particular shares when such shares shall have been effectively registered under the Securities Act and any applicable state securities laws and sold or otherwise disposed of in accordance with the registration statement covering such shares.

  (e) Voting of Shares. Following the date hereof and prior to the Expiration Date, CKS (i) shall vote all Restricted Shares, on each matter submitted to a vote of the stockholders of USWeb, for and against such matter in the same proportion as all other shares of the same class of capital stock of USWeb are voted (whether by proxy or otherwise) for and against such matter, and (ii) shall execute written consents with respect to the Restricted Shares in the same proportion as written consents are executed by other holders of such class of capital stock of USWeb. Before acquiring any Restricted Shares hereunder, CKS shall execute and deliver a proxy to USWeb authorizing USWeb to vote and execute written consents with respect to all Restricted Shares held by CKS in accordance with the provisions of this paragraph.

  9. Registration Rights

  (a) Following the termination of the Merger Agreement, CKS may by written notice (a "Registration Notice") to USWeb request USWeb to register under the Securities Act all or any part of the shares acquired by CKS pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which CKS and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of USWeb on a fully diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of USWeb on a fully diluted basis and that any rights

                                     A-B-5
to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

  (b) USWeb shall use commercially reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) CKS shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) USWeb will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) USWeb is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to USWeb, such information would have to be disclosed if a registration statement were filed at that time; (B) USWeb is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) USWeb determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving USWeb. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 9 shall again be applicable to any proposed registration, it being understood that CKS shall not be entitled to more than an aggregate of two effective registration statements hereunder. USWeb shall use commercially reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or blue sky laws of such jurisdictions as CKS may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that USWeb shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

  (c) The registration rights set forth in this Section 9 are subject to the condition that CKS shall provide USWeb with such information with respect to CKS's Registrable Securities, the plan for distribution thereof, and such other information with respect to CKS as, in the reasonable judgment of counsel for USWeb, is necessary to enable USWeb to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

  (d) A registration effected under this Section 9 shall be effected at USWeb's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to CKS, and USWeb shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of this type with the underwriters participating in such offering.

  10. Adjustment Upon Changes in Capitalization

  In the event of any change in the Option Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that CKS shall receive, upon exercise of the Option, the number and class of shares or other securities or property that CKS would have received in respect of the Option Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                                     A-B-6

  11. Restrictive Legends

  Each certificate representing Option Shares issued to CKS hereunder shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF AUGUST 31, 1998, A COPY OF WHICH MAY BE OBTAINED FROM USWEB CORPORATION.

  12. Listing and HSR Filing

  USWeb, upon the request of CKS, shall promptly file an application to list the Option Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date such a filing is permitted to be made, each of the parties hereto shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the Option Shares subject to the Option at the earliest possible date.

  13. Binding Effect

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in Section 11.

  14. Specific Performance

  The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

  15. Entire Agreement

  This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  16. Further Assurances

  Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to constitute the transactions contemplated hereby.

                                     A-B-7

  17. Validity

  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  18. Notices

  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a) if to CKS, to:

    CKS Group, Inc.
    10441 Bandley Drive
    Cupertino, CA 95014
    Attention: Chief Financial Officer
    Telephone No.: (408) 366-5100
    Telecopy No.: (408) 366-5120

    with a copy at the same address to the
    attention of the General Counsel, and
    with a copy to:

    Gray Cary Ware & Freidenrich LLP
    400 Hamilton Ave.
    Palo Alto, CA 94034
    Attention: Rod J. Howard
    Telephone No.: 650-833-2496
    Telecopy No.: 650-327-3699

  (b) if to USWeb, to:

    USWeb Corporation
    2880 Lakeside Drive, Suite 300
    Santa Clara, CA 95054
    Attention: Chief Financial Officer
    Telephone No.: (408) 987-3200
    Telecopy No.: (408) 987-3260

    with a copy at the same address to the
    attention of the General Counsel, and
    with a copy to:

    Wilson Sonsini Goodrich & Rosati, Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Mark Bonham
    Telephone No. (650) 493-9300
    Telecopy No.: (650) 493-6811

                                     A-B-8

  19. Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  20. Counterparts

  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

  21. Expenses

  Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  22. Amendments; Waiver

  This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  23. Assignment

  Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that CKS may assign its rights and obligations hereunder to Merger Sub.

                    [Remainder of Page Intentionally Blank]

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          USWEB CORPORATION.

                                                  /s/ Carolyn V. Aver
                                          By: _________________________________
                                          Name: Carolyn V. Aver
                                          Title: Executive Vice President and
                                                Chief Financial Officer

                                          CKS GROUP, INC.

                                                   /s/ Mark D. Kvamme
                                          By: _________________________________
                                          Name: Mark D. Kvamme
                                          Title: Chief Executive Officer and
                                                Chairman of the Board

                                     A-B-9

                                                                        ANNEX B

                                                                August 30, 1998

Board of Directors
USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, California 95054

Members of the Board:

We understand that USWeb Corporation ("USWeb"), CKS Group, Inc. ("CKS"), and USWeb Acquisition Corporation 134 ("Merger Sub"), a wholly-owned subsidiary of USWeb, propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated August 30, 1998 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into CKS. Pursuant to the Merger, CKS will become a wholly-owned subsidiary of USWeb and each outstanding share of common stock, par value $0.001 per share (the "CKS Common Stock") of CKS, other than shares held in treasury or held by USWeb or any affiliate of USWeb or CKS, will be converted into the right to receive 1.500 shares (the "Exchange Ratio") of common stock, par value $0.001 per share, of USWeb (the "USWeb Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to USWeb.

For purposes of the opinion set forth herein, we have:

  (i) reviewed certain publicly available financial statements and other information of USWeb and CKS, respectively;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning USWeb and CKS prepared by the management of USWeb and CKS, respectively;

  (iii) discussed the past and current operations and financial condition and the prospects of USWeb, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of USWeb;

  (iv) discussed the past and current operations and financial condition and the prospects of CKS, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of CKS;

  (v)reviewed the pro forma impact of the Merger on the earnings per share of USWeb;

  (vi) reviewed the reported prices and trading activity for the USWeb Common Stock and CKS Common Stock;

  (vii) compared the financial performance of USWeb and CKS and the prices and trading activity of the USWeb Common Stock and CKS Common Stock with that of certain other publicly-traded companies and their securities;

  (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (ix) reviewed and discussed with the senior managements of USWeb and CKS their strategic rationales for the Merger;

  (x) participated in discussions and negotiations among representatives of USWeb and CKS and their financial and legal advisors;

  (xi) reviewed the draft Merger Agreement and certain related agreements;
       and

  (xii)performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of USWeb and CKS, respectively. We have relied upon the assessment by the managements of USWeb and CKS of their ability to retain key employees of USWeb and CKS. We have also relied upon without independent verification the assessment by the managements of USWeb and CKS of the strategic and other benefits expected to result from the merger. We have also relied upon, without independent verification, the assessment by the managements of USWeb and CKS of USWeb's and CKS's technologies, products and services, the timing and risks associated with the integration of USWeb with CKS, the timing and risks associated with USWeb's ongoing acquisition program, and the validity of, and risks associated with, USWeb's and CKS's existing and future technologies, products, and services. We have not made any independent valuation or appraisal of the assets or liabilities or technologies of USWeb or CKS, nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of USWeb in connection with this transaction and will receive a fee for our services.

It is understood that this letter is for the information of the Board of Directors of USWeb, except that this opinion may be included in its entirety in any filing made by USWeb with the Securities and Exchange Commission in respect of the transaction. In addition, this opinion does not in any manner address the prices at which the USWeb Common Stock will actually trade at any time and we express no recommendation or opinion as to how the holders of USWeb Common Stock should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to USWeb.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: _________________________________
                                                       Mark S. Menell
                                                         Principal

                                                                        ANNEX C

PERSONAL AND CONFIDENTIAL

September 1, 1998
Board of Directors
CKS Group, Inc.
10441 Bandley Drive
Cupertino, CA 95014

Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of CKS Group, Inc. (the "Company") of the exchange ratio of 1.50 shares of Common Stock, par value $0.001 per share (the "USWeb Common Stock"), of USWeb Corporation ("USWeb") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated as of September 1, 1998, among USWeb, USWeb Acquisition Corporation 134, a direct wholly-owned subsidiary of USWeb, and the Company.

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition to having acted as CKS's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement, Goldman, Sachs & Co. has also provided certain investment banking services to the Company from time to time, including having acted as managing underwriter of the Company's initial public offering of Shares in 1995 and the Company's secondary offering of Shares in 1996. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or USWeb for its own account and for the accounts of customers.

  In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended November 30, 1997 and of USWeb for the year ended December 31, 1997; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and USWeb; the prospectuses for the USWeb initial public offering dated December 5, 1997 and the USWeb secondary offering dated March 31, 1998; certain other communications from the Company and USWeb to their respective shareholders; certain internal financial analyses and forecasts (the "Forecasts") for the Company and USWeb prepared by the management of the Company; and certain analyses and forecasts of cost savings and operating synergies anticipated to result from the combination of the Company and USWeb prepared by the managements of the Company and USWeb (the "Synergies"). We have also held discussions with members of the senior managements of the Company and USWeb regarding the strategic rationale for, and potential benefits of, the transaction contemplated by the Agreement, and the past and current business operations, financial condition and future prospects of the Company and USWeb. In addition, we have reviewed the reported price and trading activity for the Shares and for the USWeb Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and of USWeb, and that such Synergies will be realized in the amounts and at the times contemplated thereby. In addition, we have taken into account the point of view of management of the Company that there are risks and uncertainties in achieving its Forecasts. As you know, we did not receive financial forecasts of USWeb prepared by its management. Therefore, our review of such matters was limited to a discussion with USWeb management of certain publicly available research analyst estimates of USWeb future financial performance. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or USWeb or any of their respective subsidiaries, and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Reference also is made to the Certificate of Incorporation of the Registrant filed as Exhibit 3.1; the Bylaws of the Registrant, filed as Exhibit 3.2; and the form of indemnification agreement filed as Exhibit 10.1 which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  The Registrant has obtained directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

  The indemnification provisions in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

  The Reorganization Agreement provides that commencing with the effectiveness of the Merger, the Registrant will indemnify the current officers and directors of CKS Group for any action or inaction by such person prior to the Merger.

  Reference is made to the following documents listed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                        EXHIBIT
                               DOCUMENT                                 NUMBER
                               --------                                 -------
Amended and Restated Certificate of Incorporation......................   3.1
Bylaws of Registrant (Delaware)........................................   3.2
Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers..........................  10.1

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
 3.1+        Amended and Restated Certificate of Incorporation of the Regis-
             trant.
 3.2+        Bylaws of the Registrant.
 4.1+        Form of Registrant's Common Stock Certificate.
 4.2+        Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the other parties named therein.
 4.3+        Form of Registrant's Series A Preferred Stock Purchase Warrant.
 4.4+        Form of Registrant's Series C Preferred Stock Purchase Warrant.
 4.5+        Form of Registrant's Common Stock Purchase Warrant.
 4.6+        Form of Registrant's Signing Warrant.
 4.7+        Form of Registrant's AGR Warrant.
 4.8+        Form of Amended and Restated Investor Rights Agreement dated No-
             vember 7, 1997 among the Registrant and the other parties named therein.

 EXHIBIT
 NO.                                   DESCRIPTION
 -------                               -----------
  4.9**  Form of Agreement and Plan of Reorganization dated May 13, 1998 among the Registrant, USWeb Acquisition Corporation 121, Gray Peak Technolo-
         gies, Inc. and other individuals and entities named therein.
  4.10   Agreement and Plan of Reorganization dated September 1, 1998 among the
         Registrant, USWeb Acquisition Corporation No. 134 and CKS Group, Inc.
         (see Annex A to Joint Proxy Statement/Prospectus contained in this
         Registration Statement).
  4.11   Form of USWeb Corporation Holder Agreement among Registrant, CKS
         Group, Inc. and certain stockholders of Registrant dated September 1,
         1998 (included in Exhibit 10.19).
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
  8.1*   Opinion of Wilson Sonsini Goodrich & Rosati, as to tax matters.
  8.2*   Opinion of Gray Cary Ware & Freidenrich LLP, as to tax matters.
 10.1+   Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.
 10.2+   1996 Stock Option Plan and related agreements.
 10.3++  1996 Equity Compensation Plan and related agreements.
 10.4++  1997 Acquisition Stock Option Plan and related agreements.
 10.5++  1997 Employee Stock Purchase Plan.
 10.6+   Form of Restricted Stock Purchase Agreement between the Registrant and certain executive officers.
 10.7+   Management Continuity Agreement between the Registrant and Joseph P.
         Firmage.
 10.8+   Management Continuity Agreement between the Registrant and Tobin Co-
         rey.
 10.9+   Management Continuity Agreement between the Registrant and Sheldon
         Laube.
 10.10+  Management Continuity Agreement between the Registrant and James J.
         Heffernan.
 10.11+  Form of Affiliate Agreement.
 10.12+  Loan and Security Agreement dated September 29, 1997 between the Reg-
         istrant and Silicon Valley Bank.
 10.13+  Amendment, dated November 5, 1997 to Loan and Security Agreement dated
         September 29, 1997 between the Registrant and Silicon Valley Bank.
 10.14+  Intel-USWeb Relationship Agreement dated as of November 7, 1997 be-
         tween the Registrant and Microsoft Corporation.
 10.15** Lease Agreement dated December 16, 1996 by and between the Company and
         LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa Clara, CA 95054.
 10.16** First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa
         Clara, CA 95054.
 10.17   Form of CKS Voting Agreement between Registrant and certain stockhold-
         ers of CKS Group, Inc. dated September 1, 1998.
 10.18   Form of CKS Group, Inc. Holder Agreement among Registrant, CKS Group,
         Inc. and certain stockholders of CKS Group, Inc. dated September 1,
         1998.
 10.19   Form of USWeb Corporation Holder Agreement among Registrant, CKS
         Group, Inc. and certain stockholders of Registrant dated September 1,
         1998.
 11.1    Statement of computation of pro forma net loss per share.
 21.1    Subsidiaries of the Registrant.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibits 5.1 and 8.1).
 23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants (in-
         cluded at page II-7).
 23.3    Consent of KPMG Peat Marwick LLP, Independent Accountants (included at page II-8).

 EXHIBIT
 NO.                                   DESCRIPTION
 -------                               -----------
 23.4    Consent of Ernst & Young LLP, Independent Auditors (included at page
         II-9).
 23.5*   Consent of Morgan Stanley & Co. Incorporated, financial advisor to
         Registrant.
 23.6*   Consent of Goldman Sachs & Co., financial advisor to CKS Group, Inc.
 23.7*   Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 8.2).
 24.1    Power of Attorney (included at page II-5).
 27.1    Financial Data Schedule.
 99.1*   Form of Registrant's Proxy.
 99.2*   Form of CKS Group, Inc. Proxy.

---------------------
 + Incorporated by reference from the Company's Registration Statement on Form
   S-1 (No. 333-36827).
++ Incorporated by reference from the Company's Registration Statement on Form
   S-8 filed on June 3, 1998 (No. 333-55893).
** Incorporated by reference from the Company's Registration Statement on Form
   S-4 (No. 333-38351).
*  To be filed by amendment.

 (b) Financial Statements Schedules

  The information required to be set forth herein is incorporated by reference to USWeb's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and CKS Group's Annual Report on Form 10-K for the fiscal year ended November 30, 1997.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF SANTA CLARA, STATE OF CALIFORNIA, ON THE 11TH DAY OF SEPTEMBER, 1998.

                                          USWEB CORPORATION

                                          By:      /s/ Carolyn V. Aver
                                             ----------------------------------
                                                     CAROLYN V. AVER
                                           EXECUTIVE VICE PRESIDENT AND CHIEF
                                                    FINANCIAL OFFICER

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JOSEPH FIRMAGE AND CAROLYN AVER AND EACH OF THEM, JOINTLY AND SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SAID ATTORNEYS-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 11TH DAY OF SEPTEMBER, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                               TITLE
              ---------                               -----
          /S/ JOSEPH FIRMAGE
 ____________________________________ Chief Executive Officer and Chairman
            JOSEPH FIRMAGE             of the Board of Directors
                                       (Principal Executive Officer)
           /S/ CAROLYN AVER
 ____________________________________ Executive Vice President and Chief
             CAROLYN AVER              Financial Officer (Principal
                                       Financial and Accounting Officer)
           /S/ TOBIN COREY
 ____________________________________ President, Chief Operating Officer
              TOBIN COREY              and Director
 ____________________________________
            JEFFREY BALLOWE           Director
           /S/ JAMES DALEY
 ____________________________________
              JAMES DALEY             Director

             SIGNATURE                              TITLE
             ---------                              -----
        /S/ JAMES HEFFERNAN
____________________________________
           JAMES HEFFERNAN           Director
          /S/ ROBERT HOFF
____________________________________
             ROBERT HOFF             Director
____________________________________
           JOSEPH MARENGI            Director
         /S/ GARY RIESCHEL
____________________________________
            GARY RIESCHEL            Director
        /S/ BARRY RUBENSTEIN
____________________________________
          BARRY RUBENSTEIN           Director
          /S/ KLAUS SCHWAB
____________________________________
            KLAUS SCHWAB             Director

                                                                   EXHIBIT 23.2

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of USWeb Corporation of our reports dated January 20, 1998 relating to the consolidated financial statements of USWeb Corporation, September 17, 1997 related to the financial statements of USWeb San Francisco, September 12, 1997 related to the financial statements of USWeb Milwaukee, September 17, 1997 related to the financial statements of USWeb LA Metro, September 18, 1997 related to the financial statements of USWeb Atlanta, September 18, 1997 related to the financial statements of USWeb DC, September 18, 1997 related to the financial statements of USWeb Pittsburgh, October 31, 1997 related to the financial statements of USWeb Chicago Metro, October 31, 1997 related to the financial statements of USWeb Hollywood (formerly KandH, Inc.), October 29, 1997 related to the financial statements of USWeb Hollywood (formerly DreamMedia, Inc.), October 17, 1997 related to the financial statements of USWeb Marin, October 31, 1997 related to the financial statements of USWeb Long Island, October 24, 1997 related to the financial statements of USWeb Detroit, October 15, 1997 related to the financial statements of USWeb San Mateo, October 31, 1997 related to the financial statements of USWeb LA Central, November 4, 1997 related to the financial statements of USWeb Houston, November 5, 1997 related to the financial statements of USWeb New York Central (formerly Reach Networks, Inc.), March 24, 1998 related to the financial statements of Inter.logic.studios, inc., March 27, 1998 related to the financial statements of Quest Interactive Media, Inc., March 27, 1998 related to the financial statements of Ensemble Corporation, April 15, 1998 related to the financial statements of Ikonic Interactive, Inc., March 26, 1998 related to the financial statements of USWeb San Jose, and April 17, 1998 related to the financial statements of Gray Peak Technologies, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 11, 1998

                                                                   EXHIBIT 23.3

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
CKS Group, Inc.:

  We consent to incorporation herein by reference in the registration statement dated September 11, 1998, on Form S-4, of our report dated December 15, 1997, relating to the consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1997, and the related schedule, which reports appear in the November 30, 1997, annual report on Form 10-K of CKS Group, Inc. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP


Mountain View, California
September 11, 1998

                                                                   EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors of
CKS Group, Inc.

We consent to the incorporation by reference in the Registration Statement
(Form S-4 No. 333-   ) of USWEB Corporation dated September 11, 1997 of our
report dated January 31, 1997, with respect to the financial statements of McKinney & Silver included in the Current Report on Form 8-K/A of CKS Group, Inc. dated January 31, 1997, as amended March 6, 1997 and May 28, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina
September 11, 1998

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
  3.1+   Amended and Restated Certificate of Incorporation of the
         Registrant.
  3.2+   Bylaws of the Registrant.
  4.1+   Form of Registrant's Common Stock Certificate.
  4.2+   Amended and Restated Investors' Rights Agreement dated
         May 2, 1997 among the Registrant and the other parties
         named therein.
  4.3+   Form of Registrant's Series A Preferred Stock Purchase
         Warrant.
  4.4+   Form of Registrant's Series C Preferred Stock Purchase
         Warrant.
  4.5+   Form of Registrant's Common Stock Purchase Warrant.
  4.6+   Form of Registrant's Signing Warrant.
  4.7+   Form of Registrant's AGR Warrant.
  4.8+   Form of Amended and Restated Investor Rights Agreement
         dated November 7, 1997 among the Registrant and the other
         parties named therein.
  4.9**  Form of Agreement and Plan of Reorganization dated May
         13, 1998 among the Registrant, USWeb Acquisition Corpora-
         tion 121, Gray Peak Technologies, Inc. and other individ-
         uals and entities named therein.
  4.10   Agreement and Plan of Reorganization dated September 1,
         1998 among the Registrant, USWeb Acquisition Corporation
         No. 134 and CKS Group, Inc. (see Annex A to Joint Proxy
         Statement/Prospectus contained in this Registration
         Statement).
  4.11   Form of USWeb Corporation Holder Agreement among Regis-
         trant, CKS Group, Inc. and certain stockholders of Regis-
         trant dated September 1, 1998 (included in Exhibit
         10.19).
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati regarding le-
         gality of the securities being issued.
  8.1*   Opinion of Wilson Sonsini Goodrich & Rosati, as to tax
         matters.
  8.2*   Opinion of Gray Cary Ware & Freidenrich LLP, as to tax
         matters.
 10.1+   Form of Indemnification Agreement entered into by the
         Registrant with each of its directors and executive offi-
         cers.
 10.2+   1996 Stock Option Plan and related agreements.
 10.3++  1996 Equity Compensation Plan and related agreements.
 10.4++  1997 Acquisition Stock Option Plan and related agree-
         ments.
 10.5++  1997 Employee Stock Purchase Plan.
 10.6+   Form of Restricted Stock Purchase Agreement between the
         Registrant and certain executive officers.
 10.7+   Management Continuity Agreement between the Registrant
         and Joseph P. Firmage.
 10.8+   Management Continuity Agreement between the Registrant
         and Tobin Corey.
 10.9+   Management Continuity Agreement between the Registrant
         and Sheldon Laube.
 10.10+  Management Continuity Agreement between the Registrant and James J. Heffernan.
 10.11+  Form of Affiliate Agreement.
 10.12+  Loan and Security Agreement dated September 29, 1997 be-
         tween the Registrant and Silicon Valley Bank.

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
 10.13+  Amendment, dated November 5, 1997 to Loan and Security
         Agreement dated September 29, 1997 between the Registrant
         and Silicon Valley Bank.
 10.14+  Intel-USWeb Relationship Agreement dated as of November
         7, 1997 between the Registrant and Microsoft Corporation.
 10.15** Lease Agreement dated December 16, 1996 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside
         Drive, Santa Clara, CA 95054.
 10.16** First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880
         Lakeside Drive, Santa Clara, CA 95054.
 10.17   Form of CKS Voting Agreement between Registrant and cer-
         tain stockholders of CKS Group, Inc. dated September 1,
         1998.
 10.18   Form of CKS Group, Inc. Holder Agreement among Regis-
         trant, CKS Group, Inc. and certain stockholders of CKS
         Group, Inc. dated September 1, 1998.
 10.19   Form of USWeb Corporation Holder Agreement among Regis-
         trant, CKS Group, Inc. and certain stockholders of Regis-
         trant dated September 1, 1998.
 11.1    Statement of computation of pro forma net loss per share.
 21.1    Subsidiaries of the Registrant.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati (included in
         Exhibits 5.1 and 8.1).
 23.2    Consent of PricewaterhouseCoopers LLP, Independent Ac-
         countants (included at page II-7).
 23.3    Consent of KPMG Peat Marwick LLP, Independent Accountants
         (included at page II-8).
 23.4    Consent of Ernst & Young LLP, Independent Auditors (in-
         cluded at page II-9).
 23.5*   Consent of Morgan Stanley & Co. Incorporated, financial
         advisor to Registrant.
 23.6*   Consent of Goldman Sachs & Co., financial advisor to CKS
         Group, Inc.
 23.7*   Consent of Gray Cary Ware & Freidenrich LLP (included in
         Exhibit 8.2).
 24.1    Power of Attorney (included at page II-5).
 27.1    Financial Data Schedule.
 99.1*   Form of Registrant's Proxy.
 99.2*   Form of CKS Group, Inc. Proxy.

---------------------
 + Incorporated by reference from the Company's Registration Statement on Form
   S-1 (No. 333-36827).
++ Incorporated by reference from the Company's Registration Statement on Form
   S-8 filed on June 3, 1998 (No. 333-55893).
** Incorporated by reference from the Company's Registration Statement on Form
   S-4 (No. 333-38351).
*  To be filed by amendment.